As Filed with the Securities and Exchange Commission on October 13, 1999
                                                      Registration No. 333-78479


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             LIBERTY SELF-STOR, INC.
             (Exact name of Registrant as specified in its charter)

                                    MARYLAND
                          (State or other jurisdiction
                        of incorporation or organization)

                                  94-6542723 *
                                (I.R.S. Employer
                             Identification Number)

                                      6798
                          (Primary Standard Industrial
                           Classification Code Number)

                         8500 STATION STREET, SUITE 100
                               MENTOR, OHIO 44060
                                 (440) 974-3770
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)


                               RICHARD M. OSBORNE
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                         8500 STATION STREET, SUITE 100
                               MENTOR, OHIO 44060
                                 (440) 974-3770
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:

                              MARC C. KRANTZ, ESQ.
                         KOHRMAN JACKSON & KRANTZ P.L.L.
                        1375 E. NINTH STREET, 20TH FLOOR
                              CLEVELAND, OHIO 44114
                                 (216) 736-7204

         * I.R.S. Employee Identification Number of Meridian Point Realty Trust '83, the predecessor to the Registrant prior to the Reorganization described herein.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

                         MERIDIAN POINT REALTY TRUST '83
                           PROXY STATEMENT/PROSPECTUS
                              --------------------


         This Proxy Statement/Prospectus is being furnished to the shareholders of Meridian Point Realty Trust '83, a California business trust, in connection with the solicitation of proxies by the board of trustees for use at the special meeting of shareholders in lieu of the annual meeting of shareholders to be held on Monday, December 20, 1999 at 10:00 a.m., local time, at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114.


         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND THE "RISK FACTORS" BEGINNING ON PAGE 18 BEFORE YOU VOTE.

         - Meridian's liquidation value may be higher than the market price of Liberty's common stock.


         - Liberty's stock may never trade as high as Liberty's pro forma net asset value per share or the current market price of Meridian's shares.

         -        Liberty will not have Meridian's liquidation exit strategy.

         - If Meridian failed to qualify as a REIT, Liberty may be subject to taxation as a regular corporation.

         - Liberty has a negative book value and eight consecutive quarters of net losses.
         -        Liberty will have substantial debt.
         -        Liberty may not be able to meet its debt obligations.
         - Liberty needs additional financing which may reduce funds available for operations.
         -        Richard M. Osborne will control Liberty.
         - Richard M. Osborne, Meridian's and Liberty's Chairman of the Board and Chief Executive Officer, controls the self-storage company being acquired.
         - Liberty's board of directors can change Liberty's policies without stockholder input or approval.
         - No independent representative was retained to act on behalf of shareholders.
         - Advance notice requirements in Liberty's bylaws could deter proxy contests.
         - Stockholders of Liberty need to act by unanimous written consent.



         There is no formal trading market for Meridian shares nor will there be a formal trading market for the common stock of Liberty. Shares of beneficial interest of Meridian are traded on the Over-the-Counter Bulletin Board Market of The Nasdaq Stock Market under the symbol "MPTBS." Shares of Liberty's common stock will be traded on the OTCBB under the symbol "LSSI." On October 20, 1999, the closing price for Meridian's shares as reported by the OTCBB was $0.__. The principal executive offices of Meridian and Liberty are both located at 8500 Station Street, Suite 100, Mentor, Ohio 44060, telephone number (440) 974-3770.


         THE REINCORPORATION INTO A MARYLAND CORPORATION AND THE COMMON STOCK OF LIBERTY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Proxy Statement/Prospectus is October 21, 1999. This Proxy Statement/Prospectus is first being mailed to shareholders of Meridian on or about October 21, 1999.

                         MERIDIAN POINT REALTY TRUST '83
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  IN LIEU OF THE ANNUAL MEETING OF SHAREHOLDERS
                         To be held on December 20, 1999


To the Shareholders of Meridian Point Realty Trust '83:


         Notice is hereby given that the special meeting of shareholders in lieu of the annual meeting of shareholders of Meridian Point Realty Trust '83, a California business trust, will be held at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114 on Monday, December 20, 1999 at 10:00 a.m., local time, for the following purposes:


         (1) To consider and vote upon a proposal to approve an amendment to Meridian's amended and restated declaration of trust which specifically states that Meridian can merge with a limited partnership or real estate investment trust organized in any state. Pursuant to the provisions of the California Corporations Code, this amendment is necessary to allow Meridian to reincorporate from a California common law business trust into a Maryland corporation known as Liberty Self-Stor, Inc., as described in the accompanying Proxy Statement/Prospectus.


         (2) To consider and vote upon a proposal to approve the reincorporation of Meridian from a California common law business trust into a Maryland corporation. The reincorporation is governed by the Agreement and Plan of Merger among Meridian, Liberty Self-Stor, Inc., a Maryland corporation and a wholly-owned subsidiary of Meridian, and Liberty Self-Stor Limited Partnership, a Maryland limited partnership and an indirect wholly-owned subsidiary of Meridian, whereby (a) Meridian will merge with and into Liberty Self-Stor Limited Partnership and (b) Liberty Self-Stor Limited Partnership will merge with and into Liberty as described in the accompanying Proxy Statement/Prospectus.

         (3) To consider and vote upon a proposal to approve the acquisition of Liberty Self-Stor, Ltd. through the formation of an operating partnership, known as LSS I Limited Partnership, a Delaware limited partnership, to own and operate self-storage facilities contributed to the operating partnership by the members of Liberty Self-Stor, Ltd., an Ohio limited liability company. The members of Liberty Self-Stor, Ltd. are Richard M. Osborne, Chairman of the Board and Chief Executive Officer of Meridian, Diane M. Osborne, his wife, Thomas J. Smith, Meridian's President and Chief Operating Officer, and Retirement Management Company, an Ohio corporation which is owned solely by Mr. Osborne. Mr. Osborne, through his own membership interests and the membership interests of Retirement Management Company, owns more than 98% of the self-storage company. Each member of the self-storage company will exchange his, her or its membership interests for limited partnership interests in the operating partnership. Liberty will contribute cash and securities to the operating partnership in exchange for the general partnership interest and limited partnership interests in the operating partnership. As a result of the contribution, the operating partnership will hold cash and securities and own all of the membership interests in Osborne's self-storage company, which owns
15 self-storage facilities. For purposes of determining the ownership of the operating partnership, the value of the contribution of the membership interests of Osborne's self-storage company will be the net asset value of the 15 self-storage facilities and other assets contributed.


         (4) To consider and vote upon a proposal to elect five trustees of Meridian, who will, if the reincorporation is approved, serve as directors of Liberty, to serve until the next annual meeting of shareholders or until their successors are elected and have been duly qualified.

         (5) To consider and vote upon a proposal to approve Liberty's 1999 Stock Option Plan, as described in the accompanying Proxy Statement/Prospectus.

         (6) To consider and vote upon a proposal to approve Liberty's lease for its executive offices. We are seeking approval of this lease because OsAir, Inc., the company that owns the building where the executive offices are located, is owned by Mr. Osborne and in our September 1998 proxy statement, we promised to put to a vote of the shareholders any transaction that involved Mr. Osborne.

         (7) To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of Meridian, and Liberty as Meridian's successor if the reincorporation is approved, for the fiscal year ending December 31, 1999.

         (8) To transact any other business that may properly come before the special meeting or any adjournment thereof.


         Meridian's board of trustees has fixed the close of business on October 20, 1999 as the record date for the special meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof.


         Dissenting shareholders will not have appraisal rights in connection with the reincorporation into a Maryland corporation and the reorganization into an UPREIT structure.

                            YOUR VOTE IS IMPORTANT!

         Adoption of the amendment to the current declaration of trust and the reincorporation into a Maryland corporation requires the affirmative vote of 50% of the outstanding shares of Meridian. Adoption of the reorganization into an UPREIT structure requires the affirmative vote of a majority of the votes cast at the special meeting. The approval of the other proposals, with the exception of the election of trustees which requires a plurality vote, requires the affirmative vote of a majority of votes cast by shareholders at the special meeting. Mr. Calabrese, a trustee, owns 290,265 shares or 9.5% of Meridian's outstanding shares. However, 297,344 shares, or 9.8% of Meridian's outstanding shares, owned by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company of which Mr. Osborne is the sole Manager, will not be voted with respect to the proposals regarding the reorganization of Meridian as an UPREIT and the lease. Because of the high voting requirements, your vote is extremely important! Accordingly, no matter how many or how few shares you own, we ask that you sign, date and mail your enclosed proxy card as soon as possible. Remember, failure to vote is the equivalent of a vote against each of the proposals. Your cooperation is appreciated and will assist in minimizing Meridian's solicitation costs.

         On behalf of the trustees, thank you for your cooperation and support.

                                            By Order of the Board of Trustees

                                            /s/ Marc C. Krantz
                                            Marc C. Krantz
                                            Secretary


Date:    October 21, 1999


--------------------------------------------------------------------------------
THIS IS AN IMPORTANT MEETING AND YOUR VOTE IS IMPORTANT! YOU ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Summary..................................................................................................1
     Overview............................................................................................1
     Determination of Allocation of Interests in the Operating Partnership...............................2
     Liquidation Value vs. Pro Forma Net Asset Value.....................................................3
     Summary of Risks, Detriments and Other Adverse Factors..............................................3
     Summary of Benefits of the Reincorporation into a Maryland
     Corporation and Reorganization of Meridian as an UPREIT.............................................5
     Fairness............................................................................................6
     Independent Appraisal and Fairness Opinion..........................................................7
     Meridian............................................................................................8
     Liberty Self-Stor, Inc..............................................................................8
     Liberty Self-Stor, Ltd..............................................................................9
     The Special Meeting.................................................................................9
     Recommendation of the Board of Trustees............................................................14
     No Appraisal Rights................................................................................14
     Selected Financial Data............................................................................15
Risk Factors............................................................................................18
     Meridian's liquidation value may be higher than the market price of
     Liberty's stock....................................................................................18
     Liberty's stock may never trade as high as Liberty's pro forma net asset value per share or the current market price of Meridian's shares...................................................18
     Liberty will not have a liquidation strategy like Meridian.........................................18
     If Meridian failed to qualify as a real estate investment trust in any taxable year, Liberty would not be able to elect to be treated as a REIT for the four taxable years after the year closing which Meridian ceased to qualify as a REIT and may be subject to taxation as a regular cooperation...........................................................................18
     Osborne's self-storage company has a negative book value and has had eight consecutive quarters of net losses...........................................................18
     Liberty will have $18.3 million in debt after the reorganization...................................18
     Liberty may not be able to meet its debt obligations as they become due............................19
     Liberty needs additional funds to execute its business plan........................................19
     Liberty may have difficulty raising needed capital in the future...................................19
     Richard M. Osborne will control Liberty............................................................20
     Richard M. Osborne and Thomas J. Smith, as officers and directors of both Meridian and Liberty and members of the self-storage company, face conflicts of interest in the proposed transactions.................................................20
     Mr. Osborne was a party to all sides of the proposed transactions..................................20
     The board of directors has the ability to effect changes to the major policies of Liberty, including its investment policy, without the vote of stockholders......................21
     No independent representative was retained by the board of trustees to act on behalf of Meridian's shareholders..................................................................21
     Advance notice requirements could deter proxy contests and thereby delay or hinder the efforts of shareholders to change Liberty's board of directors or otherwise effect change at Liberty.......21
     Stockholders need to act by unanimous written consent which could delay or hinder the efforts as stockholders to change Liberty's board of directors.............................................21
     Robert A. Sanger & Co., Inc.'s preparation of the appraisal of the 15 self-storage properties and the fairness opinion which is based on its appraisal may present a conflict of interest........21
     A partner of the law firm providing legal counsel to Meridian and Liberty is also a trustee of Meridian and a director of Liberty which may present a conflict of interest.....................21
     Self-Storage Industry Risks
         Most of the self-storage facilities have lower occupancy rates than their direct competitors.............................................................................22
         Liberty faces ease of entry by any competitor into an area where Liberty operates a self-storage facility...............................................................22

         Liberty will compete with other self-storage companies with greater resources..................22
         Liberty may not be able to successfully acquire, develop and operate new self-storage facilities........................................................................22
     Real Estate Investment Risks
         The self-storage facilities are subject to varying degrees of risk generally incident to the ownership of real estate.......................................................23
         Illiquidity of real estate investments could adversely affect Liberty's ability to sell its properties.................................................................23
         Liberty cannot sell the 15 self-storage facilities for ten years...............................24
         Uninsured and underinsured losses could result in loss of value of self-storage facilities.....................................................................24
         Liability for environmental matters could adversely affect Liberty's financial position.............................................................................24
     If Liberty failed to qualify as a REIT, it would be subject to adverse tax consequences.......................................................................................25
     No single stockholder, other than Richard M. Osborne, can own more than 9.8% of the outstanding shares of Liberty, which may prevent an otherwise beneficial change of control.....................25
     The Maryland anti-takeover statute may restrict business combination opportunities......................................................................................26
     The issuance of preferred stock may prevent an otherwise beneficial change of control..................................................................................26
     If the Internal Revenue Service did not consider the reincorporation to be a tax-free reorganization, Meridian's shareholders may experience adverse tax consequences...................................................................................26
     There is currently no formal trading market for Meridian shares of beneficial interest and Liberty's common stock................................................................27
     You will not have any appraisal rights in connection with the reincorporation and the reorganization.............................................................................27
     Stockholders could experience possible future dilution through the issuance of additional common stock or partnership interests................................................27
     The annual yield on Liberty's common stock as compared to yields on other financial instruments may influence the price of Liberty's common stock in public trading markets....................................................................27
     Shares eligible for sale in the future could affect the market prices of Liberty's common stock.......................................................................................27
     Failure to achieve Year 2000 compliance may adversely impact Meridian's and Osborne's self-storage company's systems operations............................................27
Available Information...................................................................................29
Pro Forma Capitalization................................................................................30
Business................................................................................................31
The Special Meeting.....................................................................................33
     Introduction.......................................................................................33
     Matters to be Considered at Special Meeting........................................................33
     Voting Rights and Vote Required....................................................................33
     Voting of Proxies; Solicitation....................................................................34
     No Appraisal Rights................................................................................35
Background of the Proposed Transactions.................................................................36

The Proposed Transactions...............................................................................42
     Limited Life to Perpetual Life.....................................................................42
     Material Changes in the Rights of Shareholders Resulting from the
     Reincorporation....................................................................................42
     Conflicts of Interest..............................................................................57
     Compensation of Officers after the Reincorporation.................................................59
     The Self-Storage Facilities........................................................................60
     Fairness of the Reorganization.....................................................................65
     Self-Storage Facilities Appraisal..................................................................69
     Fairness Opinion...................................................................................73
     Expenses...........................................................................................78
     Selected Historical and Pro Forma Financial Data (Unaudited).......................................79
     Management's Discussion and Analysis of Financial Condition and Results
        of Operations of Meridian.......................................................................88
     Management's Discussion and Analysis of Financial Condition and Results
        of Operations of Osborne's Self-Storage Company.................................................93
     Federal Income Tax Matters.........................................................................98
     REIT Tax Considerations............................................................................99
Proposal 1 -- Approval of the Amendment to the Declaration of Trust....................................102
Proposal 2 -- Approval of the Reincorporation..........................................................103
     Principal Reasons for the Reincorporation into a Maryland corporation.............................103
     Term of Existence.................................................................................104
     Terms of the Reincorporation......................................................................106
     Description of Authorized Stock of Liberty........................................................108
Proposal 3 -- Approval of the Acquisition of Osborne's Self-Storage Company............................109
     Overview of the Acquisition of Osborne's Self-Storage Company
        through the Reorganization of Meridian as an UPREIT............................................109
     The Formation Agreement...........................................................................111
     Formation of the Operating Partnership -- LSS I Limited Partnership...............................112
     Purpose of the Solicitation.......................................................................117
     Plans for Liberty -- Business Objectives..........................................................117
     Anticipated Dividend Policy.......................................................................119
     Composition of the Board of Directors and Management..............................................119
     Accounting Treatment of the Reorganization........................................................120
     Tax Aspects of Liberty's Investment in LSS I......................................................120
         Entity Classification.........................................................................120
         Tax Allocation with respect to the Self-Storage Facilities....................................120
         Basis in Partnership Interest.................................................................121
Proposal 4 -- Election of Trustees.....................................................................122
     Nominees for Election as Trustees.................................................................122
     Board of Trustees; Committees.....................................................................124
     Compensation of Trustees..........................................................................124
     Officers..........................................................................................125
     Executive Compensation............................................................................125
     Employment Agreements.............................................................................125
     Compliance with Section 16(a).....................................................................125

     Security Ownership of Certain Beneficial Owners and Management....................................126
     Certain Relationships and Related Transactions....................................................126
Proposal 5 -- Approval of the 1999 Stock Option Plan...................................................127
     Purpose...........................................................................................127
     Administration....................................................................................127
     Available Shares..................................................................................128
     Restrictions......................................................................................128
     Amendment/Termination.............................................................................129
     Description of Awards.............................................................................129
     Summary of Federal Income Tax Consequences........................................................130
Proposal 6 -- Approval of Lease for Executive Offices..................................................132
     Terms of Lease....................................................................................132
Proposal 7 -- Ratification of Independent Auditors.....................................................133
Experts  133
Legal Matters..........................................................................................134
Reports to Shareholders................................................................................134
Other Matters..........................................................................................134
Shareholder Proposals..................................................................................134

ANNEXES
Amendment to Amended and Restated Declaration of Trust.................................................A-1
Agreement and Plan of Merger...........................................................................B-1
Amended and Restated Formation Agreement...............................................................C-1
Agreement of Limited Partnership of LSS I Limited Partnership..........................................D-1
Fairness Opinion.......................................................................................E-1
1999 Stock Option and Award Plan.......................................................................F-1
Lease Agreement........................................................................................G-1

                                     SUMMARY

         This summary contains the material terms of the proposed transactions but does not contain all the information that you may consider important. IN ADDITION TO THIS SUMMARY, WE URGE YOU TO READ THE ENTIRE PROXY
STATEMENT/PROSPECTUS AND THE ANNEXES ATTACHED HERETO CAREFULLY, ESPECIALLY THE RISKS INVOLVED IN THE PROPOSED TRANSACTIONS DISCUSSED UNDER THE SECTION
CALLED "RISK FACTORS," BEFORE YOU DECIDE HOW TO VOTE.

OVERVIEW


         At the September 22, 1998 annual meeting of shareholders of Meridian Point Realty Trust '83, the shareholders rejected the plan of liquidation and dissolution proposed by the former board of trustees. The former board indicated, in its proxy statement for the 1998 annual meeting, that "after careful consideration of the various proposals, the trustees have concluded that liquidation is the most expedient and most practicable means of maximizing shareholder value." At the meeting, the shareholders elected the current board of trustees that had, through its proxy statement, indicated its intent, if elected, to seek shareholder approval of an amendment to the Amended and Restated Declaration of Trust to eliminate Meridian's limited life policy and to seek a merger with a real estate company that owns self-storage facilities. Following the September 1998 election, the current board did not consider any other alternatives but moved forward to complete the proposed transactions.

         Accordingly, the board of trustees approved and is seeking shareholder approval of a number of proposals, including the reincorporation of Meridian into a Maryland corporation, Liberty Self-Stor, Inc., which is a wholly-owned subsidiary of Meridian, resulting in the elimination of the limited life policy and the reorganization of Meridian through the formation of an operating partnership, known as LSS I Limited Partnership, to own and operate self-storage facilities contributed by the members of Liberty Self-Stor, Ltd. Liberty Self-Stor, Inc. intends to operate as a real estate investment trust, or REIT, at the conclusion of the proposed transactions. This structure is commonly known as an umbrella partnership real estate investment trust, or UPREIT. In an UPREIT structure, the publicly-held REIT is the general partner of an operating partnership which owns the properties for the REIT. The members of Liberty Self-Stor, Ltd. are Richard M. Osborne, Meridian's Chairman of the Board and Chief Executive Officer, Diane M. Osborne, Mr. Osborne's wife, Thomas J. Smith, Meridian's President and Chief Operating Officer, and Retirement Management Company, a corporation owned by Mr. Osborne. Liberty Self-Stor, Ltd. is 98.6% owned by Mr. Osborne through his own membership interests and those of Retirement Management Company. The reorganization will result in the acquisition of Osborne's self-storage company which will allow Mr. Osborne's privately-held self-storage company to become part of a publicly-held corporation.

         The board of trustees believes that the reincorporation into a Maryland corporation and the acquisition of Osborne's self-storage company through the reorganization as an UPREIT with Osborne's self-storage company are fair to, and in the best interests of, Meridian and its shareholders. In addition, the board retained the services of an investment banker, Robert A. Stanger & Co., Inc., to render an opinion as to the fairness from a financial point of view to Meridian's shareholders of the allocation of interests in the operating partnership between Meridian and the members of Liberty Self-Stor, Ltd., collectively, Mr.

Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, which is also owned by Mr. Osborne, pursuant to the reorganization of Meridian as an UPREIT.

DETERMINATION OF ALLOCATION OF INTERESTS IN THE OPERATING PARTNERSHIP


         In addition to the board's belief that the reincorporation and the reorganization are fair to, and in the best interests of, Meridian and its shareholders, the board of trustees also believes that the method used to allocate interests in the operating partnership between Liberty and the members of Osborne's self-storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, and the resulting allocations is fair to the Liberty stockholders. For each contributor to the operating partnership, the percentage interest in the operating partnership to be received in connection with the reorganization is determined by dividing the net asset value to be contributed by that contributor by the sum of the net asset value of the cash and other assets and liabilities to be contributed to the operating partnership by Liberty, and the net asset value of the assets and liabilities to be contributed to the operating partnership by Osborne's self-storage company.


         The board of trustees believes that basing the allocation of interests in the operating partnership on the net asset value contributed by each participating entity, which in the case of Osborne's self-storage company is based in part on an independent appraisal of 15 self-storage facilities, is fair to shareholders.


         The following table sets forth the calculation of the net asset value of the contribution by Liberty and Osborne's self-storage company. The calculation was based on the June 30, 1999 financial statements of Meridian and Osborne's self-storage company and the appraisal of the 15 self-storage facilities, which was made as of March 31, 1999.


                CALCULATIONS OF NET ASSET VALUE TO BE CONTRIBUTED
                              IN THE REORGANIZATION


                                                                         SELF-
                                                                        STORAGE           COMBINED
                                                        LIBERTY         COMPANY             TOTAL
                                                        -------         -------           ---------
Cash and cash equivalents .........................  $  1,910,044     $    738,920      $  2,648,964
Appraised value of the 15 self-storage facilities..          --         23,620,000        23,620,000
Other assets (1) ..................................       220,960          118,384           339,344
Mortgages, lines of credit and other liabilities ..          --        (18,347,235)      (18,347,235)
Accounts payable and other payables ...............      (204,460)        (887,953)       (1,092,413)
                                                     -----------------------------------------------
Total net asset value .............................  $  1,926,544     $  5,242,116      $  7,168,660
Payment of transaction cost .......................           -0-        (725,000)         (725,000)
                                                     -----------------------------------------------
Net asset value contributed to the operating ......  $  1,926,544     $  4,517,116      $  6,443,660
                                                     ============     ============      ============
partnership
Percentage of net asset value contributed ........           29.9%            70.1%            100.0%
Allocation of ownership interests in the operating           29.9%            70.1%            100.0%
partnership

(1) For Osborne's self-storage company, excludes goodwill of $1,005,448 and other assets of $376,444 leaving accounts receivable of $37,686 and inventory and other assets of $80,698.

LIQUIDATION VALUE VS. PRO FORMA NET ASSET VALUE

                    Liquidation Value        Pro Forma Net Asset Value
                         Per Share                   Per Share
                    -------------------------------------------------
                       $0.15 to $0.22                  $0.64

         Absent the consummation of the proposed transactions, Meridian will be forced to liquidate. Based on Meridian's net assets of $2,131,004 at June 30, 1999, costs of liquidation of approximately $500,000 to $700,000, and including the $725,000 in transaction costs which Meridian will have to pay if the proposed transactions are not approved, the amount available for distribution to shareholders, Meridian's liquidation value, currently ranges from as much as $660,411, or $0.22 per share, to as little as $460,411, or $0.15 per share.

         Upon completion of the proposed transactions, for each share held by a Meridian shareholder, the shareholder will receive one share of common stock of Liberty with a pro forma net asset value per share of $0.64, which is determined by dividing Liberty's net asset value of $1,926,544 by 3,031,618, the number of outstanding shares of beneficial interest. Upon completion of the proposed transactions, the members of Osborne's self-storage company will receive 7,107,573 Class A limited partnership interests in the operating partnership that are convertible on a one-for-one basis into common stock of Liberty. Osborne's self-storage company's net asset value per share will also be $0.64, which is determined by dividing its net asset value of $4,517,116 by 7,107,573, the number of Class A limited partnership interests to be received by the members of the self-storage company for the contribution of their membership interests.



SUMMARY OF RISKS, DETRIMENTS AND OTHER ADVERSE FACTORS

         The following is a summary of the potential disadvantages, detriments, adverse consequences and risks of the proposed transactions. The board of trustees considered these risks, detriments and other adverse factors in connection with the proposed transactions. This summary is qualified in its entirety by the more detailed discussion in the section called "Risk Factors" contained in this Proxy Statement/Prospectus beginning on page 18.


         - If Liberty is not successful in its business plan, Liberty's common stock may never trade at prices higher than the liquidation value ranging from $0.15 per share to $0.22 per share.

         - Liberty's common stock may never trade as high as $0.64 per share, Liberty's pro forma net asset value per share in the transactions, or $[___], the current market price of Meridian's shares.

         - Liberty will have perpetual life and will not have the liquidation exit strategy for investors that Meridian's limited life policy provided.

         - If Meridian failed to qualify as a real estate investment trust in any taxable year, Liberty would not be able to elect to be treated as a REIT for the four taxable years after the year during which Meridian ceased to qualify as a REIT and may be subject to taxation as a regular corporation and legal counsel to Meridian is not opining to Meridian's qualification as a REIT for any particular year.

         - Osborne's self-storage company has a negative book value of approximately $3.8 million and has had eight consecutive quarters of net losses and, therefore, may not be profitable for the operating partnership and for Liberty.

         - Liberty will have $18.3 million in debt following the consummation of the reorganization and may incur additional debt in the future that may reduce funds available for operations and expansions.

         - Liberty may not be able to meet its debt obligations as they become due.

         - If Liberty cannot obtain adequate financing needed to grow, Liberty will not be able to acquire additional facilities, expand its existing facilities or develop new facilities.

         - Liberty will be subject to the risks normally associated with debt financing, including the risk that Liberty's cash available for debt service will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness will not be able to be refinanced or that the terms of any refinancing will not be as favorable as the terms of the indebtedness, and the risk that necessary capital expenditures for renovations and other improvements will not be able to be financed on favorable terms or at all.

         - If Mr. Osborne's limited partnership interests in the operating partnership were converted into shares of Liberty's common stock, Mr. Osborne would control 72% of Liberty and he would have the ability to approve all matters requiring the vote of Liberty's stockholders.

         - Mr. Osborne, as the Chairman of the Board and Chief Executive Officer of Liberty, the general partner of the operating partnership, and a limited partner of the operating partnership, will face conflicts of interest in making determinations regarding the operating partnership.

         - Mr. Osborne has a conflict of interest because he is a party to all sides of the proposed transaction as Meridian's and Liberty's Chairman of the Board and Chief Executive officer and controlling member of his self-storage company.

         - The major policies of Liberty, including its policies with respect to acquisitions, financing, growth, debt, capitalization and distributions, will be determined by Liberty's board of directors, and, therefore, the stockholders will have no direct control over changes in the policies of Liberty.

         - No independent representative was retained by the board of trustees to act on behalf of Meridian's shareholders.

         - Your rights as a stockholder may be diminished or limited by the reincorporation into a Maryland corporation due to differences in each states' laws and each company's charter documents.





         - Robert A. Stranger & Co., Inc.'s preparation of the appraisal of the 15 self-storage facilities and the fairness opinion which is based on its appraisal may present a conflict of interest.

         - A partner of the law firm providing legal counsel to Meridian and Liberty is also a trustee of Meridian and a director of Liberty which may present a conflict of interest.

         - Because Liberty's current strategy is to acquire and develop interests in self-storage facilities, Liberty is subject to risks inherent in investments in that industry, including competition, ease of entry, decreases in demand, changes in supply or demand for competing facilities, changes in market rental rates and occupancy rates, and inability to collect rents.

         - Liberty's investments are subject to risks incident to the ownership of real property, including changes in market conditions, changes in governmental rules and fiscal policies, changes in zoning laws, illiquidity, the inability to sell the 15 self-storage facilities for 10 years, uninsured and underinsured losses, and environmental matters.

         - If Liberty failed to qualify as a real estate investment trust under the Internal Revenue Code in any taxable year, Liberty would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates.

         - No stockholder, with the exception of Richard M. Osborne, Chairman of the Board and Chief Executive Officer of Meridian, and his affiliates including Turkey Vulture Fund XIII, Ltd., Retirement Management Company and any member of Mr. Osborne's immediate family who may own up to 75%, may own more than 9.8% of Liberty's outstanding stock, or 15% for tax pass-through entities. This ownership limit may prevent a change of control.

         - The anti-takeover provisions of Maryland law may restrict business combination opportunities that may be beneficial to shareholders.


         - The issuance of preferred stock may prevent an otherwise beneficial change of control.


         - If the Internal Revenue Service did not consider the reincorporation to be a tax-free reorganization, Meridian's shareholders could experience adverse tax consequences.

         - There is currently no formal trading market for the shares of Meridian's common stock which are currently traded on the OTCBB. Therefore, the price at which Liberty's common stock may trade may fluctuate and the market for Liberty's common stock may be subject to disruptions that could make it difficult or impossible for the holders of Liberty's common stock to sell shares when they desire, or at all.

         - Shareholders of Meridian do not have any statutory appraisal rights under California or Maryland law to choose to have the fair value of their shares of common stock judicially appraised and paid for in connection with the reincorporation into a Maryland corporation or the reorganization of Meridian as an UPREIT.

         - As a result of growth relating to acquisitions financed with the issuance of additional Liberty stock or interests in the operating partnership or any similar entity of Liberty, stockholders of Liberty could experience significant future dilution.

SUMMARY OF BENEFITS OF THE REINCORPORATION INTO A MARYLAND CORPORATION AND REORGANIZATION OF MERIDIAN AS AN UPREIT

         The following is a summary of the material potential benefits that could be achieved by consummation of the reincorporation into a Maryland corporation and the reorganization as an UPREIT:

         - The elimination of the limited life policy will give management the opportunity to seek new investments and to reinvest proceeds from the future sale or refinancing of any properties, allowing for expansion of Liberty's portfolio.

         - The expansion of Liberty's portfolio may result in greater return to shareholders.

         - The well-developed Maryland General Corporation Law, together with Liberty's articles of incorporation and bylaws, will modernize the governance procedures and provide the company with a greater degree of flexibility in planning and implementing corporate action that is currently unavailable to Meridian as a California common law business trust.

         - The reincorporation is likely to provide greater access to capital markets because Liberty has the ability to issue new stock whereas Meridian's declaration of trust prohibited the exchange of shares for any investment.

         - The reorganization will provide Liberty the opportunity for potential growth because future investors would be able to contribute properties to the operating partnership in exchange for limited partnership interest in a tax-free exchange similar to the proposed contribution by the members of Osborne's self-storage company.


         - The individuals who currently manage the self-storage facilities for Osborne's self-storage company will continue in that capacity as Liberty's management and, therefore, will provide Liberty with 17 years of collective experience in the self-storage industry.


         - The board of trustees believes that the reorganization presents a more attractive opportunity for the realization of value by you than liquidation.

FAIRNESS

         The board of trustees believes the terms of the reincorporation into a Maryland corporation and the reorganization of Meridian as an UPREIT are fair to Meridian and its shareholders. The board of trustees based its determination on a variety of factors, including:

         - information relating to the business, assets, management, and competitive position of Meridian if it were to continue, including the substantial likelihood that Meridian will be forced to liquidate, at a value between $0.15 and $0.22 per share, absent the consummation of the proposed transactions;

         -        the lack of the same liquidation exit strategy;

         - the potential that Liberty's stock may never trade as high as the current market price of Meridian's shares;

         - the control by Richard M. Osborne of 72% of Liberty's common stock if his Class A limited partnership interests were converted;

         - unsuccessful attempts by the prior board of trustees to effect an alternative transaction;


         - the access to management with 17 years of collective experience in the self-storage industry, an assembled portfolio of self-storage facilities and the ability to obtain capital provided by Osborne's self-storage company;

         - the fairness opinion and the appraisal of 15 self-storage properties;


         - the financial condition and results of operations of Meridian and Osborne's self- storage company, on both a historical and a prospective basis;

         - the percentage of equity in the operating partnership to be received by Liberty in relation to the relative contributions of Meridian and Osborne's self-storage company to the operating partnership and the other benefits to be received by Meridian pursuant to the reorganization;

         - the pro forma net asset value per share of $0.64 versus the average closing price of Meridian's shares of $0.56 for the 30 -day period preceding the announcement of the proposed transactions;

         - the potential increased liquidity, capacity for growth and access to capital that Liberty expects to be realized as a result of the proposed transactions;

         - Osborne's self-storage company's agreement to fund $725,000 of the transaction costs which is a term and condition of the formation agreement and partnership agreement, as defined and discussed in "Proposal 3";

         - because the proposed transactions provide a strategic direction in the self-storage market and an immediate, although small, presence in the self-storage market, Liberty's strategic and market position could be enhanced beyond that achievable by Meridian due to its limited life policy; and

         - the interest of Mr. Osborne and Mr. Smith, members of the board of trustees, in the reorganization.

         Although the board considered the potential risks of the proposed transactions, which are summarized on pages 3 to 5, the board believes that the positive factors outweigh the negative and the terms of the proposed transactions are fair to shareholders.

INDEPENDENT APPRAISAL AND FAIRNESS OPINION

         Robert A. Stanger & Co., Inc. was engaged by Meridian and Osborne's self-storage company to appraise 15 self-storage facilities to be contributed to the operating partnership by Osborne's self-storage company. Stanger has delivered a written summary of its appraisal, based upon the review, analysis, scope and limitations described therein, as to the fair market value of the 15 self-storage facilities as of March 31, 1999. The appraisal is attached to the Registration Statement of which this Proxy Statement/Prospectus is a part. Copies of the appraisal are available, free of charge, upon request to Meridian at its principal place of business, 8500 Station Street, Suite 100, Mentor, Ohio 44060. For a more detailed discussion of the appraisal of the self-storage facilities, see the section of this Proxy Statement/Prospectus called "The Proposed Transactions -- Self-Storage Facilities Appraisal."

         Stanger was also engaged by Meridian to deliver, and has delivered, a written summary of its opinion, subject to the assumptions, qualifications and limitations described therein, as to the fairness from a financial point of view to the public shareholders of Meridian of the allocations of the interest in the Delaware limited partnership between Meridian, or Liberty after the reincorporation, and the members of Osborne's self-storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, pursuant to the reorganization. Stanger concluded that the allocation of the interests in the operating partnership between Meridian and the members of Osborne's self-storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, pursuant to the reorganization as an UPREIT is fair to the public shareholders of Meridian from a financial point of view. The full text of the fairness opinion, which contains a description of the assumptions and qualifications made, matters considered and limitations on review and analysis, is set forth in Annex E to this Proxy Statement/Prospectus and should be read in its entirety.

MERIDIAN

         Meridian was organized as a common law business trust under the laws of the State of California pursuant to a declaration of trust, dated June 24, 1982, and commenced operation on April 12, 1983. Meridian was originally known as "Sierra Real Estate Equity Trust '83." On October 11, 1991, the company changed its name to "Meridian Realty Trust '83." The Amended and Restated Declaration of Trust of Meridian was filed on May 12, 1992 and amended on July 23, 1993 and again on February 14, 1995. Meridian was formed to invest in income-producing commercial and industrial real estate located primarily in selected areas of projected growth in the United States.

         Meridian was formed to operate as a limited life REIT. As such, it was formed to hold its investment in properties for approximately seven to ten years and then, provided markets were favorable and properties were ready for sale, liquidate its portfolio properties. Since Meridian's sale of its last remaining property in August 1997, the former board of trustees investigated a variety of alternatives to maximize the value of Meridian's shares. At the September 22, 1998 annual meeting, the former board proposed complete dissolution and liquidation. This plan of dissolution and liquidation was not approved by the shareholders and the current board of trustees was elected. In its proxy statement, the current board indicated that, if elected, it would seek to eliminate the limited life policy and would consider merging with a real estate company that owns self-storage facilities. Based on the results of the September 1998 election, the current board did not consider any other alternatives but moved forward to complete the proposed transactions. Accordingly, the board of trustees has approved and is seeking shareholder approval of a number of proposals, including the reincorporation of Meridian into a Maryland corporation resulting in the elimination of the limited life policy and the reorganization of Meridian as an UPREIT. As of June 30, 1999, Meridian had assets of $2,131,004, consisting of $235,324 in cash, $361,408 in the Indemnity Trust, $1,313,312 in real estate securities, and $220,960 in other assets. For more discussion regarding the alternatives considered by the former board, see the section of this Proxy Statement/Prospectus called "Background of the Proposed Transactions."

LIBERTY SELF-STOR, INC.


         Liberty Self-Stor, Inc. was organized on May 12, 1999 as a Maryland corporation and as a wholly-owned subsidiary of Meridian. Liberty was organized by Meridian to acquire, succeed to, and continue the business of Meridian upon the consummation of the mergers through which Meridian will reincorporate as a Maryland corporation. Liberty has had no activities to date other than those incident to the reincorporation. Liberty has perpetual life and intends to operate and be taxed as a REIT. Liberty will invest in self-storage facilities, including the 15 self-storage facilities owned by Osborne's self-storage company. The management of Osborne's self-storage company will after the mergers continue to operate the facilities as employees of Liberty.

         The principal executive offices of both Meridian and Liberty are located at 8500 Station Street, Suite 100, Mentor, Ohio 44060.

LIBERTY SELF-STOR, LTD.


         Liberty Self-Stor, Ltd. is an Ohio limited liability company. Its members are Richard M. Osborne, who owns 72.3%, Diane M. Osborne, who owns 0.7%, Thomas J. Smith, who owns 0.7%, and Retirement Management Company, an Ohio corporation owned solely by Mr. Osborne, which owns 26.3%. Liberty Self-Stor, Ltd. currently owns 15 self-storage facilities located in Ohio and New York. In connection with the reorganization of Meridian as an UPREIT, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will contribute their interests in the self-storage company to the operating partnership in exchange for Class A limited partnership interests in the operating partnership. These Class A limited partnership interests are redeemable at any time beginning one year from the date of the consummation of the proposed transactions for cash, or at the election of Liberty, convertible into the common stock of Liberty, on a one-for-one basis. The Class A limited partnership interests are redeemable for cash equal to the number of interests multiplied by the then 30-day average market price of Liberty's stock. The Class B limited partnership interests are identical in all material respects to the Class A interests except that the Class B interests are not redeemable or convertible. Mr. Osborne, through Turkey Vulture Fund XIII, Ltd., a limited liability company of which Mr. Osborne is the sole manager, is currently the owner of 9.8% of Meridian's shares of beneficial interest. If Liberty elected to convert Mr. Osborne's Class A limited partnership interests into shares of Liberty's common stock, he would beneficially own 72% of Liberty, including the shares he beneficially owns through Retirement Management Company. However, Liberty will not elect to convert the Class A limited partnership interests if it determines that the conversion might disqualify Liberty as a REIT. If this conversion occurred, Mr. Osborne would have the ability to approve all matters requiring the vote of Liberty's stockholders.

THE SPECIAL MEETING

         Meeting Date and Record Date; Proxies. The special meeting will be held on Monday, December 20, 1999 at 10:00 a.m., local time, at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114. The board of trustees fixed the close of business on October 20, 1999 as the record date for the special meeting.

         Matters to be Considered.

         At the special meeting, you will be asked to approve the amendment to the current declaration of trust in the form attached as Annex A. The amendment would amend Meridian's current declaration of trust to (1) expressly permit Meridian to merge or consolidate with and into a domestic or foreign limited partnership and (2) set forth procedures pursuant to which the merger or consolidation would take place. This amendment is necessary to allow Meridian to merge with Liberty, a Maryland corporation, because California law is unclear with respect to whether or not a business trust can merge with a corporation.

         At the special meeting, you will be asked to approve the reincorporation in which Meridian would be reincorporated into a Maryland corporation. The purpose of the reincorporation is to reincorporate Meridian from a California common law business trust to a Maryland corporation and eliminate the limited life policy. The elimination of the limited life policy will give management the opportunity to seek new investments which may result in greater returns to shareholders and reinvest proceeds from the future sale or refinancing of any properties. If the reincorporation in Maryland is not approved, Meridian will maintain its limited life policy and will be unable to enter into new investments, and Meridian will be forced to liquidate.

         The board of trustees also believes that the well-developed Maryland General Corporation Law, together with Liberty's articles of incorporation and bylaws, will modernize the governance procedures and provide Liberty with a greater degree of certainty and flexibility in planning and implementing corporate action than is currently available to Meridian as a California common law business trust. In addition, Liberty will be subject to the provisions of Maryland law, which are designed to encourage a person seeking control of a Maryland corporation to negotiate with its board of directors.

         Liberty's stock will be exchanged on the basis of one share of beneficial interest of Meridian for one share of Liberty's common stock.

         The reorganization into Liberty will be effected through the two mergers. Upon the consummation of the mergers, Liberty will be the surviving entity, the separate existence of Meridian will terminate and each outstanding share of beneficial interest of Meridian will be converted into one share of common stock of Liberty. Cash will be paid instead of fractional shares. At the effective time of the mergers, all properties, assets, liabilities and obligations of Meridian will become properties, assets, liabilities and obligations of Liberty. Liberty and its stockholders will be governed by Maryland law and by Liberty's articles of incorporation and bylaws, which will include a number of provisions which are not currently in Meridian's current declaration of trust. These provisions of Liberty's articles and bylaws, together with provisions of Maryland law, may delay or prevent a change in control of Liberty or other transaction that might be in the best interests of the stockholders. See "The Proposed Transactions -- Material Changes in the Rights of Shareholders Resulting from the Reincorporation." The following table shows material changes that will effect shareholders:

                                MERIDIAN                                        LIBERTY
---------------------------------------------------------------------------------------------------------------
COMPENSATION            Mr. Osborne-- $0                               Mr. Osborne-- $0
                        Mr. Smith-- $0                                 Mr. Smith-- $125,000
---------------------------------------------------------------------------------------------------------------
OSBORNE'S               9.8 %                                          72%-- if Class A limited
OWNERSHIP                                                              partnership interests are converted
---------------------------------------------------------------------------------------------------------------
RIGHT TO                Under California law, a shareholder            Under Maryland law, one or more
OBTAIN                  who owns 5% of the outstanding                 persons who together own at least
SHAREHOLDERS            shares has the right to obtain a               5% of the outstanding stock have the
LIST                    shareholders' list.                            right to obtain a stockholders' list
                                                                       upon written request with a statement
                                                                       under oath verifying the stockholders'
                                                                       names and share ownership.
---------------------------------------------------------------------------------------------------------------

DISTRIBUTIONS           Subject to any preferences which               Dividends and other distributions on
                        may be granted to holders of                   the stock of Liberty may be
                        preferred shares, the board of                 authorized and declared by the board
                        trustees may cause dividends to be             of directors out of assets legally
                        declared and paid on outstanding               available for this purpose.
                        shares out of funds legally available          Dividends and other distributions
                        therefor, at such times, in such               may be paid in cash, property or
                        amounts and from such sources,                 stock of Liberty. Generally, all
                        whether income, surplus, capital or            distributions from the operating part-
                        any combination thereof, as they in            nership will be made to Liberty and the
                        their discretion may determine.                limited partners concurrently, and will
                                                                       be allocated to Liberty, on one hand,
                                                                       and to the limited partners, on the
                                                                       other, on a pro rata basis by reference
                                                                       to their respective percentage interests
                                                                       in the operating partnership.
---------------------------------------------------------------------------------------------------------------
CHARLESTON              Meridian sold its last property, the           If the proposed transactions had been
DISTRIBUTION            Charleston property, in August 1997,           completed at the time of the sale of the
                        and, on September 12, 1997, Meridian           Charleston property and Liberty was the
                        paid a dividend of $3.00 per share to          owner of the Charleston property at the
                        each shareholder of record on                  time of the sale, Mr. Osborne would have
                        September 2, 1997. As the beneficial           been entitled to his pro rata dividend of
                        owner of 297,344 shares, Mr. Osborne,          $829,032 as a shareholder of Liberty
                        as a shareholder of Meridian, received         based on his beneficial ownership of
                        a dividend of $829,032.                        297,344 shares.
---------------------------------------------------------------------------------------------------------------



         The reincorporation from a California business trust to a Maryland corporation through the mergers has been unanimously approved by the board of trustees. The mergers will become effective upon the acceptance for recording of each respective articles of merger by the appropriate state agencies. Meridian anticipates that the mergers will become effective as promptly as practicable following shareholder approval of the reorganization at the special meeting.

         At the effective time of the mergers, each of the persons who is then a trustee or executive officer of Meridian will become a director or executive officer, respectively, of Liberty. At the effective time of the mergers, Meridian anticipates that the shares of Liberty's common stock will be listed on the OTCBB under the symbol "LSSI" in accordance with the applicable rules of Nasdaq.

         The reincorporation of Meridian into Liberty, a Maryland corporation, is necessary to allow Meridian to enter into the transaction involving the acquisition of Osborne's self-storage company through the reorganization of Meridian as an UPREIT. At the special meeting, you will be asked to approve the reorganization of Meridian as an UPREIT. The reorganization will result in the acquisition of Osborne's self-storage company through the formation of an operating partnership by Liberty and the members of Osborne's self-storage company, namely Richard M. Osborne, Diane M. Osborne, Thomas J. Smith and Retirement Management Company. The operating partnership will be known as LSS I Limited Partnership, a Delaware limited partnership. Osborne's self-storage company owns 15 self-storage facilities. Each of Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will contribute his, her or its membership interests in Osborne's self-storage company to the operating partnership in exchange for limited partnership interests in the operating partnership which, subject to the restrictions described in this Proxy Statement/Prospectus, are redeemable for cash or, at the election of Liberty, convertible into shares of common stock of Liberty, on a one-for-one basis. For purposes of determining the ownership of the operating partnership, the value of the contribution of the membership interests of Osborne's self-storage company will be the net asset value of the 15 self-storage facilities and other assets contributed. After the contribution of all of the membership interests in Osborne's self-storage company, the operating partnership will be the sole owner of the self-storage company and the indirect owner of the 15 self-storage facilities. Liberty will contribute cash and securities to the operating partnership in exchange for the general partnership interest and limited partnership interests. The cash and securities contribution will be funded from Meridian's available cash and securities owned as of the date of the consummation of the reorganization.

         The reorganization allows Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company to convert their membership interests in the privately-held self-storage company into limited partnership interests that are convertible into stock of a publicly-held corporation. The reorganization also gives Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company the benefit of transferring the self-storage facilities to the operating partnership in a tax-free transaction. The reorganization gives Meridian access to an existing portfolio of self-storage facilities, experienced management and potential for growth.

                             Ownership structure of
                                Meridian prior to
                             proposed transactions
                             ---------------------

                             ---------------------
                                     Public
                                  Shareholders
                             ---------------------
                                       |
                                       |  100%
                                      \ /
                             ---------------------
                                    Meridian
                             ---------------------
                                       |
                                       |  100%
                                      \ /
                             ---------------------
                                     Liberty
                             ---------------------


                             Ownership structure of
                         Osborne's self-storage company
                         ------------------------------
                                                           -------------
                                                             Richard M.
                                                              Osborne
                                                           -------------
                                                                  |
                                                                  |  100%
                                                                 \ /
----------             ---------          ----------       --------------
                                                             Retirement
Richard M.              Diane M.           Thomas J.         Management
 Osborne                Osborne             Smith            Company
----------             ---------          ----------       --------------
        \                                                        /
         \                0.7%               0.7%               /
72.3%     \                |                  |                /     26.3%
           \               |                  |               /
            \              |                  |              /
             \             |                  |             /
              \            |                  |            /
               \           |                  |           /
                \          |                  |          /
                 \         |                  |         /
                  \        |                  |        /
                   \       |                  |       /
                    \      |                  |      /
                     \     |                  |     /
                    \ /   \ /                \ /  \ /
                     --------------------------------
                          Liberty Self-Stor, Ltd.
                          (Osborne's self-storage
                                company)
                     --------------------------------

                          UPREIT organization structure
                      following the proposed transactions
                     ---------------------------------------

----------------------
        Public
     Stockholders
----------------------
          |
          |
         \ /
----------------------
        Liberty
     (successor to
       Meridian)
----------------------
          |
1%  GP/ 28.9% Class B LP(*)
          |
         \ /
----------------------                             -----------------------------
        LSS I               70.1% Class A LP(*)    Richard M. Osborne, Diane M.
     (the operating    <-------------------------  Osborne, Thomas J. Smith and
      partnership)                                 Retirement Management Company
----------------------                             -----------------------------
          |
          |  Sole Member
         \ /
----------------------                             -----------------------------
      Osborne's                     100%                  16 self-storage
      self-storage     ------------------------->           facilities
       company
----------------------                             -----------------------------


(*)The Class A limited partnership interests are redeemable for cash or, at the election of Liberty, convertible for shares of common stock of Liberty on a one-to-one basis. The Class B limited partnership interests are identical in all material respects to the Class A interests except that the Class B interests are not redeemable or convertible.

                         Richard M. Osborne's ownership
                         ------------------------------

------------------                                            ------------------
Richard M. Osborne                                            Richard M. Osborne
------------------                                            ------------------
        |                                                               |
        | 9.8%                                                          | 72%(*)
       \ /                                                             \ /
------------------                                            ------------------
     Meridian                                                       Liberty
------------------                                            ------------------

(*) Assuming conversion of his Class A limited partnership interests, which conversion is subject to the limitations described in "Proposal 3 - Formation of the Operating Partnership - Capital Structure."


The acquisition of Osborne's self-storage company through the reorganization as an UPREIT is described in greater detail in the section of this Proxy Statement/Prospectus called "Proposal 3."


         At the special meeting, you will be asked to elect Meridian's nominees, namely Steven A. Calabrese, Mark D. Grossi, Marc C. Krantz, Richard M. Osborne and Thomas J. Smith, as trustees of Meridian to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. If the reincorporation is approved and the mergers are consummated, the trustees of Meridian at the time of the consummation of the mergers will become the directors of Liberty serving for the same terms with Liberty as they are then serving with Meridian. Information about the nominees is included in the section of this Proxy Statement/Prospectus called "Proposal 4 -- Election of Trustees."

         At the special meeting, you will be asked to approve the 1999 Stock Option Plan. The 1999 Stock Option Plan will allow Liberty to grant stock options and restricted stock to employees and directors of Liberty. The 1999 Stock Option Plan is described in the section of this Proxy Statement/Prospectus called "Proposal 5 -- Approval of the 1999 Stock Option Plan."

         At the special meeting, you will be asked to approve the lease for the executive offices of Liberty because Mr. Osborne controls the company that owns the building where the executive offices are located. The lease for the executive offices is described more specifically in the section of this Proxy Statement/Prospectus called "Proposal 6 -- Approval of Lease for Executive Offices."

         At the special meeting, you will be asked to ratify the appointment of Arthur Andersen LLP as the independent auditors of Meridian, and Liberty as Meridian's successor if the reincorporation is approved, for the fiscal year ending December 31, 1999. The appointment of Arthur Andersen LLP is discussed more specifically in the section of this Proxy Statement/Prospectus called "Proposal 7 -- Ratification of Independent Auditors."

RECOMMENDATION OF THE BOARD OF TRUSTEES

         The board of trustees unanimously recommends a vote in favor of each of the proposals. The board of trustees has unanimously approved each of the proposals, subject to shareholder approval, and believes that each proposal is in the best interest of Meridian and its shareholders and that the proposed transactions are fair to Meridian and its shareholders.

NO APPRAISAL RIGHTS

         Under California and Maryland law, you will not have any appraisal rights to elect to have the fair value of your shares judicially appraised and paid to you in cash in connection with or as a result of the reincorporation into a Maryland corporation or the reorganization as an UPREIT.

                            Selected Financial Data

         The following tables present selected financial data covering the five years ended December 31, 1998, and the six months ended June 30, 1998 and 1999 for Meridian, and for the three years ended December 31, 1998, and the six months ended June 30, 1998 and 1999 for the 15 self-storage facilities. The selected financial data for the 15 self-storage facilities is presented since 1996 which was the first year the properties were acquired. Such data has been derived from, and should be read in conjunction with, the audited financial statements and notes thereto for each of the five years ended December 31, 1994 to 1998 for Meridian and for each of the three years ended December 31, 1996 to 1998 for the 15 self-storage facilities as well as the unaudited historical financial statements of Meridian and the 15 self-storage facilities for the six month periods ended June 30, 1998 and 1999, and the unaudited pro forma financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.


Meridian                                 Years ended December 31,                                        Six months ended June 30
                                         ------------------------------------------                      ------------------------
                                                                                                                 Unaudited
STATEMENT OF OPERATIONS DATA:                1994        1995          1996         1997         1998         1998        1999
                                         --------------------------------------------------------------- ------------------------

Gross revenues                          $ 6,578,302  $ 6,146,126   $ 2,291,763  $ 1,180,360   $  101,893   $  38,333   $  44,652
Operating expenses                        7,058,194    6,680,602     2,194,595    1,133,151      914,718     204,194     110,617

                                        ---------------------------------------------------------------- -----------------------
(Loss) income before gain                  (479,892)    (534,476)       97,168       47,209     (812,825)   (165,861)    (65,965)
 on sale of property and
  extraordinary item

Gain on sale of properties                   58,977            -     2,582,606    4,528,701            -           -           -

                                        ---------------------------------------------------------------- -----------------------
(Loss) income before                       (420,915)    (534,476)    2,679,774    4,575,910     (812,825)   (165,861)    (65,965)
extraordinary item

Extraordinary item                                -            -             -     (189,070)           -           -           -

                                        ---------------------------------------------------------------- -----------------------
Net (loss) income                       $  (420,915) $  (534,476)  $ 2,679,774  $ 4,386,840   $ (812,825)  $(165,861)  $ (65,965)

Per common share
   Net (loss) income-Basic and Diluted
     Before extraordinary item          $     (0.14) $     (0.18)  $      0.88  $      1.51   $    (0.27)  $   (0.05)  $   (0.02)
     Net income (loss)                        (0.14)       (0.18)         0.88         1.45        (0.27)      (0.05)      (0.02)
   Distributions declared
     Cash                                         -            -          0.33         3.00            -           -           -
     Shares of MIT stock                          -            -        0.1287            -            -           -           -


BALANCE SHEET DATA (END OF PERIOD)

  Rental properties, net              $ 29,346,374    $ 28,780,485  $  6,191,573            -            -            -           -
  Cash equivalents and investments       2,884,667       3,744,112     6,017,561    2,886,339    2,163,623    2,593,447   1,910,044
  Total assets                          36,422,599      34,053,336    12,345,964    2,907,391    2,178,076    2,648,661   2,131,004
  Total liabilities                     23,661,970      21,827,183     4,832,616      102,057      185,567        9,188     204,460
  Mortgage notes payable, net           22,626,668      20,873,011     4,627,123            -            -            -           -
  Shareholders' equity                  12,760,629      12,226,153     7,513,348    2,805,334    1,992,509    2,639,473   1,926,544

OTHER FINANCIAL DATA
  Earnings to fixed charges (a)                .8x             .8x          5.1x        17.7x          n/a          n/a         n/a
  Net cash from operations               1,029,276         622,124      (413,104)   1,602,571   (1,067,427)    (292,892)   (255,983)
  Net cash from investing                 (519,137)     (1,238,384)     (116,461)  10,757,393   (1,218,739)  (2,019,461)   (108,866)
  Net cash from financing                1,943,398      (1,842,785)    2,441,069  (13,911,047)           -            -           -
  Distributions                                n/a             n/a     1,000,434    9,094,854          n/a          n/a         n/a
  Increase (decrease) in cash and        2,453,537      (2,459,045)    1,911,504   (1,551,083)  (2,286,166)  (2,312,353)   (364,849)
    cash equivalents
  Net asset value to be contributed            n/a             n/a           n/a          n/a          n/a          n/a  $1,926,544


(a) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income (loss) plus fixed charges. Fixed charges consist of interest expense and amortization of debt discount. For the year ended December 31, 1998 and the six months ended June 30, 1998 and 1999, earnings were insufficient to cover fixed charges in the amount of $812,825, $165,861 and $65,965, respectively.




15 Self-Storage Facilities               Years ended December 31                          Six months ended June 30
                                         ----------------------------------              ----------------------------
                                                                                                  Unaudited
STATEMENT OF OPERATIONS DATA:                  1996          1997           1998             1998            1999
                                         --------------------------------------------    ------------    ------------

Gross revenues                           $     47,119    $  1,918,159    $  2,467,303    $  1,022,386    $  1,500,910
Operating expenses                             61,377       3,856,678       3,374,312       1,563,711       1,770,024
                                         --------------------------------------------    ------------    ------------
Loss before gain                              (14,258)     (1,938,519)       (907,009)       (541,325)       (269,114)
 on sale of properties and
 extraordinary item

Gain on sale of properties                          -       3,380,262               -               -          30,107
Extraordinary item                                  -          69,482               -               -               -
                                         --------------------------------------------    ------------    ------------


Net (loss) income                        $    (14,258)   $  1,511,225    $   (907,009)   $   (541,325)   $   (239,007)

BALANCE SHEET DATA (END OF PERIOD)

  Rental properties, net                 $  1,818,599    $  7,786,571    $ 12,271,222    $ 14,117,137    $ 13,244,323
  Cash equivalents and investments             11,937          27,410          77,393         156,719         738,920
  Total assets                              2,236,968       9,776,680      13,617,161      15,683,895      15,483,519
  Total liabilities                           998,797      12,715,277      17,218,673      17,012,564      19,235,188
  Total debt                                  977,257      12,279,081      16,668,800      16,548,190      18,347,235
  Members' equity(deficit)                  1,238,171      (2,938,597)     (3,601,512)     (1,328,669)     (3,751,669)
  Net asset value to be contributed               n/a             n/a             n/a             n/a    $  4,592,116

OTHER FINANCIAL DATA
Earnings to fixed charges (a)                     .4x            2.2x             .3x             n/a              .6x
Net cash from operations                        6,899      (1,323,041)       (355,644)       (193,685)        255,508
Net cash from investing activities            (27,790)      2,301,696      (1,597,978)       (972,546)       (437,634)
Net cash from financing activities             32,828      (1,016,955)      2,003,605       1,295,540         843,653
Distributions                                      --       6,058,495         138,171          76,940          57,500
Increase(decrease) in cash and                 11,937         (38,300)         49,983         129,309         661,527
      cash equivalents

(a) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income (loss) plus fixed charges. Fixed charges consist of interest expense and amortization of debt discount and the interest portion of rent. For the years ended December 31, 1996 and 1998, the six months ended
June 30, 1998 and 1999, earnings were insufficient to cover fixed charges in the amounts of $14,618, $842,510, $541,325, and $239,007 respectively.

                                  RISK FACTORS

         You should carefully consider the risks described below before making a decision on how to vote.

MERIDIAN'S LIQUIDATION VALUE MAY BE HIGHER THAN THE MARKET PRICE OF LIBERTY'S STOCK

         If Liberty is not successful in its business plan, stockholders may never realize as much as they would have if Meridian had liquidated. The board of trustees estimates the current liquidation value to be between $0.15 and $0.22 per share.


LIBERTY'S STOCK MAY NEVER TRADE AS HIGH AS LIBERTY'S PRO FORMA NET ASSET VALUE PER SHARE OR THE CURRENT MARKET PRICE OF MERIDIAN'S SHARES

         Liberty's pro forma net asset value per share of $0.64, $1,926,544 divided by 3,031,618 shares, or the current market price of Meridian's shares of $0.__ may be higher than the future trading price of Liberty's stock if the proposed transactions are consummated.


LIBERTY WILL NOT HAVE A LIQUIDATION EXIT STRATEGY LIKE MERIDIAN

         Liberty will have perpetual-life and continue to be an operating company beyond the time period at which Meridian would have otherwise liquidated and distributed net liquidation proceeds to shareholders. The net proceeds from the sale of properties owned by Liberty can be reinvested into new assets, including property. If the reincorporation into a Maryland corporation is not approved, Meridian will be forced to liquidate.


IF MERIDIAN FAILED TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST IN ANY TAXABLE YEAR, LIBERTY WOULD NOT BE ABLE TO ELECT TO BE TREATED AS A REIT FOR THE FOUR TAXABLE YEARS AFTER THE YEAR DURING WHICH MERIDIAN CEASED TO QUALIFY AS A REIT AND MAY BE SUBJECT TO TAXATION AS A REGULAR CORPORATION

     Meridian has previously elected to be taxed as a REIT pursuant to the Code and intends to be taxed as a REIT under the Code for the taxable year ending December 31, 1999, as well as its prior taxable years. However, if Meridian failed to qualify as a REIT in any taxable year, Liberty as its successor would not be able to elect to be treated as a REIT for the four taxable years after the year during which Meridian ceased to qualify as a REIT. If Liberty later re-qualified as a REIT, it might be required to pay a full corporate-level tax on any unrealized gain associated with its assets as of the date of the re-qualification and to make distributions equal to any earnings accumulated during the period of non-REIT status. If Meridian, and therefore Liberty, failed to qualify as a REIT, distributions to shareholders would no longer be required. In addition, distributions originally treated as capital gain distributions could be re-characterized as ordinary dividend distributions to shareholders and Meridian would lose the ability to deduct dividends paid to shareholders in computing its taxable income. No provisions for federal or state income taxes have been made in Meridian's financial statements.

     As a result of Meridian's sale of its last real estate property in August 1997, Meridian's status as a REIT for 1997 and 1998 was dependent, in part, upon tax rules regarding investments by REITs in specific types of non-real estate assets. On June 9, 1999, Meridian entered into a Closing Agreement with the Internal Revenue Service in which the IRS agreed to accept Meridian's status as a REIT regarding these investments for 1997 and 1998. However, in addition to requirements regarding investments in non-real estate assets, Meridian must meet a number of highly technical organizational and operational requirements on a continuing basis to qualify for REIT status, including requirements that a REIT distributes substantially all its ordinary taxable income to shareholders on a current basis and that the REIT's ownership is not overly concentrated. Due to the complex nature of these rules, the limited available guidance concerning interpretation of the rules, the importance of ongoing factual determinations, the possibility of adverse changes in or interpretations of the laws, administrative interpretations of the law and developments at Meridian, no assurance can be given regarding, and legal counsel to Meridian is not opining to, Meridian's qualifications as a REIT for any particular year.


OSBORNE'S SELF-STORAGE COMPANY HAS A NEGATIVE BOOK VALUE AND HAS HAD EIGHT CONSECUTIVE QUARTERS OF NET LOSSES

         Osborne's self-storage company has a negative book value of approximately $3.8 million and has had eight consecutive quarters of net losses, including a $239,007 net loss for the six months ended June 30, 1999. The self-storage facilities may not be profitable for the operating partnership and, therefore, for Liberty.


LIBERTY WILL HAVE $18.3 MILLION IN DEBT AFTER THE REORGANIZATION

         Liberty, following the consummation of the reorganization, will have substantial debt compared to Meridian which has no debt. In addition, Liberty will have no limitation on the amount of debt that it may incur in the purchase, sale, development or expansion of any property, while the Meridian's current declaration of trust provides that Meridian may not borrow more than 80% of the purchase price of any property. In the future, Liberty may incur additional indebtedness to finance acquisitions and development.

LIBERTY MAY NOT BE ABLE TO MEET ITS DEBT OBLIGATIONS AS THEY BECOME DUE

         Based on Osborne's self-storage company's financial statements for the six months ended June 30, 1999, the self-storage company had cash flows from operating activities, before principal and interest and giving pro forma effect to the acquisition of Riverhead facility, of $891,229 versus required debt payments during the same period, including principal and interest, of $736,442. Liberty's debt to equity ratio, including minority interest, will be 3 to 1. For a summary of the mortgages that encumber each facility, see the section of this Proxy Statement/Prospectus called "The Proposed Transactions -- Self-Storage Facilities -- Mortgages."

LIBERTY NEEDS ADDITIONAL FUNDS TO EXECUTE ITS BUSINESS PLAN


         Liberty is seeking additional equity and debt financing, including a line of credit in an amount up to $50 million. The proceeds of any financing will be used to purchase additional self-storage facilities and expand Liberty's operations. However, Liberty is unable to determine the likelihood that it will be successful in obtaining the line of credit and Liberty may not be able to obtain the additional financing. Liberty's debt service requirements may reduce funds available for operations and future business opportunities and increase Liberty's vulnerability to adverse general economic and industry conditions and competition.


LIBERTY MAY HAVE DIFFICULTY RAISING NEEDED CAPITAL IN THE FUTURE

         Liberty needs additional equity and debt financing to grow. Additional financing may have unacceptable terms or may not be available at all for reasons relating to:

         -        Limited operating history;

         -        Historical losses of Osborne's self-storage company;

         -        Liberty's may not be able to meet its business plan;

         - Changes in lenders' or investors' view of the self-storage industry or small capitalization companies; and

         -        Changes in capital market conditions.

         If adequate financing is not available, Liberty may not be able to acquire additional facilities, expand its existing facilities or develop new facilities. See "Proposal 3 -- Plans for Liberty."

         In addition, Liberty will be subject to risks normally associated with debt financing, including the risk that:

         -        Liberty must generate cash to service its debt;


         - Liberty may not be able to refinance existing indebtedness upon maturity or the terms of any refinancing may not be as favorable as the terms of the existing indebtedness;

         - Liberty may not be able to finance necessary capital expenditures for renovations and other improvements on favorable terms or at all; and

         - If one of Liberty's properties is mortgaged to secure payment of indebtedness and Liberty is unable to meet mortgage payments, the property could be foreclosed with a consequent loss of income and asset value to Liberty.

RICHARD M. OSBORNE WILL CONTROL LIBERTY

         If Richard M. Osborne exercised his right to redeem his limited partnership interests in the operating partnership, and Liberty elected to convert such interests into shares of Liberty's common stock, Mr. Osborne would own approximately 72% of Liberty and he would have the ability to approve all matters requiring the vote of stockholders.

RICHARD M. OSBORNE AND THOMAS J. SMITH, AS OFFICERS AND DIRECTORS OF BOTH MERIDIAN AND LIBERTY AND MEMBERS OF THE SELF-STORAGE COMPANY, FACE CONFLICTS OF INTEREST IN THE PROPOSED TRANSACTIONS


         The terms of the reorganization, including the allocation of ownership interests between Liberty and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, were not determined on an arm's-length basis. Richard M. Osborne is the Chief Executive Officer and Chairman of the Board of both Liberty and Meridian and Liberty will be the general partner of the operating partnership and will, therefore, control the operating partnership. After the reorganization, Mr. Osborne will have limited partnership interests totaling 69.1% of the operating partnership. Because Liberty will be the general partner of the operating partnership, Mr. Osborne is the Chairman of the Board and Chief Executive Officer of Liberty and Mr. Osborne will be a limited partner of the operating partnership, he will face conflicts of interest in making determinations regarding the operating partnership. Mr. Osborne's interests may differ from the interests of Liberty's stockholders and the other limited partners. For more information regarding these conflicts of interest, see "The Proposed Transactions -- Conflicts of Interest."


MR. OSBORNE WAS A PARTY TO ALL SIDES OF THE PROPOSED TRANSACTIONS

         In addition, as an officer and trustee of Meridian, as an officer and director of Liberty and as the significant member of the self-storage company, Mr. Osborne was a party to all sides of the negotiations regarding the reincorporation and the reorganization. Mr. Osborne receives the benefit of the contribution of the self-storage facilities in a tax-free transaction and the opportunity to convert his privately-held self-storage company into a public entity through the reorganization. Mr. Osborne faced these conflicts of interest in his decision to proceed with the reincorporation and the reorganization for each of Meridian, Liberty and the self-storage company.

THE BOARD OF DIRECTORS HAS THE ABILITY TO EFFECT CHANGES TO THE MAJOR POLICIES OF LIBERTY, INCLUDING ITS INVESTMENT POLICY, WITHOUT THE VOTE OF STOCKHOLDERS

         The major policies of Liberty, including its policies with respect to acquisitions, financing, growth, debt capitalization and distributions will be determined by Liberty's board of directors. Although the board of directors intends to implement the business plan included herein and has no present intent to change the business plan, the board may amend or revise these and other policies from time to time without the vote of the stockholders. Accordingly, the stockholders will have no direct control over changes in the policies of Liberty, and changes in Liberty's policies may not fully serve the interests of all of the stockholders. See "Proposal 3 -- Plans for Liberty."

NO INDEPENDENT REPRESENTATIVE WAS RETAINED BY THE BOARD OF TRUSTEES TO ACT ON BEHALF OF MERIDIAN'S SHAREHOLDERS


         The board of trustees has been responsible for structuring all the terms and conditions of the proposed transactions. While Robert A. Stanger & Co., Inc. has provided a fairness opinion with respect to the allocation of interests in the operating partnership, Meridian has not retained any outside representatives to act on behalf of the shareholders in negotiating the terms and conditions of the proposed transactions. Legal counsel engaged to assist with the preparation of the documentation for the reorganization, including this Proxy Statement/Prospectus, was engaged by the board and did not serve, or purport to serve, as legal counsel to the shareholders. If an independent representative had been retained for the shareholders, the terms of the proposed transactions may have been different and, possibly, more favorable to the shareholders.

ADVANCE NOTICE REQUIREMENTS COULD DETER PROXY CONTESTS AND THEREBY DELAY OR HINDER THE EFFORTS OF STOCKHOLDERS TO CHANGE LIBERTY'S BOARD OF DIRECTORS OR OTHERWISE EFFECT CHANGE AT LIBERTY

         The bylaws of Liberty contain provisions that require advance notice of stockholder proposals and director nominations that could have the effect of precluding a contest for the election of directors or stockholder proposals if the proper procedures are not followed, and of delaying or deferring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved. These solicitations or proxy contests could result in a change of the board of directors of Liberty that may be beneficial to the stockholders.

STOCKHOLDERS NEED TO ACT BY UNANIMOUS WRITTEN CONSENT WHICH COULD DELAY OR HINDER THE EFFORTS OF STOCKHOLDERS TO CHANGE LIBERTY'S BOARD OF DIRECTORS


         Unlike the right of shareholders of Meridian, pursuant to the provisions of Maryland law, the stockholders of Liberty may act by written consent only with the consent of all stockholders, which requirement could have the effect of delaying or hindering efforts of stockholders to change Liberty's board of directors.


     Liberty's bylaws require a stockholder to submit a proposal to the company for consideration at an annual meeting not less than 120 days prior to the anniversary date of the immediately preceding annual meeting. Liberty's bylaws require a stockholder wishing to nominate a director for consideration at an annual meeting to submit information regarding such director to the company not less than 60 days nor more than 90 days before the annual meeting. The bylaws require stockholders to deliver information concerning themselves and their proposal or director nomination. Failure to comply with these timing and informational requirements will result in the proposal or director nomination not being considered at the annual meeting.

ROBERT A. STANGER & CO., INC.'S PREPARATION OF THE APPRAISAL OF THE 15 SELF-STORAGE PROPERTIES AND THE FAIRNESS OPINION WHICH IS BASED ON ITS APPRAISAL MAY PRESENT A CONFLICT OF INTEREST

     Stanger rendered a fairness opinion to the board of trustees of Meridian stating that the allocation of interests in the operating partnership between Liberty and the members of Osborne's self-storage company is fair to Meridian's shareholders from a financial point of view. The allocation of interests in the operating partnership was determined by the net asset value of each of Meridian and Osborne's self-storage company. The net asset value of Osborne's self-storage company is based on the appraised value of the 15 self-storage facilities being contributed by the self-storage company to the operating partnership. The appraised value of $23,620,000 was determined by Stanger.

A PARTNER OF THE LAW FIRM PROVIDING LEGAL COUNSEL TO MERIDIAN AND LIBERTY IS ALSO A TRUSTEE OF MERIDIAN AND A DIRECTOR OF LIBERTY WHICH MAY PRESENT A CONFLICT OF INTEREST

     Marc C. Krantz, a trustee of Meridian and a director of Liberty, is a partner in Kohrman Jackson & Krantz P.L.L., the law firm that was engaged by the board of trustees. Mr. Krantz's role as a trustee and a director and legal counsel to Meridian and Liberty may present a conflict of interest.

SELF-STORAGE INDUSTRY RISKS

MOST OF THE SELF-STORAGE FACILITIES HAVE LOWER OCCUPANCY RATES THAN THEIR DIRECT COMPETITORS

         Nine of the self-storage facilities being contributed by Osborne's self-storage company had lower occupancy rates than their competitors within a five mile radius of the facility as of June 30, 1999. These facilities need to increase their occupancy rates to remain competitive.

LIBERTY FACES EASE OF ENTRY BY ANY COMPETITOR INTO AN AREA WHERE LIBERTY OPERATES A SELF-STORAGE FACILITY

         Because self-storage facilities require little capital and expense to construct and operate, Liberty faces competition from new facilities due to ease of entry into the self-storage industry.

LIBERTY WILL COMPETE WITH OTHER SELF-STORAGE COMPANIES WITH GREATER RESOURCES


         The 15 self-storage facilities compete with other self-storage facilities in their geographic markets. The facilities compete with a variety of other self-storage companies, including national, regional and local companies. Each of Osborne's self-storage company's facilities has at least two other self-storage facilities within a five mile radius. If competition increases the self-storage facilities could experience a decrease in occupancy levels and rental rates, which could decrease the cash available for distribution. Liberty competes in operations and for acquisition opportunities with entities that have substantial financial resources. Competition may reduce the number of suitable acquisition opportunities offered to Liberty and increase the bargaining power of property owners seeking to sell. The self-storage industry has at times experienced overbuilding in response to perceived increases in demand. A recurrence of such overbuilding might cause Liberty to experience a decrease in occupancy levels, limit Liberty's ability to increase rents, and compel Liberty to offer discounted rents.


LIBERTY MAY NOT BE ABLE TO SUCCESSFULLY ACQUIRE, DEVELOP AND OPERATE NEW SELF-STORAGE FACILITIES

         Liberty's strategy will be to grow by acquiring and developing additional self-storage facilities. Acquisitions may fail to perform in accordance with expectations and judgments with respect to the prices paid for acquired properties and the costs of any improvements required to bring an acquired property up to Liberty's standards may prove inaccurate. Liberty will also be subject to general investment risks associated with any new real estate investment. In the case of an unsuccessful acquisition, Liberty may not be able to recover its investment. In addition, acquisitions require a significant amount of management's time which could divert management's attention away from the daily operation of the business.

         Liberty anticipates that its new acquisitions will be financed by a combination of equity and debt. Because Liberty must distribute 95% of its taxable income in order to maintain its qualification as a REIT, Liberty's ability to rely upon income from operations or cash flow from operations to finance new acquisitions will be limited. If the necessary financing is not available, further development activities or acquisitions will be curtailed and cash available for distributions will be adversely affected.

REAL ESTATE INVESTMENT RISKS

THE SELF-STORAGE FACILITIES ARE SUBJECT TO VARYING DEGREES OF RISK GENERALLY INCIDENT TO THE OWNERSHIP OF REAL ESTATE

         The underlying value of Liberty's real estate investments and Liberty's income and ability to make future distributions to its stockholders are dependent upon Liberty's ability to operate the properties in a manner sufficient to maintain or increase cash available for distribution. Income from the properties may be adversely affected by:

         -        Changes in national economic conditions;

         - Changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics;

         - Changes in interest rates and in the availability, cost and terms of mortgage funds;

         - Impact of present or future environmental legislation and compliance with environmental laws;

         - Ongoing need for capital improvements, particularly in older facilities;

         -        Changes in real estate tax rates and other operating expenses;

         -        Costs may increase faster than rent;

         -        Adverse changes in governmental rules and fiscal policies;

         - Uninsured losses resulting from casualties associated with civil unrest, acts of God, including natural disasters, and acts of war;

         -        Adverse changes in zoning laws; and

         -        Other factors which are beyond the control of Liberty.

ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD ADVERSELY AFFECT LIBERTY'S ABILITY TO SELL ITS PROPERTIES


         Liberty may not be able to dispose of a property when it finds disposition advantageous or necessary in light of changing economic or other conditions or the sale price of any disposition may not recoup or exceed the amount of Liberty's investment. In addition, provisions of the Code may limit Liberty's ability to profit on the sale of properties held for fewer than four years because these provisions may apply a tax equal to 100% of the net income from the sale of property by Liberty unless Liberty owned the property for at least four years prior to sale.

LIBERTY CANNOT SELL THE 15 SELF-STORAGE FACILITIES FOR TEN YEARS

         Liberty is precluded by the partnership agreement from selling any of the 15 self-storage facilities contributed by the members of Osborne's self-storage company for ten years following the consummation of the proposed transactions without Mr. Osborne's consent. For additional information regarding sale of the 15 self-storage facilities, including the permissibility of like-kind exchanges, see the section called "Proposal 3 -- Formation of the Operating Partnership -- No Sale of Properties."


UNINSURED AND UNDERINSURED LOSSES COULD RESULT IN LOSS OF VALUE OF SELF-STORAGE FACILITIES

         There are some types of losses, generally of a catastrophic nature, that may be uninsurable or not economically insurable, as to which the properties are at risk in their particular locales. Each facility has a limit on coverage determined by management and the insurance company and each policy carries a $2,500 deductible. The facility's responsibility for losses extend only to the actual property and not the property of tenants. Tenants are responsible for insuring their own belongings stored at the facility.

         Liberty's management will use its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to acquiring appropriate insurance on Liberty's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that in the event of a substantial loss would not be sufficient to pay the full current market value or current replacement cost of Liberty's lost investment. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under these circumstances, the insurance proceeds received by Liberty might not be adequate to restore its economic position with respect to that property.

LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT LIBERTY'S FINANCIAL POSITION

         Under various federal, state, and local environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator caused or knew of the presence of the hazardous or toxic substances and whether or not the storage of such substances was in violation of a tenant's lease. The owner or operator is not in a position to know what a tenant stores at its self-storage facility. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner's ability to borrow using the contaminated property as collateral. In connection with the ownership of the self-storage facilities, Liberty may be potentially liable for any cleanup costs.

         Specifically, in connection with Meridian's sale of its last property, the Charleston property, in August 1997, $1.35 million was held-back from the $13.0 million sale price for estimated remediation work. In the late 1980s, the San Francisco Bay Region of the California Regional Water Quality Control Board requested that Meridian investigate and characterize soil and groundwater contamination of the Charleston property. Meridian engaged an environmental engineering firm that discovered the presence of trichloroethylene and other solvent chemicals in the groundwater. The Regional Water Quality Control Board deferred issuing a Site Cleanup

Requirements in order to give Meridian time to complete the pending sale of the Charleston property. As part of the sale, the purchaser agreed to indemnify Meridian broadly against the pending Site Cleanup Requirements and other types of environmental claims. Its indemnity is backed by an environmental insurance policy. It is possible that the Regional Water Quality Control Board could still name Meridian as a potentially responsible party when it ultimately issues its Site Cleanup Requirements order for the property based on Meridian's former ownership.

IF LIBERTY FAILED TO QUALIFY AS A REIT, IT WOULD BE SUBJECT TO ADVERSE TAX CONSEQUENCES

         If Liberty were to fail to qualify as a REIT in any taxable year, Liberty would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to Federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Liberty intends to operate so as to qualify as a REIT under the Code. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. Continued qualification as a REIT depends upon Liberty's continuing ability to meet various requirements concerning, among other things, the ownership of the outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to its stockholders. Unless entitled to relief under provisions of the Code, Liberty also would be ineligible for qualification as a REIT for the four taxable years following the year in which qualification was lost. As a result, distributions to the stockholders would be reduced for each of the years involved. Although Liberty currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the board of directors to revoke the REIT election. See "The Proposed Transactions -- Management's Discussion and Analysis of Financial Condition and Results of Operations of Meridian -- Election for REIT Status."

NO SINGLE STOCKHOLDER, OTHER THAN RICHARD M. OSBORNE, CAN OWN MORE THAN 9.8% OF THE OUTSTANDING SHARES OF LIBERTY WHICH MAY PREVENT AN OTHERWISE BENEFICIAL CHANGE OF CONTROL

         In order to maintain its qualification as a REIT, not more than 50% in value of Liberty's outstanding common stock may be owned, directly or indirectly, by five or fewer individuals. This requirement is known as the "Five or Fewer Test."

         - Liberty's articles of incorporation limit ownership of the issued and outstanding common stock by any single stockholder, except for Mr. Osborne and his affiliates, Turkey Vulture Fund XIII, Ltd., Retirement Management Company and Mr. Osborne's immediate family, directly or by virtue of the attribution provisions of the Code, to 9.8% of the aggregate value of Liberty's outstanding common stock, or 15% by tax pass-through entities. Mr. Osborne and his affiliates are subject to an ownership limit of 75% to permit the acquisition of his self-storage company by Liberty.

         - This ownership limit may have the effect of precluding acquisition of control of Liberty by a third party without consent of the board of directors even if a change in control were in the interest of stockholders, and limit the opportunity for stockholders to receive a premium for their common stock that might otherwise exist if an investor were attempting to assemble a block of common stock in excess of 9.8% or 15%, as the case may be, of the outstanding common stock or to otherwise effect a change of control of Liberty.

         - A transfer of shares of common stock to a person who, as a result of the transfer, violates the ownership limit will be void.

THE MARYLAND ANTI-TAKEOVER STATUTE MAY RESTRICT BUSINESS COMBINATION
OPPORTUNITIES

         Maryland law could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the outstanding common stock might receive a premium for their Liberty common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest. Maryland law prevents persons from acquiring more than 20% of a company's outstanding stock without following statutory procedures. These provisions of Maryland law could have the effect of delaying or preventing a change in control of Meridian even if a change in control were in the stockholders' interest. See "The Proposed Transactions -- Material Changes in the Rights of Shareholders Resulting from the Reincorporation."

         Mr. Osborne and his affiliates were exempted from the provisions of Maryland's interested shareholder and control share statutes to permit the acquisition of his self-storage company by Liberty.

THE ISSUANCE OF PREFERRED STOCK MAY PREVENT AN OTHERWISE BENEFICIAL CHANGE OF CONTROL

         The issuance of preferred stock could have the effect of delaying or preventing a change of control of Liberty even if a change of control were in the stockholders' best interest. Liberty's articles of incorporation allow the board to issue up to 2,000,000 shares of preferred stock and to determine the preferred stock's terms and conditions. However, the board has no current intent to issue preferred stock.

IF THE INTERNAL REVENUE SERVICE DID NOT CONSIDER THE REINCORPORATION TO BE A TAX-FREE REORGANIZATION, MERIDIAN'S SHAREHOLDERS MAY EXPERIENCE ADVERSE TAX CONSEQUENCES

         Meridian has received an opinion of counsel that the reincorporation will constitute a tax-free reorganization for federal income tax purposes, within the meaning of Section 368 of the Code. If there were a determination that the reincorporation was not a tax-free reorganization, Meridian and you as a shareholder would experience different tax consequences from those attendant to a tax-free reorganization. In particular, you would be required to recognize gain upon the deemed exchange of your shares of beneficial interest for shares of common stock of Liberty to the extent that the fair market value of any common stock you receive exceeded the basis of your Meridian shares. Recognition of loss on the deemed exchange might not be allowed until you dispose of some or all of your common stock. Meridian would be required to recognize gain on its disposition and distribution of property in connection with the reincorporation and any loss on the disposition or distribution may be required to be deferred until Liberty sells the assets to an unrelated third party. In addition, to the extent Meridian's tax attributes were not used to offset any gain, Liberty would not succeed to them. See "The Proposed Transactions -- Federal Income Tax Matters."

THERE IS CURRENTLY NO FORMAL TRADING MARKET FOR MERIDIAN SHARES OF BENEFICIAL INTEREST AND LIBERTY'S COMMON STOCK

         Currently, Meridian's shares of beneficial interest trade only on the OTCBB and, as a result, the market for the shares is not particularly liquid. Liberty's shares of common stock will also trade on the OTCBB. Therefore, the price at which Liberty's common stock may trade may fluctuate and the market for the common stock may be subject to disruptions that could make it difficult or impossible for the holders of common stock to sell shares in a timely manner, if at all. In addition, if trading markets do develop, they may be unstable and illiquid for an indeterminate period of time.

YOU WILL NOT HAVE ANY APPRAISAL RIGHTS IN CONNECTION WITH THE REINCORPORATION AND THE REORGANIZATION

         You do not have any statutory appraisal rights under California or Maryland law to choose to have the fair value of your shares of beneficial interest of Meridian judicially appraised and paid to you in connection with or as a result of the reincorporation and the reorganization.

STOCKHOLDERS COULD EXPERIENCE POSSIBLE FUTURE DILUTION THROUGH THE ISSUANCE OF ADDITIONAL COMMON STOCK OR PARTNERSHIP INTERESTS

         As a result of growth relating to acquisitions financed with the issuance of additional common stock of Liberty or interests in the operating partnership or any similar entity of Liberty, stockholders of Liberty could experience significant future dilution.

THE ANNUAL YIELD ON LIBERTY'S COMMON STOCK AS COMPARED TO YIELDS ON OTHER FINANCIAL INSTRUMENTS MAY INFLUENCE THE PRICE OF LIBERTY'S COMMON STOCK IN PUBLIC TRADING MARKETS

         An increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of Liberty's common stock.

SHARES ELIGIBLE FOR SALE IN THE FUTURE COULD AFFECT THE MARKET PRICES OF LIBERTY'S COMMON STOCK

         Sales of substantial amounts of Liberty's securities, or the perception that significant sales could occur, could adversely affect prevailing market prices for Liberty's common stock.

FAILURE TO ACHIEVE YEAR 2000 COMPLIANCE MAY ADVERSELY IMPACT MERIDIAN'S AND OSBORNE'S SELF-STORAGE COMPANY'S SYSTEMS OPERATIONS

         Meridian and Osborne's self-storage company have assessed the ability of their information systems to properly process transactions using dates beginning in the Year 2000.
                                      -27-

Remediation of any potential issues regarding Year 2000 compliance has included the upgrading or replacement of older software with new programs and systems, which will handle the Year 2000 and beyond. Meridian and Osborne's self-storage company believe that the necessary upgrades and replacements are in place.

         Because Meridian's assets are in financial institutions and brokerage houses and that the current operations, and consequently its computer needs, are limited, Meridian does not expect that Year 2000 compliance costs will have any material adverse effect on Meridian's liquidity or ongoing results of operations. These costs are expected to be less than $5,000 for each of Meridian and Osborne's self-storage company. Meridian expects that it will be successful in implementing its Year 2000 remediation according to the anticipated schedule and that compliance costs will not have a material adverse effect on Meridian's future liquidity or ongoing results of operations. See "The Proposed Transactions -- Management's Discussion and Analysis of Financial Condition and Results of Operations of Meridian -- Year 2000 Compliance" and "-- Management's Discussion and Analysis of Financial Condition and Results of Operations of Osborne's Self-Storage Company -- Year 2000 Compliance."

                              AVAILABLE INFORMATION

         Meridian Point Realty Trust '83 is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files, reports, proxy statements and other information with the Securities and Exchange Commission. Meridian's reports, proxy statements and other information may be inspected at and, upon payment of the SEC's customary charges, copies obtained from, the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Meridian's reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the SEC's regional offices in New York, New York, Seven World Trade Center, Suite 1300, New York, New York 10048, and in Chicago, Illinois, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site at http://www.sec.gov that also contains reports, proxy statements and other information concerning Meridian. In addition, the shares of Meridian are traded on the OTCBB under the symbol "MPTBS" and similar information concerning Meridian can be inspected and copied at the offices of The Nasdaq Stock Market, 1735 K Street NW, Washington, D.C. 20006- 1500.

         Liberty has filed with the SEC a Registration Statement on Form S-4 under the Securities Act with respect to shares of Liberty's common stock to be issued in the reincorporation into a Maryland corporation and with respect to shares of Liberty's common stock to be issued upon conversion of the Class A limited partnership interests in the operating partnership in connection with the acquisition of Osborne's self-storage company through the reorganization as an UPREIT. This Proxy Statement/Prospectus constitutes the Prospectus of Liberty filed as part of the Registration Statement. As permitted by the rules and regulations of the SEC, this Proxy Statement/Prospectus omits certain information contained in the Registration Statement. Reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the SEC noted above, and copies of which can be obtained from the SEC at prescribed rates as indicated above.

         YOU CAN ONLY RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR INFORMATION TO WHICH WE HAVE REFERRED. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY DIFFERENT INFORMATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                           PRO FORMA CAPITALIZATION


         The following table sets forth certain pro forma consolidated short-term and long-term obligations and the pro forma consolidated capitalization of Liberty as of June 30, 1999 that give pro forma effect to the reincorporation into a Maryland corporation and the acquisition of Osborne's self-storage company through the reorganization of Meridian as an UPREIT. The information set forth in the table below should be read in conjunction with Meridian's consolidated historical and pro forma financial statements and related notes included elsewhere herein.



                                                                          June 30, 1999
                                                                            Pro Forma
                                                                          -------------
Short-Term Debt
         Current maturities of long-term notes payable .................   $    407,014
         Other .........................................................        500,000
                                                                           ------------

         Total short-term debt .........................................   $    907,014
                                                                           ============

Long-Term Debt
         Long-Term notes payable .......................................   $ 17,440,221
                                                                           ------------

         Total long-term debt ..........................................   $ 17,440,221
                                                                           ============
Minority Interest * ....................................................      4,517,116
Stockholders' Equity
         Preferred stock, $0.001 par value; 2,000,000 shares authorized,
             0 shares issued and outstanding ...........................   $       --
         Common Stock, $0.001 par value: 50,000,000 shares authorized,
         3,031,618 issued and outstanding ..............................          3,032
         Paid-in capital ...............................................     25,784,280
         Distributions in excess of income .............................    (23,860,768)
                                                                           ------------

         Total Stockholders' Equity ....................................      1,926,544
                                                                           ------------

Total Capitalization ...................................................   $ 24,790,895
                                                                           ============

* Represents minority interest in the operating partnership applicable to the limited partners therein, excluding the limited partnership interest held by Liberty.

                                    BUSINESS

         Liberty Self-Stor, Inc., a Maryland corporation, will succeed to, and continue, the business of Meridian Point Realty Trust '83 upon consummation of the reincorporation under the direction of Meridian's current management team, which will succeed to the management of Liberty. Liberty's management team will be composed of the same individuals who are currently managing the self-storage properties owned by Osborne's self-storage company. Thomas J. Smith is currently the self-storage company's Chief Operating Officer, Ronald L. Ramer is Financial Manager and Jeffrey J. Heidnik is Vice President of Operations. These individuals have significant experience in managing, acquiring, developing, expanding and operating self-storage facilities. Mr. Smith has been in the self-storage industry for a total of three years, all with Osborne' self-storage company and also has over ten years of experience in the real estate industry. Mr. Ramer has been in the self-storage industry for three years, all with the self-storage company and also has over seven years of experience in the real estate industry. Mr. Heidnik has been in the self-storage industry for 11 years, three of them with the self-storage company.

         Meridian was organized as a business trust under the laws of the State of California pursuant to a declaration of trust, dated June 24, 1982, and commenced operation on April 12, 1983. Meridian was originally known as "Sierra Real Estate Equity Trust '83." On October 11, 1991, the company changed its name to "Meridian Point Realty Trust '83." The amended and restated declaration of trust of Meridian was filed on May 12, 1992 and amended on July 23, 1993 and February 14, 1995. Meridian was formed as a real estate investment trust to invest in income-producing commercial and industrial real estate located in selected areas of projected growth in the United States.

         The investment policy of Meridian as contained in the current declaration of trust is a so-called "self-liquidating/finite-life" policy, meaning that Meridian is intended to have limited life through provisions of its declaration of trust which state that the net proceeds from the sale of a property owned by Meridian may not be reinvested but must be distributed to shareholders after payment of indebtedness relating to that property and other obligations. However, the proceeds of a sale need not be distributed if they are used to purchase land underlying any of Meridian's other properties, to finance improvements or additions to any of the properties, to protect or enhance Meridian's investments in any of its properties, to buy out leases or to increase revenues. This limited life policy essentially precludes Meridian from acquiring new properties and reinvesting the proceeds from the disposition of future properties into new assets. Meridian sold its last remaining property in August 1997 and the limited life policy precludes it from acquiring new properties. The reincorporation into a Maryland corporation would change Meridian from a limited life business trust into a corporation of perpetual-life and allow it to continue as a going concern. If the reincorporation and the reorganization of Meridian as an UPREIT are not approved, Meridian will be forced to liquidate.

         Further information regarding Meridian, including its audited historical financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, is contained in Meridian's Annual Report on Form

10-KSB for the fiscal year ended December 31, 1998 and Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999, which reports are being mailed with this Proxy Statement/Prospectus.

                             THE SPECIAL MEETING

INTRODUCTION

         This Proxy Statement/Prospectus is being furnished to the shareholders in connection with the special meeting to be held on Monday, December 20, 1999 at 10:00 a.m., local time, at 1375 East Ninth Street, One Cleveland Center, Cleveland, Ohio 44114, and any adjournment or postponement thereof.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the special meeting, you will be asked to consider and vote upon the following proposals:

         -         Proposal 1:      A proposal to approve the amendment to
                                    Meridian's declaration of trust.

         -         Proposal 2:      A proposal to approve the reincorporation
                                    into a Maryland corporation.

         -         Proposal 3:      A proposal to approve the acquisition of
                                    Osborne's self-storage company.

         -         Proposal 4:      A proposal to elect the five nominees as
                                    trustees.

         -         Proposal 5:      A proposal to approve the 1999 Stock Option
                                    Plan for Liberty.

         -         Proposal 6:      A proposal to approve the lease of the
                                    executive offices of Liberty.

         -         Proposal 7:      A proposal to ratify the appointment of
                                    Arthur Andersen LLP as the independent
                                    auditors for fiscal year ending December 31, 1999.

         You also will consider and vote upon any other matters that may properly come before the special meeting.

VOTING RIGHTS AND VOTE REQUIRED

         Only holders of record of shares of beneficial interest of Meridian issued and outstanding as of the close of business on October 20, 1999 will be entitled to vote at the special meeting, or any adjournment or postponement thereof. As of October 20, 1999, there were 3,031,618 shares of beneficial interest issued and outstanding held by approximately 2,200 holders of record.

         Holders of record of shares of beneficial interest at the close of business on October 20, 1999 are entitled to one vote per share upon each matter submitted to a vote of the shareholders of Meridian at the special meeting or any adjournment or postponement thereof.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of beneficial interest entitled to vote at the meeting is necessary to constitute a quorum to transact business at the special meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum. If a quorum is not present at the special meeting, the holders of a majority of the shares of beneficial interest present in person or by proxy and entitled to vote at the special meeting may, by majority vote, adjourn the special meeting from time to time.

         Pursuant to the Meridian's current declaration of trust, the affirmative vote of the holders of a majority of the outstanding shares of beneficial interest is required to approve the amendment to the declaration of trust and the reincorporation into a Maryland corporation. The election of each of the nominees as trustees requires a plurality of the votes cast at the special meeting. The approval of the reorganization of Meridian as an UPREIT, the 1999 Stock Option Plan, the lease for Liberty's executive offices and the ratification of the appointment of independent auditors each requires a majority of the votes cast by shareholders, in person or by proxy, at the special meeting. As promised, 297,344 shares, or approximately 9.8%, owned by Turkey Vulture Fund XIII, Ltd., a limited liability company of which Mr. Osborne is the sole Manager, will not vote on the reorganization of Meridian as an UPREIT proposal and the lease proposal. The consummation of the reincorporation is contingent upon the approval by the shareholders of the amendment to the declaration of trust and the reorganization of Meridian as an UPREIT and, conversely, the consummation of the reorganization is contingent upon the approval by the shareholders of the amendment to the declaration of trust and the reincorporation into a Maryland corporation.


         Under the rules of the principal stock exchanges, brokers who hold Meridian's shares of beneficial interest in street name for customers will not have authority to vote such shares on the proposals to approve the amendment to the declaration of trust, the reincorporation, the reorganization as an UPREIT and the 1999 Stock Option Plan unless they have received written instructions from beneficial owners. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum at the special meeting, but will not be counted as votes cast on any matter presented for a vote at the meeting. Because approval of the amendment to the declaration of trust and the reincorporation each require the affirmative vote of a specified percentage of the holders of the shares of beneficial interest outstanding on October 20, 1999, abstentions and broker "non-votes," as the case may be, will have the same effect as votes against such matters. Since the election of trustees requires a plurality of the votes cast and the approval of reorganization as an UPREIT, the 1999 Stock Option Plan, the lease for Liberty's executive offices and the ratification of the appointment of Arthur Andersen LLP require a majority of the votes cast at the special meeting at which a quorum is present, abstentions and broker "non-votes" will have no effect on the result of the vote on such matters.


VOTING OF PROXIES; SOLICITATION

         All shares of beneficial interest which are entitled to vote and are represented at the special meeting by properly executed proxies received prior to or at the special meeting and not revoked will be voted at the special meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED, THE PROXIES WILL BE VOTED IN FAVOR OF THE

PROPOSALS DESCRIBED HEREIN. The board of trustees knows of no matters to be presented at the special meeting other than those described in this Proxy Statement/Prospectus. If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxies and acting thereunder will vote on such matters in their discretion. Meridian's trustees' regulations provide that the special meeting may be adjourned by an affirmative vote of a majority of the shares of beneficial interest entitled to vote and represented in person or by proxy at the meeting from day to day or time to time.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. You may revoke your proxy by:

         - filing with Meridian, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy;

         - duly executing a later-dated proxy relating to the same shares and delivering it to Meridian before the taking of the vote at the special meeting; or

         - attending the special meeting and voting in person, although attendance at the special meeting will not in and of itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to Meridian c/o Secretary, 8500 Station Street, Suite 100, Mentor, Ohio 44060 or hand delivered to Meridian c/o Secretary, 8500 Station Street, Suite 100, Mentor, Ohio 44060, so as to be delivered at or before the taking of the vote at the special meeting.

         All expenses of this solicitation and the proposed transactions, including the cost of preparing and mailing of this Proxy Statement/Prospectus, will be paid by Osborne's self-storage company up to $725,000 and thereafter by Meridian. Costs are estimated at approximately $725,000. In addition to solicitation by use of the mails, proxies may be solicited by trustees, officers and employees of Meridian in person or by telephone, telegram or other means of communication. The trustees, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with their solicitation. Meridian has retained Beacon Hill Partners, 90 Broad Street, New York, New York 10004, for their customary fees, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Beacon Hill's fees are estimated to be $35,000. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the shares of beneficial interest, and Meridian will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

NO APPRAISAL RIGHTS

         Under California and Maryland law, you will not be entitled to any dissenters' appraisal rights in connection with the reincorporation or the reorganization as an UPREIT.

                     BACKGROUND OF THE PROPOSED TRANSACTIONS

         Meridian is a limited life business trust which elected to operate as a REIT for federal income tax purposes. Pursuant to the limited life policy as set forth in the current declaration of trust, net proceeds from the sale or refinancing of Meridian's properties were distributed to shareholders rather than reinvested in additional properties. As a result of this policy, at the time Meridian commenced operations its anticipated life-span was seven to ten years, although the exact timing and extent of liquidating distributions were subject to various factors, including the real estate market and general economic conditions.

         Meridian's original objective was to make equity investments in income-producing industrial and commercial real estate in selected areas of projected growth in the United States. Prior to February 23, 1996, Meridian had an interest in ten properties, all but one of which, the Charleston property, were sold on that date to Meridian Industrial Trust, Inc. As a result of this sale, Meridian paid a dividend on March 22, 1996 of $1,000,434 in cash, or $0.33 per share, and 390,360 shares of Meridian Industrial Trust common stock, or
0.1287 of a share of Meridian Industrial Trust per share of Meridian, to shareholders of record on March 12, 1996. At that time, Meridian stated that its principal objective was to sell the Charleston property, adopt a plan of liquidation, distribute its net assets to its shareholders and then liquidate.

         In November 1996, the former board of trustees engaged in a discussion about the possibility of selling Meridian after the sale of the Charleston property. An investment banker was interviewed who offered to locate a purchaser for Meridian and negotiate and handle the sale. As the prospect of selling the Charleston property improved in mid-1997, the former board consulted further with the investment banker regarding the process of selling Meridian and considered whether this should be pursued. On July 8, 1997, the investment banker was engaged to seek potential buyers of Meridian.

         During this period, Meridian received from Turkey Vulture Fund XIII, Ltd., of which Mr. Osborne is the sole Manager, requests for a shareholder list, for an annual meeting of shareholders, and for a special meeting of shareholders for the removal and election of trustees. Turkey Vulture Fund had acquired a significant number of shares in July 1996. In July 1997, Turkey Vulture Fund contacted Steven A. Calabrese, a current trustee, and Meredith Partners, a former shareholder, and filed an amended Schedule 13D Statement with the SEC indicating that they intended to work together with Meridian's management to create value for shareholders. The stated intent was to try to convince management to take steps to have the shareholders convert Meridian to a perpetual-life REIT.

         When the sale of the Charleston property became imminent, the former board of trustees discussed the progress being made to explore selling Meridian as an alternative to liquidation and dissolution. On August 14, 1997, Meridian's former president set October 9, 1997 as the date for a special meeting of shareholders. The former trustees determined at that time that they would review in mid-September 1997 the level of interest expressed by parties contacted by the investor banker. The former trustees believed that then they could better evaluate the alternatives of either selling of liquidating Meridian. The former trustees weighted each of the alternatives presented against the relative certainty of the shareholders receiving a cash distribution within an anticipated range in the near future. The former trustees also recognized that the feasibility of implementing an alternative plan would depend to a great extent upon the involvement or support of Turkey Vulture Fund.

         On August 21, 1997, Meridian sold the Charleston property which consisted of six research and light industrial buildings, totaling 119,041 square feet of space on an eight-acre site adjacent to the Bayshore Freeway in Mountain View, California. The total sale price was $13.0 million less a $1.35 million credit for estimated environmental remediation work and related costs resulting in a net sale price of $11.65 million. Meridian realized a gain of approximately $4.349 million on the sale. Meridian announced at the time of the sale that the board of trustees was in the process of evaluating the options available, including sale or liquidation of Meridian. Following the sale of the Charleston property, Meridian's assets consisted mostly of cash and cash equivalents and its only income was from investment of its remaining funds. Accordingly, the former board of trustees declared a dividend in the amount of $3.00 cash per share, which was paid on September 12, 1997 to shareholders of record on September 2, 1997. The remainder of the proceeds from the sale of the Charleston property were held pending a decision by the former board as to the best course of action for Meridian to pursue. No separate valuations were obtained by the former trustees in connection with making this decision.

         In connection with Meridian's sale of its last property, the Charleston property, in August 1997, $1.35 million was held-back from the $13.0 million sale price for estimated remediation work. In the late 1980s, the San Francisco Bay Region of the California Regional Water Quality Control Board requested that Meridian investigate and characterize soil and groundwater contamination of the Charleston property. Meridian engaged an environmental engineering firm that discovered the presence of trichloroethylene and other solvent chemicals in the groundwater. The Regional Water Quality Control Board deferred issuing a Site Cleanup Requirements order to give Meridian time to complete the pending sale of the Charleston property. As part of the sale, the purchaser agreed to indemnify Meridian broadly against the pending Site Cleanup Requirements and other types of environmental claims. Its indemnity is backed by an environmental insurance policy. It is possible that the Regional Water Quality Control Board could still name Meridian as a potentially responsible party when it ultimately issues its Site Cleanup Requirements order for the property based on Meridian's former ownership. If that occurs Meridian could tender the Site Cleanup Requirement's order to the purchaser for compliance. Similarly, Meridian would tender any environmental claim brought against it to the purchaser pursuant to the indemnity.

         During this period, the investment banker was making inquiries and seeking indications of interest from various parties, including Mr. Osborne, in purchasing Meridian. At a meeting of the former board of trustees on September 19, 1997, the investment banker reported on the status of his inquiries. On October 6, 1997, he provided the former trustees with details on those expressing interest, his evaluation of the prospects and the results of his due diligence. This was continued on October 8, 1997, at which time several trustees arranged to meet with a few of the prospects. In view of this activity and the expressions of interest, the special meeting of shareholders was not held on October 9, 1997.

         Negotiations ensued with one of the prospects over a proposed structure that included the issuance of additional stock by Meridian for cash, the issuance of warrants and the allocation of values in connection with the contribution of the properties for shares. In the next few weeks, the proposal for issuance of shares and warrants was dropped and contact was made by the prospect with Mr. Osborne about the possibility of purchasing his shares and those of others associated with him. Since Mr. Osborne was then unwilling to sell his shares, the issuance of stock by Meridian was again raised. The former trustees were not agreeable to the issuance because it appeared that it was inconsistent with the limited life policy. As a consequence, this proposal was withdrawn on November 21, 1997.

         The former trustees met on November 21, 1997, and subsequently the investment banker was provided with a request for a proposal form that had been developed by Meridian. The request for proposal asked for information geared to evidencing the enhancement value to the shareholders and the protection of Meridian's assets from being dissipated. On December 8, 1997, a response was received from one prospect and the former trustees reviewed and rejected the proposal at a meeting on December 12, 1997. The former trustees also reviewed other alternatives, including the status of discussions with other parties who had earlier expressed an interest, including Mr. Osborne. It did not appear to the former trustees that any of these alternatives were promising under the circumstances. Having concluded that the alternatives to proceeding with liquidation of Meridian were not as likely to assure greater value for shareholders, the former trustees adopted the plan of liquidation and dissolution and determined to proceed with liquidation, including holding an annual meeting of shareholder to elect trustees and to vote on the plan. Meridian issued a press release on December 16, 1997, announcing the adoption of a plan of liquidation and dissolution by the trustees and proposed that the plan be submitted to the vote of the shareholders at an annual meeting to be held in 1998.

         During this period, counsel for Meridian and counsel for Mr. Osborne were working on an agreement to facilitate the holding of an annual meeting and regulating the costs and the conduct of the respective parties in connection with a meeting. At the end of September 1997, Meridian provided a shareholder list to Mr. Osborne's counsel.

         Between December 15, 1997 and January 8, 1998, two of the prospects revised their proposals and another party from Portland, Oregon expressed interest in exploring an offer. A meeting of the former board of trustees was held on January 10, 1998, at which these proposals were considered. It was pointed out that none of them adequately addressed the issues covered by the request for proposal. In analyzing these proposals, the former trustees were concerned over the risk to shareholders in comparison with a liquidation, but determined that management should contact these parties to see whether a transaction more favorable to the shareholders might be possible. In the meantime, plans were proceeding to hold an annual meeting.

         In subsequent conversations with the various parties, the interest of all but the Portland group waned. On February 5, 1998, the Portland group submitted a revised letter and term sheet to Meridian. Meridian also received a copy of a letter of intent dated February 24, 1998 between Richard Osborne and West Side Investors, Inc., an investor group in Atlanta, Georgia. This letter contemplated financing provided by Mr. Osborne and West Side Investors in the amount of $1.7 million in exchange for unsecured, convertible notes and warrants of Meridian, the purchase of properties and formation of an UPREIT, conversion to a perpetual life REIT and the resignation of the trustees. This proposed agreement would have been subject to shareholder approval and Meridian's status as a REIT. On March 5, 1998, the former trustees met to consider these new developments. The former trustees were informed that representatives of the Portland group were discussing with Mr. Osborne a purchase of the shares held by Turkey Vulture Fund and others. The consensus of the former trustees was that nothing presented should cause Meridian to deviate from its intention to proceed with an annual meeting and implement the plan of liquidation and dissolution. The former trustees expressed concern over endorsing anyone under circumstances where there was uncertainty about the future of Meridian and whether the shareholders would benefit.

         On March 10, 1998, the Portland group revised its proposed term sheet, which called for a limited tender offer and declaration of a dividend, and later made a request for due diligence materials. The former trustees met on March 12, 1998, and representatives of the Portland group explained to them the terms of their proposal, as well as their discussions with Mr. Osborne. The former trustees then went over the March 10 term sheet, discussed certain of the terms with representatives of the Portland group and imposed outside dates by which certain events, including the purchase by the Portland group of the shares held by major shareholders, would have to occur if an agreement were to be reached with Meridian.

         Meridian was furnished a copy of a letter dated March 20, 1998, providing for the sale by Turkey Vulture Fund, Mr. Calabrese and the Jerome T. Osborne Trust of their shares at $2.50 per share to West Side Investors, Inc. On March 25, 1998, Meridian entered into a confidentiality agreement with West Side Investors. On March 30, 1998, Meridian was advised that West Side Investor's purchase of shares owned by Turkey Vulture Fund, Mr. Calabrese and the Jerome T. Osborne Trust would not be consummated. Meridian then entered into a confidentiality agreement with the Portland group on March 31, 1998.

         On April 3, 1998, a group from Texas submitted a letter indicating a desire to explore a transaction and urged the former trustees to hold off implementing the plan of liquidation and dissolution. Another letter dated April 22, 1998, was received from the Texas group, which had been in contact with Mr. Osborne. Meridian was later informed that the Portland group was no longer interested in pursuing a transaction with Meridian. The interest of the Texas group appeared to continue and it again affirmed discussions with Mr. Osborne about the purchase of his shares. Meridian heard nothing from the Texas group after July 15, 1998, and it was assumed that it no longer had an interest in a transaction with Meridian. There were, at the time of the annual meeting in September 1998, no open offers being considered by the former board and there were no ongoing purchase-related discussions between Meridian and third parties since mid-July 1998.

         On July 1, 1998, the former board of trustees adopted resolutions to hold the annual meeting of shareholders to consider and vote on, among other things, the election of trustees and the approval of a plan of liquidation and dissolution. The current members of the board of trustees formed the "Meridian '83 Shareholders' Committee for Growth " and filed a proxy statement in opposition to the then trustees to elect their own nominees as trustees of Meridian and to oppose the approval of the plan of liquidation and dissolution presented by the former board of trustees. Because the Committee for Growth was aware that the former board had explored other alternatives, in the committee's proxy statement, the Committee for Growth indicated that it would seek conversion of Meridian's limited life policy to a perpetual-life policy, that it had identified self-storage facilities as one possible type of investment that might be suitable for Meridian and that it would consider a merger with a real estate company that owns self-storage facilities including merging with an entity controlled by Mr. Osborne.


         In its proxy statement for the September 1998 meeting, the former board of trustees proposed a plan of liquidation and dissolution. It estimated that Meridian's operating costs in anticipation of liquidation, including extended insurance coverage, would increase to about $377,000 for four months and $437,000 for six months and that the costs of the September 1998 annual meeting, liquidation and dissolution would range from $165,000 to $200,000. Therefore, the former board estimated that the total costs for the plan of liquidation and dissolution to be $542,000 to $637,000, before taking into account the establishment of any reserves. Assuming net assets of $2,500,000 at June 30, 1998, the former board estimated that as much as $1,940,000, or $0.63 per share, or, assuming a $350,000 reserve, as little as $1,513,000, or $0.50 per share, could be available for distribution to shareholders. The liquidation value, if calculated today, would be significantly less based on Meridian's net asset value of $1,926,544 as of June 30, 1999. Based on net assets of $2,131,004 at June 30, 1999, costs of liquidation of approximately $500,000 to $700,000, and including the $725,000 in transaction costs which Meridian will have to pay if the reincorporation and the reorganization is not approved, the amount available for distribution to shareholders currently ranges from as much as $660,411, or $0.22 per share, to as little as $460,411, or $0.15 per share.


         The annual meeting of shareholders of Meridian was held on September 22, 1998. The shareholders of Meridian elected the committee's nominees and the plan of liquidation and dissolution was not approved. The final vote was certified by the inspector of elections on September 28, 1998 and the committee's nominees became the members of the board of trustees.


         Because Meridian ceased to own any properties in August 1997 and the current declaration of trust forbids Meridian from investing the cash in additional properties, the current board of trustees was faced with few opportunities, not already explored by the former trustees, to enhance shareholder value. The current board decided, as it had indicated in their proxy statement, that the merger of Meridian with a limited liability company controlled by Mr. Osborne that owns self-storage facilities was the best option for Meridian and its shareholders. The current board did not consider any other alternatives.


         In April 1999, the current board of trustees retained the investment banking firm of Robert A. Stanger & Co., Inc. to render a fairness opinion in connection with the reorganization.

         From September 1998 to the original filing of this Proxy Statement/Prospectus with the SEC in May 1999, the current board of trustees met twice, on January 27, 1999 and May 6, 1999, to discuss the benefits and detriments of the proposed transactions and the terms of the proposed transactions. The board discussed with Mr. Osborne the terms of the reorganization, the contribution of the self-storage facilities owned by his self-storage company, the method by which to reincorporate, the determination of net asset value and the fairness opinion. At the May 6, 1999 meeting, the board discussed the proposed terms; including the terms of the partnership interests, the formation of the operating partnership, and the presentation of the fairness opinion. The board did not consider any alternative to the proposed transactions. In addition, no other offers were received by the current board nor did the current board pursue any other offer.


         The board also met on August 11, 1999 and September 13, 1999 and acted by written consent on October 12, 1999 to amend the formation agreement to accurately reflect each parties' net asset value.

         The board understood Osborne's self-storage company's reasons for entering into the reorganization and the contribution of the self-storage facilities. The reorganization of Meridian as an UPREIT presented Mr. Osborne with the opportunity to convert his privately-held self-storage company into a public entity. This UPREIT structure also enabled Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company to contribute the 15 self-storage facilities to the operating partnership in a tax-free transaction. Osborne's self-storage company is seeking additional equity and debt financing to provide cash to facilitate growth. The board of trustees believes that Meridian is in turn receiving adequate consideration for its partnership interests in the operating partnership based on the appraisal of 15 self-storage facilities, the cash and securities being contributed by Meridian and the payment by Osborne's self-storage company of the transaction costs of the reincorporation and the reorganization. Mr. Osborne and the other members of the self-storage company believe that the limited partnership interests that they will receive in exchange for their membership interests are adequate because of the appraisal and the ability of each to convert their limited partnership interests to shares of a publicly-traded company.


         The remaining documentation needed to implement the reorganization was finalized to the extent practicable by the date hereof. On the date hereof, Stanger delivered its fairness opinion to the board of trustees as to the fairness, from a financial point of view, to Meridian's shareholders of the allocation of interests in the operating partnership in connection with reorganization.

                            THE PROPOSED TRANSACTIONS

LIMITED LIFE TO PERPETUAL LIFE

         Meridian was organized to operate as a limited life REIT. Under the limited life policy, Meridian is required to distribute to shareholders the net proceeds of the sale or refinancing of each property owned by Meridian and is prohibited from reinvesting proceeds into the acquisition of new properties. Because of this limited life policy, it was initially anticipated that Meridian would have a duration of seven to ten years.

         Meridian must change this limited life policy in order to pursue a growth strategy. Because of this policy, Meridian cannot invest its remaining cash in real estate and, because Meridian sold its last property in August 1997, it currently holds no real estate. If Meridian does not eliminate this limited life policy, Meridian will be forced to liquidate. The elimination of the limited life policy through the reincorporation into a Maryland corporation will make Liberty a reinvesting entity with perpetual-life and will expose Liberty to all risks normally associated with the ownership and operation of real estate. Liberty will attempt to grow through the acquisition and development of additional self-storage facilities and the expansion of its existing facilities. There are risks in this change to a perpetual life and the ownership of self-storage facilities. For a detailed discussion of the risks, see the section of this Proxy Statement/Prospectus called "Risk Factors."

MATERIAL CHANGES IN THE RIGHTS OF SHAREHOLDERS RESULTING FROM THE
REINCORPORATION

         Your rights as a shareholder of Meridian are governed by the current declaration of trust, trustees' regulations, California common law, the California statutes, and the rules of Nasdaq. If the reincorporation is approved by the shareholders and the mergers are consummated, Liberty will be the surviving entity in the mergers, the separate existence of Meridian will terminate, each outstanding share of beneficial interest of Meridian will be converted into one share of common stock of Liberty and the rights of Liberty's stockholders will be governed by Maryland law, Liberty's articles of incorporation and bylaws and the rules of Nasdaq. While a number of Meridian's current corporate governance provisions will be included in Liberty's articles of incorporation and bylaws and, therefore, will not be affected by the approval of the reincorporation and the consummation of the mergers, differences between the current declaration of trust and trustees' regulations and Liberty's articles of incorporation and bylaws will result in material differences between your rights as a shareholder of Meridian and your rights as a stockholder of Liberty. Accordingly, you should carefully consider the changes in your rights that will result from the approval of the reincorporation and the consummation of the mergers.

         Set forth below is a summary of the material differences in this respect. Because this is a summary, it does not contain all the information that may be important to you.

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                          MERIDIAN                                       LIBERTY
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TERM OF          Meridian was formed as a limited              Liberty is a perpetual-life Maryland
EXISTENCE        life California unincorporated business       corporation operating as a real estate
                 trust operating as a real estate              investment trust and may acquire
                 investment trust whereby the proceeds         new properties and reinvest the
                 of the sale or refinancing of any             proceeds of the future sale or
                 property have to be distributed to            refinancing of any property.
                 shareholders.

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AUTHORIZED       The current declaration of trust              The articles of incorporation
SHARES           provides for an unlimited number of           authorize 50,000,000 shares of
                 shares of beneficial interest,                common stock, 1,000 of which are
                 3,031,618 of which are currently              issued and outstanding to Meridian.
                 issued and outstanding.
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PREFERRED        Meridian does not have any                    The board of directors will have the
STOCK            preferred stock issued or                     authority to issue preferred stock.
                 outstanding.                                  Liberty has 2,000,000 authorized
                                                               shares of preferred stock, the terms
                                                               of which may be designated by the
                                                               board of directors.  None of these
                                                               shares of preferred stock are
                                                               presently issued or outstanding.
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INVESTMENT       The current declaration of trust              Liberty's charter documents do not
POLICY           severely restricts from the trustees in       contain similar investment
                 the investment of Meridian's assets.          restrictions.  Liberty intends to
                 The trustees can only invest in:              invest exclusively in self-storage
                                                               facilities.  However, the board of
                 -     obligations of, or guaranteed           directors can change Liberty's
                       by, the U.S. Government or              investment direction without a vote
                       any agencies or political               of stockholders.
                       subdivisions thereof;

                 -     obligations of, or guaranteed
                       by, any state, territory or
                       possession of the U.S. or any
                       agencies or political
                       subdivisions thereof; or

                 -     evidences of deposits in, or
                       obligations of, banking
                       institutions, state and federal
                       savings and loan associations
                       and savings institutions
                       which are members of the
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                           MERIDIAN                                      LIBERTY
------------------------------------------------------------------------------------------------------------
                        which are members of the
                        FDIC or the Federal Home
                        Loan Bank System.
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BORROWING         Meridian's current declaration of            Liberty will not have any limitations
                  trust limits the amount that Meridian        on the amount it can borrow to
                  could borrow for the purchase of a           purchase properties.
                  property to 80% of the property's
                  purchase price.  In addition, Meridian
                  may not borrow on an unsecured basis
                  to the extent that the unsecured
                  indebtedness has an asset coverage of
                  less than 300%.
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ELECTION OF       Trustees are elected by the vote of a        Directors are elected by a vote of a
TRUSTEES/         majority of the voting shares present        plurality of the shares eligible to
DIRECTORS         in person or represented by proxy.           vote present in person or represented
                                                               by proxy.
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REMOVAL OF        A trustee may be removed from                Under Maryland law, unless the
TRUSTEES/         office at any time either with or            charter provides otherwise, directors
DIRECTORS         without cause by the vote or written         may be removed from office, with or
                  consent of either a majority of              without cause, by the affirmative
                  the trustees then in office or a             vote of the holders of at least a
                  majority of the outstanding voting           majority of votes entitled to be cast
                  shares.  Vacancies may be filled by          in the election of directors.
                  the remaining trustees then in office        However, Liberty's articles of
                  or by the vote or consent of holders         incorporation provide that
                  of a majority of the outstanding             stockholders may remove a director
                  shares entitled to vote.                     from office only for "cause" by the
                                                               affirmative votes of the holders of at
                                                               least two-thirds of the outstanding
                                                               shares entitled to vote.  Pursuant to
                                                               Liberty's articles, vacancies
                                                               may be filled by the vote of a
                                                               majority of the remaining directors.

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OWNERSHIP         The current declaration of trust             The articles of incorporation provide
LIMIT             provides that no individual,                 that no person, except Mr. Osborne
                  corporation, partnership, joint stock        and his affiliates, may own more
                  company, trust, unincorporated               than 9.8%, or 15% for tax pass-
                  association or other entity may own          through entities, of the outstanding
                  in excess of 9.8% of the outstanding         common stock.  Any acquisition
                  shares.  Any acquisition above 9.8%          above 9.8%, or 15% for tax pass-
                  will be null and void and any excess         through entities, will be void and
                  shares will be deemed to have been           any excess will be automatically
                  acquired and held on behalf of               transferred to a separate trust
                  Meridian.                                    established to hold the shares.  Mr.

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                             MERIDIAN                                     LIBERTY
--------------------------------------------------------------------------------------------------------------
                                                                Osborne and his affiliates were
                                                                excepted from this ownership limit
                                                                to permit the acquisition of the self-
                                                                storage company by Liberty and are
                                                                subject to an ownership limit of
                                                                75%.
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OPERATING           The current declaration of trust            Liberty's articles of incorporation
EXPENSE             provides that operating expenses, as        place no limit on operating
LIMITATION          defined, cannot exceed the greater          expenses.
                    of 2% of the book value of invested
                    assets or 25% of the net income
                    without adjustment for depreciation,
                    amortization or extraordinary items;
                    provided that in no event can the
                    operating expenses exceed 2% of
                    the total assets under management,
                    less cash, cash items and unsecured
                    indebtedness.
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DISTRIBUTIONS       The board of trustees may cause             Dividends and other distributions on
                    dividends to be declared and                the stock of Liberty may be
                    paid on outstanding shares out              authorized and declared by the board
                    of funds legally available                  of directors out of assets legally
                    therefor, at such times, in such            available for this purpose.
                    amounts and from such sources,              Dividends and other distributions
                    whether income, surplus, capital or         may be paid in cash, property or
                    any combination thereof, as they in         stock of Liberty.  Generally, all
                    their discretion may determine.             distributions from the operating
                                                                partnership will be made to Liberty
                                                                and the limited partners concurrently,
                                                                and will be allocated to Liberty, on
                                                                one hand, and to the limited partners,
                                                                on the other, on a pro rata basis by
                                                                reference to their respective percentage
                                                                interests in the operating partnership.

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VOTING BY           Shareholders' action may be taken           Under Maryland law, any action that
WRITTEN             without a meeting by written                may be taken at a stockholders'
CONSENT             consent if such consent is signed by        meeting may be taken by written
                    the holders of outstanding voting           consent if such consent is:
                    shares having a majority of all
                    voting shares entitled to vote              -     a written consent setting
                    thereon.                                          forth the action is signed by
                                                                      every stockholder entitled to
                                                                      vote on the matter;

                                                               -      a written waiver of any right
                                                                      to dissent is signed by each
                                                                      stockholder entitled to notice
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                             MERIDIAN                                    LIBERTY
--------------------------------------------------------------------------------------------------------------
                                                                     of the meeting but not
                                                                     entitled to vote at it; and

                                                               -     consent and waiver are filed
                                                                     with the records of
                                                                     stockholders meetings.

                                                               Thus, stockholders of
                                                               Liberty will be effectively
                                                               prevented from taking action
                                                               by written consent.
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AMENDMENT OF        Any amendment to the current               Any amendment to the articles of
CHARTER             declaration of trust must be in            incorporation requires approval of
DOCUMENTS           writing and, subject to the changes        the board of directors and
                    required by law, requires the              stockholder approval by two-thirds
                    affirmative vote or written consent        of the votes entitled to be cast.
                    of:                                        The board of directors has the
                                                               exclusive power to adopt, alter or
                    - a majority of the trustees if            repeal any provision of the bylaws.
                      necessary to conform it to the
                      REIT requirements;

                    - a majority of the outstanding
                      voting shares; or

                    - 66 2/3% of the outstanding
                      voting shares if such
                      amendment alters any rights
                      with respect to any outstanding
                      shares of Meridian, eliminates
                      any amount payable upon
                      liquidation or diminishes or
                      eliminates any voting rights.

                    The trustees' regulations may be
                    amended either by the vote or
                    written consent of a majority of
                    the shares or by the vote or
                    written consent of the board of
                    trustees.

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VOTING ON           The approval of all other matters          Subject to the special voting rights
OTHER MATTERS       brought before the shareholders            of any preferred stock, a majority of
                    requires the affirmative vote of a         the votes cast in person or
                    majority of voting shares present in       represented by proxy are needed to
                    person or represented by proxy,            approve all other matters brought
                    unless otherwise  required by law or       before the stockholders unless
                    the current declaration of trust.          otherwise required by Maryland law
                                                               or the articles of incorporation.
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SHAREHOLDERS'       The board of trustees must cause a         A special meeting of stockholders
RIGHT TO CALL       special meeting to be called upon          may be called by the president, the
SPECIAL             request of the holder or holders of        chief executive officer or by the
MEETING             10% of the outstanding voting              board of directors and, under
                    shares entitled to vote on any matter      Maryland law, must be called by the
                    to be voted on at the special              secretary upon the written request of
                    meeting.                                   the stockholders entitled to cast not
                                                               less than 25% of all the votes
                                                               entitled to be cast at the meeting.
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DISSOLUTION/        The current declaration of trust           Maryland law generally permits the
--------------------------------------------------------------------------------------------------------------

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                             MERIDIAN                                      LIBERTY
--------------------------------------------------------------------------------------------------------------
TERMINATION         provides that Meridian may be                dissolution of a corporation if
                    terminated or dissolved only upon            approved first by the affirmative
                    the affirmative vote of the holders of       vote of a majority of the entire board
                    a majority of all outstanding shares         of directors and then by the
                    entitled to vote thereon at any              stockholders of Liberty by the
                    meeting of shareholders.                     affirmative vote of two-thirds of all
                                                                 the votes entitled to be cast on the
                                                                 matter at a meeting of the
                                                                 stockholders.
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CONSOLIDATION,       The current declaration of trust            Maryland law generally provides
MERGER OR SALE       expressly provides for the                  that a consolidation, merger, share
OF ASSETS            sale, lease, exchange or other              exchange or transfer of all or
                     disposition of 50% or more of               substantially all of Liberty's assets
                     the assets of Meridian upon the             not in the ordinary course of
                     affirmative vote or written consent         business must first be approved by
                     of a majority of the outstanding            the board of directors and thereafter
                     shares entitled to vote thereon.            by the stockholders by the
                                                                 affirmative vote of two-thirds of all
                                                                 the votes entitled to be cast on the
                                                                 matter.

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--------------------------------------------------------------------------------------------------------------
                            MERIDIAN                                    LIBERTY
--------------------------------------------------------------------------------------------------------------
INTERESTED           Pursuant to Meridian's declaration            Maryland law establishes special
SHAREHOLDER          of trust, transactions between                requirements with respect to
TRANSACTIONS         Meridian and its trustees and                 "business combinations," including
                     officers are not prohibited by                a merger, consolidation, share
                     the declaration of trust provided that:       exchange or, in certain
                                                                   circumstances, an asset transfer or
                     -  such interest or connection is             issuance of reclassification of equity
                        disclosed or known to the trustees         securities, between a Maryland
                        and thereafter the trustees authorize      corporation and an "interested
                        such contract, act or other transaction    stockholder."  An "interested
                        by vote sufficient for such purpose by     stockholder" is any person who is
                        an affirmative vote of the                 the beneficial owner, directly or
                        disinterested trustees:                    indirectly, of 10% or more of the
                                                                   outstanding voting power of the
                     -  such interest or connection is disclosed   corporation's shares or is an affiliate
                        or known to the shareholders, and          or associate of the corporation and
                        thereafter such contract, act or           was, at any time during the two-year
                        transaction is approved by the             period prior to the date in question,
                        shareholders; or                           the beneficial owner, either directly
                                                                   or indirectly, of 10% or more of the
                     -  such contract, act or transaction is       outstanding voting power of the
                        fair and reasonable to the Trust at        corporation's shares.  In general, an
                        the time it is authorized by the           interested Stockholder or any
                        trustees or by the shareholders.           "affiliate" thereof may not engage in
                                                                   a "business combination" with the
                                                                   corporation for a period of five years
                                                                   following the date the interested
                                                                   stockholder becomes an interested
                                                                   stockholder.  Thereafter, such
                                                                   transactions must be recommended
                                                                   by the board of directors of the
                                                                   corporation and approved by the
                                                                   affirmative vote of at least 80% of
                                                                   the votes entitled to be cast by
                                                                   holders of the outstanding voting
                                                                   shares of the corporation and two-
                                                                   thirds of the votes entitled to be cast
                                                                   by holders of the outstanding voting
                                                                   shares of the corporation other than
                                                                   the shares held by the interested
                                                                   stockholder who will, or whose
                                                                   affiliate or associate will, be a party
                                                                   to the business combination.
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                             MERIDIAN                                     LIBERTY
--------------------------------------------------------------------------------------------------------------
                                                                These provisions of Maryland law
                                                                do not apply, however, to business
                                                                combinations where shareholders
                                                                receive certain statutorily
                                                                determined value for their shares or
                                                                business combinations that are
                                                                approved or exempted by the board
                                                                of directors of such corporation
                                                                prior to the time that the interested
                                                                stockholder becomes an interested
                                                                stockholder.

                                                                Liberty's articles of incorporation
                                                                contain a provision stating that these
                                                                provisions of Maryland law do not
                                                                apply to Richard M. Osborne,
                                                                Turkey Vulture Fund, Retirement
                                                                Management Company, Mr.
                                                                Osborne's immediate family or any
                                                                other of his affiliates, or to any other
                                                                stockholder that may be exempted
                                                                therefrom from time to time by the
                                                                board of directors.  Mr. Osborne and
                                                                his affiliates were exempted from
                                                                these provisions to permit the
                                                                acquisition of his self-storage
                                                                company by Liberty.
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CONTROL SHARE       California does not have a provision        Maryland law provides that "control
ACQUISITIONS        regarding control share acquisitions.       shares" of a Maryland corporation
                                                                acquired in a "control share
                                                                acquisition" have no voting rights
                                                                except to the extent approved by a
                                                                vote of two-thirds of the votes
                                                                entitled to be cast by shareholders,
                                                                excluding shares owned by the
                                                                acquirer and officers and directors
                                                                who are employees of the
                                                                corporation.  "Control shares" are
                                                                shares which, if aggregated with all
                                                                other shares previously acquired
                                                                which the person is entitled to vote,
                                                                would entitle the acquirer to vote
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                             MERIDIAN                                       LIBERTY
--------------------------------------------------------------------------------------------------------------
                                                                20% or more but less than one-third;
                                                                one-third or more but less than a
                                                                majority; or a majority of the total
                                                                voting power of outstanding shares.
                                                                Control shares do not include shares
                                                                that the acquiring person is entitled
                                                                to vote on the basis of prior
                                                                shareholder approval.  A "control
                                                                share acquisition" means the
                                                                acquisition of control shares.

                                                                Under Maryland law, a person who
                                                                has made or proposes to make a
                                                                control share acquisition, upon
                                                                satisfaction of certain conditions,
                                                                including an undertaking to pay
                                                                expenses, may compel the board of
                                                                directors to call a special meeting of
                                                                shareholders to be held within 50
                                                                days of demand to consider the
                                                                voting rights of the shares.  If no
                                                                request for a meeting is made, the
                                                                corporation may itself present the
                                                                question at any shareholders'
                                                                meeting.  If voting rights are not
                                                                approved at the meeting or if the
                                                                acquiring person does not deliver
                                                                any acquiring person statement as
                                                                required by the statute, then the
                                                                corporation may redeem any or all
                                                                of the control shares, except for
                                                                those for which voting rights have
                                                                previously been approved, for fair
                                                                value determined, without regard to
                                                                voting rights, as of the date of the
                                                                last control share acquisition or of
                                                                any meeting of shareholders at
                                                                which the voting rights of such are
                                                                considered and not approved.  If
                                                                voting rights for control shares are
                                                                approved at a shareholders' meeting
                                                                and the acquirer becomes entitled to
                                                                vote a majority of the shares entitled
                                                                to vote, all other shareholders may
                                                                exercise appraisal rights.  The fair
                                                                value of the shares as determined for
--------------------------------------------------------------------------------------------------------------

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                             MERIDIAN                                   LIBERTY
--------------------------------------------------------------------------------------------------------------
                                                              purposes of such appraisal rights
                                                              may not be less than the highest
                                                              price per share paid in the control
                                                              share acquisition, and certain
                                                              limitations and restrictions
                                                              otherwise applicable to the exercise
                                                              of dissenters' rights do not apply in
                                                              the context of a control share
                                                              acquisition.

                                                              The control share acquisition statue
                                                              does not apply to shares acquired in
                                                              a merger, consolidation or share
                                                              exchange if the corporation is a
                                                              party to the transaction, or to
                                                              acquisitions approved or exempted
                                                              by the charter or bylaws of the
                                                              corporation.  Stockholders of
                                                              Liberty are subject to the terms of
                                                              this statue except that the articles of
                                                              incorporation contain a provision
                                                              exempting Mr. Osborne, Turkey
                                                              Vulture Fund, Retirement
                                                              Management Company, Mr.
                                                              Osborne's immediate family and any
                                                              other of his affiliates from the
                                                              application of the statue.  Mr.
                                                              Osborne and his affiliates were
                                                              exempted from these provisions to
                                                              permit the acquisition of the self-
                                                              storage company by Liberty.

                                                              The control share acquisition statue
                                                              could have the effect of
                                                              discouraging offers to acquire
                                                              Liberty and of increasing the
                                                              difficulty of consummating any such
                                                              offers.
--------------------------------------------------------------------------------------------------------------

LIMITATION ON        Meridian's declaration of trust          Generally, so long as the shares of
DISSENTERS'          provides that shareholders are not       common stock are listed on a
APPRAISAL            entitled to appraisal rights.            national stock exchange, holders of
RIGHTS                                                        such shares who dissent from
                     Generally, so long as the shares of      specified corporate transactions
                     common stock are listed on a             have no right under Maryland law to
                     national securities exchange or listed
                     on the list of OTC margin stocks,
                     holders of such shares who dissent
                     from reorganizations have no right
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                             MERIDIAN                                      LIBERTY
--------------------------------------------------------------------------------------------------------------
                    under California law to an appraisal         an appraisal and payment of the fair
                    and payment of the fair value of             value of their shares, except to the
                    their shares, except to the limited          limited extent set forth below.
                    extent set forth below.  Absent such         Absent such listing, as a general
                    listing, as a general matter,                matter, Maryland law provides that a
                    California law provides that a               dissenting stockholder of a
                    dissenting stockholder of a                  Maryland corporation has the right
                    California corporation has the right         to demand and receive the fair value
                    to demand and receive the fair value         of such holder's stock, so long as it
                    of such holder's stock, so long as it        is not the stock of the successor in a
                    is not the stock of the successor in a       merger, subject to complying with
                    merger, subject to complying with            specified procedures, if the
                    specified procedures, if the                 corporation consolidates or merges
                    corporation consolidates or merges           with another corporation, engages in
                    with another corporation, engages in         a share exchange, transfers all or
                    a share exchange, transfers all or           substantially all of its assets in a
                    substantially all of its assets in a         manner requiring stockholder
                    manner requiring stockholder                 approval, or amends its articles in a
                    approval, or engages in a tender             way that alters the contract rights as
                    offer.                                       expressly set forth in the articles of
                                                                 any outstanding stock and
                                                                 substantially adversely affects the
                                                                 stockholders' rights, unless the
                                                                 articles reserve the right to make
                                                                 such an amendment, which Liberty's
                                                                 articles of incorporation do.
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ADVANCE             Neither the current declaration of           Liberty's bylaws, in contrast,
NOTICE OF           trust nor the trustees' regulations          contain detailed provisions
STOCKHOLDER         contain any provisions allowing or           concerning stockholder nominations
PROPOSALS AND       detailing the process for a                  and stockholder business.  Pursuant
DIRECTOR            shareholder to propose business to           to the bylaws, in order to submit
NOMINATIONS         be considered at an annual meeting           a proposal or nominate a director,
                    or for the nomination of trustees.           stockholders are required, not less
                                                                 than  120 days prior to the anniversary
                                                                 date of the immediately preceding
                                                                 annual meeting  for proposals and not
                                                                 less than 60 days nor more than 90 days for
                                                                 director nominations considered at an
                                                                 annual meeting of stockholders, to deliver
                                                                 information concerning themselves and their
                                                                 stockholder proposal or director nomination
                                                                 to Liberty. Failure to comply with these
                                                                 timing and informational requirements will

--------------------------------------------------------------------------------------------------------------

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                          MERIDIAN                                      LIBERTY
--------------------------------------------------------------------------------------------------------------
                                                              result in the proposal or director
                                                              nomination not being considered at
                                                              the annual meeting.  These bylaw
                                                              provisions could have the effect of
                                                              precluding a contest for the election
                                                              of directors or the stockholder
                                                              proposals if the proper procedures
                                                              are not followed, and of delaying or
                                                              deferring a third party from
                                                              conducting a solicitation of proxies
                                                              to elect its own slate of directors or
                                                              to have its own proposals approved.
--------------------------------------------------------------------------------------------------------------

CUMULATIVE       The current declaration of trust does        The articles of incorporation do not
VOTING           not provide for cumulative voting.           provide for cumulative voting.
--------------------------------------------------------------------------------------------------------------

INSPECTION       The current declaration of trust             Under Maryland law, Liberty's
RIGHTS           provides that shareholders are               stockholders have the right to
                 entitled to inspect the books of             inspect and copy during usual
                 account of Meridian and the share            business hours the bylaws, minutes
                 register at any reasonable time upon         of the proceedings of stockholders,
                 written demand for a purpose                 annual statements of affairs and
                 reasonably related to his or her             voting trust agreements on file at
                 interests as a shareholder. California       Liberty's principal offices.  In
                 law provides that any shareholder            addition, any stockholder may
                 who owns 5% or more  of the outstanding      request in writing a statement of all
                 shares of Meridian can obtain a              stock and securities issued by
                 shareholders' list.                          Liberty during a specified period of
                                                              not more than twelve months before
                                                              the date of such request.  Maryland
                                                              law also provides additional
                                                              inspection rights for stockholders
                                                              who individually or together are and
                                                              for at least six months have been
                                                              stockholders of record of at least 5%
                                                              of the outstanding stock of any class
                                                              of Liberty.  These rights include:

                                                              -     the right upon written
                                                                    request to inspect and copy
                                                                    during usual business hours
                                                                    Liberty's books of account
                                                                    and its stock ledger;

                                                              -     the right to require Liberty to
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                             MERIDIAN                                       LIBERTY
--------------------------------------------------------------------------------------------------------------
                                                                        produce a statement of
                                                                        affairs verified under oath by
                                                                        an officer that sets forth in
                                                                        reasonable detail Liberty's
                                                                        assets and liabilities as of a
                                                                        reasonably current date; and

                                                                  -     if Liberty does not maintain
                                                                        the original or duplicate
                                                                        stock ledger at its principal
                                                                        office, the right to obtain
                                                                        from Liberty a list of
                                                                        stockholders setting forth the
                                                                        name and address of each
                                                                        stockholder and the number
                                                                        of shares of each class that
                                                                        the stockholder holds,
                                                                        verified under oath by an
                                                                        officer of Liberty or its
                                                                        transfer agent or registrar.
--------------------------------------------------------------------------------------------------------------

TRUSTEES' AND       Meridian's declaration of trust               Under Maryland law, a director of a
DIRECTORS'          provides that no trustee shall be             Maryland corporation must perform
DUTIES              liable to Meridian for any act or             his duties in good faith, in a manner
                    omission except for willful                   that he reasonably believes to be in
                    misfeasance, bad faith, gross                 the best interests of the corporation
                    negligence or reckless disregard of           and with the care of an ordinarily
                    duty or for the failure to act in good        prudent person in a like position
                    faith in the reasonable belief that his       under similar circumstances.
                    or her actions are in the best                Directors of Liberty who act in this
                    interests of Meridian.                        manner generally will not be liable
                                                                  to Liberty for monetary damages
                                                                  arising from their activities.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                              MERIDIAN                                       LIBERTY
--------------------------------------------------------------------------------------------------------------
LIMITATIONS ON       Meridian's declaration of trust provides      Liberty's articles of incorporation
LIABILITY            that no trustee, officer, employee or         protect directors and officers from
                     agent is liable to Meridian or any            liability to the extent permissible
                     other person for any act or omission          under Maryland law and specifically
                     except for his own willful                    provide that no director or officer
                     misfeasance, bad faith, gross                 will be liable to the company or to
                     negligence or reckless disregard of           its stockholders for money damages.
                     duty or his failure to act in good            Maryland law provides for
                     faith in the reasonable belief that his       limitation on liability except for:
                     actions are in Meridian's best                actual receipt of an improper
                     interests.  The declaration of trust          personal benefit in money, property
                     further provides that the above               or service; and active and deliberate
                     named individuals when acting in              dishonesty established by a final
                     connection with Meridian are                  judgment as being material to the
                     deemed to be acting for the                   cause of action.  The articles provide
                     company and not as individuals, that          that neither amendment nor repeal
                     they are not liable for actions taken         of the liability limitation, nor
                     or omitted for or on behalf of the            adoption of any charter or bylaw
                     company, and that resort must be to           provision inconsistent with the
                     the assets of Meridian for payment            liability limitation will apply to or
                     or performance.                               affect in any respect the applicability
                                                                   of the liability limitation to any act
                                                                   or omission which occurred prior to
                                                                   the amendment, repeal or adoption.
--------------------------------------------------------------------------------------------------------------

INDEMNIFICA-         Meridian's declaration of trust               Liberty's articles of incorporation
TION                 provides that Meridian will                   and the bylaws provide for
                     indemnify any person who was or is            indemnification of directors,
                     a party, other than a party plaintiff         officers, employees and agents of
                     suing on his own behalf or in the             Liberty to the extent authorized by
                     right of Meridian, or who is                  applicable law, as currently in effect
                     threatened to be made such a party,           and thereafter amended, and the
                     to any threatened, pending or                 articles of incorporation provide that
                     completed action, suit or                     neither amendment nor repeal of the
                     proceeding, whether civil, criminal,          indemnification provision contained
                     administrative or investigative,              therein, nor adoption of any charter
                     including, but not limited to, an             or bylaw provision inconsistent with
                     action by or in the right of Meridian,        that provision, will apply to or affect
                     by reason of the fact that he, his            in any respect the indemnification
                     testator or intestate, is or was a            right applicable to any act or
                     trustee, officer or employee of               omission which occurred prior to the
                     Meridian, or is or was serving at the         amendment, repeal or adoption.  The
                     request of Meridian as a trustee,             articles of incorporation and the
                     officer or employee of another                bylaws state that the indemnification

---------------------------------------------------------------------------------------------------------------
                             MERIDIAN                                     LIBERTY
---------------------------------------------------------------------------------------------------------------
                    corporation, partnership, joint             provisions found in those documents
                    venture, trust or other enterprise,         are nonexclusive.  Maryland law
                    against expenses,including                  provides that a corporation may
                    attorneys' fees, judgments, fines and       indemnify any director made a party
                    amounts paid in settlement actually         to any proceeding by reason of
                    and reasonably incurred by him in           service in that capacity against
                    connection with such action, suit or        judgments, penalties, fines,
                    proceeding.  However, no person             settlements and reasonable expenses
                    shall be indemnified:                       actually incurred by the director in
                                                                connection with the proceeding
                    -     except to the extent that the         unless it is established that:
                          aggregate of losses to be
                          indemnified exceeds the               -     the act or omission of the
                          amount of such losses for                   director was material to the
                          which the trustee, officer or               matter giving rise to the
                          employee is insured pursuant                proceeding and was
                          to any directors and officers               committed in bad faith or
                          liability insurance policy                  was the result of active and
                          maintained by Meridian;                     deliberate dishonesty; or

                    -     in respect to remuneration            -     the director actually received
                          paid to such person if it shall             an improper personal benefit
                          be finally adjudged that such               in money, property or
                          remuneration was in                         services; or
                          violation of law;
                                                                -     in the case of a criminal
                    -     on account of any suit in                   proceeding, the director had
                          which judgment is rendered                  reasonable cause to believe
                          against such person for an                  that the act or omission was
                          accounting of profits made                  unlawful.
                          from the purchase or sale of
                          such person of securities of          Maryland law also prohibits
                          Meridian pursuant to the              indemnification if the person has
                          provisions of Section 16(b)           been adjudged liable to the
                          of the Exchange Act and               corporation in a proceeding
                          amendments thereto or                 brought by or in the right of the
                          similar provisions of any             corporation. Maryland law
                          federal, state or local               provides that the termination of
                          statutory law;                        any proceeding by judgment, order
                                                                or settlement does not create a
                                                                presumption that the director did
                                                                not meet the requisite standard
                    -     on account of such person's           of conduct to be indemnified, and
                          conduct which is finally              the termination of any
                          determined to be an
                          omission or act committed in
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                   MERIDIAN                                LIBERTY
---------------------------------------------------------------------------------------------------------------
                                bad faith or which involves            proceeding by conviction or
                                intentional misconduct or a            plea of no contest, or its
                                knowing violation of law, an           equivalent, or an entry of an
                                omission or act that the               order of probation prior
                                trustee believed to be                 judgment, creates a
                                contrary to or inconsistent            rebuttable presumption that
                                with the best interests of             the director did not meet the
                                Meridian or its shareholders,          requisite standard of conduct
                                or a transaction from which            to be indemnified.  Maryland
                                the person seeking indemnity           law and Liberty's bylaws
                                derived an improper personal           provide for advancement of
                                economic benefit; and                  expenses actually and
                                                                       reasonably incurred by an
                        -       if it shall be finally adjudged        indemnified person upon
                                that such indemnification is           receipt of an undertaking by
                                not lawful.                            or on behalf of the
                                                                       authorized representative to
                        No indemnity shall be provided under           repay such amount if it shall
                        this provision for any liability               ultimately be determined that
                        arising out of any act or omission             such person is not entitled to
                        committed or occurring prior to the            be indemnified by the
                        adoption of this amendment by                  corporation.
                        Meridian's shareholders. Indemnity for
                        any such acts or omissions committed or
                        occurring prior to the adoption of the
                        amendment shall be given, if at all, as
                        in force on the date of such act or
                        omission.

--------------------------------------------------------------------------------------------------------------

CONFLICTS OF INTEREST


         In considering the recommendation of the trustees in respect of the acquisition of Osborne's self-storage company through the reorganization of Meridian as an UPREIT, you should be aware that Mr. Osborne and Mr. Smith, trustees and officers of Meridian, directors and officers of Liberty, and members of the self-storage company, have interests in the reorganization that are in addition to the interests of the shareholders generally and that conflicts of interest may arise from the consummation of the reorganization.


         Mr. Osborne, through Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company of which Mr. Osborne is sole Manager, owns 297,344 shares, or 9.8% of the outstanding Meridian shares. Mr. Osborne and Retirement Management Company, of which he is the sole shareholder, own 98.6% of the self-storage company and will receive limited partnership interests in the operating partnership in exchange for the membership interests in the self-storage company. Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will
                                      -57-
receive 7,107,573 limited partnership interests in the operating partnership in exchange for their membership interests in the self-storage company. Therefore, Mr. Osborne, with Retirement Management Company, will receive 98.6% of the Class A limited partnership interests, or 7,008,067 limited partnership interests. Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will own 70.1% of the operating partnership, with Liberty owning the remaining 29.9%. The Class A limited partnership interests are redeemable for cash equal to the number of limited partnership interests multiplied by the market price of Liberty's stock or, at the election of Liberty, convertible into common stock, on a one-for-one basis. Including 297,344 shares of common stock that will be held by Turkey Vulture Fund, of which Mr. Osborne is the sole Manager, upon completion of the reorganization, Mr. Osborne would, upon conversion, own 7,305,411 shares of the common stock, or approximately 72% of the common stock then outstanding. No such conversion into common stock will be permitted if Liberty determines that such conversion would be likely to disqualify Liberty as a REIT.

         Because Liberty is the general partner of the operating partnership and because Mr. Osborne's and Retirement Management Company's limited partnership interests amount to 69.1% of the operating partnership, Mr. Osborne, as the Chairman of the Board and Chief Executive Officer of Liberty, will face conflicts of interest in making determinations regarding the operating partnership. Mr. Osborne on behalf of Liberty as the general partner of the operating partnership owes a fiduciary duty to the operating partnership's limited partners, of which he is one. Mr. Osborne also owes a fiduciary duty to the stockholders of Liberty as an officer and director. Mr. Osborne will face conflicts of interest in making determinations on behalf of Liberty and the operating partnership.


         As an officer and trustee of Meridian, as an officer and director of Liberty and as the significant member of his self-storage company, Mr. Osborne was a party to all sides of the negotiations regarding the reincorporation and the reorganization. Mr. Osborne receives the benefit of the contribution of the self-storage facilities in a tax-free transaction and the opportunity to convert his privately-held self-storage company into a public entity through the reorganization. Mr. Osborne faced these conflicts of interest in his decision to proceed with the reincorporation and the reorganization for each of Meridian, Liberty and his self-storage company.


       In addition, Robert A. Stanger & Co., Inc. rendered a fairness opinion to the board of trustees of Meridian stating that the allocation of interests in the operating partnership between Liberty and the members of Osborne's self-storage company is fair to Meridian's shareholders from a financial point of view. The allocation of interests in the operating partnership was determined by the net asset value of each of Liberty and Osborne's self-storage company. The net asset value of Osborne's self-storage company includes the appraised value of the 15 self-storage facilities being contributed by the self-storage company to the operating partnership. The appraised value of $23,620,000 was determined by Stanger.

         In addition, Marc C. Krantz, a trustee of Meridian and a director of Liberty, is a partner in the law firm that was engaged by the board. Mr. Krantz's role as a trustee and a director and legal counsel to Meridian and Liberty may present a conflict of interest.

         Lack of Independent Representation of Shareholders. The board of trustees has been the party responsible for structuring all the terms and conditions of the proposed transactions. While Robert A. Stanger & Co., Inc. has provided a fairness opinion with respect to the allocation of interests in the operating partnership, Meridian has not retained any outside representatives to act on behalf of the shareholders in negotiating the terms and conditions of the proposed transactions. An independent representative was not engaged because the board of trustees believes that it can fairly represent the interests of the shareholders and, because retaining an independent representative for the shareholders would have increased the fees and expenses of the reorganization. Legal counsel engaged to assist with the preparation of the documentation for the reorganization, including this Proxy Statement/Prospectus, was engaged by the board and did not serve, or purport to serve, as legal counsel to the shareholders.

If an independent representative had been retained for the shareholders, the terms of the proposed transactions may have been different and, possibly, more favorable to the shareholders. While independent representatives were not engaged to represent the interests of the shareholders in structuring the reorganization, the board of trustees believes the procedures used to protect the financial interests of the shareholders are fair. For example, the board agreed that Osborne's self-storage company would fund up to $725,000 in transaction costs and the partnership interests in the operating partnership will be allocated in accordance with respective net asset values contributed by the members of the self-storage company and by Meridian.

         Non-Arm's Length Agreements. The agreements and arrangements in connection with the reorganization were not the result of arm's-length negotiations.

         Distributions. As a shareholder of Meridian, Mr. Osborne is entitled to receive his pro rata share of any dividends declared by Meridian. Meridian has not paid any dividends since the declaration of a special dividend of $3.00 per share that was paid in September 1997 following Meridian's sale of its last property. Upon the completion of the reincorporation and the reorganization, Liberty will comply with the dividend rules with respect to REIT's and will distribute at least 95% of its REIT taxable income to stockholders. As a stockholder of Liberty, Mr. Osborne will continue to be entitled to receive his pro rata share of any dividends declared by Liberty. In addition, under the terms of its partnership agreement, the operating partnership is required to make distributions to enable Liberty to comply with the REIT dividend rules, unless Liberty acting as general partner of the operating partnership determines that such a distribution would not be in the best interests of the operating partnership. As limited partners of the operating partnership, Mr. Osborne and Mr. Smith will be entitled to receive distributions from the operating partnership on a pro rata basis by reference to their respective percentage interests. Therefore, completion of the reincorporation into a Maryland corporation and the reorganization as an UPREIT will not change any Liberty stockholders or Mr. Osborne's or Mr. Smith's rights to receive their respective pro rata distributions, if any.


COMPENSATION OF OFFICERS AFTER THE REINCORPORATION.


         When the new officers of Meridian took office on September 28, 1998, they agreed to serve without salaries until the reincorporation was approved. Following the consummation of the reincorporation and the reorganization, Richard M. Osborne, Meridian's Chairman of the Board and Chief Executive Officer, will continue to serve Liberty in the same capacity without compensation. Thomas J. Smith, Meridian's Chief Operating Officer and Osborne's self-storage company's Executive Operating Manager, will continue to serve Liberty as Chief Operating Officer and will receive a salary from Liberty after the reincorporation pursuant to an employment agreement. For more detailed information on Mr. Smith's employment agreement, see the section of this Proxy Statement/Prospectus called "Proposal 4 -- Employment Agreements." Ronald L. Ramer, Meridian's Chief Financial Officer and Osborne's self-storage company's financial manager, will continue to serve Liberty as Chief Financial Officer and will receive a salary from Liberty after the reincorporation. Jeffrey J. Heidnik, Osborne's self-storage company's Vice President of Operations, will serve Liberty as Vice President of Operations and will receive a salary from Liberty after the reincorporation. The following table represents Mr. Osborne's and Mr. Smith's salaries with Meridian before and after the reincorporation and the reorganization.

                                                            CURRENT SALARY FROM             SALARY FROM
       NAME                       POSITION                       MERIDIAN                    LIBERTY *
---------------------------------------------------------------------------------------------------------------
Richard M. Osborne           Chairman of the               $        -0-                   $         -0-
                             Board and Chief
                             Executive Officer
---------------------------------------------------------------------------------------------------------------
Thomas J. Smith              President and Chief           $        -0-                   $     125,000
                             Operating Officer
---------------------------------------------------------------------------------------------------------------

* If the reincorporation and the reorganization of Meridian as an UPREIT are approved by shareholders at the special meeting.

THE SELF-STORAGE FACILITIES


         As of October 20, 1999, Osborne's self-storage company owns and operates 15 self-storage facilities containing an aggregate of 565,640 square feet. Twelve of the self-storage facilities are located in Ohio and the other three are located in New York. Osborne's self-storage company owns 100% fee interest in each of the self-storage facilities. The following table provides an overview of information regarding the self-storage facilities:


                                          YEAR                  RENTABLE
                         DATE             BUILT/                 SQUARE
LOCATION               ACQUIRED          EXPANDED                  FT.          ACRES         UNITS  CONSTRUCTION
--------               --------          --------               --------        -----         -----  ------------
OHIO:
Avon                   10/31/97            1981-                  67,423         6.12          495   Masonry & Steel
                                        1986/1998*
Canton                  4/22/97           1979-87                 41,175        11.15          388   Concrete
Catawba                 6/30/97         1988/1998*                43,052         7.57          302   Steel
Cleveland               12/3/96         1997/1999*                40,150         3.68          278   Steel
Dayton                  5/22/97            1989                   19,550         5.00          206   Concrete
East Canton             5/30/97            1997                   26,700        12.63          177   Steel
East Liverpool         10/31/96          1986-1996                29,990        11.49          222   Steel
Louisville              5/30/97          1988-1990                53,060         6.83          364   Masonry
Mentor                  3/20/98            1983                   20,382         6.00          204   Masonry
Perry                   1/10/97         1992/1997*                63,950         6.19          397   Steel

                                          YEAR                RENTABLE
                         DATE            BUILT/                SQUARE
LOCATION               ACQUIRED          EXPANDED                FT.          ACRES         UNITS  CONSTRUCTION
--------               --------          --------             --------        -----         -----  ------------
Ravenna                 3/31/97            1988                   16,950         1.79          150   Steel
Willoughby              10/4/96            1997                   33,998         2.37          276   Masonry
NEW YORK:
Endicott               11/20/96            1989                   35,580         4.99          297   Concrete/Steel
                                                                                                      Roof
Southold                6/1/97             1989                   53,055         6.95          552   Steel
Riverhead               5/26/99          1985-1986                20,625         3.05          183   Steel
                                                       ----------------- ------------  -----------
TOTAL                                                            565,640        95.81        4,491
                                                       ================= ============  ===========


*  Year additional units were added by Osborne's self-storage company.




         The following table shows the occupancy rates and annual rental rates per square foot for each of the 15 self-storage facilities for the periods in which they were owned by Osborne's self-storage company:

                                                                                               ANNUAL
                                     OCCUPANCY RATES                                        RENTAL RATES
                   ---------------------------------------------------  ----------------------------------------------------
LOCATION               12/31/96     12/31/97      12/31/98     6/30/99      12/31/96     12/31/97      12/31/98      6/30/99
--------               --------     --------      --------     -------      --------     --------      --------      -------
OHIO:
Avon                        n/a        92.81%       72.56%      91.21%           n/a        $5.16         $5.40        $5.40
Canton                      n/a        53.18%       57.86%      58.01%           n/a        $4.92         $5.04        $5.04
Catawba                     n/a        86.64%       58.54%*     65.16%           n/a        $5.16         $5.04        $5.04
Cleveland                   n/a        31.32%       99.38%      99.03%           n/a        $6.84         $8.40        $9.24
Dayton                      n/a        95.40%       92.48%      94.55%           n/a        $6.60         $8.04        $8.04
East Canton                 n/a        59.75%       66.29%      81.27%           n/a        $4.44         $4.32        $4.92
East                     84.70%        86.99%       95.07%      97.59%         $4.44        $4.44         $5.04        $4.92
Liverpool
Louisville                  n/a        83.37%       60.20%*     86.02%           n/a        $4.44         $4.32        $4.56
                   -----------------------------------------------------------------------------------------------------------

                                                                                               ANNUAL
                                     OCCUPANCY RATES                                        RENTAL RATES
                   ---------------------------------------------------  ----------------------------------------------------
LOCATION               12/31/96     12/31/97      12/31/98     6/30/99      12/31/96     12/31/97      12/31/98      6/30/99
--------               --------     --------      --------     -------      --------     --------      --------      -------
Mentor                      n/a           n/a       13.60%      39.40%           n/a          n/a        $14.04       $13.56
Perry                       n/a        45.35%       62.47%      62.86%           n/a        $5.64         $5.04        $5.28
Ravenna                     n/a        89.81%       90.12%      90.12%           n/a        $5.52         $6.12        $6.12
Willoughby                  n/a           n/a       74.47%      79.81%           n/a          n/a         $6.84        $8.04
NEW YORK:
Endicott                 63.60%        63.65%       78.07%      90.37%         $6.96        $6.96         $7.20        $7.56
Southold                    n/a           n/a       89.79%      97.50%           n/a          n/a        $11.16       $12.00
Riverhead                   n/a           n/a          n/a      91.39%           n/a          n/a           n/a       $12.48
                   -----------------------------------------------------------------------------------------------------------
AVERAGE                  74.15%        71.66%       72.07%      81.62%         $5.70        $5.47         $6.86        $7.48

* Reflects expansion of these facilities from the prior year

         In the course of due diligence in connection with the reorganization as an UPREIT, Meridian conducted Phase I environmental audits of each of these self-storage facilities and an appraisal of these self-storage facilities was conducted by Stanger. The Phase I environmental audits showed no environmental contamination, and, therefore, no need for remediation.


         All 15 self-storage facilities are, operated under the "Liberty Self-Stor, Ltd." trade name. All 15 facilities have on-site managers, five of which have resident managers. All the managers report to Mr. Heidnik. The facilities are open six to nine hours per day, seven days a week, with gate access from 6 a.m. to 10 p.m. The facilities are located in a mix of urban, suburban and rural locations.


         Proposed Expansions. Osborne's self-storage company currently has the following plans regarding expansion of the existing self-storage facilities:

       LOCATION                                 ADDITIONAL SQUARE FEET                    COST OF EXPANSION
East Canton, Ohio                                       16,200                                 $380,000
East Liverpool, Ohio                                     9,300                                 $165,000
Dayton, Ohio                                            29,500                                 $650,000
Mentor, Ohio                                            39,700                                 $725,000
Riverhead, New York                                     18,900                                 $270,000

Southold, New York                                      11,150                                 $182,000


The self-storage company plans to finance these expansions with traditional bank construction loans.

         Competition. The facilities compete with a variety of other self-storage companies including national, regional and local companies. Each facility has at least two other self-storage facilities within a five mile radius.

         Leases. Space at each facility is leased on a monthly basis using the same standard form of lease agreement. Attached to each lease agreement is a lease addendum notifying lessees that they store goods at their own risk.

         Mortgages. The Willoughby, Perry, Canton, Catawba, East Canton, Louisville, Ravenna, East Liverpool, Dayton, and Endicott facilities are all encumbered by mortgages which secure a $10,300,000 loan from Provident Bank to Osborne's self-storage company. The loan is at a variable rate of interest equal to 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The rate for the initial three-years was fixed at 7.72% and will adjust on June 1, 2001 for the final two years with maturity to occur on June 1, 2003. The loan is amortized over 20 years. Current payments are $84,367 per month. The loan is personally guaranteed by Richard M. Osborne.

         The Dayton facility is further encumbered by a mortgage securing a $720,000 construction and development loan from Provident Bank. As of June 30, 1999, $100,448 has been drawn on the loan for construction expenditures. Interest during the construction phase of the loan is at the prime rate of Provident Bank. Upon completion of the construction phase, estimated to be completed by July 1, 2000, the interest on the loan adjusts to 7.72%. Then the loan will be adjusted to a variable rate equal to 2.25% above the then current weekly average yield on U.S. Treasury Securities adjusted to the constant maturity of two years. Monthly payments after the construction phase will be amortized over an 18-year period. This note is personally guaranteed by Mr. Osborne.

         The Catawba facility is further encumbered by a mortgage securing a $265,087 construction and development loan from Provident Bank to the self-storage company. The loan has an initial interest rate equal to the prime rate, which as of July 1, 1999 converted to a rate equal to 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of two years. The interest rate will be re-adjusted as of June 1, 2001 for determining the payments during the last two years of the loan, which matures June 2003. Payments are interest only through May 31, 1999 and thereafter convert to the variable rate discussed above, using a 23-year amortization period. This note is personally guaranteed by Mr. Osborne

         The Avon facility is encumbered by a mortgage securing a $554,704 construction and development loan from Provident Bank. The terms of this loan are identical to those for the

$262,977 loan encumbering the Catawba facility, except that the variable rate is 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The Avon facility is also encumbered by a $940,000 loan, maturing October 31, 2002, from Provident Bank, guaranteed by Mr. Osborne. The loan has an interest rate of 8.02%. Current monthly payments are $7,268 per month, with a 25- year amortization period.

         The Mentor facility is encumbered by a mortgage securing a $1,884,000 construction and development loan from The Peoples Banking Company. As of June 30, 1999, $1,210,910 has been drawn on the loan for construction expenditures. Interest during the construction phase of the loan is fixed at 8.0%. Upon completion of the construction phase, estimated to be completed by December 4, 1999, the interest on the loan adjusts to a variable rate equal to 2.75% above the then current weekly average yield on U.S. Treasury Securities adjusted to the constant maturity of three years. Monthly payments after the construction phase will be at $15,769 including interest amortized over a 20-year period. This note is personally guaranteed by Mr. Osborne.

         The Southold facility is encumbered by a mortgage with Provident Bank in the amount of $2,675,000, which matures July 2002. Current monthly payments are $17,296. The initial interest rate is prime which converts on June 30, 2000 to 2.50% over the average yield on U.S. Treasury Securities adjusted for a constant maturity of three years. The loan provides for interest only payments through June 30, 2000 and thereafter converts to the variable rate discussed above, using a 20-year amortization. This note is guaranteed by Mr. Osborne.

         The East Liverpool facility is encumbered by a $250,000 mortgage with Rt. 11 Storage Park, Inc. Current monthly payments are $2,000. This note is guaranteed by Mr. Osborne.

         The Cleveland facility is encumbered by a mortgage with Shore Bank in the amount of $1,271,237, maturing on May 20, 2002. Current monthly payments are $9,695 with an interest rate of 6.8538%, using a 20-year amortization. This note is guaranteed by Mr. Osborne. The Cleveland facility is further encumbered by a $300,000 construction loan with Shore Bank, Cleveland. As of June 30, 1999, $136,155 has been drawn on the loan for construction expenditures. Interest is payable monthly at 7.25%. The first monthly payment of $2,397 is due September 1, 1999 with 20 regular monthly payments following until a balloon payment of $290,816 is due on May 1, 2001. This note is personally guaranteed by Mr. Osborne.

         The Riverhead facility is encumbered by a mortgage with James R. Stark and Patricia Stark in the amount of $600,000, maturing June 2004. Current monthly payments are $5,207, with an interest rate of 8.50%, using a 20-year amortization. This note is personally guaranteed by Thomas J. Smith. The Riverhead facility is encumbered by a second mortgage with Provident Bank in the amount of $345,000, maturing in June 2003. Current monthly payments are $2,260. Interest is at prime rate until June 1, 2000 when it converts to 2.50% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The loan provides for interest only payments through May 31, 2000 and thereafter converts to the variable rate discussed above, using a 18-year amortization. This note is guaranteed by Mr. Osborne.

FAIRNESS OF THE REORGANIZATION

         Conclusions of the Board of Trustees. The board of trustees believes that the terms of the reincorporation of Meridian into Liberty, a Maryland corporation, and the reorganization of Meridian as an UPREIT, including the allocation of interests in the operating partnership between Liberty and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, when considered as a whole, are fair to Meridian's shareholders. This section discusses the factors upon which the board has based conclusions as to the fairness of the reorganization and should be carefully reviewed by you. The board did not find it practicable to, and did not attempt to, quantify the relative importance of these factors, but has, where appropriate, noted which of the factors support or detract from its belief as to the fairness of the reorganization as an UPREIT to stockholders.

         Determination of Allocation of Interests in the Operating Partnership. The board of trustees believes that the method used to allocate interests in the operating partnership between Liberty and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company and the resulting allocations is fair to the Liberty stockholders. For each contributor to the operating partnership, the percentage interest in the operating partnership to be received in connection with the reorganization is derived by dividing the net asset value to be contributed by that contributor by the sum of (1) the net asset value of the cash and other assets and liabilities to be contributed to the operating partnership by Liberty, and (2) the net asset value of the assets and liabilities to be contributed to the operating partnership by Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company.

         The board of trustees believes that basing the allocation of interests in the operating partnership on the net asset value contributed by each participating entity, which in the case of Osborne's self-storage company is based in part on an independent appraisal of the 15 self-storage facilities, is fair to shareholders.

         In real estate consolidations where one or more of the combining entities are not publicly-traded, it is common to base the allocation of interests in the consolidated entity on net asset values determined based on the fair market value of the assets of each entity. The book values of Meridian's assets, none of which are real properties, are believed to reasonably represent fair market value. In particular, these assets are comprised primarily of cash and mortgage-backed securities or real estate mortgage investment conduits. The cash requires no "fair market value" adjustments, and the mortgage-backed securities are recorded at their estimated fair market value. In contrast, the book value of Osborne's self-storage company's assets do not represent the current fair market value of its real property assets due to a variety of changes to each self-storage facility subsequent to each acquisition. For example, capital improvements and additions have been made and operating performance has improved. In some cases, Osborne's self-storage company purchased raw land and built the facility. Therefore, the Meridian board engaged an independent appraiser to estimate the fair market value of the properties owned by Osborne's self-storage company. The non-property assets of Osborne's self-storage company have been valued at book value, with the exception of intangible assets which were not included in the determination of the value of Osborne's self-storage company. The balance sheet intangibles include goodwill, non-compete arrangements and the amortization of prepaid financing costs. The non-balance sheet intangibles include the value of the expertise of the management of Osborne's self-storage company, the value of the existing organization and property management structure and the value of the Liberty Self-Stor trademark. For the foregoing reasons, the Meridian board believes the valuations are fair.


         The following table sets forth the calculation of the net asset value of the contribution by Liberty and Osborne's self-storage company. The calculation was based on the June 30, 1999 financial statements of Meridian and Osborne's self-storage company, and the appraisal of the 15 self-storage facilities, which was made as of March 31, 1999.




                CALCULATIONS OF NET ASSET VALUE TO BE CONTRIBUTED
                              IN THE REORGANIZATION


                                                                             SELF-
                                                                            STORAGE                   COMBINED
                                                          LIBERTY           COMPANY                    TOTAL
                                                          -------           -------                    -----
Cash and cash equivalents                                  $ 1,910,044   $       738,920           $     2,648,964
Appraised value of the 15 self-storage facilities                   --        23,620,000                23,620,000
Other assets (1)                                               220,960           118,384                   339,344
Mortgages, lines of credit and other liabilities                    --       (18,347,235)              (18,347,235)
Accounts payable and other payables                          (204,460)          (887,953)               (1,092,413)
                                                          ---------------------------------------------------------
Total net asset value                                     $  1,926,544   $     5,242,116           $     7,168,660
Payment of transaction cost                                        -0-          (725,000)                 (725,000)
                                                          ---------------------------------------------------------
Net asset value contributed to the operating              $ 1,926,544    $     4,517,116           $     6,443,660
                                                          ============   ================          ===============
partnership
Percentage of net asset value contributed                        29.9%              70.1%                    100.0%
Allocation of ownership interests in the operating               29.9%              70.1%                    100.0%
partnership




 (1) For Osborne's self-storage company, excludes goodwill of $1,005,448 and other assets of $376,444 leaving accounts receivable of $37,686 and inventory and other assets of $80,698.


         Comparison of Material Benefits and Detriments of Alternatives to the Acquisition of Osborne's Self-Storage Company through the Reorganization as an UPREIT. Prior to concluding that the reorganization should be proposed to shareholders, the board of trustees considered several material alternatives to the reorganization, including liquidation of Meridian and continuation of
Meridian under the current declaration of trust. To determine   whether the
reorganization or one of the alternatives would be more attractive to the shareholders, the board compared material potential benefits and detriments of the reorganization with potential benefits and detriments of the alternatives.

         Fairness in View of Conflicts of Interest. Mr. Osborne and Mr. Smith have significant conflicts of interest in connection with the reorganization, and no unaffiliated representatives were appointed to negotiate the terms of the reorganization on behalf of Liberty or the shareholders. The conflicts of interest arise because, among other factors, Mr. Osborne and Mr. Smith are also owners of interests in the self-storage company. The board believes, however, that its recommendation results from a determination that the reorganization is more attractive to stockholders than liquidation and that this determination results from the board's discharge of its fiduciary duties to the shareholders. The board has based its conclusions regarding the fairness of the reorganization to shareholders on the factors discussed in this section. The board believes that the evaluation of the reorganization was performed in a good faith exercise of its fiduciary duties, unaffected by these conflicts of interest.

         Fairness Opinion. The board of trustees believes Stanger's fairness opinion supports its conclusion that the allocation of interests in the operating partnership between Liberty and the members of Osborne's self-storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, is fair to the stockholders. Subject to the assumptions, qualifications and limitations set forth in the fairness opinion, Stanger concluded that, as of the date of the fairness opinion, the allocation of interests in the operating partnership between Liberty and the members of Osborne's self-storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, is fair to the public stockholders of Liberty from a financial point of view. The fairness opinion does not address the fairness of any of the terms of the reorganization other than the allocation of interests in the operating partnership. The fairness opinion is based upon business, economic, real estate and securities markets, and other conditions as of the date of the fairness opinion, and does not reflect any changes in those conditions that may occur subsequent to that date.

         Allocation of Reorganization Expenses. The board of trustees believes the procedures for allocating the expenses of the reorganization are fair to the stockholders, inasmuch as Osborne's self-storage company will fund the expenses of the reorganization up to $725,000 and thereafter Liberty will pay the expenses. Liberty estimates the costs to be approximately $725,000.

         Greater Access to Capital and Potential for Growth. As discussed above under "Background of the Reorganization," Meridian has been unable to access additional capital, in part due to Meridian's limited life policy. Without the availability of additional capital, Meridian has been unable to make any significant new investments. The board of trustees believes that Meridian and/or the operating partnership will be in a substantially better position to access capital upon consummation of the reorganization. With the availability of sources of capital, with enhanced management capability, and with the added flexibility for acquisitions provided by the UPREIT structure, Liberty intends to seek additional self-storage facilities.

         Experienced Management. Mr. Smith, Mr. Ramer and Mr. Heidnik who currently manage the self-storage facilities for Osborne's self-storage company will continue in that same capacity as Liberty's management. These individuals have significant experience in managing, acquiring, developing, expanding and operating self-storage facilities. Mr. Smith has been in the self-storage industry for three years, all with Osborne's self-storage company, and also has over ten years of experience in the real estate industry. Mr. Ramer has been in the self-storage industry for three years, all with the self-storage company, and also has over seven years of experience in the real estate industry. Mr. Heidnik has been in the self-storage industry for 11 years, three of them with the self- storage company. The board of trustees believes that their experience will enable Liberty to grow.


         Liquidation Value vs. Pro Forma Net Asset Value. The reorganization of Meridian as an UPREIT presents a more attractive opportunity for the realization of value by Meridian's shareholders than does the liquidation of Meridian, which would be the outcome if this proposal is not approved by Meridian's shareholders. The liquidation value is estimated to be as high as $0.22 per share and as low as $0.15 per share as compared to pro forma net asset value to be received in the proposed transactions as of June 30, 1999 of $0.64 per share. The pro forma net asset value per share compares favorably to the average closing price of Meridian's shares of $0.56 per share for the 30-day period preceding the announcement of the proposed transactions. The Board believes that the strategies outlined in "Plans for Liberty" in Proposal 3 present a realistic opportunity for the growth and viability of Meridian as an ongoing entity. Were Meridian to liquidate, Meridian would cease to operate and shareholders would realize only their ratable portions of any net liquidation proceeds.



         THE BOARD OF TRUSTEES UNANIMOUSLY BELIEVES THAT THE TERMS AND CONDITIONS OF THE REORGANIZATION ARE FAIR TO MERIDIAN AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

         In reaching this conclusion, the trustees considered the following material factors:

         - information relating to the business, assets, management, competitive position and prospects of Meridian if it were to continue, including the substantial likelihood that Meridian will be forced to liquidate, at a value between $0.15 and $0.22 per share, absent the consummation of the proposed transactions;

         -        the lack of the same liquidation exit strategy;

         - the potential that Liberty's stock may never trade as high as the current market price of Meridian's shares;

         - the control by Richard M. Osborne of 72% of Liberty's common stock if his Class A limited partnership interests were converted;

         - unsuccessful attempts by the prior board of trustees to effect an alternative transaction;


         - the access to management with 17 years of collective experience in the self-storage industry, an assembled portfolio of self-storage facilities and the potential to obtain capital provided by Osborne's self-storage company;

         - the fairness opinion, and the appraisal of 15 self-storage facilities conducted by Stanger;


         - the financial condition and results of operations of Meridian and Osborne's self- storage company, on both a historical and a prospective basis;

         - the percentage of equity in the operating partnership to be received by Liberty in relation to the relative contribution of Meridian and the self-storage company to the operating partnership, and the other benefits to be received by Meridian pursuant to the reorganization;

         - the pro forma net asset value per share of $0.64 versus the average closing price of Meridian's shares of $0.56 for the 30-day period preceding the announcement of the proposed transactions;


         - the potential increased liquidity, capacity for growth and access to capital that Liberty expects to be realized as a result of the proposed transactions;

         - Osborne's self-storage company's agreement to fund $725,000 of the transaction costs which is a term and condition of the formation agreement and partnership agreement, as defined and discussed in "Proposal 3";

         - because the proposed transactions provide a strategic direction in the self-storage market and an immediate, although small, presence in the self-storage market, Liberty's strategic and market position could be enhanced beyond that achievable by Meridian due to its limited life policy; and

         - the interest of Mr. Osborne and Mr. Smith of the board of trustees in the reorganization, as described in detail in "Conflicts of Interest."

         The foregoing is a discussion of the information and material factors considered by the Board of Trustees and is not intended to be exhaustive. Although the board considered the potential risks of the proposed transactions, the board believes that the positive factors outweigh the negative. In view of the variety of factors considered in connection with its evaluation of the reorganization, the trustees did not, as a group, find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determination.

         After considering, among other things, the foregoing material factors, the board of trustees unanimously adopted and approved the formation agreement and the transactions contemplated thereby and recommend that you vote FOR this proposal.

SELF-STORAGE FACILITIES APPRAISAL


         Robert A. Stanger & Co., Inc. was engaged by Meridian and Osborne's self-storage company to appraise 15 self-storage facilities to be contributed in the reorganization of Meridian by the self-storage company and has delivered a written summary of its analysis, based upon the review, analysis, scope and limitations described therein, as to the fair market value of the 15 self-storage facilities as of March 31, 1999. Stanger was selected to provide the appraisal of the 15 self-storage facilities because of its experience and reputation in connection with appraising self-storage properties in particular, and with real estate investment trusts, partnerships and real estate assets, in general. The appraisal, which contains a description of the material assumptions and qualifications made, matters considered and limitations on the review and analysis, should be read in its entirety. The appraisal is attached to the Registration Statement of which this Proxy Statement/Prospectus is a part. Copies of the appraisal are available free of charge, upon request, to Marc C. Krantz, Secretary of Meridian at its principal place of business, 8500 Station Street, Suite 100, Mentor, Ohio 44060. The material assumptions, qualifications and limitations to the appraisal are described below. In addition, appraisals are simply estimates of value and may not correspond to realizable value.

         Summary of Methodology. At the request of Meridian and Osborne's self-storage company, Stanger evaluated the 15 self-storage facilities to be contributed to the operating partnership on a limited scope basis utilizing the income approach and sales comparison approach to valuation. Appraisers typically use up to three approaches in valuing real property: the cost approach, the income approach and the sales comparison approach. The type and age of a property, market conditions and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The value estimated by the cost approach incorporates separate estimates of the value of the unimproved site and the value of improvements, less observed physical wear and tear and functional or economic obsolescence. The income approach estimates a property's capacity to produce income through an analysis of the rental stream, operating expenses and net income. Net income may then be processed into a value through either, or a combination of, two methods: direct capitalization or discounted cash flow analysis. The sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. Given the primary criteria used by buyers of the type of property appraised, Meridian and Stanger considered the cost approach to be less reliable than the income or sales comparison approaches. In addition, primary consideration was given by Stanger to the income approach, based on the income producing nature of the self-storage facilities, the primary criteria employed by buyers of self-storage properties and the fact that several of the self-storage facilities have not yet achieved fully-stabilized operations.

         In conducting the appraisal of the self-storage facilities, representatives of Stanger reviewed and relied upon, without independent verification, information supplied by the property managers, Meridian and Osborne's self-storage company, including, but not limited to:

         - financial schedules of current rental rates, income, occupancy, expenses, capital expenditures, cash flow and related financial information;

         - property description information including unit configurations and rentable square footage; and

         - information relating to the condition of each self-storage facility, including any deferred maintenance, planned capital expenditures, status of ongoing or newly- planned property additions, re-configurations, improvements and other factors affecting the physical condition of the property improvements.

         While the appraisal was prepared for the portfolio of 15 self-storage facilities, Stanger analyzed each individual self-storage facility by:

         - reviewing each self-storage facility's available historical operating statements;

         - reviewing information regarding rents, expenses, area competition and physical descriptions for each self-storage facility provided by Meridian and Osborne's self-storage company;

         - developing information from a variety of sources about market conditions for each individual self-storage facility; and

         - considering the financial performance for each self-storage facility.

         Representatives of Stanger performed site inspections of the self-storage facilities during March 1999. During these site visits, Stanger inspected the physical facilities, obtained current rental and occupancy information, and gathered information on the local market and competing properties. Stanger also discussed with property management information relating to performance of the subject property, competitive conditions, area trends and property improvements.

         Stanger also interviewed home office personnel responsible for the self-storage facilities to discuss competitive conditions, area economic trends affecting the self-storage facilities, historical and budgeted operating revenues and expenses and occupancies. Such inquiries included ascertaining for each individual self-storage facility any deferred maintenance, capital expenditures, environmental conditions, status of on-going or planned buildouts, re-configurations, improvements and other factors affecting the physical condition of the property improvements. Stanger also reviewed available historical operating statements and 1999 operating budgets for the self-storage facilities, and reviewed surveys of local self-service storage markets conducted by property management.

         To define the occupancy, rental rate and expense escalators to be used in estimating the self-storage facilities' operating results, Stanger reviewed the acquisition criteria and parameters in use in the marketplace by major self-storage investors, owners and operators. In addition, Stanger reviewed other published information concerning acquisition criteria in use by real estate investors during the first quarter of 1999. Further, Stanger interviewed various sources in local markets to identify sales of self-service storage properties and derive certain valuation indicators.

         Stanger then estimated the value of the self-storage facilities using the income approach. Stanger estimated the facilities' income and expenses during the year ending March 31, 2000 after reviewing historical and budgeted operating results for each property, discussions with property management and other pertinent information. Stanger estimated each self-storage facility's income for the year ending March 31, 2000 based upon the review of current rent rolls, an analysis of historical budgeted income from rents and ancillary sources, surveys of comparable properties and consideration of competitive conditions in local markets. Expenses were estimated based on historical and budgeted operating expenses and certain industry expense guidelines. Estimated expenses were then deducted from income to arrive at estimated net operating income. Expenses relating solely to investor reporting and accounting were excluded.

         Stanger then employed direct capitalization and/or discounted cash flow analysis to estimate the value of the self-storage facilities. The direct capitalization rates used by Stanger for stabilized properties ranged from 9.50% to 9.75% and were based on current acquisition criteria among self-storage investors. Where appropriate, the capitalization rate used for an individual facility was adjusted to reflect valuation factors unique to the self-storage facility, such as overall quality, location, and competitive position, recent or planned buildouts and other unique valuation factors.

For self-storage facilities which had not yet achieved fully stabilized operations, capitalization rates ranging from 9.75% to 11.0% were applied to projected stabilized net operating income.

         In applying discounted cash flow analysis, cash flows from each self-storage facility, assuming no indebtedness thereon, were developed for a ten-year period ending March 31, 2009. Income and expense escalators used in developing the projections were based on acquisition parameters currently in use by property investors, occupancy, market factors, historical and budgeted financial results and inflation rates. The resulting net operating income was adjusted to reflect estimated capital expenditures for each facility.

         Stanger then capitalized, at terminal capitalization rates generally ranging from 9.75% to 10.0%, the estimated net operating income of each self-storage facility for the 12 months ending March 31, 2010 to determine residual value. Where appropriate, the terminal capitalization rate used for an individual self-storage facility was adjusted to reflect valuation factors unique to the facility. The residual value was discounted after appropriate expenses of sale to the present value using the same discount rate applied to the stream of annual cash flows. The discount rates used, which ranged from 11.75% to 12.25%, were based on consideration of current acquisition criteria among self-storage property investors and real estate investors' target rates for return, and rates of return available from alternative investments under current market conditions.

         In the course of performing the appraisal, Stanger compiled data on actual transactions involving properties similar in type to the self-storage facilities. To gather such data, Stanger interviewed various sources in local markets to identify recent sales of self-storage properties, reviewed available information on acquisitions of self-storage properties and portfolios, reviewed information provided by management, and contacted various industry sources for data.

         Utilizing such data, an index of value was derived based upon price per square foot. The index of value was applied to each property to estimate value. Price per square foot as estimated by reference to comparable sales transactions was multiplied by the rentable square footage of each property to derive an estimated range of value.

         Stanger then correlated the values resulting from each method, the income approach and the sales comparison approach, to arrive at a final valuation, giving primary emphasis to the income approach, utilizing the discounted cash flow method, an emphasis Stanger considered appropriate based on the income producing nature of the self-storage facilities, primary acquisition criteria currently employed in self-storage property markets, and the fact that several of the self-storage facilities have not yet achieved fully stabilized operations.

         Conclusion as to Value. The indicated value for the self-storage facilities utilizing the income approach was $23,620,0000 and utilizing the sales comparison approach was $23,850,000. Based on its analysis and placing primary reliance on the income approach to valuation, Stanger concluded a market value of the 15 self-storage facilities as of March 31, 1999 of $23,620,000.

         Assumptions, Limitations and Qualifications of Appraisal. Stanger utilized certain assumptions, limitations, and departure provisions to determine the appraised value of the portfolio.

         The appraisal represents Stanger's opinion of the value of the 15 self-storage facilities as of March 31, 1999 in the context of the information available on such date. Events occurring after March 31, 1999 and before the closing of the reorganization could affect the facilities or assumptions used in preparing the appraisal. Stanger has no obligation to update the appraisal on the basis of subsequent events. In connection with preparing the appraisal, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis included in the appraisal. Stanger will not deliver any additional written summary of the analysis.

         Compensation and Material Relationships. Meridian selected Stanger to prepare the appraisal based on Stanger's experience and reputation with REITs and real estate companies. Meridian and Osborne's self-storage company paid Stanger a total fee of $56,000 to prepare the appraisal. In addition, Stanger is entitled to reimbursement for reasonable travel and out-of-pocket expenses incurred in making site visits and preparing the appraisal and is entitled to indemnification against certain liabilities, including certain liabilities under federal securities laws. The fees were negotiated between Meridian, the self-storage company and Stanger and payment thereof is not dependent upon completion of the reorganization. Except as noted in "Fairness Opinion" below, Meridian and Osborne's self-storage company have not engaged Stanger to render other consulting or related services prior to the present engagement. In addition, Stanger has been engaged by Meridian and the self-storage company to perform certain investment banking services in connection with the solicitation of capital from prospective investors. These engagements were made by Meridian and Osborne's self-storage company pursuant to separate agreements with Stanger and are distinct from the engagements to render the appraisal and fairness opinion.

FAIRNESS OPINION

         Stanger was also engaged by Meridian to deliver a written summary of its opinion, the fairness opinion, based on the review, material assumptions, qualifications and limitations described therein, as to the fairness from a financial point of view to the public stockholders of Meridian of the allocations of interests in the operating partnership between Meridian and the members of Osborne's self-storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, pursuant to the reorganization. The full text of the fairness opinion, which contains a description of the material assumptions and qualifications made, matters considered and limitations on the review and analysis, is set forth in Annex E and should be read in its entirety. The material assumptions, qualifications and limitations to the fairness opinion are described below. The summary set forth below does not purport to be a complete description of the analyses used by Stanger in rendering the fairness opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

         Except for material assumptions described more fully below which Meridian and Osborne's self-storage company advised Stanger that it would be reasonable to make, Meridian imposed no conditions or limitations on the scope of Stanger's investigation or the methods and procedures to be followed in rendering the fairness opinion. Meridian has agreed to indemnify Stanger against certain liabilities arising out of Stanger's engagement to prepare and deliver the fairness opinion.

         Experience of Stanger. Since its founding in 1978, Stanger has provided information, research, investment banking, appraisal and consulting services to clients throughout the United States, including major member firms of the New York Stock Exchange and insurance companies and over 70 companies engaged in the management and operation of partnerships. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with acquisitions, mergers, reorganizations and for estate, tax, corporate and other purposes. Stanger's valuation practice principally involves real estate investment trusts, partnerships, partnership securities and the assets typically held through partnerships, such as real estate, oil and gas, cable television systems and equipment leasing assets. Meridian selected Stanger because of its experience in providing similar services to other parties in connection with real estate consolidations, mergers, reorganizations and Stanger's reputation in connection with real estate partnerships, real estate investment trusts and real estate assets.

         Summary of Materials Considered. In the course of Stanger's analysis to render its opinion regarding the reorganization, Stanger:

         - reviewed drafts of this Proxy Statement/Prospectus and the formation agreement in substantially the forms intended to be finalized and filed with the SEC;

         - reviewed reports filed with the SEC by Meridian on Form 10-K and 10-KSB for the fiscal years ending December 31, 1996, 1997, and 1998 and Form 10-QSB for the quarters ending March 31, 1999 and June 30, 1999 and reviewed the financial statements of Osborne's self-storage company for the fiscal year ending December 31, 1998 and the quarters ending March 31, 1999 and June 30, 1999;

         - reviewed the pro forma financial statements for Meridian and Osborne's self-storage company included in the Proxy Statement/Prospectus;

         - performed the appraisal of the 15 self-storage facilities owned by Osborne's self-storage company, interests in which will be contributed to the operating partnership in connection with the reorganization;




         - reviewed certain operating and financial information relating to the business, financial condition and results of operations of Meridian and Osborne's self-storage company, and discussed with management of Meridian and the self-storage company the operations, business plan and current conditions in the self-storage industry, including market conditions for sales or acquisitions of properties of the type owned by the self-storage company, and the historical financial statements, budgets and future prospects of Meridian and Osborne's self-storage company;

         - reviewed schedules prepared by Meridian showing the determination of the net asset value contribution to the operating partnership of Meridian and Osborne's self- storage company, and the methodology used to determine the allocation of interests in the operating partnership between Meridian and the members of Osborne's self- storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company; and

         - conducted such other studies, analyses, and inquiries as Stanger deemed appropriate.

         The following is a summary of material financial and comparative analyses reviewed by Stanger in connection with and in support of its fairness opinion. The summary of the fairness opinion and analysis of Stanger set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached to this Proxy Statement/Prospectus as Annex E.

         Appraisal. In preparing its opinion, Stanger performed an independent appraisal of the 15 self-storage facilities to be contributed to the operating partnership by Osborne's self-storage company. Stanger performed site inspections of each self-storage facility during March 1999, conducted inquires into local market conditions affecting each self-storage facility, reviewed historical and budgeted operating statements of each self-storage facility conducted interviews with management personnel, reviewed acquisition criteria in use in the marketplace by self-storage property investors and owners and other real estate investors, reviewed information concerning transactions involving self-storage properties, and estimated the market value of the self-storage facilities utilizing the income approach and sales comparison approach to value. The indicated value for the 15 self-storage facilities utilizing the income approach was $23,620,000 and utilizing the sales comparison approach was $23,850,000. Based on its analysis and placing primary reliance on the income approach to valuation, Stanger concluded a market value of the 15 self-storage facilities as of March 31, 1999 of $23,620,000.

         Review of Relative Net Asset Values. In its evaluation of the fairness of the allocations, Stanger reviewed the net asset values assigned to Meridian and Osborne's self-storage company by management as of June 30, 1999 based on:

         - an appraisal provided by Stanger of the estimated value of 15 self-storage facilities as of March 31, 1999;

         - valuations made by the management of Osborne's self-storage company and Meridian of other assets and liabilities which will be contributed by Meridian and the self-storage company or assumed by Liberty in the reorganization; and

         - deduction of $725,000 from the net asset value of Osborne's self-storage company for transaction costs which Osborne's self-storage company has agreed to assume if the proposed transactions are consummated.


A complete description of the analyses undertaken by Stanger in connection with estimating the value of the 15 self-storage facilities is provided under the caption "Self-Storage Facilities Appraisal."


         Stanger also reviewed the balance sheets of Meridian and Osborne's self-storage company as of June 30, 1999, as prepared by management. Stanger then reconciled the value of the non-self- storage property assets and liabilities on the financial statements with the values assigned to the other assets and liabilities of Meridian and the self-storage company included in the calculations of net asset value to be contributed in the reorganization and merger. Stanger noted that the valuation assigned to the assets of the self-storage company excluded goodwill and other intangible assets totaling approximately $1.4 million, an exclusion which Stanger deemed appropriate. In addition, Stanger noted that the valuation assigned to the net assets of the self-storage company was reduced by $725,000 to reflect the estimated costs of the reorganization and merger. Stanger compared the allocation of ownership interests in the operating partnership between Meridian and the self-storage company based on the above determinations of value and also on the assumption that the estimated costs of the reorganization and merger were (1) allocated between Meridian and the self-storage company based on relative net asset value before such transaction costs; and (2) were shared equally by Meridian and the self-storage company. Stanger noted that Meridian would have received an ownership interest of 26.87% and 24.27%, respectively, under assumption (1) and under assumption (2), compared with an ownership interest of 29.9% to be allocated to the transaction.


         Relying on these net asset values, Stanger concluded that the allocation of ownership interests in the operating partnership offered to each entity reflects the net value of the assets contributed to the operating partnership by each entity after deducting the costs associated with the reorganization. Stanger also concluded that basing such allocations on the value of net assets contributed to the operating partnership is fair to Meridian's shareholders from a financial point of view.

         Based upon the above considerations, Stanger concluded that the allocation of interests in the operating partnership between Meridian and the members of Osborne's self-storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, is fair to the shareholders of Meridian because the allocation reflects the current practical economic interests of the parties in each entity's net assets.

         Conclusions. Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the information considered in the fairness opinion, the allocation of interests in the operating partnership between Meridian and the members of Osborne's self- storage company, collectively, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, pursuant to the reorganization is fair, from a financial point of view, to the shareholders of Meridian.

         Assumptions. In rendering its opinion, Stanger relied, without independent verification, on the accuracy and completeness of all financial and other information contained in this Proxy Statement/Prospectus or that was otherwise publicly available or furnished or otherwise communicated to Stanger. Stanger has not made an independent evaluation or appraisal of the determinations of the non-real estate assets and liabilities of Meridian or Osborne's self-storage company. Stanger relied upon the balance sheet value determinations for Meridian and the self-storage company and the adjustments made by management to arrive at the net asset values. Stanger also relied upon the assurance of Meridian and Osborne's self-storage company that any financial information or pro forma statements or adjustments provided to Stanger were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments, that no material changes have occurred in Meridian's or Osborne's self-storage company's asset or liability values subsequent to the valuation dates cited above, or in the real estate portfolio value subsequent to March 31, 1999, which are not reflected in the net asset values, and that Meridian and Osborne's self-storage company are not aware of any information or facts regarding Meridian, the self-storage company or their assets that would cause the information supplied to Stanger to be incomplete or misleading.

         Limitations and Qualifications of Fairness Opinion. Stanger was not requested to and did not:

         - select the method of determining the allocation of the interests in the operating partnership or establish the allocations;

         - make any recommendations to the shareholders of Meridian or Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company with respect to whether to approve or reject the reincorporation or reorganization as an UPREIT; or

         - express any opinion as to (1) the fact that Mr. Osborne could, as a result of the reorganization, be in a position to control voting decisions of Liberty, (2) the tax consequences of the reincorporation into a Maryland corporation and the reorganization of Meridian as an UPREIT for the shareholders and Meridian, (3) the potential impact of conversion of the interests of Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company in the operating partnership to shares of Liberty, (4) whether or not alternative methods of determining the relative interests in the operating partnership to be issued would have also provided fair results or results substantially similar to those of the allocation methodology used, and (5) the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liabilities.

         Further, Stanger did not express any opinion as to:

         - the fairness of any other terms of the reincorporation into a Maryland corporation and reorganization as an UPREIT, including the amounts or allocations of transaction costs;

         - the relative value of Liberty's common stock and the partnership interests to be issued;

         - the prices at which Liberty's common stock may trade following the reincorporation and reorganization or the trading value of the Liberty's common stock to be received by Meridian's shareholders compared with the current fair market value of Meridian's assets if liquidated under current market conditions; and

         -        alternatives to the reincorporation and reorganization.

         Compensation and Material Relationships. Meridian selected Stanger to prepare the fairness opinion based on Stanger's experience and reputation with REITs and real estate companies. Meridian had preliminary discussions regarding the preparation of the fairness opinion with two other firms, Brown, Gibbons, Lang & Company and Roney and Company. Discussions were not pursued with these firms because of Stanger's experience. Stanger has been paid a fee of $75,000 by Meridian for preparing the fairness opinion. In addition, Stanger will be reimbursed for all reasonable out-of-pocket expenses, including legal fees, up to a maximum of $5,000, and indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated between Meridian and Stanger. Payment of the fee to Stanger is not dependent upon completion of the proposed transactions. Stanger has been compensated for preparing the appraisal and the compensation for such services is summarized above under "Self-Storage Facilities Appraisal -- Compensation and Material Relationships." In addition, Stanger has been engaged by Meridian and Osborne's self-storage company to perform certain investment banking services in connection with the solicitation of capital from prospective investors. These engagements were made by Meridian and Osborne's self-storage company pursuant to separate agreements with Stanger.

EXPENSES

         Upon closing, Osborne's self-storage company will assume the costs of the reincorporation and the reorganization up to $725,000 through a deduction to its net asset value. The cash to pay the expenses will come from Liberty. In addition, Liberty will pay all costs in excess of $725,000. However, costs are estimated at approximately $725,000. Meridian will be responsible for paying the expenses if the reincorporation and the reorganization are not consummated. The following is a statement of estimated costs and expenses incurred in connection with the reincorporation and the reorganization:

                  SEC Registration Fee                        $    1,628
                  Legal Fees and Expenses                        250,000

                  Fairness Opinion                                75,000
                  Accounting Fees and Expenses                   200,000
                  Solicitation Fees and Expenses                  35,000
                  Blue Sky Fees and Expenses                      10,000
                  Printing Expenses                               70,000
                  Miscellaneous                                   83,372
                                                              ----------
                                            Total               $725,000
                                                              ==========

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA (UNAUDITED)

         The unaudited pro forma condensed consolidated balance sheet of Liberty as of June 30, 1999, set forth below, gives effect to the reincorporation into a Maryland corporation and the reorganization of Meridian as an UPREIT as if they had been consummated on that date. The unaudited pro forma condensed consolidated statements of operations and the unaudited condensed consolidated statements of cash flows for the year ended December 31, 1998 and for the six months ended June 30, 1999 give effect to the reincorporation and the reorganization, including the acquisition of the Riverhead facility, as if all of these transactions had been consummated on January 1, 1998. These pro forma statements have been prepared based on estimates of accounting adjustments and, therefore, are subject to change.

         The following unaudited pro forma financial information has been prepared from, and should be read in conjunction with, the historical financial statements and related notes of Meridian, Osborne's self-storage company and the Riverhead facility which are included elsewhere in this Proxy Statement/Prospectus. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the reincorporation, the reorganization and the acquisition of the Riverhead facility been consummated on the date as of which, or at the beginning of the period for which, these transactions are being given effect, nor is it necessarily indicative of future financial positions or operating results.

                                    LIBERTY
                       PRO FORMA CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                   (UNAUDITED)


                                                           HISTORICAL (A)
                                             ------------------------------------------
                                                               SELF-
                                                              STORAGE                         PRO FORMA
                                             MERIDIAN         COMPANY     SUBTOTAL           ADJUSTMENTS     PRO FORMA
                                             ------------- -------------- -------------  ------------------- --------------
ASSETS:
         Cash and Cash Equivalents            $    235,324   $    738,920  $    974,244    $   (725,000) B     $    249,244
         Investment in Mortgage-Related Assets   1,313,312             --     1,313,312              --           1,313,312
         Accounts Receivable                            --         37,686        37,686              --              37,686

                                                           HISTORICAL (A)
                                             ------------------------------------------
                                                               SELF-
                                                              STORAGE                         PRO FORMA
                                             MERIDIAN         COMPANY     SUBTOTAL           ADJUSTMENTS     PRO FORMA
                                             ------------- -------------- -------------  ------------------- --------------
         Restricted Cash                           361,408             --       361,408              --             361,408
         Property, Plant and Equipment (Net)            --     13,244,323    13,244,323      10,375,677  C       23,620,000
         Goodwill                                       --      1,005,448     1,005,448      (1,005,448) D               --
         Other                                     220,960        457,142       678,102        (376,444) E          301,658
                                              ------------   ------------  ------------    ------------       -------------
         TOTAL ASSETS                         $  2,131,004   $ 15,483,519  $ 17,614,523    $  8,268,785       $  25,883,308
                                              ============   ============  ============    ============       =============

LIABILITIES:
         Accounts Payable                     $    196,860   $    384,624  $    581,484              --       $     581,484
         Notes Payable                                  --     18,347,235    18,347,235              --          18,347,235
         Accrued Liabilities and Other               7,600        503,329       510,929              --             510,929
         Minority Interest                              --             --            --       4,517,116  F        4,517,116
                                              ------------   ------------  ------------    ------------       -------------
         TOTAL LIABILITIES                         204,460     19,235,188    19,439,648       4,517,116          23,956,764

EQUITY                                           1,926,544     (3,751,669)   (1,825,125)     (1,005,448) D        1,926,544
                                                                                             10,375,677  C
                                                                                               (725,000) B
                                                                                               (376,444) E
                                                                                             (4,517,116) F
                                              ------------   ------------  ------------    ------------       -------------
TOTAL LIABILITIES AND EQUITY                  $  2,131,004   $ 15,483,519  $ 17,614,523     $ 8,268,785       $  25,883,308
                                              ============   ============  ============    ============       =============

Shares Outstanding                               3,031,618                                                        3,031,618
Net book value per share                      $       0.64                                                    $        0.64


                   NOTES TO PRO FORMA CONDENSED BALANCE SHEET

A Derived from the historical condensed balance sheets as of June 30, 1999 of Meridian and Osborne's self-storage company.

B Represents payment of the transaction costs by Osborne's self-storage company.

C Represents the purchase accounting adjustment to the historical carrying value of Osborne's self-storage company's property, plant and equipment. The operating partnership will acquire the membership interests in Osborne's self-storage company in exchange for limited partnership interests. This transaction will be accounted for as a purchase, with the operating partnership as the acquiror. The value of the limited partnership interests issued as consideration will be based upon the net asset value of the assets acquired from Osborne's self-storage company. The only asset acquired or liability assumed for which the net asset value exceeds historical carrying value is property, plant and equipment. Also see notes D and E.

                  Appraised value of properties acquired                        $ 23,620,000
                  Historical carrying value of property, plant and equipment     (13,244,323)
                                                                                ------------
                  Purchase price adjustment to property, plant and equipment    $ 10,375,677
                                                                                ============

         Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will receive Class A limited partnership interests of the operating partnership. The Class A limited partnership interests will be redeemable for cash, or, at the election of Liberty, convertible into shares of Liberty's common stock, on a one-for-one basis. No such conversion will be permitted for a particular Class A limited partner if Liberty determines that the conversion might disqualify Liberty as a REIT. The Class B limited partnership interests in the operating partnership will be held by Liberty and will not be entitled to redemption or a preferred return. With agreed upon limitations, the limited partners will not be able to transfer their interests in the operating partnership without the consent of Liberty. The limited partners will have no authority to transact business for, or to participate in the management or decisions of, the operating partnership. However, any amendment to the partnership agreement that would (1) seek to impose additional personal liability on the limited partners, (2) affect the allocation of profits and losses and distributions between the partners, or (3) impose on the limited partners any obligation to make additional contributions to the capital of the operating partnership would require the consent of the limited partners holding more than 65% of the limited partnership interests.

D Represents the writeoff of the historical goodwill of Osborne's self-storage company in the application of purchase accounting.

E Represents the writeoff of the carrying values of other intangible assets of Osborne's self-storage company, including deferred financing costs and noncompete agreements.

F Represents minority interest in the operating partnership applicable to the limited partners excluding the limited partnership interest held by Liberty. The calculation of minority interest is presented below.

                           Historical equity (deficit) of the self-storage company      $    (3,751,669)
                           Writeoff of historical goodwill of the self-storage company       (1,005,448)
                           Payment of transaction costs by the self-storage company            (725,000)
                           Writeoff of historical intangible assets
                               of the self-storage company                                     (376,444)
                           Purchase accounting adjustment to
                               property, plant and equipment                                 10,375,677
                           Contribution to the operating partnership by Liberty
                               of its net assets in exchange for limited and general

                               partnership interests in the operating partnership              1,926,544

                           Adjusted equity of the operating partnership                 $      6,443,660
                                                                                        ----------------

                           Liberty's interest 29.9%                                     $      1,926,544
                           Minority Interest 70.1%                                             4,517,116
                                                                                        ----------------
                                    Total equity of the operating partnership           $      6,443,660
                                                                                        ================

         The above interests of Liberty and the minority interest holders are based upon the relative values of their contributed interests as of June 30, 1999, which may differ from those as of the date of actual consummation of the reorganization.


                                     LIBERTY
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                     HISTORICAL (A)
                              ------------------------------------------------------------
                                                  SELF-
                                                 STORAGE                                        PRO FORMA            PRO
                              MERIDIAN           COMPANY     RIVERHEAD       SUBTOTAL          ADJUSTMENTS          FORMA
                              -----------------------------------------------------------------------------------------------
Rental Revenues               $            --   $ 2,465,981     $   174,950    $ 2,640,931                        $ 2,640,931
Interest Income                       101,893         1,322              --        103,215                            103,215
                              -----------------------------------------------------------------------------------------------
         Total Revenues               101,893     2,467,303         174,950      2,744,146                          2,744,146

Interest Expense                           --     1,200,292          20,656      1,220,948        109,395  B        1,330,343
Depreciation and Amortization          13,017       557,783          21,207        592,007        292,127  C          884,134
General and Administrative            801,701       611,014          11,609      1,424,324                          1,424,324
Property Operating Expense            100,000     1,005,223          57,022      1,162,245                          1,162,245
                              -----------------------------------------------------------------------------------------------
         Total Expenses               914,718     3,374,312         110,494      4,399,524        401,522           4,801,046
                              -----------------------------------------------------------------------------------------------

Income (Loss) Before Minority        (812,825)     (907,009)         64,456     (1,655,378)      (401,522)         (2,056,900)
Interest
Minority Interest                          --            --              --             --      1,441,887  D        1,441,887
                              -----------------------------------------------------------------------------------------------
Net Income (Loss)             $      (812,825) $   (907,009)    $    64,456   $ (1,655,378)  $  1,040,365        $   (615,013)
                              ===============  =============  ==============  =============  =============       =============

Weighted Average Shares             3,031,618                                                                       3,031,618
Outstanding
Earnings (Loss) Per Share --  $         (0.27)                                                                  $       (0.20)
Basic and Diluted
Ratio of Earnings to Fixed                N/A           .4x            4.1x                                               N/A
Charges

                                     LIBERTY
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                       HISTORICAL (A)
                                ------------------------------------------------------------
                                                      SELF-
                                  MERIDIAN           STORAGE       RIVERHEAD                       PRO FORMA           PRO
                                                     COMPANY           *         SUBTOTAL          ADJUSTMENTS         FORMA
                                 ----------------------------------------------------------------------------------------------
Rental Revenues                  $         --    $   1,500,788    $    70,401  $   1,571,189                      $   1,571,189
Interest Income                        44,652              122             --         44,774                             44,774
Gain on Sale of Property                   --           30,107             --         30,107                             30,107
                                 ----------------------------------------------------------------------------------------------
         Total Revenues                44,652        1,531,017         70,401      1,646,070                          1,646,070
Interest Expense                           --          585,818          8,432        594,250         48,820  B          643,070
Depreciation and Amortization              --          250,245          8,837        259,082        176,477  C          435,559
General and Administrative            110,617          364,702         25,136        500,455                            500,455
Property Operating Expense                 --          569,259          5,254        574,513                            574,513
                                 ----------------------------------------------------------------------------------------------
         Total Expenses               110,617        1,770,024         47,659      1,928,300        225,297           2,153,597
                                 ----------------------------------------------------------------------------------------------

Income (Loss) Before Minority         (65,965)        (239,007)        22,742       (282,230)      (225,297)           (507,527)
Interest
Minority Interest                          --               --             --             --        355,776  D          355,776
                                 ----------------------------------------------------------------------------------------------
Net Income (Loss)                $    (65,965)   $    (239,007)   $    22,742   $   (282,230)   $   130,479        $   (151,751)
                                 ============    =============    ===========   =============   ============       =============

Weighted Average Shares             3,031,618                                                                         3,031,618
Outstanding
Earnings Per Share -- Basic and $       (0.02)                                                                    $       (0.05)
Diluted
Ratio of Earnings to Fixed                N/A              .6x           3.7x                                               .2x
Charges     E

* From January 1, 1999 to May 26, 1999


              NOTES TO PRO FORMA CONDENSED STATEMENTS OF OPERATIONS

A Derived from the historical financial statements of Meridian and Osborne's self-storage company for the year ended December 31, 1998 and the six months ended June 30, 1999 and the Riverhead facility for the year ended December 31, 1998 and the period ended May 26, 1999.

B Represents pro forma interest expense on the $675,000 of borrowings against the Southold facility and the $945,000 of borrowings used to fund the Riverhead acquisition, net of the elimination of historical interest expense applicable to Riverhead debt not assumed in that acquisition.

                                                                                Year Ended         Six Months
                                              Amount           Interest          12/31/98         Ended 6/30/99
                                            Borrowed             Rate            Expense             Expense
                                            --------             ----            -------             -------

         Southold debt                       $ 675,000            7.75%         $    52,313       $        26,157
         Riverhead acquisition debt:
             Fixed rate                        600,000            8.50%              51,000                20,400
             Prime rate                        345,000            7.75%              26,738                10,695
                                                                                -----------      ----------------
                                                                                    130,051                57,252

         Less Riverhead historical interest expense                                 (20,656)               (8,432)
                                                                                -----------      ----------------
                  Pro Forma Adjustment                                          $   109,395      $         48,820
                                                                                ===========      ================

C Represents additional pro forma depreciation on property, plant and equipment acquired from Osborne's self-storage company net of the elimination of historical amortization of intangible assets. Depreciation is computed using the straight-line method and is based upon useful lives of 25 years for buildings and improvements and five years for personal property. The purchase price allocations related to the acquired property, plant and equipment and the related pro forma depreciation is as follows:

                                                                                 Year Ended          Six Months
                                             Allocated          Estimated          12/31/98        Ended 6/30/99
                                                Cost               Life         Depreciation          Expense
                                            ------------        ---------      -------------     ------------------

         Land                               $  2,528,966                        $        --      $              --
         Buildings and Improvements           20,919,313              25            836,773                418,387
         Furniture, fixtures and other           171,721               5             34,344                 17,172
                                            ------------                        ------------     -----------------
                                            $ 23,620,000                            871,117                435,559
         Historical depreciation and
             amortization of the self-storage
             company and Riverhead                                                 (578,990)              (259,082)
                                                                                -----------      -----------------
                  Pro Forma Adjustment                                          $   292,127      $         176,477
                                                                                ===========      =================

D Represents the minority interest in the pro forma net loss of the operating partnership calculated below:

                                                                       Year Ended       Six Months Ended
                                                                         12/31/98          6/30/99
                                                                       -------------    ------------

                  Pro forma net loss of the operating partnership      $ (2,056,900)    $   (507,527)
                  Minority interest ownership                                 70.1%             70.1%
                                                                       -------------    ------------
                           Pro Forma Adjustment                        $ (1,441,887)    $   (355,776)
                                                                       =============    =============

E The calculations of earnings to fixed charges are as follows:

         Year ended December 31, 1998:

                                                     Self-Storage
                                        Meridian       Company      Riverhead    Pro Forma
                                        --------       -------      ---------    ---------
Income before minority interest      $  (812,825)   $  (907,009)   $    64,456   $(2,056,900)
Interest Expense                            --        1,200,292         20,656     1,330,343
Amortization of deferred financing          --           69,848           --            --
costs
                                     -------------------------------------------------------
Interest component of rent                  --           53,988           --          53,988
                                     -------------------------------------------------------
    Earnings                            (812,825)       417,119         85,112      (672,569)
                                     ===========    ===========    ===========   ===========
Interest Expense                            --        1,200,292         20,656     1,330,343
Amortization of deferred financing          --           69,848           --            --
costs
                                     -------------------------------------------------------
Interest component of rent                  --           53,988           --          53,988
                                     -------------------------------------------------------
    Fixed charges                    $      --      $ 1,324,128    $    20,656   $ 1,384,331
                                     ===========    ===========    ===========   ===========
Ratio                                        N/A            .3x           4.1x           N/A
                                     =======================================================
Earnings less than fixed charges     $   812,825        907,009            N/A   $ 2,056,900


Six Months ended June 30, 1999:

                                                    Self-Storage
                                         Meridian      Company       Riverhead    Pro Forma
                                         --------      -------       ---------    ---------
Income before minority interest          (65,965)      (239,007)        22,742   $  (507,527)
Interest expense                            --          585,818          8,432       643,070
Amortization of deferred financing          --            2,772           --            --
costs
Interest component of rent                  --           26,994           --          26,994
                                     -------------------------------------------------------
    Earnings                             (65,965)       376,577         31,174       162,537
                                     ===========    ===========    ===========   ===========
Interest expense                            --      $   585,818    $     8,432   $   643,070
Amortization of deferred financing          --            2,772           --            --
costs
Interest component of rent                  --           26,994           --          26,994
                                     -------------------------------------------------------
    Fixed charges                    $      --      $   615,584    $     8,432   $   670,064
                                     ===========    ===========    ===========   ===========
Ratio                                        N/A            .6x           3.7x           .2x
                                     =======================================================
Earnings less than fixed charges     $    65,965        239,007            N/A   $   507,527

Osborne's self-storage company estimates that 33% of its rental expense represents interest expense for purposes of the above calculations.

                                     LIBERTY
                   PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                   (UNAUDITED)

                                                           HISTORICAL (A)
                                     ----------------------------------------------------------
                                                        SELF-
                                                       STORAGE                                          PRO FORMA           PRO
                                     MERIDIAN          COMPANY       RIVERHEAD       SUBTOTAL           ADJUSTMENTS         FORMA
                                     -------------  ------------- --------------- -------------  ------------------- -------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
         Net income (loss)           $   (812,825)  $   (907,009)          64,456  $(1,655,378)   $  1,040,365 B     $   (615,013)

                                                             HISTORICAL (A)
                                     ----------------------------------------------------------
                                                        SELF-
                                                       STORAGE                                        PRO FORMA           PRO
                                     MERIDIAN          COMPANY      RIVERHEAD       SUBTOTAL         ADJUSTMENTS         FORMA
                                     -------------  ------------- --------------- -------------  ------------------- -------------
         Depreciation and                       --        557,783          21,207       578,990        292,127  C          871,117
         amortization
         Minority interest                      --             --             --            --      (1,441,887) D       (1,441,887)
         (Increase) decrease in                 --           (369)          7,862         7,493             --               7,493
         accounts receivable
         Increase (decrease) in other     (338,112)      (119,726)             --      (457,838)            --            (457,838)
         assets
         Increase (decrease) in
         payables and accrued
         liabilities                        83,510        113,677           2,398       199,585             --             199,585
                                     -------------------------------------------------------------------------       -------------
         Cash flows from operating      (1,067,427)      (355,644)         95,923    (1,327,148)      (109,395)         (1,436,543)
         activities
                                     -------------------------------------------------------------------------       -------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
         Purchase of fixed assets               --     (1,597,978)                   (1,597,978)            --          (1,597,978)
         Investment in mortgage-        (2,019,460)            --              --    (2,019,460)            --          (2,019,460)
         related assets
         Return of principal from
         mortgage-related assets and
         advances                          800,721             --          21,161       821,882             --             821,882
                                     -------------------------------------------------------------------------       -------------
         Cash flows from investing      (1,218,739)    (1,597,978)         21,161    (2,795,556)            --          (2,795,556)
         activities
                                     -------------------------------------------------------------------------       -------------

CASH FLOW FROM FINANCING
ACTIVITIES:
         Capital Contributions                  --      1,063,593              --     1,063,593     (1,063,593) E               --
         Distributions                          --       (138,171)        (46,791)     (184,962)       184,962  F               --
         Repayments of debt                     --       (208,186)        (61,918)     (270,104)            --            (270,104)
         Proceeds from borrowings               --      1,286,369              --     1,286,369             --           1,286,369
                                     -------------------------------------------------------------------------       -------------
         Cash flows from financing              --      2,003,605        (108,709)    1,894,896       (878,631)          1,016,265
         activities
                                     -------------------------------------------------------------------------       -------------

INCREASE (DECREASE) IN CASH             (2,286,166)        49,983           8,375    (2,227,808)      (988,026)         (3,215,834)
CASH AT BEGINNING OF PERIOD              2,886,339         27,410           2,203     2,915,952       (725,000) G        2,190,952
                                     -------------------------------------------------------------------------       -------------
CASH AT END OF PERIOD                $     600,173  $      77,393   $      10,578  $    688,144   $ (1,713,026)        $(1,024,882)
                                     =============  ==============  =============  ============   ============        ============

                                     LIBERTY
                   PRO FORMA CONDENSED STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                              HISTORICAL (A)
                                       -----------------------------------------------------------
                                                        SELF-
                                                         STORAGE        RIVERHEAD                       PRO FORMA   PRO
                                         MERIDIAN        COMPANY              *        SUBTOTAL          ADJUSTMENTS  FORMA
                                       --------------- -------------  -------------- ------------- ------------------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
         Net income (loss)                $    (65,965)  $  (239,007)  $      22,742  $  (282,230)     $ 130,479  B  $   (151,751)
         Depreciation and amortization              --       250,245           8,837      259,082        176,477  C       435,559
         Minority interest                          --            --              --           --       (355,776) D      (355,776)
         Gain on disposal of fixed assets           --       (30,107)             --      (30,107)            --          (30,107)
         (Increase) decrease in accounts            --        (1,266)            667         (599)            --             (599)
         receivable
         Increase (decrease) in other         (208,911)      (62,437)            750     (270,598)            --         (270,598)
         assets
         Increase (decrease) in payable
         and accrued liabilities                18,893       338,080           8,475      365,448             --          365,448
                                       -------------------------------------------------------------------------    -------------
         Cash flows from operating            (255,983)      255,508          41,471       40,996        (48,820)          (7,824)
         activities
                                       -------------------------------------------------------------------------    -------------

CASH FLOWS FROM INVESTING
ACTIVITIES:
         Purchase of fixed assets                   --      (486,651)             --     (486,651)            --         (486,651)
         Proceeds from disposal of fixed            --        49,017              --       49,017             --           49,017
         assets
         Investment in mortgage-related     (1,106,186)           --              --   (1,106,186)            --       (1,106,186)
         assets
         Return of principal from
         mortgage-related assets               997,320            --              --      997,320             --          997,320
                                       -------------------------------------------------------------------------    -------------
         Cash flows from investing            (108,866)     (437,634)             --     (546,500)            --         (546,500)
         activities
                                       -------------------------------------------------------------------------    -------------

CASH FLOW FROM FINANCING
ACTIVITIES:
         Capital Contributions                      --       146,350              --      146,350       (146,350) E            --
         Distributions                              --       (57,500)        (39,682)     (97,182)        97,182  F            --
         Issuance of Debt                           --     2,911,603              --    2,911,603             --        2,911,603
         Repayments of debt                         --    (2,156,800)         (7,412)  (2,164,212)            --       (2,164,212)
                                       -------------------------------------------------------------------------    -------------
         Cash flows from financing                  --       843,653         (47,094)     796,559        (49,168)         747,391
         activities
                                       -------------------------------------------------------------------------    -------------

                                                                HISTORICAL (A)
                                       -------------------------------------------------------------
                                                           SELF-
                                                          STORAGE        RIVERHEAD                         PRO FORMA       PRO
                                           MERIDIAN        COMPANY           *           SUBTOTAL        ADJUSTMENTS      FORMA
                                       --------------- -------------  -------------- --------------- ----------------- -------------
INCREASE (DECREASE) IN CASH                  (364,849)       661,527        (5,623)        291,055       (97,988)          193,067
CASH AT BEGINNING OF PERIOD                   600,173         77,393        10,578         688,144      (725,000)  G       (36,856)
                                       -------------------------------------------------------------------------       -----------
CASH AT END OF PERIOD                    $    235,324  $    738,920  $       4,955   $     979,199  $   (822,988)      $   156,211
                                         ============  ============  =============   =============  ============       ===========

* From January 1, 1999 to May 26, 1999


              NOTES TO PRO FORMA CONDENSED STATEMENTS OF CASH FLOWS

A Derived from the historical statements of cash flows of Meridian and Osborne's self-storage company for the year ended December 31, 1998 and the six months ended June 30, 1999, and the Riverhead facility for the year ended December 31, 1998 and the period ended May 26, 1999, as applicable.

B Represents the net effect of pro forma adjustments included in the pro forma income statement for the relevant period.

C Represents the pro forma adjustment for depreciation and amortization for the applicable period, consistent with such adjustments included in the pro forma income statement for the corresponding period.

D Represents the pro forma adjustment for minority interest for the applicable period, consistent with such adjustments included in the pro forma income statement for the corresponding period.

E Represents the elimination of historical capital contributions to the operating partnership on a pro forma basis, assuming that no such contributions are made.

F Represents the elimination of historical distributions on a pro forma basis, assuming that no distributions to partners or dividends to shareholders are paid.

G Represents the pro forma use of cash by the operating partnership to fund transaction costs, consistent with the adjustment reflected in the pro forma balance sheet.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF MERIDIAN

         The following discussion should be read in conjunction with Meridian's Balance Sheets and Statements of Operations and Cash Flows and the related notes. Unless otherwise defined in this Proxy Statement/Prospectus, or unless the context otherwise requires, the capitalized words or phrases referred to in this section either: describe accounting terms that are used as line items in these financial statements, or have the meanings ascribed to them in these financial statements and the related notes.


YEAR 2000 COMPLIANCE

         Meridian has assessed issues relating to the capability of its information systems to properly process transactions using dates beginning in the Year 2000. Remediation of any potential issues regarding year 2000 compliance has included the upgrading or replacement of older software with new programs and systems, which will handle the Year 2000 and beyond. Meridian believes that the necessary upgrades and replacements are in place.


         Because Meridian's assets are in financial institutions and brokerage houses and that the current operations, and consequently its computer needs, are limited, Meridian does not expect that Year 2000 compliance costs will have any material adverse effect on Meridian's liquidity or ongoing results of operations. Such costs are expected to be less than $5,000. However, there can be no assurance that Meridian will be successful in implementing its Year 2000 remediation according to the anticipated schedule or that compliance costs will not have a material adverse effect on Meridian's future liquidity or ongoing results of operations.

LIQUIDITY AND CAPITAL RESOURCES

         Meridian's liquidity and capital resources have changed dramatically as a result of the February 23, 1996 and August 22, 1997 asset sales and the June 1998 and March and June 1999 investments of approximately $3.1 million in short-term mortgage investments. Meridian's source of near-term liquidity is its unrestricted cash, which at June 30, 1999 totaled $235,324 as compared to $600,173 at December 31, 1998, a decrease of 60.1%, as compared to $2,886,339 for the same period in 1997, a decrease of 79.2%. These funds are expected to be adequate to satisfy Meridian's overhead and operating expenses in the short term. Absent the consummation of the transactions discussed in this Proxy Statement/Prospectus, Meridian will be forced to liquidate.

         An annual meeting of shareholders of Meridian was held on September 22, 1998, at which time a proposed plan of liquidation was defeated by shareholders and a new board of trustees was elected. The vote was declared official on September 28, 1998. Before leaving office, the former board purchased additional directors' and officers' indemnity insurance at a cost of $135,000. The former trustees also created the Meridian Indemnity Trust to pay for the expenses of defending themselves against potential litigation. The Indemnity Trust was funded with $350,000 of Meridian's funds, which along with interest is reflected as "Restricted Cash" on

Meridian's accompanying Balance Sheet. Current management is attempting to negotiate the release of these funds from the Indemnity Trust.

         During the six months ended June 30, 1999 and 1998, Meridian made no cash distributions. During the twelve months ended December 31, 1998, Meridian made no cash distributions. In the quarter ended September 30, 1997, Meridian paid a cash dividend of $3.00 per share of beneficial interest.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

SIX MONTHS AND QUARTER ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS AND QUARTER
-----------------------------------------------------------------------------
ENDED JUNE 30, 1998
-------------------

         Revenues. Interest and Other Revenues were $44,652 and $38,333 in the six months ended June 30, 1999 and 1998, respectively, an increase of $6,319, or 16.5%, and $16,538 and $2,341 for the three months ended June 30, 1999 and 1998, respectively, an increase of $14,197, or 606.5%. The change was due primarily to Meridian's average cash balances available for investment.

         Expenses. Legal Costs were $54,602 and $40,913 in the six months ended June 30, 1999 and 1998, respectively, an increase of $13,689, or 33.5%, and $44,022 and $31,062 for the three months ended June 30, 1999 and 1998, respectively, an increase of $12,960, or 41.7%.

         General and Administrative expenses were $56,015 and $163,281 in the six months ended June 30, 1999 and 1998, respectively, a decrease of $107,266, or 65.7%, and $23,329 and $70,882 in the three months ended June 30, 1999 and 1998, respectively, a decrease of $47,553, or 67.1%. The decreased expenditures were due to several factors, including the elimination of management fees paid to E&L Associates, Inc., the lack of fees paid to trustees in the six months ended June 30, 1999, and expenses related to the former board of trustees' evaluation of Meridian's future options.

         Net Loss. As a result of the factors noted above, net loss was $65,965 and $165,861 for the six months ended June 30, 1999 and 1998, respectively, a decrease of $99,896, or 60.2%, and $50,813 and $99,603 for the three months ended June 30, 1999 and 1998, respectively, a decrease of $48,790, or 48.9%. The reduction in net loss was due primarily to the decrease in expenses.

1998 COMPARED TO 1997
---------------------
         Revenues. Rentals from Real Estate Investments totaled $0 and $907,831 for the years ended December 31, 1998 and 1997, respectively. The decrease is the result of the sale of the Charleston property, Meridian's last remaining property, in August 1997.

         Interest and Other Revenues were $101,893 and $272,529 for the years ended December 31, 1998 and 1997, respectively. The decrease of $170,636, or 63% from 1998 to 1997 was primarily due to the sale of the Charleston property in August 1997 and the decrease in Meridian's average cash balances available for investment following distribution to the shareholders of the proceeds of the Charleston sale.

         Expenses. Interest and Amortization of Debt Discounts totaled $0 and $262,771 for the years ended December 31, 1998 and 1997, respectively. The decrease during 1998 was due to the sale of Charleston and the corresponding payment of its mortgage note payable on August 22, 1997.

         Property Taxes for the years ended December 31, 1998 and 1997 were $0 and $79,234, respectively. The decrease was due to the sale of the Charleston property on August 22, 1997.

         Property Operating Costs totaled $100,000 and $318,079 for the years ended December 31, 1998 and 1997 respectively. The decrease of $218,079, or 69%, was primarily due to the sale of Charleston on August 22, 1997. The 1998 costs represent fees paid to E&L Associates.

         Legal Costs for the years ended December 31, 1998 and 1997 were $226,240 and $102,229, respectively. The increase in 1998 of $124,011, or 121%, was due to costs incurred by Meridian prior to the current trustees taking office in September 1998 arising from the proposed plan of dissolution and liquidation, the proxy contest, and the defense of Turkey Vulture Fund's lawsuit.

         General and Administrative Expenses were $575,461 and $354,684 for the years ended December 31, 1998 and 1997, respectively. The increased expenditures of $220,777, or 62%, were primarily incurred prior to September 1998 when the current trustees took office and related to former board of trustees' evaluation of Meridian's future options, the charges related to the reimbursement of proxy solicitation costs of $102,613, which reimbursement is conditioned upon the authorization by Meridian's shareholders of the conversion of Meridian to a perpetual-life REIT through an amendment to the declaration of trust, and the purchase by former trustees of the additional directors' and officers' indemnity insurance of $219,143.

         For the years ended December 31, 1998 and 1997, Depreciation, Amortization and Other totaled $13,017 and $16,154, respectively. The 1998 expense represents an unrealized loss on investment in Mortgage-Related Assets. The 1997 expense represents amortization expense related to the lease commissions on the Charleston property. Upon entering into an exclusive listing agreement for the sale of the Charleston property on June 27, 1996, Meridian ceased to depreciate the property. Therefore, Meridian did not record any depreciation expense in 1997, and recorded only $16,154 of amortization expenses related lease commissions on the Charleston property.

         Net Income (Loss). As a result of the factors noted above, net loss was $812,825 for the year ended December 31, 1998 compared to net income of $4,386,840 for the same period of 1997. The 1997 net income is primarily a result of the gain on the sale of the Charleston property of $4,528,701.

ELECTION FOR REIT STATUS

         Meridian has previously elected to be taxed as a REIT pursuant to
Section 856(c)(1) of the Code and intends to be taxed as a REIT under the Code for the fiscal year ended December 31, 1999. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to shareholders in computing Meridian's taxable income. No provisions for federal or state income taxes have been made in the accompanying Statements of Operations.

         To qualify for REIT status, Meridian must meet a number of highly technical organizational and operations requirements on a continuing basis. Those requirements seek to ensure, among other things, that the gross income and investments of a REIT are largely real estate related, with other permitted assets, that a REIT distributes substantially all its ordinary taxable income to shareholders on a current basis and that the REIT's ownership is not overly concentrated. Due to the complex nature of these rules, the limited available guidance concerning interpretation of the rules, the importance of ongoing factual determinations and the possibility of adverse changes in or interpretations of the law, administrative interpretations of the law and developments at Meridian, no assurance can be given regarding Meridian's qualification as a REIT for any particular year. If Meridian failed to qualify as a REIT, distributions to shareholders would no longer be required. In addition, distributions originally treated as capital gain distributions could be re-characterized as ordinary dividend distributions to shareholders. Moreover, Meridian might not be able to elect to be treated as a REIT for the four taxable years after the year during which Meridian ceased to qualify as a REIT. If Meridian later re-qualified as a REIT, it might be required to pay a full corporate-level tax on any unrealized gain associated with its assets as of the date of re-qualification and to make distributions equal to any earnings accumulated during the period of non-REIT status.

         As previously reported, as a result of Meridian's sale of its last real estate property in August 1997, Meridian's status as a REIT for 1997 and 1998 was dependent, in part, upon tax rules regarding investments by REITs in specific types of non-real estate assets. On June 8, 1999, Meridian entered into a Closing Agreement with the Internal Revenue Service in which the IRS agreed to accept Meridian's status as a REIT regarding these investments for 1997 and 1998.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF OSBORNE'S SELF-STORAGE COMPANY

INTRODUCTION AND DISCUSSION OF KNOWN TRENDS, EVENTS AND UNCERTAINTIES

         Liberty Self-Stor, Ltd. was formed as an Ohio limited liability company in 1996. The purpose of this entity was to purchase, develop and operate self-storage facilities with an emphasis in equity growth potential.

         During 1998, the members of the self-storage company determined that future growth in its portfolio would require capital infusion from outside investors. To position itself for this possibility, the management of the self-storage company identified individual properties that fit its current and future growth strategy and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company agreed to exchange their membership interests in the self-storage company for limited partnership interests in the operating partnership that includes Liberty, a perpetual-life REIT, as the general partner and a limited partner.

         The following discussion should be read in conjunction with the self-storage company's Balance Sheets and Statements of Operations and Cash Flows and the related notes. Unless otherwise defined in this Proxy Statement/Prospectus, or unless the context otherwise requires, the capitalized words or phrases referred to in this section either: (1) describe accounting terms that are used as line items in these financial statements, or (2) have the meanings ascribed to them in these financial statements and the related notes.

YEAR 2000 COMPLIANCE

         The self-storage company is continuing its efforts to assess issues relating to the capability of its information systems to properly process transactions using dates beginning in the Year 2000. The self-storage company believes that to the best of its knowledge, it has taken the necessary action to upgrade their software to be Year 2000 compliant with the exception of its accounting software. Management is continuing to investigate alternative accounting software programs and anticipates that replacement or upgrading of its existing accounting software will occur by the end of the third quarter of 1999. Management does not believe that the accounting software is material to its operations as it is able to manually keep track of its accounting. If the accounting software has not been upgraded by December 1999, the self-storage company will keep its accounting records on paper. The information systems, excluding the accounting software, at its individual facilities have been upgraded and replaced to make them Year 2000 compliant. These information systems, including the gate systems and cash management systems at each facility, have been tested and are Year 2000 compliant.

         The self-storage company will continue to search for any other affected software and develop a plan for correcting that software in the most effective manner. Such costs are expected to be less than $5,000. However, there can be no assurance that the self-storage company will be successful in implementing its Year 2000 remediation according to the anticipated schedule or that compliance costs will not have a material adverse effect on the self-storage company's future liquidity or ongoing results of operations.

LIQUIDITY AND CAPITAL RESOURCES

         The self-storage company's source of near-term liquidity is its cash, which at June 30, 1999 was $738,920 as compared to $156,719 at June 30, 1998, an increase of $582,201 or 371.5%, and at December 31, 1998 was $77,393 as compared to $27,410 at December 31, 1997, an increase of $49,983 or 182.4%. The increase at June 30 was primarily due to outside financing obtained in June 1999 at the Southold facility. The increase at year end was primarily a result of improved cash flows from operations. The self-storage company believes that with this continuing improvement in cash flows from operations along with its ability to procure additional financing if necessary, the self-storage company will have sufficient funds for operations in the short term. The self-storage company believes that its cash flows from operating activities, before principal and interest and giving pro forma effect to the acquisition of the Riverhead facility, are sufficient to service its debt for the next 12 months. However, the self-storage company has a history of eight consecutive quarters of losses, and is currently seeking additional equity and debt financing. The self-storage company needs this additional equity and debt financing for long-term growth. There is no guarantee that it will be able to obtain the necessary financing.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998
-------------------------------------------------------------------------

         Revenues. Revenues were $1,500,788 and $1,021,944 for the six months ended June 30, 1999 and 1998, respectively, an increase of $478,844 or 46.9%. The increase was due primarily to the acquisition of a new facility in June 1998. The revenues from this facility during the six months ended June 30, 1999 were approximately $285,000 compared to $94,000 for the six months ended June 30, 1998. In addition, there were three other facilities which had substantial occupancy increases due to building additions in the later part of 1998. There were also general increases of rates from 1998 to 1999.

         Operating Expenses. Interest Expense totaled $585,818 and $513,905 for the six months ended June 30, 1999 and 1998, respectively, an increase of $71,913 or 14.0%. The increase was due primarily to increased borrowings.

         Depreciation and Amortization were $250,245 and $342,064 for the six months ended June 30, 1999 and 1998, respectively, a decrease of $91,819 or 26.8%. The difference was due primarily to amortization of loan fees on the newly refinanced debt.

         For the six months ended June 30, 1999 and 1998, Salaries and Wages were $304,766 and $244,430, respectively. The increase of $60,336, or 24.7%, was due primarily to additional salaries at the new facilities and other general wage increases.

         Property Taxes and Insurance for the six months ended June 30, 1999 and 1998 were $197,043 and $109,326, respectively. The increase of $87,717, or 80.2%, was due primarily to the additional facility acquired in June 1998 and additional construction during 1998.

         General and Administrative expenses were $207,352 and $92,339 for the six months ended June 30, 1999 and 1998, respectively. The increase of $115,013, or 124.6%, can be attributed to several factors including an increase in the number of temporary employees in 1999, an increase of approximately $18,000 in snow removal fees in 1999, and an increase in variable operating expenses due to increased revenues.

         For the six months ended June 30, 1999 and 1998, Rent was $77,340 and $90,737, respectively. The decrease of $13,397, or 14.8%, was primarily the result of a different mix of equipment and vehicle leases between the two periods.

         Professional Fees for the six months ended June 30, 1999 and 1998 were $15,807 and $57,346, respectively, a decrease of $41,539 or 72.4%. The difference was primarily the result of a decrease in legal fees during 1999.

         Utilities for the six months ended June 30, 1999 and 1998 were $52,458 and $42,891, respectively. The increase of $9,567, or 22.3%, was the result of rates charged for operating consumption due to increased revenues.

         For the six months ended June 30, 1999 and 1998, Advertising was $39,553 and $41,955, respectively, a decrease of $2,402 or 5.7%.

         Repairs and Maintenance were $14,992 and $13,828 for the six months ended June 30, 1999 and 1998, respectively, an increase of $1,164 or 8.4%. The increase was due primarily to the increase in facilities operating in 1999.

         Bad Debts for the six months ended June 30, 1999 and 1998 were $24,650 and $14,890, respectively, an increase of $9,760 or 65.5%. This percentage increase is consistent with the percentage increase of revenues.

         Other Income. Gain on Sale of Property was $30,107 and $0 for the six months ended June 30, 1999 and 1998, respectively. The increase was due to the sale of the car wash at one of the facilities.

         For the six months ended June 30, 1999 and 1998, Interest Income was $122 and $396, respectively, a decrease of $270.

         Net Loss. As a result of the factors noted above, net loss for the six months ended June 30, 1999 and 1998 was $239,007 and $541,325, respectively, a decrease of $302,318 or 55.8%.

1998 COMPARED TO 1997
---------------------

         Revenues. Revenues were $2,465,981 and $1,918,159 for the years ended December 31, 1998 and 1997, respectively, an increase of 28.6%. The increase was due primarily to the acquisition of two new facilities during 1998 along with revenues from a full year of operation from several facilities purchased during 1997 and, to a lesser extent, higher occupancy levels.

         Operating Expenses. Interest Expense totaled $1,200,292 and $1,185,629 for the years ended December 31, 1998 and 1997, respectively, an increase of 1.2%. The difference was due to an increase in borrowing in 1998 coupled with a decrease in the interest rates obtained with the new borrowing.

         Depreciation and Amortization were $557,783 and $499,683 for the years ended December 31, 1998 and 1997, respectively, an increase of $58,100 or 11.6%. The increase was primarily due to the loss recognized from extinguishment of debt which was refinanced.

         For the years ended December 31, 1998 and 1997, Salaries and Wages were $519,585 and $856,863, respectively. The decrease of $337,278, or 39.4%, was the result of a reduction in the staff in 1998 along with additional compensation paid during 1997 associated with the sale of certain facilities.

         Property Taxes and Insurance for the years ended December 31, 1998 and 1997 were $337,663 and $206,031, respectively. The increase of $131,632, or 63.9%, was due primarily to the two additional facilities acquired during 1998 and certain existing facilities that had building additions made to them.

         General and Administrative expenses were $207,619 and $452,749 for the years ended December 31, 1998 and 1997, respectively. The decrease of $245,130, or 54.1%, can be attributed to several factors. First, a reduction in the number of employees in 1998 as explained in the "Salaries and Wages" paragraph caused a decrease in payroll taxes expense in 1998. Second, there was a substantial decrease in workers' compensation rates along with a workers' compensation rebate received in 1998. Including the rebate, workers' compensation expense decreased approximately $50,000 in 1998. In addition, temporary agency labor was required in 1997 at an expense of approximately $40,000 compared to approximately $6,500 in 1998. Travel expenses also decreased in 1998 by approximately $16,500 due to the sale of several of the self-storage company's out of state facilities in 1997.

         For the years ended December 31, 1998 and 1997, Rent was $170,777 and $185,528, respectively. The decrease of $14,751, or 8.0%, was primarily the result of a different mix of equipment and vehicle leases between the two years.

         Professional Fees for the years ended December 31, 1998 and 1997 were $102,862 and $121,482, respectively, a decrease of 15.3%. The difference was primarily the result of a decrease in legal fees, partially offset by an increase in accounting fees during 1998.

         Utilities for the years ended December 31, 1998 and 1997 were $94,620 and $105,985, respectively. The decrease of $11,365, or 10.7%, was the result of lower rates charged for operating consumption.

         For the years ended December 31, 1998 and 1997, Advertising was $90,576 and $74,816, respectively, for an increase of $15,760, or 21.1%. The increase was the result of a full year of operations of the facilities that were acquired during 1997 along with the two facilities acquired during 1998.

         Repairs and Maintenance were $53,355 and $58,998 for the years ended December 31, 1998 and 1997, respectively, a decrease of 9.6%.

         Bad Debts for the years ended December 31, 1998 and 1997 were $39,180 and $55,437, respectively, for a decrease of $16,257, or 29.3%. This decrease can be attributed to the recognition of bad debts upon the sale of several facilities in 1997 and bad debts arising from some of the facilities sold in 1997 being higher than bad debts recognized on existing properties as of December 31, 1998.

         For the years ended December 31, 1998 and 1997, Management fees were $0 and $53,477, respectively. The decrease is because the self-storage company no longer engaged the services of a management company.

         Other Income. Gain on Sale of Property was $0 and $3,380,262 for the years ended December 31, 1998 and 1997, respectively. The amount in 1997 represents gains recognized on the sale of 17 facilities at selling prices in excess of the book value of the assets sold.

         Gain on Sale of Securities was $0 and $59,100 for the years ended December 31, 1998 and 1997, respectively. The gain in 1997 resulted from transactions involving the acquisition and subsequent short term sale of puts in marketable equity securities.

         For the years ended December 31, 1998 and 1997, Interest Income was $1,322 and $10,382, respectively. The decrease of $9,060, or 87.3%, was due to a reduction of available funds for investment.

         Net Income (Loss). As a result of the factors noted above, net loss for the year ended December 31, 1998 was $907,009 and net income for the year ended December 31, 1997 was $1,511,225. The gain on sale of property in 1997 was the most significant factor in the shift from net income to net loss.

FORWARD-LOOKING STATEMENTS

         Statements that are not historical facts, including statements about Meridian's and the self-storage company's confidence in its prospects and strategies and its expectations about growth, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to:

         -        Meridian's continued tax status as a REIT;

         - Meridian's inability to execute its business plan involving a conversion from a limited life REIT to a perpetual-life REIT;

         -        changes in general economic conditions;

         -        changes in local real estate conditions;

         - the inability to generate sufficient revenues to meet operating expenses; and

         -        the failure to manage growth effectively.

Any investor or potential investor in Meridian or Liberty must consider these risks and others that are detailed in other filings by Meridian with the SEC. These risks and others should cause actual results to differ materially from those in the forward-looking statements.

FEDERAL INCOME TAX MATTERS

         Federal Income Tax Consequences of the Reincorporation. The board of trustees intends the reincorporation to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, with the result that no gain or loss will be recognized by Meridian, Liberty or the shareholders of Meridian. The basis of your shares of common stock of Liberty received in exchange for your Meridian shares, and the holding period for such shares of common stock, will be the same as your basis in, and holding period for, assuming that you hold the shares as capital assets, your Meridian shares. The basis and holding period for the properties of Meridian acquired by Liberty upon the consummation of the mergers will be the same in the hands of Liberty as they were in the hands of Meridian.


         Although Liberty does not intend to request a ruling from the IRS as to its REIT status, Kohrman Jackson & Krantz P.L.L., Cleveland, Ohio, as counsel to Meridian and to Liberty and as a condition to the consummation of the mergers, will render an opinion to Meridian and to Liberty to the effect that the mergers will qualify as a tax-free reorganization within the meaning of the Code and Liberty, will qualify as a REIT under the Code for its taxable year ending December 31, 1999 upon consummation of the proposed transactions and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the code. The opinion will be based on certain factual assumptions regarding the mergers, such as the consummation of the proposed transactions as described in this Proxy Statement/Prospectus and the qualification of Meridian as a REIT as of the date of the reincorporation. In the event that any of such assumptions or representations are incorrect, the treatment of the mergers as a tax-free reorganization under the Code may be adversely affected and Liberty may be subject to taxation as a regular corporation. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, Liberty's common stock. In addition, investors should be aware that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of counsel as to the status of Liberty based on the counsel's review and analysis of existing law.


         State Taxes. You are encouraged to check with your own tax advisor to determine whether the tax consequences of the mergers to you are the same under applicable income tax laws of the state in which you reside as the tax consequences to you under the Code.

         You are urged to consult your own tax advisors with respect generally to the tax consequences arising under Federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from your own tax characteristics and situation.

REIT TAX CONSIDERATIONS

         The following discussion summarizes the material federal income tax consequences that materially affect a prospective shareholder, including individual retirement accounts. The discussion does not cover all possible tax considerations or any state, local, or foreign tax consequences. The discussion does not address all aspects of federal income tax law that may be relevant to a prospective stockholder of Liberty in light of his or her particular circumstances or to specific types of shareholders, including insurance companies, financial institutions or broker-dealers, and foreign corporations and persons who are not citizens or resident of the United States, subject to special treatment under the federal income tax laws.

         THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND EACH STOCKHOLDER OF LIBERTY IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.


         General. Meridian has made an election to be taxed as a REIT under Sections 856 through 860 of the Code through its taxable year ending December 31, 1998 and Liberty intends to operate in such a manner in the future. However, Liberty may not be able to operate in a manner so as to remain qualified as a REIT. Liberty's continued qualification as a REIT in current and future taxable years will depend upon whether Liberty and the operating partnership continue to meet the various qualification tests imposed under the Code, as discussed below.


         Taxation of Liberty as a REIT. If Liberty continues to qualify for taxation as a REIT and distributes to its stockholders at least 95% of its taxable income, excluding net capital gain, it generally will not be subject to federal corporate income tax on the portion of its ordinary income or capital gain that is timely distributed to its shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from an investment in a corporation. If Liberty were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to its shareholders. Even if Liberty continually qualifies as a REIT, it may be subject to federal income or excise tax in some circumstances.

         Requirements for Qualification as a REIT.

         General. A REIT is a corporation, trust or association that meets the following requirements:

         (1) It is managed by one or more trustees or directors.

         (2) Its ownership is evidenced by transferable shares or certificates.

         (3) It would be taxable as a domestic corporation if it was not a REIT.

         (4) It is neither a financial institution nor an insurance company.

         (5) It has the calendar year as its taxable year.

         (6) It is owned by 100 or more persons.

         (7) During the last half of each taxable year not more than 50% in value of its outstanding shares are owned by five or fewer individuals, or specific exempt entities.

         (8) It validly elects or has elected to be a REIT.

         (9) It meets specified income and asset tests, described below.

         In order to ensure continuing compliance with conditions (6) and (7), Liberty must, and will, demand written statements each year from the record holders of designated percentages of common stock disclosing the actual owners of such stock. A stockholder failing to comply with Liberty's written demand must submit with his or her tax return a similar statement and other information.

         Asset Tests. As noted in condition (9) above, Liberty must satisfy three asset tests:

         (1) At least 75% of the value of Liberty's total assets consist of real property, mortgages on real property, shares in other REITs, cash, cash items, and specified government securities.

         (2) Not more than 25% of Liberty's total assets are securities, other than specified government securities.

         (3) The value of any one issuer's securities does not exceed 5% of the value of Liberty's total assets, and Liberty does not own more than 10% of any one issuer's outstanding voting securities, this limitation does not apply to the ownership of specified government securities and securities of a qualified REIT subsidiary or another REIT.

         Liberty's investment in the operating partnership will be treated as an investment in the real property owned by the operating partnership. As such, Liberty expects that more than 75% of the value of its assets will be real estate assets. Liberty expects to meet all 3 asset tests set forth above.

         Income Tests. As noted in condition (9) above, Liberty must satisfy two separate income tests:

         (1) The 75% Test. Generally, at least 75% of Liberty's annual gross income must be derived from real estate sources, including rents, mortgage interest, gains from the sale of real property or mortgages, income realized from investments in other REITs or income from qualified types of temporary investments.

         (2) The 95% Test. Generally, at least 95% of Liberty's annual gross income, must be derived from the same items which qualify under the 75% income test and from dividends, interest and gain from the sale of securities.

         To be qualified rental income for purposes of the income tests, rents must meet the following requirements:

         (1) The amount of rent received must generally not be based in whole or in part on the income or profits derived by any person from such property.

         (2) Rents must not be received from a "related party tenant." If 10% or more of a tenant's assets or net profit is owned by Liberty or a 10% shareholder of Liberty, the tenant is a "related party tenant."

         (3) Liberty must not receive income from its tenants in exchange for services, including management services, unless the services are customarily provided to tenants of similar properties in the same geographic market. If non-customary services are provided to a tenant, none of the rental income paid by the tenant with respect to the leased property will qualify.

         (4) Rent attributable to personal property leased in connection with a lease of real property will qualify if such rent does not exceed 15% of the total rent received under the lease.

THE PROPOSALS

         The following is a description of each of the proposals that you are being asked to approve at this special meeting. You should read each proposal carefully before deciding how to vote.

        PROPOSAL 1 -- APPROVAL OF AMENDMENT TO THE DECLARATION OF TRUST

         ALL MATERIAL ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE AMENDMENT TO MERIDIAN'S CURRENT DECLARATION OF TRUST ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX A CAREFULLY BEFORE YOU DECIDE HOW TO VOTE.

         The board of trustees has determined that an amendment to the current declaration of trust is necessary in order to permit Meridian to implement the reincorporation from a California business trust to a Maryland corporation. The amendment to the declaration of trust (1) expressly permits Meridian to merge or consolidate with and/or into a domestic or foreign limited partnership and (2) sets forth the procedures pursuant to which the merger or consolidation would take place. The amendment is intended to allow Meridian to comply with the provisions of Section 23006 of the California Corporations Code, which expressly permits REITs to merge with limited partnerships or other REITs provided the merger is specifically permitted by the declaration of trust and the procedure is detailed in the declaration.

         Section 3.5 of the current declaration of trust sets forth the approval requirement for the incorporation of Meridian into another entity, i.e., the approval of the holders of a majority of the outstanding shares of beneficial interest. However, the provisions of Section 3.5 of the current declaration of trust do not expressly authorize the merger or consolidation of Meridian with or into a foreign or domestic limited partnership and do not set forth the procedures by which such a merger or consolidation would take place, as required by Section 23006 of the California Corporations Code. Upon approval of the amendment to the declaration of trust by the shareholders, Meridian will be able to implement the reincorporation whereby it will become a Maryland corporation.

         The amendment will be filed with the office of the Assessor-Recorder of the County of San Francisco, California, when approved by the shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO MERIDIAN'S CURRENT DECLARATION OF TRUST.

                  PROPOSAL 2 -- APPROVAL OF THE REINCORPORATION

         ALL MATERIAL ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE AGREEMENT AND PLAN OF MERGER, INCLUDING THE ARTICLES OF INCORPORATION AND BYLAWS OF LIBERTY SELF-STOR, INC. ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX B CAREFULLY BEFORE YOU DECIDE HOW TO VOTE.

PRINCIPAL REASONS FOR THE REINCORPORATION INTO A MARYLAND CORPORATION

         Meridian was organized in 1982 and commenced operations in 1983 as a California common law business trust, operating as a REIT. Meridian now seeks to be reincorporated into a Maryland corporation, Liberty Self-Stor, Inc., to:

         - change from a limited life entity to one with perpetual-life with the ability to reinvest proceeds from the sale of properties;

         - to facilitate a growth objective which will enable Meridian to attract capital; and

         - to take advantage of the more well-developed Maryland law which provides greater certainty and flexibility in planning and implementing corporate action than is otherwise available for a common law business trust.

Given the more certain and flexible legal environment under which Meridian's successor will operate as a corporation, the board of trustees has unanimously determined the reincorporation into a Maryland corporation is desirable and is fair to, and in the best interest of, Meridian and its shareholders.

         Facilitate Growth. The reincorporation into a Maryland corporation will give management the opportunity to seek new investments, which may result in greater returns to shareholders, and reinvest proceeds from the future sale or refinancing of any properties.

         Certainty/Flexibility. Maryland law includes a modern, well-developed general corporation statute. Maryland also has an extensive body of case law interpreting its corporation statute. The existence of such a statute and case law allows a corporation to plan the legal aspects of its future activities with more certainty and flexibility than do the provisions of the current declaration of trust, the common law of the State of California currently applicable to Meridian and the California general corporation statutes. A modern corporate charter also allows corporations to determine and change business strategies on an ongoing basis as circumstances warrant, whereas such flexibility is, at times, unavailable to trusts, which may be restricted by the more specific provisions of their governing instruments.

         Investor Perception. Corporations are far more numerous than business trusts and are more familiar to the investor community. The board of trustees believes that this familiarity and favorable perception is likely to provide potentially greater access for Meridian to capital markets.

         Protections Afforded by Maryland Law Against Hostile/Unsolicited Takeovers. Liberty is subject to provisions of Maryland law which are designed to encourage a person seeking control of a Maryland corporation to negotiate with the board of directors. The board of trustees believes that the reincorporation of Meridian into a Maryland corporation will allow Liberty to avail itself of these provisions of Maryland law and will provide Liberty with a certain amount of flexibility in the face of any future takeover attempts by encouraging the potential acquiror to negotiate directly with Liberty's board of directors, as well as facilitating Liberty's growth objective, which will enable Liberty to attract capital.

         Unsolicited or hostile takeover attempts are frequently structured in ways that may not be in the best interest of all stockholders. Because of Liberty's aggressive growth plans, a hostile takeover attempt could have the effect of depriving stockholders of the full potential appreciation of Liberty's growth. Although a takeover attempt may be made at a price substantially above the then current market price for a target company's shares, such offers are sometimes made for less than all of the outstanding shares of the target company. As a result, stockholders may be presented with the alternative of either partially liquidating their investment at a time which may be disadvantageous or retaining their investment as minority stockholders in an enterprise which is controlled by persons whose objectives may be different from those of the remaining minority stockholders. Furthermore, hostile takeover attempts are sometimes timed and designed to foreclose or minimize the possibility of more favorable competing bids which frequently may result in stockholders losing the opportunity to receive and consider alternative and possibly more attractive proposals. On the other hand, transactions negotiated and approved by a target company's board of directors can be more carefully planned and undertaken at an opportune time in order to obtain maximum value for the company and all of its stockholders.

         The board of trustees recognizes that takeover attempts which have not been negotiated with and approved by a target company's board of directors or other managerial body do not always have the unfavorable consequences or effects described above. However, the board of trustees believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that the protections afforded by Maryland law against hostile or unsolicited takeover attempts are in the best interest of Meridian and its shareholders.

TERM OF EXISTENCE

         Reincorporating in Maryland would eliminate Meridian's limited life policy because Liberty would have perpetual life. Liberty would not be required to distribute the proceeds of the sale of its properties to its stockholders but would instead be able to reinvest the proceeds in new properties.

         The following are the material possible benefits and detriments associated with eliminating the limited life policy:


         Possible Benefits:

         - Eliminating the limited life policy could present Liberty with new capital opportunities because the policy restricts its ability to pursue available investment opportunities.

         - Eliminating the limited life policy could enable Liberty to raise capital through the issuance of additional securities in the capital markets.

         - Eliminating the limited life policy would allow Meridian to enter into the reorganization as an UPREIT which will allow Liberty to (1) acquire a diversified portfolio of self-storage facilities, (2) have employees who manage the self-storage facilities, not an outside adviser, (3) increase capital, and
                  (4) make use of experienced management.

         Possible Detriments:

         - Eliminating the limited life policy may have an adverse effect on any shareholder who purchased its shares of beneficial interest in anticipation of receiving a liquidating distribution from Meridian in accordance with the limited life policy because the elimination of the policy will result in the continuation of Meridian beyond the time period within which Meridian would have been liquidated. Any liquidating distributions that would have otherwise been paid at that time in connection with the liquidation of Meridian will not be made, and you, as a shareholder, will have to rely on the securities market in order to liquidate your investment.

         - Eliminating the limited life policy through the reincorporation into a Maryland corporation would make Liberty a reinvesting entity, exposing it to all risks normally associated with the ownership and operation of real estate.

         - Eliminating the limited life policy will result in potential dilution if Liberty were to issue additional securities to raise capital to acquire new properties.

         In determining that the elimination of the limited life policy is fair to, and in the best interest of, Meridian and its shareholders, the board of trustees considered the following factors:

         - the ability of self-managed, growth-oriented, perpetual-life REITs to pursue a growth objective and obtain equity and debt financing from capital markets on attractive terms;

         -        the ability to acquire Osborne's self-storage company;

         -        the ability to enter into the reorganization as an UPREIT;

         - the substantial experience of the management of Osborne's self-storage company in managing, acquiring, developing, expanding and operating self-storage facilities and the continuation of that management as Liberty's management team;

         - the possible dilution to stockholders in the event that Liberty is successful in raising additional capital in the future through the issuance of additional securities;

         - reliance on the stock market by stockholders who desire to liquidate their investment in Liberty and the possible volatility in stock market prices of the shares in the future; and

         - the possibility that access to capital markets may be adversely affected in the future due to economic or other conditions in the capital markets.

         The board of trustees believes that if Meridian was free of its limited life policy Meridian would have greater flexibility to maximize the value of its shares and it would be able to grow through the acquisition and development of new properties. The reincorporation into a Maryland corporation, which includes the elimination of the limited life policy, will permit Meridian through Liberty to focus its investment direction on self-storage facilities, specifically in connection with the reorganization of Meridian as an UPREIT. See "Proposal 3" for a detailed discussion of the business and operating strategies of Liberty.

         If you vote FOR the reincorporation proposal, you will be voting FOR the elimination of the limited life policy because Liberty will have perpetual-life. If the reincorporation proposal is not approved, Meridian will be forced to liquidate.

TERMS OF THE REINCORPORATION

         The reincorporation of Meridian will be effected pursuant to two mergers whereby (1) Meridian will be merged with and into the Liberty Self-Stor Limited Partnership, a Maryland limited partnership and an indirect wholly-owned subsidiary and (2) Liberty Self-Stor Limited Partnership will be merged with and into Liberty Self-Stor, Inc., a Maryland corporation and wholly-owned subsidiary of Meridian. Liberty will be the surviving entity in the Mergers, the separate existence of Meridian will terminate, each outstanding share of beneficial interest will be converted into one share of common stock of Liberty and the shares of Liberty's common stock held by Meridian will be canceled and will cease to exist. At the effective time of the mergers, all properties, assets, liabilities and obligations of Meridian will become properties, assets, liabilities and obligations of Liberty. For federal income tax and financial reporting purposes, Liberty will be considered to be the same entity as Meridian.

         The mergers are governed by the Agreement and Plan of Merger which is set forth in its entirety as Annex B to this Proxy Statement/Prospectus. The following information is a summary of the material provisions of this agreement and is qualified in its entirety by reference to Annex B.

         The mergers will become effective upon the filing and acceptance for record of each of the Articles of Merger by the appropriate state agencies, including, without limitation, the State Department of Assessments and Taxation of the State of Maryland. Meridian anticipates that the mergers will become effective as promptly as practicable following shareholder approval of the reincorporation at the special meeting.

         Upon consummation of the mergers, Liberty and its stockholders will be governed by Liberty's articles of incorporation and bylaws, which will include a number of provisions which are not in the current declaration of trust and trustees' regulations of Meridian. See "The Proposed Transactions -- Material Changes in the Rights of Shareholders Resulting from the Reincorporation." These provisions of the articles of incorporation and bylaws of Liberty, together with provisions of Maryland law, may have anti-takeover effects. A copy of the proposed articles of incorporation and bylaws of Liberty are set forth in their entirety as exhibits to the agreement and plan of merger attached as Annex B.

         At the effective time of the mergers, each of the persons then serving as trustees and officers of Meridian will become the directors and officers, respectively, of Liberty. For information concerning the trustees and officers of Meridian, see the section of this Proxy Statement/Prospectus called "Proposal 4 -- Election of Trustees."

         At the effective time of the mergers, it is anticipated that Liberty's common stock will thereafter continue to be listed on the OTCBB in accordance with the applicable rules of Nasdaq under the symbol "LSSI."

         At the effective time of the mergers, each certificate representing one share of beneficial interest will be deemed for all purposes to represent one share of Liberty's common stock. Cash will be paid in lieu of fractional shares. The registered owner of any certificates representing shares of beneficial interest shall, until such certificates have been surrendered for transfer, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of common stock. Liberty's stockholders are not requested or obligated to surrender in exchange for certificates representing shares of common stock their certificates for shares of beneficial interest.

        The obligations of Meridian, Liberty and Liberty Self-Stor Limited Partnership are subject to the following conditions:

         -        effectiveness of Liberty's Form S-4 Registration Statement;

         -        approval of shareholders of the reincorporation;

         - no court or administrative order being in effect that retrains or enjoins the consummation of the mergers;

         -        the merger agreement has not been terminated; and

         - all necessary consents and approvals have been obtained. The mergers may be abandoned at any time, before or after approval by the shareholders, by mutual consent of Meridian, Liberty and Liberty Self-Stor Limited Partnership.

         Upon closing, Osborne's self-storage company will assume the costs of the reincorporation and the reorganization up to $725,000 through a deduction to its net asset value. The cash to pay the expenses will come from Liberty. Liberty will pay all costs in excess of $725,000. Costs are estimated to be approximately $725,000.

DESCRIPTION OF AUTHORIZED STOCK OF LIBERTY

         The following is a summary description of the authorized and outstanding stock of Liberty following the reincorporation:

         Common Stock. Liberty will have 50,000,000 authorized shares of common stock.

                  Distributions. Directors of Liberty may authorize dividends payable in cash, property or stock as long as, after payment of the dividend, (1) Liberty is able to pay its debts as they become due in the usual course of business and (2) Liberty's total assets are at least equal to the sum of its total liabilities. After provisions with respect to preferential dividends on any then outstanding classes of preferred stock, if any, fixed by the board of directors pursuant to the articles have been satisfied, and after satisfaction of any other requirements including with respect to redemption rights and preferences, of any such classes of preferred stock, including with respect to redemption rights and preferences, then and thereafter the holders of common stock will be entitled to receive, pro rata in relation to the number of shares of common stock held by them, such dividends or other distributions as may be authorized from time to time, by the board of directors out of assets legally available therefor.

                  Liquidation Rights. In the event of the liquidation of Liberty and the distribution of its assets, after the payment in full or the setting apart for payment to all creditors of

         Liberty of the amounts to which they shall be entitled and subject to such preferential amounts to which the holders of outstanding preferred stock, if any, shall be entitled, the remaining assets of the company available for payment and distribution to holders of shares of common stock shall, subject to any participating or similar rights of preferred stock at the time outstanding, be distributed ratably, in accordance with the number of shares of common stock held by each such holder, among the holders of outstanding shares of common stock.

                  Voting Rights. Each holder of common stock is entitled to one vote per share on all matters to be voted upon by Liberty's stockholders.

         Preferred Stock. Liberty will have 2,000,000 authorized shares of preferred stock. The board of directors will have the power to authorize the issuance of shares of preferred stock with such terms and conditions as permitted by Maryland law.

         The transfer agent and registrar for Liberty will be EquiServe, Meridian's current transfer agent.

         The consummation of the mergers and reincorporation is contingent upon the approval of the amendment to the declaration of trust and the approval of the reorganization of Meridian as an UPREIT.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE REINCORPORATION OF MERIDIAN INTO LIBERTY, A MARYLAND CORPORATION.


                  PROPOSAL 3 -- APPROVAL OF THE ACQUISITION OF
                         OSBORNE'S SELF-STORAGE COMPANY

         ALL MATERIAL ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE YOU DECIDE HOW TO VOTE.

OVERVIEW OF THE ACQUISITION OF OSBORNE'S SELF-STORAGE COMPANY THROUGH THE REORGANIZATION OF MERIDIAN AS AN UPREIT

         Overview. The following discussion assumes that the reincorporation of Meridian into Liberty has been consummated. Proposal 3 seeks shareholder approval of the reorganization as an UPREIT, as described more fully below. The effect of the reorganization of Meridian as an UPREIT would be to re-direct the original investment focus of Meridian from its prior investment strategy of acquiring mostly commercial and industrial properties located in selected areas of projected growth in the United States, to an investment strategy of operating, managing, acquiring, developing, expanding and investing in self-storage facilities.

         The board of trustees believe that this restructuring, and the potential increased liquidity, capacity for growth, and access to capital which Liberty expects to realize as a result of the restructuring, present an opportunity for the realization of value to Liberty's stockholders through potential increases in cash flow available for distribution and through potential appreciation in the value of Liberty's common stock.


         In general terms, the reorganization will result in the acquisition of Osborne's self-storage company through the formation of an operating partnership by Liberty and Richard M. Osborne, Diane Osborne, Thomas J. Smith and Retirement Management Company, the members of Liberty Self-Stor, Ltd., an Ohio limited liability company which owns 15 self-storage facilities. Mr. Osborne, the Chairman of the Board and Chief Executive Officer of Meridian, is the sole Manager and owns, with Retirement Management Company, of which Mr. Osborne is the sole shareholder, approximately 98.6% of Liberty Self-Stor, Ltd. The remaining 1.4% is owned by Thomas J. Smith, the President and a trustee of Meridian, and Diane M. Osborne, the wife of Mr. Osborne. Following the reorganization, Liberty will be the general partner owning approximately 1% of the operating partnership and a limited partner owning approximately 28.9%, and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will be the limited partners, owning approximately 70.1% of the operating partnership. The limited partnership interests of the operating partnership will be divided into two classes: Class A and Class B. Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will receive Class A limited partnership interests and Liberty will receive Class B limited partnership interests. The Class A limited partnership interests will be redeemable for cash or, at the election of Liberty, convertible into common stock on a one-for-one basis. The Class B limited partnership interests are identical to the Class A interests in all material respects except that the Class B interests are not redeemable or convertible. The effect of the reorganization will be to reorganize Meridian or Liberty into an umbrella partnership REIT or UPREIT.

         The operating partnership will be the sole owner of Osborne's self-storage company which owns the 15 self-storage facilities. The operating partnership will be the entity through which Liberty conducts substantially all of its business and owns substantially of its assets, either directly or through subsidiaries. Liberty's board of directors will manage the affairs of the operating partnership by directing the affairs of Liberty as general partner of the operating partnership. Liberty's general partnership interest and Class B limited partnership interests will entitle it to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to its percentage interest therein and will entitle Liberty to vote on all matters requiring a vote of the limited partners. Liberty plans to make all future purchases of self-storage facilities through the operating partnership.


         The management of Osborne's self-storage company will continue in that capacity as the management of Liberty. These individuals have significant experience in managing, acquiring, developing, expanding and operating self-storage facilities.

         Meridian will use its best efforts to assure that, following consummation of the reincorporation and the reorganization, Liberty's common stock will be listed with the OTCBB and be freely-tradeable, and that you will continue to have the option to hold the common stock or trade it in the open market. Subsequent to the reincorporation and the reorganization, you will own one share of common stock for each share of Meridian you currently own. Cash will be paid in lieu of fractional shares. No changes in the rights of the holders of the shares will be effected by the reorganization. The reorganization as an UPREIT will be accounted for using the purchase method of accounting. Meridian and Osborne's limited liability company believe that the reorganization will not affect the qualification of Liberty as a "real estate investment trust" under Sections 856 through 860 of the Code. The operating partnership will be taxed as a partnership, rather than an association taxable as a corporation, for federal income tax purposes.

         Absent approval and consummation of the reorganization of the company as an UPREIT, the trustees believe that Meridian will be forced to liquidate and you will realize only your ratable portion of any net liquidation proceeds.

THE FORMATION AGREEMENT


         Meridian has agreed to the reorganization as an UPREIT pursuant to the Formation Agreement, dated as of May 12, 1999, among Meridian, Liberty, Osborne's self-storage company and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company. The formation agreement provides the framework for the reorganization, sets forth representations, warranties and covenants made by the parties in connection with its execution, and provides for indemnification and the termination of the agreements among the parties upon the occurrence of specified events, all as set forth more fully below. The formation agreement was amended on August 11, 1999 to reflect the net asset values of Meridian and Liberty based on the financial statements of each as of June 30, 1999 and the appraisals of the 15 self-storage facilities as of March 31, 1999, and correct the permitted encumbrances on Schedule II. The formation agreement was amended on September 13, 1999 to reflect the increase in costs of the proposed transactions being funded by Osborne's self-storage company and to change the termination date of the agreement. The Formation Agreement was amended and restated on October 12, 1999 to amend the net asset value calculation and to incorporate the first and second amendments.

         The following is a summary of the material terms of the amended and restated Formation Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex C, the Partnership Agreement for the operating partnership, a copy of which is attached to this Proxy Statement/Prospectus as Annex D, and other agreements to be entered into pursuant thereto. YOU ARE ENCOURAGED TO READ THE ENTIRE FORMATION AGREEMENT AND FIRST AMENDMENT AND THE PARTNERSHIP AGREEMENT AS WELL AS THIS PROXY STATEMENT/PROSPECTUS AND THE OTHER DOCUMENTS REFERRED TO HEREIN PRIOR TO MAKING ANY DECISION AS TO WHETHER TO VOTE IN FAVOR OF THIS PROPOSAL.

FORMATION OF THE OPERATING PARTNERSHIP -- LSS I LIMITED PARTNERSHIP

         Overview. The formation agreement provides for the organization of an operating partnership to be known as LSS I Limited Partnership, a Delaware limited partnership, in which Liberty will be the general partner and a Class B limited partner and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will be the Class A limited partners. The operating partnership will be organized pursuant to a limited partnership agreement. The partnership agreement provides that each of Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will exchange his, her or its membership interests in the self-storage company for Class A limited partnership interests in the operating partnership, at net asset value. Liberty will assume the debt of Osborne's self-storage company at the time of contribution of the membership interests. Osborne's self-storage company will remain an obligor of its debt and Mr. Osborne will remain a guarantor. After the contribution, the operating partnership will be the sole member of the self-storage company. Liberty will contribute cash and securities, net of any liabilities, to the operating partnership in exchange for its general partnership interest and Class B limited partnership interests. Meridian presently estimates the amount of the net assets to be contributed to be approximately $1.9 million; however, the actual amount of the net assets to be contributed may vary based upon the level of expenses incurred by Meridian through the date of consummation of the reorganization. Such contribution will be funded from Meridian's available net assets as of the date of consummation of the reorganization.

         Capital Structure. The operating partnership will have one general partner, Liberty. The limited partnership interests of the operating partnership will be divided into two classes: Class A and Class B. The Class A limited partnership interests, which will be owned by Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company, will be redeemable for cash or, at the election of Liberty, convertible into shares of common stock, on a one-for-one basis. The Class A limited partnership interests are redeemable for cash, at any time beginning one year from the date of the consummation of the proposed transactions, equal to the number of interests multiplied by the then 30-day average market price of Liberty's stock. No such conversion will be permitted for a particular Class A limited partner if Liberty determines that such conversion might disqualify Liberty as a REIT.

         The Class B limited partnership interests in the operating partnership will be held by Liberty. The Class B limited partnership interests are identical to the Class A interests in all material respects except that the Class B interests are not redeemable or convertible.

         The partnership agreement also provides for the issuance of additional classes of limited partnership interests. This allows for additional limited partners to be admitted to the operating partnership in exchange for the contribution of properties in a tax-free transaction. As additional limited partners are added, Meridian's percentage ownership in the operating partnership will decline.

         If all of the Class A limited partnership interests were converted into common stock, Mr. Osborne and Retirement Management Company, based on the 98.6% ownership interest in the self-storage company and the 297,344 shares of common stock that will be held by Turkey

Vulture Fund upon completion of the reorganization, would hold 7,305,411 shares of Liberty's common stock, or approximately 72% of the total number of shares of common stock then outstanding.

         Ownership Percentages. Based on net asset value, Liberty's general partnership interest in the operating partnership will be 1% and its limited partnership interest will be 28.9% and Mr. Osborne's, Mrs. Osborne's, Mr. Smith's and Retirement Management Company's combined ownership interest will be 70.1%. Based on these percentages, the operating partnership will issue to (1) Liberty 101,392 general partnership interests and 2,930,226 Class B limited partnership interests, and (2) Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company 7,107,573 Class A limited partnership interests. These percentages are based on the net asset value to be contributed by Liberty and Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management company. See page 2 for "Calculations of Net Asset Value to be Contributed in the Reorganization."

         Maryland Law. As a condition to the contribution of the membership interests in Osborne's self-storage company, Liberty will waive the requirements of, or provide an exemption with respect to, Subtitles 6 and 7 of Title 3 of Maryland law as they may relate to Mr. Osborne and his affiliates, including Turkey Vulture Fund, Retirement Management Company and Mr. Osborne's immediate family and, to the extent necessary, the other limited partners to permit the acquisition of the self-storage company. Subtitle 6 of Title 3 prohibits a Maryland corporation from engaging in business combinations with stockholders who control 10% or more of the voting power of such corporation for a period of five years following the date the stockholder became a 10% stockholder, except for limited exemptions. Subtitle 7 of Title 3 states that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or directors who are employees of the corporation. Liberty's articles of incorporation provide that Mr. Osborne and his affiliates, including Turkey Vulture Fund, Retirement Management Company and Mr. Osborne's immediate family, are not subject to these provisions to permit the acquisition of the self-storage company.


         Representations and Warranties. The self-storage company and Mr. Osborne as its managing member will make representations and warranties to Meridian and Liberty as to the material accuracy of all information furnished to Meridian and Liberty with respect to the self-storage company and the 15 self-storage facilities, the self-storage company's title to the self-storage facilities, the compliance by the self-storage facilities with all applicable laws and regulations, certain environmental, zoning and similar matters, the absence of litigation or regulatory proceedings in respect of the self-storage facilities and other customary matters.


         Transferability of Interests. Liberty will be not be able to withdraw voluntarily as the general partner from the operating partnership or transfer or assign its interest in the operating partnership. The limited partners will not be able to transfer their interests in the operating partnership without the consent of Liberty or except for transfers to a limited partner's immediate family or any trust in which the limited partner or his immediate family members own, collectively 100% of the beneficial interests.

         Capital Contributions. If the operating partnership requires additional funds in excess of funds available to it from borrowings or capital contributions, Liberty may borrow those funds and lend those funds to the operating partnership on the same terms and conditions as are applicable to Liberty's borrowing. As an alternative to borrowing funds required by the operating partnership, Liberty may issue additional shares of Liberty and contribute the proceeds from the issuance to the operating partnership. If Liberty so contributes the proceeds, the operating partnership will issue to Liberty partnership interests with rights substantially similar to those of the additional securities issued. The partnership interests of the limited partners will be correspondingly decreased or adjusted in connection with the issuance by the operating partnership.


         No Sale of Properties. The partnership agreement provides that the 15 self-storage facilities cannot be sold by the operating partnership for ten years from the date of execution of the partnership agreement, except that the operating partnership is permitted to enter into a like- kind exchange with respect to any portion or all of the 15 self-storage facilities to the extent that the exchange will not cause a recognition of gain to Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company. A like-kind exchange includes, subject to Code restrictions, the exchange by the operating partnership of any portion or all of the 15 self-storage facilities for self-storage facilities of another company.


         Rights, Powers and Duties of Partners. Liberty, as the sole general partner of the operating partnership, will have full, exclusive and complete responsibility for and discretion in the management and control of the operating partnership, and the limited partners will have no authority to transact business for, or to participate in the management activities or decisions of, the operating partnership. However, any amendment to the partnership agreement that would:

         - seek to impose additional personal liability on the limited partners;

         - affect the allocation of profits and losses and distributions between the partners, or

         - impose on the limited partners any obligation to make additional contributions to the capital of the operating partnership, would require the consent of limited partners holding more than 65% of the limited partnership interests.

         The operating partnership will be operated in a manner that will enable Liberty to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability, unless Liberty determines no longer to seek classification as a REIT.

         Termination of Partnership. The operating partnership will continue for perpetuity, or until sooner dissolved upon:

         - the bankruptcy, dissolution or withdrawal of Liberty unless the limited partners elect to continue the operating partnership;

         - the 90th day following the sale or other disposition of all or substantially all the assets of the operating partnership;

         - the redemption of all Class A limited partnership interests in the operating partnership; or

         - the election of Liberty but only in accordance with and as permitted by applicable law.

         Distributions; Allocations of Profits and Losses; Tax Matters. Distributions will be made at the discretion of Liberty as the sole general partner of the operating partnership. Generally, all distributions from the operating partnership will be made to Liberty and the limited partners concurrently, and will be allocated to Liberty, on the one hand, and to the limited partners, on the other, on a pro rata basis by reference to their respective percentage interests in the operating partnership. Accordingly, the income and expenses of Liberty that will be reflected in the financial information to be provided to the stockholders of Liberty will be the income and expenses of the operating partnership, adjusted to deduct the interests of the partners other than Liberty.

         The operating partnership will make cash distributions from cash from operations, including net sale or refinancing proceeds that are not reinvested, but excluding net proceeds from the sale of the operating partnership's property in connection with the liquidation of the operating partnership, quarterly, in amounts determined by Liberty in its sole discretion, to the partners in accordance with their respective percentage interests in the operating partnership. Liberty intends to make any distributions necessary to comply with the income distribution requirements of the REIT rules. Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including any partner loans, any remaining assets of the operating partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances.

         Profits, losses and other items of income, gain, loss and credit of the operating partnership generally will be allocated among the partners in accordance with their respective interests, except to the extent that the operating partnership is required to allocate depreciation deductions relating to, or gain on sale of, the self-storage facilities in a different manner.

         Liberty will be the tax matters partner of the operating partnership and, accordingly, will have authority to make tax elections under the Code on its behalf.

         Additional Capital Sources. Meridian will use its best efforts to locate additional equity and debt financing. Meridian will use its best efforts to obtain a line of credit in an amount up to $50 million. There is no assurance that Meridian will be able to obtain additional financing on terms favorable to it.

         Management. Meridian intends that Liberty will be self-managed after completion of the reincorporation and reorganization. Liberty will manage the operating partnership. Employees of Liberty, who are currently employees of Osborne's self-storage company, will manage the self-storage facilities, not an outside adviser. Thomas J. Smith is currently the self-storage company's Chief Operating Officer, Ronald L. Ramer is Financial Manager and Jeffrey J. Heidnik is Vice President of Operations. These individuals have significant experience in managing, acquiring, developing, expanding and operating self-storage facilities. Mr. Smith has been in the self-storage industry for a total of three years, all with Osborne' self-storage company and also has over ten years of experience in the real estate industry. Mr. Ramer has been in the self-storage industry for three years, all with the self-storage company and also has over seven years of experience in the real estate industry. Mr. Heidnik has been in the self-storage industry for 11 years, three of them with the self-storage company.

         Upon completion of the reorganization as an UPREIT, Liberty may hire any additional staff necessary to implement the growth plan. If necessary to comply with REIT requirements, concurrently with the completion of the reorganization or in future, Liberty would form a subsidiary to hold non-real estate assets. The subsidiary's ownership structure will comply with all technical REIT requirements and the economic structure will result in Liberty receiving substantially all the economic benefits of the operation of the subsidiary.

         Representations and Warranties. Each party to the formation agreement has made representations and warranties to the other parties thereto as to the consents and approvals necessary for its consummation of the transactions contemplated by the formation agreement, its legal existence, maintenance of insurance, ownership of its respective assets, and other matters.

         Termination. The formation agreement provides that it may be terminated if the transactions contemplated by the formation agreement have not been consummated by December 31, 1999, and the reorganization may be abandoned, at any time thereafter by any party by written notice to the other parties.

         Conditions. The reorganization of Meridian as an UPREIT is subject to the following:

         - Approval of the reincorporation into a Maryland corporation by an affirmative vote of 50% of Meridian's outstanding shares by Meridian shareholders;

         - Approval of the acquisition of Osborne's self-storage company by an affirmative vote of 50% of the votes cast by Meridian shareholders, other than shares held by Turkey Vulture Fund XIII, Ltd.; and

         - The absence of any order, decree or injunction of a court, agency or tribunal of competent jurisdiction that enjoins or prohibits the consummation of the reorganization.

The trustees will resolicit shareholder approval of the reincorporation and the reorganization if any material conditions to the merger agreement and the formation agreement are waived by the parties to those agreements.

PURPOSE OF THE SOLICITATION

         Approval of the reorganization is being sought because when the current trustees' proxy statement in connection with their election in September 1998 indicated that the trustees would seek shareholder approval of any transaction that involved Mr. Osborne or his related companies. That proxy statement specifically referred to a merger or other combination with a self-storage company controlled by Mr. Osborne. By putting the reorganization of Meridian as an UPREIT to the vote of shareholders, the trustees are fulfilling the promises made in their September 1998 proxy statement. Mr. Osborne's shares in Meridian held through Turkey Vulture Fund will not be voted in connection with the reorganization because Mr. Osborne indicated in that same proxy statement that his shares would not be voted in connection with any transaction involving companies or properties that he controls.

         IF MERIDIAN IS UNABLE TO CONSUMMATE THE REINCORPORATION AND THE REORGANIZATION, MERIDIAN WILL BE FORCED TO LIQUIDATE.

PLANS FOR LIBERTY-BUSINESS OBJECTIVES

         Liberty was organized to acquire, succeed to, and continue and expand the business of Meridian following the mergers and reincorporation. Liberty has had no activities to date other than those incident to the reincorporation. Liberty intends to operate and be taxed as a REIT. Liberty will operate and manage the 15 self-storage facilities, as the general partner of the operating partnership. Although Liberty presently intends to focus its investment strategy on self-storage facilities, the board of directors, in its sole discretion, may change or modify Liberty's investment objective.

         Activities of Liberty. Liberty will have the ability to engage under its articles and bylaws, subject to Maryland law, in the following activities:

                  -        issue senior securities;
                  -        borrow money;

                  -        make loans;
                  -        underwrite securities of other issuers;
                  -        engage in the purchase or sale of investments;
                  -        offer securities in exchange for property;
                  - repurchase or otherwise reacquire its shares or other securities; and
                  - make annual reports and other reports to stockholders which contain annual audited financial statements.

Liberty could borrow money necessary to acquire properties, could offer interests of the operating partnership in exchange for properties, and will make annual reports with audited financials. Liberty has no current plans to engage in any of the other listed activities. Meridian was limited by its declaration of trust from engaging in some of the above activities. During the last three years, Meridian did not engage in any of these activities with the exception of making annual reports and other reports to stockholders containing audited financial statements. During each of the last three years, Meridian filed annual and quarterly reports with the SEC. Liberty's ability to engage in any of the above activities is subject to change without the approval of stockholders.

         Self-Storage Investment Strategy. Liberty will focus on the acquisition, expansion and development of a portfolio of self-storage facilities. Liberty seeks to capitalize on several types of opportunities it believes are present in the self-storage market.


         - ACQUISITION PROPERTIES-- Liberty will seek properties in locations with desirable supply and demand characteristics, with the potential for higher occupancy rates and non-professional management/ownership. Liberty will seek to acquire properties at an attractive price where appropriate and expand the property to add additional rental units and incremental, high margin revenues. Liberty will seek to acquire properties based on rents and expenses in place and then undertake a program of cost control and revenue enhancement. To reduce competition for its acquisitions, Liberty will seek individual properties, versus bulk acquisitions, and facilities which do not meet the typical size requirements of the major national self-storage companies, generally below 45,000-50,000 square feet. Liberty believes opportunities exist to acquire such facilities, and is engaged in discussions with potential sellers. At this time, Liberty has no outstanding letters of intent or purchase agreements to acquire any additional facilities.


         - DEVELOPMENT -- Messrs. Smith, Ramer and Heidnik have had collectively 17 years of experience in the self-storage industry and in the real estate industry. In addition to the acquisition of 13 facilities and the development of two facilities in the last three years, the self-storage company has expanded approximately four of its facilities in that period. Through these individuals, Liberty will have in-house development and expansion expertise and will selectively develop facilities in attractive markets.

         Liberty intends to focus in geographic areas where Osborne's self-storage company has existing real estate relationships or has previously conducted business and owned self-storage facilities, including Ohio, New York, North Carolina, New Jersey, Florida, Indiana, Pennsylvania and Michigan. To promote management efficiency, Liberty will seek to concentrate acquisitions in each area into "regional clusters" in which regional managers will be responsible for more than one facility and the individual location managers will report to the regional manager. These "regional clusters" promote economies of scale. Liberty plans to pay for acquisitions with cash, debt, the issuance of equity securities and/or funds from operations. Liberty will acquire additional self-storage facilities primarily for income.


         Upside From Contribution of the 15 Self-Storage Facilities. Most of the self-storage facilities have been acquired within the past two years, and Osborne's self-storage company's management is continuing to upgrade their operations and management. Liberty believes that the self-storage facilities have the potential for cash flow increases from three sources:


         -         increasing occupancies;

         -         increasing rental rates; and

         -         planned expansions.

The average portfolio occupancy of approximately 72% at year-end 1998 reflects six facilities which have either been expanded subsequent to purchase or are currently operating at occupancy levels Liberty believes to be below stabilized occupancy rates in the local market. The self-storage company is in the process of obtaining additional renters. In addition, approximately 124,750 square feet of expansions, representing a 22% increase in the size of the facilities, have been planned. These expansions are expected to increase cash flow due to the low incremental costs associated with expanded operation.

ANTICIPATED DIVIDEND POLICY

         Liberty will comply with the dividend rules with respect to REITs and will distribute at least 95% of its REIT taxable income to its stockholders.

COMPOSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

         Upon the consummation of the reorganization as an UPREIT, each of the current trustees will become a director of Liberty and each of the current executive officers will become an executive officer of Liberty with the same title. Mr. Osborne will be Chairman of the Board and Chief Executive Officer, Mr. Smith will be President and Chief Operating Officer, Mr. Ramer will be Chief Financial Officer, and Mr. Heidnik will be Vice President of Operations, of Liberty. These same individuals currently manage the 15 self-storage facilities for Osborne's self-storage company and have significant experience in managing, acquiring, developing, expanding and operating self-storage facilities. Pursuant to Liberty's bylaws, the board of directors has the power to appoint and remove the officers of Liberty. Information about each of the trustees and executive officers of Meridian is set forth in the section of this Proxy Statement/Prospectus called "Proposal 4 -- Election of Trustees."

ACCOUNTING TREATMENT OF THE REORGANIZATION

         In accordance with generally accepted accounting principles, the consummation of the reorganization of Meridian as an UPREIT will be accounted for utilizing the purchase method of accounting with the operating partnership being the acquiror. As such, the historical net carrying values of the assets and liabilities of Osborne's self-storage company will be adjusted to their fair values. No adjustments will be made to the historical net carrying values of the assets and liabilities of Meridian. Pursuant to the terms of the partnership agreement of the operating partnership, Liberty, as sole general partner, will control the operating partnership. Accordingly, Liberty will account for its investment in the operating partnership utilizing the consolidation method, recognizing "minority interest" to the extent of the limited partnership interests issued to Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company in the reorganization. The reported income of Liberty in the first reporting period following the consummation of the reorganization will include results of operations of the operating partnership from the date of consummation forward.

TAX ASPECTS OF LIBERTY'S INVESTMENT IN THE OPERATING PARTNERSHIP

         Entity Classification. Liberty will hold a direct interest in the operating partnership. In general, a partnership is not subject to federal income tax. Rather, each partner includes in the partner's taxable income or loss its allocable share of the partnership's items of income, gain, loss, deduction and credit, without regard to whether the partner receives a distribution from the partnership. Liberty will include its proportionate share of the foregoing items of the operating partnership for purposes of the various REIT income tests and in the computation of its REIT taxable income. Any resultant increase in Liberty's REIT taxable income will increase its distribution requirements, but will not be subject to federal income tax in the hands of Liberty provided that such income is distributed by Liberty to its shareholders. Moreover, for purposes of the REIT asset tests, Liberty will include its proportionate share of assets held by the operating partnership.

         Tax Allocation with respect to the Self-Storage Facilities. Pursuant to regulations issued by the Internal Revenue Service, the operating partnership shall be taxed as a partnership for federal income tax purposes, unless it elects otherwise. The operating partnership does not intend to elect to be taxed other than as a partnership.

         Basis in Partnership Interest. The operating partnership initially will acquire a tax basis in each of the 15 self-storage facilities acquired by it equal to the adjusted tax basis of such asset in the hands of Osborne's self-storage company, increased by any gain realized by the self-storage company on the transfer. For purposes of determining the percentage interests of the contributing partners, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will be credited with having contributed to the operating partnership interests in the self-storage company in an amount equal to the agreed value of the contributed assets. The difference between the agreed value of a contributed asset and its adjusted tax basis is referred to as the book-tax difference. It is expected that the agreed value of most of the self-storage facilities acquired by the operating partnership substantially will exceed their tax basis, so that there will be substantial book-tax differences at the time of contribution. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed by a partner in exchange for a partnership interest, must be allocated so that the contributing partner is charged with, or benefits from, respectively, any book-tax difference associated with the property at the time of the contribution. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic arrangements among the partners. The partnership agreement will require such allocations to be made in a manner consistent Section 704(c) of the Code.

         In general, the operating partnership's Section 704(c) allocations allocate to Liberty the same amounts of depreciation deductions attributable to the self-storage facilities and other assets acquired by the operating partnership and taxable gain or loss upon sale of such assets as Liberty would have received had it purchased its interest in such assets at their agreed value. To accomplish this, Mr. Osborne, Mrs. Osborne, Mr. Smith and Retirement Management Company will generally be allocated lower amounts of depreciation deductions for tax purposes and increased taxable gain, or less loss, on sale by the operating partnership of such self-storage facilities than their allocations of depreciation deductions and income or gain for book purposes. This will tend to eliminate the book-tax difference over the life of the operating partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the operating partnership in some cases may cause Liberty to be allocated lower depreciation and other deductions, and possibly greater amounts of taxable gain in the event of a sale of the self-storage facilities acquired by the operating partnership in excess of the economic or book income allocated to it as a result of such sale. This might adversely affect Liberty's ability to distribute sufficient dividends to comply with the REIT distribution requirements. The foregoing principles also apply in determining the earnings and profits of Liberty for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had Liberty purchased its interest in such at their agreed value.

         Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for book-tax differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with contributed property. The operating partnership currently intends to account for book-tax differences using the traditional method provided for in the regulations.

         With respect to any property purchased by the operating partnership subsequent to the formation of Liberty, such property will initially have a tax basis equal to its purchase price and Section 704(c) of the Code will not apply.

         The consummation of the acquisition of Osborne's self-storage company through the reorganization of Meridian as an UPREIT is contingent upon approval of the amendment to the current declaration of trust and the reincorporation of Meridian into Liberty, a Maryland corporation.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ACQUISITION OF OSBORNE'S SELF-STORAGE COMPANY THROUGH THE REORGANIZATION OF MERIDIAN AS AN UPREIT.

                       PROPOSAL 4 -- ELECTION OF TRUSTEES

         All of Meridian's trustees will be elected at the special meeting to serve as trustees until the next succeeding annual meeting of shareholders, or stockholders of Liberty if the reincorporation in Maryland is approved, and until their successors are elected and shall have qualified. The nominees listed below are all currently members of the board of trustees. All nominees, if elected, are expected to serve until the next succeeding annual meeting of shareholders.

         The board of trustees has been informed that all of the nominees are willing to serve as trustees but, if any of them should decline or be unable to act as a trustee, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The board of trustees has no reason to believe that any such nominee will be unable or unwilling to serve.

         The election to the board of trustees of each of the five nominees identified in this Proxy Statement/Prospectus will require the affirmative vote of the holders of a plurality of the shares of beneficial interest present in person or represented by proxy at the special meeting and entitled to vote.

         THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF TRUSTEES OF EACH OF THE FIVE NOMINEES IDENTIFIED BELOW.

NOMINEES FOR ELECTION AS TRUSTEES


         The name, age as of October 20, 1999, and existing office(s) and/or trustee positions with Meridian of each of the nominees for election as a trustee are as follows:

          Name                      Age     Office or Position Held
          ----                      ---     -----------------------
Richard M. Osborne                  54      Chairman of the Board, Chief Executive Officer
                                            and Trustee
Thomas J. Smith                     55      President, Chief Operating Officer and Trustee
Steven A. Calabrese                 37      Trustee
Mark D. Grossi                      43      Trustee
Marc C. Krantz                      39      Secretary and Trustee

         The name, principal occupation for the last five years and selected biographical information of each of the nominees for trustees are set forth below.

         Richard M. Osborne has been Chairman of the Board and Chief Executive Officer of Meridian since September 1998. He is also President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963. OsAir, Inc. is a manufacturer of industrial gases for pipeline delivery and a real property developer. Mr. Osborne is the sole manager of Turkey Vulture Fund XIII, Ltd. which began operations in January 1995. Turkey Vulture Fund acquires, holds, sells or otherwise invests in all types of securities and other instruments. Mr. Osborne is a director of Ceres Group, Inc., a publicly-held insurance holding company, a director and Chairman of the Board of Pacific Gateway Properties, Inc., a publicly-held real estate company, a director of NuMED Home Health Care Inc., a publicly-held home health care company, a director of USP Real Estate Investment Trust, a publicly-held real estate investment trust, and a director and Vice Chairman of the Board of GLB Bancorp, Inc., a publicly-held bank holding company. Mr. Osborne is the managing member of Liberty Self-Stor, Ltd., the self-storage company.

         Thomas J. Smith has been President and Chief Operating Officer of Meridian since September 1998. Since April 1, 1996, Mr. Smith has served as the Executive Operating Manager of Osborne's self-storage company. He has also been the President of Retirement Management Company, a company owned by Mr. Osborne and engaged in retirement facility management since 1992. Mr. Smith is also a director of GLB Bancorp, Inc. and NuMED Home Health Care.

         Steven A. Calabrese has been a trustee since September 1998. He serves as managing partner of Calabrese, Racek and Markos, Inc., CRM Construction Inc., and CRM Environmental Services, Inc., firms which specialize in evaluations, management, construction and environmental assessment services for commercial and industrial real estate. Mr. Calabrese is also a director of Pacific Gateway.

         Mark D. Grossi has been a trustee since September 1998. He is currently Executive Vice President and a director of Charter One Financial, Inc., a publicly-traded bank holding company, and Executive Vice President and Chief Retail Banking Officer of its subsidiary, Charter One Bank. Mr. Grossi also serves as a director of Pacific Gateway and JB Oxford Holdings, Inc., a publicly-held securities brokerage company. Since prior to 1993, Mr. Grossi has held various senior executive positions with Charter One Bank and its predecessor.

         Marc C. Krantz has been Secretary of Meridian since September 1998. He is the managing partner of the law firm of Kohrman Jackson & Krantz P.L.L. and has been with that firm for the last five years.

BOARD OF TRUSTEES; COMMITTEES

         The board of trustees is currently comprised of Messrs. Calabrese, Grossi, Krantz, Osborne and Smith. The board of trustees has two standing committees: an audit committee and compensation committee.

         Audit Committee: The audit committee is currently comprised of Messrs. Grossi and Krantz. The audit committee makes recommendations to the board of trustees regarding the selection of the independent auditors, reviews the plan, scope and results of the audit, reviews with the independent auditors and management the policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the independent auditors.

         Compensation Committee. The compensation committee is currently comprised of Messrs. Calabrese and Grossi. The compensation committee establishes the compensation of the executive officers and will administer Liberty's 1999 Stock Option Plan if approved by the shareholders.

         During 1998, the former board of trustees, the board in place prior to the September 1998 election of the current board, held three meetings and the current board of trustees held one meeting. During 1998, each of the current trustees attended all meetings of the board while they were members.

COMPENSATION OF TRUSTEES

         Beginning in 1999, Meridian will pay each trustee, other than Messrs. Osborne, Smith and Krantz, an annual fee of $5,000 in shares of beneficial interest determined at the then closing price of the shares. In addition, Meridian will pay each such trustee $250 in cash for each board meeting that such trustee participates in. The current board of trustees received no compensation as trustees in 1998.

         Members of the former board of trustees were paid the following amounts for their services in 1998:

                  Herbert E. Stansbury                        $ 14,700
                  Robert E. Morgan                            $  4,900
                  Peter O. Hanson                             $  5,200
                  James M. Pollak                             $  5,200

         Lorraine O. Legg was not paid for her services as a trustee during 1998.

OFFICERS

         The following sets forth the positions and selected biographical information for the officers who are not trustees:

         Ronald L. Ramer, 33, has been the Chief Financial Officer and Assistant Secretary of Meridian since September 1998. Mr. Ramer has been the Financial Manager of Osborne's self-storage company since April 1, 1996. He has been the controller of Retirement Management Company since 1993.

EXECUTIVE COMPENSATION

         From February 23, 1996 until September 28, 1998, Meridian had no employees and no compensation was paid to its executive officers. On February 23, 1996, Meridian entered into an agreement with E&L Associates, Inc., to provide Meridian with asset management and other administrative services. Lorraine O. Legg, Meridian's former President, Chief Executive Officer and a trustee, has an ownership interest in a company which is the parent company of E&L. The agreement with E&L was terminated by the current trustees on September 22, 1998. Meridian paid E&L a total of $100,000 in 1998, $120,000 in 1997 and
$95,000 in 1996.

         The new officers, who took office on September 28, 1998, have agreed to serve without salaries until the reincorporation in Maryland is approved. If the reincorporation and reorganization are approved, Mr. Osborne will continue to serve Liberty as Chairman of the Board and Chief Executive Officer without salary. Mr. Smith will be the only officer of Liberty earning more than $100,000.

EMPLOYMENT AGREEMENTS

         Liberty is a party to an employment agreement with Mr. Smith. The employment agreement provides for a two year term commencing upon approval by shareholders of the reincorporation and the reorganization, with automatic one-year renewal periods. Mr. Smith will receive an annual salary of $125,000, bonuses at the discretion of Liberty's board of directors, and the use of a company car.

COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Exchange Act requires Meridian's officers and trustees, and persons who own more than 10% of a registered class of Meridian's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, trustees and greater than 10% shareholders are required by regulation of the SEC to furnish Meridian with copies of all Section 16(a) forms they file.

         Based solely on its review of Forms 3, 4 and 5 and amendments thereto available to Meridian and written representations from some of the trustees, officers and 10% shareholders that no form is required to be filed, Meridian believes that no trustee, officer or beneficial owner of more than 10% of its shares failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth as of October 20, 1999 information with respect to the beneficial ownership of shares of beneficial interest by (1) each person to be the beneficial owner of more than 5% of each of the outstanding shares, (2) each trustee and executive officer who is a beneficial owner of any shares, and (3) all trustees and executive officers as a group.


                                          AMOUNT AND NATURE OF
NAME                                      BENEFICIAL OWNERSHIP                   PERCENT
----                                      --------------------                   -------
Richard M. Osborne                                     297,344*                      9.8%
Steven A. Calabrese                                    290,265                       9.5%
Mark D. Grossi                                               0                         0%
Jeffrey J. Heidnik                                           0                         0%
Marc C. Krantz                                               0                         0%
Ronald L. Ramer                                              0                         0%
Thomas J. Smith                                              0                         0%
All Trustees and Officers as a                         587,609                      19.4%
group (6 persons)
------------

* Shares held by Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company, of which Mr. Osborne is the sole Manager.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective February 24, 1996, Meridian entered into an agreement with E&L Associates, Inc. to provide asset management and other administrative services to Meridian. E&L received a monthly fee of $10,000 plus reimbursement for other expenses incurred on behalf of Meridian. During 1998, E&L received management fees of $100,000. In connection with the sale of the Charleston property, Meridian's last property, the former board of trustees adopted an incentive payment plan for E&L for arranging, structuring, negotiating and closing the transaction. Under this plan, E&L received a fee of $233,000 in September 1997. E&L is a wholly-owned subsidiary of a company in which Lorraine
O. Legg, Meridian's former Chief Executive Officer and a former trustee, has an ownership interest. The agreement with E&L was terminated by the current board of trustees on September 22, 1998.

         Before leaving office, the former board of trustees created the Meridian Indemnity Trust to pay for the expense of defending themselves against potential litigation. The Indemnity Trust was funded with $350,000 of Meridian funds. On September 3, 1999, Meridian reached a settlement with the former trustees and $281,000 of the funds in the Indemnity Trust was distributed to Meridian. The remaining funds were used to pay the lawyers for the former trustees.

         In connection with the proxy solicitation by Meridian '83 Shareholders' Committee for Growth in September 1998, Turkey Vulture Fund XIII, Ltd. incurred expenses of $102,613. The current board of trustees authorized the reimbursement of these expenses because of the benefit to Meridian of the proxy solicitation. The reimbursement is conditioned upon the approval of the amendment to the current declaration of trust and the reincorporation into a Maryland corporation. Richard M. Osborne, Meridian's Chairman of the Board and Chief Executive Officer, is the sole Manager of the Turkey Vulture Fund.


              PROPOSAL 5 -- APPROVAL OF THE 1999 STOCK OPTION PLAN

         ALL MATERIAL ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE 1999 STOCK OPTION PLAN ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX F BEFORE YOU DECIDE HOW TO VOTE ON THIS PROPOSAL. ALL CAPITALIZED TERMS WHICH ARE NOT DEFINED IN THIS PROPOSAL ARE DEFINED IN THE 1999 STOCK OPTION PLAN.

         Set forth herein is a description of the material terms of Liberty's 1999 Stock Option Plan. The plan will be effective upon shareholder approval of each of the plan, the amendment to the current declaration of trust, the reincorporation into a Maryland corporation and the reorganization of Meridian as an UPREIT. The plan permits the grant of non-statutory stock options, incentive stock options, and restricted shares.

PURPOSE

         The plan was adopted to attract and retain qualified and competent persons who are key to Liberty, including key employees, officers and directors, and upon whose efforts and judgment the success of Liberty is largely dependent, by encouraging such persons to own stock in Liberty. The plan provides for the grant to employees of incentive options within the meaning of Section 422 of the Code, for the grant of non-statutory options to eligible employees, including officers and directors, and non-employee directors and for the grant of restricted share awards.

ADMINISTRATION

         The plan will be administered by the compensation committee of the board of directors, which will be charged with designating those persons to whom options or restricted share awards are to be granted and determining the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time of the exercise of an option and the number of shares of, and the restrictions placed on, a restricted share award. In granting awards, the compensation committee will take into consideration the past performance and anticipated future contribution of the potential grant recipient and such other considerations the compensation committee deems relevant.

AVAILABLE SHARES

         Liberty may grant up to 300,000 options or restricted shares pursuant to the plan.

RESTRICTIONS

         Options granted under the plan are subject to the following restrictions, among others: (1) the per share exercise price for incentive options must be equal to or greater than 100% of the fair market value of the common stock on the date of grant of the option; (2) no option may be exercisable after the expiration of ten years from the date of its grant; and (3) options granted under the plan are subject to transfer restrictions as follows:

         (a) No incentive option shall be transferable by the optionee other than by will, the laws of descent and distribution, and each incentive shall be exercisable during the optionee's lifetime only by the optionee; and

         (b) No non-statutory option may be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of, except as follows:

                  - to the spouse or any children or grandchildren of the holder;

                  - as a charitable contribution or gift to or for the use of any person or entity described in Section 170(c) of the Code;

                  - to any "controlled entity" as such term is defined in the Code; or

                  -        by will or the laws of intestate succession.

         If the optionee ceases to be employed by Liberty because he or she is terminated "for cause" as defined in the plan, any options held by the terminated employee will automatically expire. If an optionee's employment by Liberty is terminated by reason of a mental or physical disability or death, then his or her options will expire one year after the date of termination. If an optionee's employment is terminated for any other reason, then his or her options will terminate three months from the date of termination. Options become immediately exercisable in the event of a change in control of Liberty or other similar event.

         The plan authorizes Liberty to make loans to optionees to enable them to exercise their options. The loans must (1) provide for recourse to the optionee, (2) bear interest at a rate no less than the prime rate of interest of Liberty's principal lender, and (3) be secured by the common stock purchased.

         An award of restricted shares constitutes an immediate transfer of ownership to the recipient in consideration of the performance of services. Awards of restricted shares may be made for no additional consideration or for consideration of a payment by the participant that is less than the current fair market value. The participant has immediate dividend and voting rights on the shares but the shares will be subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, for a period of at least one year, as determined by the compensation committee. In order to enforce these forfeiture provisions, the transferability of restricted shares granted under the plan will be prohibited or restricted in the manner prescribed by the committee on the date of the grant. The committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of Liberty, retirement, death or disability of the recipient, or other similar event.

AMENDMENT/TERMINATION

         Either the board of directors or the compensation committee has the authority to amend or terminate the plan, provided that no such action impairs the rights of the holder of any outstanding option or restrictive stock without the written consent of such holder, and provided further that specific amendments of the plan are subject to stockholder approval. Unless terminated sooner, the plan will terminate ten years from its effective date.

DESCRIPTION OF AWARDS

         Options. The plan permits the award of incentive and non-statutory options. Each option granted under the plan must be evidenced by an option agreement specifying terms, including the type, the number of shares covered, the exercise price, when it is exercisable, any restrictions on transferability of the option or the shares obtained upon exercise and duration of the option. The purchase price per share of common stock of Liberty covered by an option shall be determined by the committee but may not be less than the fair market value of the underlying common stock of Liberty on the date of grant. Incentive options may only be granted to employees of Liberty. All incentive options must be granted at fair market value or at 110% of fair market value in the case of grants to 10% stockholders. No incentive options shall be exercisable more than ten years after their date of grant and five years after grant in the case of a 10% stockholder. Payment of an option may be made with cash, with previously owned common stock of Liberty, by foregoing compensation in accordance with compensation committee rules or by a combination of these. Non-statutory options may be exercisable for up to ten years at such exercise price and upon such terms and conditions as the committee may determine.

         Restricted Shares. The plan authorizes the compensation committee to grant restricted shares to individuals with such periods of restriction as the committee may designate. In the case of covered employees, the committee may also condition the vesting or lapse of such periods of restriction upon the attainment of one or more performance goals established by the committee within the time period prescribed by Section 162(m) of the Code. These performance goals must be based on the attainment, by Liberty, of specific objective and/or subjective performance measures, which may include one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, cash flow per share, market share, share price, revenues, costs, net income, cash flow and retained earnings. Such performance goals may also be based upon the attainment of specified levels of performance of Liberty relative to the performance of other corporations. With respect to covered employees, all performance goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

         Each grant of restricted shares will be evidenced by a restricted share agreement that shall specify the period of restriction, the number of restricted shares granted and such other provisions determined by the compensation committee. During the period of restriction, participants holding restricted shares may exercise full voting rights with respect to those shares and are entitled to all dividends and other distributions paid on the common stock of Liberty.

SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Non-Statutory Stock Options.

                  Generally. An optionee generally will not recognize income upon the grant of a non-statutory options. If an optionee receives unrestricted common stock of Liberty upon the exercise of a non-statutory option, he will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the optioned common stock of Liberty received over the exercise price. When the optionee disposes of the shares, capital gain will be recognized, either long or short term depending on the holding period beginning on the date the shares are acquired.

                  Tax Consequences to Liberty. To the extent that an optionee recognizes ordinary income, Liberty or the subsidiary for which the optionee performs services will generally be entitled to a corresponding deduction. The deduction is allowed in the tax year in which the optionee is required to include the amount in income.

         Incentive Stock Options

                  Generally. An optionee will not recognize income upon the grant of an incentive option. In addition, an optionee will not recognize income upon the exercise of an incentive option if he or she satisfies specified employment and holding period requirements. To satisfy the employment requirement, an optionee generally must exercise the option not later than three months after he ceases to be an employee of Liberty or a subsidiary of Liberty, one year if he ceases to be an employee due to disability. To satisfy the holding period requirement, an optionee must hold the optioned common stock of Liberty for more than two years from the grant of the option and more than one year after the common stock of Liberty is transferred to him. If these requirements are satisfied, upon the sale of common stock, the optionee will be taxed at long-term capital gains rates on any gain, measured by the difference between his or her basis in common stock of Liberty and the net proceeds of the sale.

                  Disqualifying Disposition. If common stock of Liberty acquired upon the timely exercise of an incentive option is sold, exchanged or otherwise disposed of without satisfying the holding period requirement, the optionee will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the optioned common stock of Liberty on the date of the exercise of the incentive option over the exercise price.

                  Alternative Minimum Tax. An optionee generally must include in alternative minimum taxable income the amount by which the amount paid for the option is exceeded by the option's fair market value at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

                  Tax Consequences to Liberty. The granting of an incentive option, or the exercise thereof, will generally not result in a deduction for Liberty. However, to the extent that an optionee recognizes ordinary income as the result of a disqualifying disposition, Liberty will generally be entitled to a corresponding deduction.

         Restricted Share Awards

         The recipient of restricted share awards generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares reduced by any amount paid by the participant at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares with restrictions will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares, determined without regard to the restrictions, over the purchase price, if any, of such restricted stock. If a
Section 83(b) election has not been made, any dividends received with respect to restricted stock subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

         The following table sets forth options under the plan that were granted, subject to approval of the Plan, on May 6, 1999 to executive officers and non-executive officer employees as a group. Each of the options set forth below vest over three years beginning on May 6, 2000. The exercise price for all of the following options is $0.5625 per share.

                                                               Number of Shares
         Name                                                 Underlying Options
         ----                                                 ------------------

         Thomas J. Smith                                                100,000
         Ronald L. Ramer                                                 25,000
         Jeffrey J. Heidnik                                              25,000
         Non-Executive Officer Employees as a Group                      30,000

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE APPROVAL OF LIBERTY'S 1999 STOCK OPTION PLAN.


              PROPOSAL 6 -- APPROVAL OF LEASE FOR EXECUTIVE OFFICES

         ALL MATERIAL ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROXY STATEMENT/PROSPECTUS AND THE COMPLETE TEXT OF THE LEASE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX G BEFORE YOU DECIDE HOW TO VOTE ON THIS PROPOSAL.

         You are being presented with this proposal to vote on because the current trustees, in their September 1998 proxy solicitation, promised to put to a vote of shareholders and transaction that involved Mr. Osborne and his companies. OsAir, Inc., the company that owns the building where the executive offices are located, is owned by Mr. Osborne. Set forth below is a description of the material terms of Liberty's lease for its executive offices. The lease is effective upon shareholder approval of each of the lease, the amendment to the current declaration of trust, the reincorporation into a Maryland corporation and the reorganization of Meridian as an UPREIT.

         Liberty's principal executive offices will be at 8500 Station Street, Suite 100, Mentor, Ohio 44060. Liberty will lease these executive offices from OsAir, Inc., a company owned by Richard M. Osborne, the Chairman of the Board and Chief Executive Officer of Meridian and Liberty, pursuant to the lease attached as Annex G. Liberty believes that the terms of the lease are at least as favorable as those which it could otherwise have obtained from unrelated parties.

TERMS OF THE LEASE

         The lease provides that Liberty will lease approximately 6,000 square feet of space formerly occupied by Osborne's self-storage company. The lease is for an initial term of five years commencing on the date of shareholder approval of the lease, the amendment to the current declaration of trust, the reincorporation into a Maryland corporation and the reorganization as an UPREIT. Liberty has the option to renew the lease for five years. Rent for the initial term is $4,000 per month, or approximately $8 per square foot per year, and $5,000 per month for the renewal term.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE APPROVAL OF THE LEASE.


               PROPOSAL 7 -- RATIFICATION OF INDEPENDENT AUDITORS

         The board of trustees of Meridian has appointed Arthur Andersen LLP as independent auditors of Meridian for the fiscal year ending December 31, 1999, and has further directed that the appointment of such auditors be submitted for ratification by the shareholders at the special meeting. If the shareholders ratify the appointment of Arthur Andersen and the reincorporation and the reorganization of Meridian as an UPREIT is completed, Arthur Andersen will serve as independent auditors of Liberty, as Meridian's successor. Meridian has been advised by Arthur Andersen that neither that firm nor any of its associates has any relationship with Meridian other than the usual relationship that exists between independent certified public accountants and clients. Arthur Andersen will have a representative at the special meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         Shareholder ratification of the appointment of Arthur Andersen as independent auditors is not required by the current declaration of trust or otherwise. However, the board of trustees is submitting the appointment of Arthur Andersen to the shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the board of trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the board of trustees determines that such a change would be in the best interest of Meridian and its shareholders.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.


                                     EXPERTS

         The consolidated financial statements of Meridian as of December 31, 1998 and for the two years ended December 31,1998 and the balance sheet of Liberty as of July 31, 1999, appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Arthur Andersen LLP, independent auditors, as set forth in their reports thereon appearing elsewhere in this Proxy Statement/Prospectus and in the Registration Statement and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and schedule of the 15 self-storage facilities as of December 31, 1998 and for the two years ended December 31, 1998, appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Tischler, Beard, Wallace & Co., Ltd, independent auditors, as set forth in their report thereon appearing elsewhere in this Proxy Statement/Prospectus and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.



          The balance sheet of the Catawba, Ohio property as of June 29, 1997 and the related statements of income and retained earnings and cash flows for the period January 1, 1997 to June 29, 1997 appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Tischler, Beard, Wallace & Co., Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this Proxy Statement/Prospectus and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

          The combined balance sheet of the East Canton and Louisville, Ohio properties as of May 29, 1997 and the related combined statements of income and proprietors' capital and cash flows for the period ended May 29, 1997 appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Tischler, Beard, Wallace & Co., Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this Proxy Statement/Prospectus and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

          The balance sheet of the Avon, Ohio property as of November 26, 1997 and the related statements of income and proprietors' capital and cash flows for the period ended November 26, 1997 appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Tischler, Beard, Wallace & Co., Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this Proxy Statement/Prospectus and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

          The balance sheet of the Canton, Ohio property as of April 21, 1997 and the related statements of income and proprietors' deficit and cash flows for the period ended April 21, 1997 appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by Tischler, Beard, Wallace & Co., Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this Proxy Statement/Prospectus and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.


          The balance sheets of the Riverhead, New York property as of December 31, 1998 and 1997 and the related statements of income and retained earnings and the statements of cash flows for years ended December 31, 1998 and 1997 appearing elsewhere in the Proxy Statement/Prospectus and Registration Statement have been audited by Tischler, Beard, Wallace & Co., Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this Proxy Statement/Prospectus and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The validity of the common stock of Liberty being issued in connection with the reincorporation has been passed upon by Kohrman Jackson & Krantz P.L.L., Cleveland, Ohio, counsel to Liberty. Kohrman Jackson & Krantz has passed upon the federal income tax consequences of the reincorporation to the holders of shares of beneficial interest of Meridian. Marc C. Krantz, who is a trustee and Secretary of Meridian and a director and Secretary of Liberty, is also the managing partner of Kohrman Jackson & Krantz.


                             REPORTS TO SHAREHOLDERS

         Meridian, or if the reincorporation is approved, Liberty, will continue to provide you with annual reports containing financial statements reported upon by independent auditors, as well as unaudited quarterly statements of operations.


                                  OTHER MATTERS

         The management of Meridian does not know of any other matters to come before the special meeting. However, if any other matters come before the special meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.


                              SHAREHOLDER PROPOSALS


         Any stockholder of Liberty, if the reincorporation is approved, who wishes to submit a proposal for presentation at the company's 2000 annual meeting of stockholders, must submit the proposal to Liberty at its office at 8500 Station Street, Suite 100, Mentor, Ohio 44060, Attention: Secretary, no later than January 15, 2000 in order to be considered for inclusion, if appropriate, in Liberty's proxy statement and form of proxy relating to its 2000 annual meeting of stockholders.

         You are urged to sign and return your proxy promptly to make certain your shares will be voted at the special meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                             By order of the Board of Trustees

                                             /s/ Marc C. Krantz

                                             Marc C. Krantz
                                             Secretary

                          INDEX TO FINANCIAL STATEMENTS

LIBERTY SELF-STOR, INC.
Report of Independent Public Accountants ......................................................................F-1
Balance Sheet as of July 31, 1999..............................................................................F-2
Notes to Balance Sheet ........................................................................................F-3

MERIDIAN POINT REALTY TRUST '83
Report of Independent Public Accountants.......................................................................F-6
Balance Sheets as of December 31, 1998 and 1997 and June 30, 1999 (Unaudited)..................................F-7
Statements of Operations for the years ended December 31, 1998, 1997 and 1996 and the six months ended June 30, 1999 and 1998 (Unaudited).................................................F-8
Statements of Shareholders' Equity for the years ended December 31, 1998, 1997 and 1996 and the six months ended June 30, 1999 (Unaudited).................................................F-9
Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996 and the six months ended
   June 30, 1999 and 1998 (Unaudited)..........................................................................F-10
Notes to Financial Statements .................................................................................F-12

INITIAL PROPERTIES
Independent Auditors' Report ..................................................................................F-18
Balance Sheets as of December 31, 1998 and 1997 and June 30, 1999 (Unaudited)..................................F-19
Statements of Members' Deficit for the years ended December 31, 1998 and 1997 and the six months ended
   June 30, 1999 (Unaudited)...................................................................................F-21
Statements of Operations for the years ended December 31, 1998 and 1997 and the six months ended
   June 30, 1999 and 1998 (Unaudited)..........................................................................F-22
Statements of Cash Flows for the years ended December 31, 1998 and 1997 and the six months ended
   June 30, 1999 and 1998 (Unaudited)..........................................................................F-23
Notes to Financial Statements .................................................................................F-25
Schedule I ....................................................................................................F-35


CATAWBA, OHIO PROPERTY

Report of Independent Public Accountants ......................................................................F-37
Balance Sheet as of June 29, 1997 .............................................................................F-38
Statement of Income and Retained Earnings for the period January 1, 1997 to June 29, 1997 ...........................................................................................F-39
Statement of Cash Flows for the period January 1, 1997 to June 29, 1997 .......................................F-40
Notes to Financial Statements .................................................................................F-41

EAST CANTON AND LOUISVILLE, OHIO PROPERTIES
Report of Independent Public Accountants ......................................................................F-43
Combined Balance Sheet as of May 29, 1997 .....................................................................F-44
Combined Statement of Income and Proprietors' Capital for the period ended May 29, 1997 .........................................................................................F-45
Combined Statements of Cash Flows for the period ended May 29, 1997 ...........................................F-46
Notes to Combined Financial Statements ........................................................................F-47

AVON, OHIO PROPERTY
Report of Independent Public Accountants ......................................................................F-50
Balance Sheet as of November 26, 1997 .........................................................................F-51
Statement of Income and Proprietors' Capital for the period ended November 26, 1997 ...........................F-52
Statement of Cash Flows for the period ended November 26, 1997 ................................................F-53
Notes to Financial Statements .................................................................................F-54

CANTON, OHIO PROPERTY
Report of Independent Public Accountants ......................................................................F-56
Balance Sheet as of April 21, 1997 ............................................................................F-57
Statement of Income and Proprietors' Deficit for the period ended April 21, 1997 ..............................F-58
Statement of Cash Flows for the period ended April 21, 1997 ...................................................F-59
Notes to Financial Statements .................................................................................F-60

RIVERHEAD, NEW YORK PROPERTY
Report of Independent Public Accountants ......................................................................F-62
Balance Sheets as of December 31, 1998 and 1997, and May 26, 1999 (Unaudited) .................................F-63
Statements of Income and Retained Earnings for the years ended December 31, 1998 and 1997, the six months ended June 30, 1998 and the year ended May 26, 1999 (Unaudited) ............................F-64
Statements of Cash Flows for the years ended December 31, 1998 and 1997 .......................................F-65
Notes to Financial Statements .................................................................................F-66


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of
Liberty Self-Stor, Inc.:

We have audited the accompanying balance sheet of Liberty Self-Stor, Inc. (a Maryland corporation) as of July 31, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Liberty Self-Stor, Inc. as of July 31, 1999, in conformity with generally accepted accounting principles.



                                                      /s/ Arthur Andersen LLP


Cleveland, Ohio,
   August 9, 1999.

                             LIBERTY SELF-STOR, INC.
                             -----------------------


                                  BALANCE SHEET
                                  -------------

                                  JULY 31, 1999
                                  -------------



                                     ASSETS
                                     ------
CASH                                                                              $100
                                                                                  ----
                              SHAREHOLDER'S EQUITY
                              --------------------

SERIAL PREFERRED STOCK, par value $0.001, 2,000,000 shares authorized, no
  shares issued and outstanding                                                   $  -

COMMON STOCK, par value $0.001, 50,000,000 shares authorized, 1,000 shares
  issued and outstanding                                                             1

ADDITIONAL PAID-IN CAPITAL                                                          99
                                                                                  ----

         Total shareholder's equity                                               $100
                                                                                  ====


       The accompanying notes are an integral part of this balance sheet.

                             LIBERTY SELF-STOR, INC.
                             -----------------------


                             NOTES TO BALANCE SHEET
                             ----------------------

                               AS OF JULY 31, 1999
                               -------------------


1. ORGANIZATION AND FORMATION:
   ---------------------------

Liberty Self-Stor, Inc. ("Liberty") was incorporated May 12, 1999 for the purpose of succeeding to and continuing the business of Meridian Point Realty Trust '83 (the "Company"), a publicly-traded real estate investment trust ("REIT"), upon consummation of certain reorganization transactions (the "Reorganization"). The Reorganization will be effected pursuant to mergers whereby (i) the Company will be merged with and into Liberty Self-Stor Limited Partnership, a Maryland limited partnership (the "Partnership"), and (ii) the Partnership will be merged with and into Liberty. Liberty will be the surviving entity after the mergers. The separate existence of the Company will terminate and each outstanding Company share will be converted into one share of Liberty stock and the shares of Liberty stock held by the Company will be cancelled and retired and will cease to exist. At the effective time of the mergers, all properties, assets, liabilities and obligations of the Company will become those of Liberty. For federal income tax and financial reporting purposes, Liberty will be considered to be the same entity as the Company.

Upon consummation of the Reorganization, Liberty and the members of Liberty Self-Stor, Ltd., an Ohio limited liability company (the "Ohio LLC"), which will own 16 self-storage facilities (the "Properties"), will form LSS I Limited Partnership, a Delaware limited partnership ("LSS I"). Richard M. Osborne, the Chairman of the Board and Chief Executive Officer of the Company ("Osborne") owns with an affiliate, approximately 98.6% of the Ohio LLC; the remaining 1.4% is owned by the President of the Company and the wife of Mr. Osborne.

The partnership agreement provides that each member of the Ohio LLC will exchange his or her membership interest in the Ohio LLC for Class A limited partnership interests in LSS I. Liberty will assume the debt of the Ohio LLC at the time of contribution of the membership interests. After the contribution, LSS I will be the sole member of the Ohio LLC. Liberty will contribute cash and securities, net of any liabilities, to LSS I in exchange for its sole general partnership interest and Class B limited partnership interests. The Class A limited partnership interests will be redeemable for cash or, at the election of Liberty, convertible into shares of Liberty stock, on a one-for-one basis. The Class B limited partnership interests will not be entitled to redemption or a preferred return. It is currently estimated that Liberty and the members of the Ohio LLC will have 29.9% and 70.1% equity interests in LSS I, respectively.

After completion of the Reorganization and the formation transactions discussed above, LSS I will own and operate the Properties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

Principles of Consolidation
---------------------------

Pursuant to the terms of the partnership agreement of LSS I, Liberty, as sole general partner, will control LSS I. Accordingly, Liberty will account for its investment in LSS I utilizing the consolidation method, recognizing minority interest to the extent of the Class A limited partnership interests issued to the members of the Ohio LLC. The reported income of Liberty in the first reporting period following consummation of the Reorganization and the formation transactions will include the results of operations of LSS I from the date of consummation forward.

Acquisition of Properties
-------------------------

The consummation of the LSS I formation transactions discussed in Note 1 will be accounted for utilizing the purchase method of accounting, with LSS I being the acquiror. As such, the historical net carrying values of the assets and liabilities of the Ohio LLC will be adjusted to their fair values. No adjustments will be made to the historical net carrying values of the Company.

Federal Income Taxes
--------------------

Upon consummation of the Reorganization, Liberty intends to be taxed as a REIT, pursuant to section 856 (c)(1) of the Internal Revenue Code of 1986, as amended. As Liberty had no operating results as of July 31, 1999, no accrued or deferred tax liabilities are reflected in the accompanying balance sheet.

3. DESCRIPTION OF CAPITAL STOCK:
   -----------------------------

Common Shares
-------------

Holders of Liberty's common shares are entitled to receive dividends, when, as and if declared by the Board of Directors, out of funds legally available therefor. The common shares possess ordinary voting rights, each share entitling the holder thereof to one vote. The holders of common shares, upon any liquidation, dissolution, or winding-up of Liberty, are entitled to share ratably in any assets remaining after payment in full of all liabilities of Liberty and all preferences of the holders of any outstanding preferred shares. Holders of common shares do not have cumulative voting rights in the election of directors and do not have preemptive rights.

Preferred Shares
----------------

The Board of Directors is authorized to provide for the issuance of one or more classes or series of preferred shares with such voting rights, full or limited, or without voting rights, and with certain designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions. An aggregate of two million preferred shares are authorized.

4. EMPLOYEE BENEFITS:
   ------------------

Long-Term Incentive Plan
------------------------

The 1999 Stock Option Plan (the "Plan") permits the grant of nonstatutory stock options ("NSSOs"), incentive stock options ("ISOs" and together with NSSOs, "Options"), and restricted shares. The Plan was adopted to attract and retain qualified and competent persons who are key to Liberty, including key employees, officers and directors. The Plan provides for the grant to employees of ISOs within the meaning of Section 422 of the Code, for grant of NSSOs to eligible employees (including officers and directors) and non-employee directors and for the grant of restricted share awards. Liberty may grant up to 300,000 options or restricted shares pursuant to the Plan. No options have been granted to date.

The Plan will be administered by the Compensation Committee of the Board of Directors, which will designate those persons to whom such options or restricted share awards are to be granted and shall determine the terms of such awards, including the exercise price of options, the number of shares subject to an option, the time of the exercise of an option and the number of shares of, and the restrictions placed on, a restricted share award.

Options granted under the Plan are subject to certain restrictions, including:
(1) the per share exercise price for ISOs must be equal to or greater than 100% of the fair market value of Liberty stock on the date of grant of the option and
(2) no option may be exercisable after the expiration of ten years from the date of its grant.
Liberty will follow the disclosure option in Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation, and accordingly, no expense will be recognized for options granted.

Compensation of Directors
-------------------------

Liberty will pay each Trustee (with the exception of three trustees) an annual fee of $5,000 in shares of Liberty. In addition, Liberty will pay each Trustee $250 in cash for each Board meeting the Trustee participates in.

Employment Contracts
--------------------

Liberty is a party to an employment agreement with Mr. Thomas Smith, president of Liberty. The employment agreement provides for a two year term commencing on the date of approval by the shareholders of the reincorporation, with automatic one-year renewal periods, and (i) base annual salary, and (ii) discretionary bonus, as determined by the Board of Directors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Board of Trustees of Meridian Point Realty Trust '83:

We have audited the accompanying balance sheets of Meridian Point Realty Trust '83 as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Meridian Point Realty Trust '83 as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                                    /s/ Arthur Andersen LLP


Cleveland, Ohio,
  February 2, 1999.

                        MERIDIAN POINT REALTY TRUST '83
                        -------------------------------


                                 BALANCE SHEETS
                                 --------------




                            ASSETS
                            ------                                                  December 31,
                                                                         -------------------------------       June 30,
                                                                              1998            1997               1999
                                                                         ---------------  --------------    ---------------
                                                                                                             (Unaudited)
ASSETS:
   Cash and cash equivalents                                             $     600,173    $   2,886,339      $     235,324
   Investments in mortgage-related assets, at market value
                                                                             1,205,722            -              1,313,312
   Restricted cash                                                             357,728            -                361,408
   Other assets, net                                                            14,453           21,052            220,960
                                                                         ---------------  --------------     --------------

         Total assets                                                    $   2,178,076    $   2,907,391      $   2,131,004
                                                                         ===============  ==============     ==============

             LIABILITIES AND SHAREHOLDERS' EQUITY
             ------------------------------------

LIABILITIES:
   Accounts payable                                                      $     185,567    $     102,057      $     196,860
   Accrued liabilities                                                              --               --              7,600
                                                                         ---------------  --------------     --------------
         Total liabilities                                                     185,567          102,057            204,460

COMMITMENTS AND CONTINGENCIES (Note 12)

SHAREHOLDERS' EQUITY:
   Shares of beneficial interest - $1.00 stated value:
     Authorized - Unlimited; 3,031,618 shares issued and
     outstanding                                                             3,031,618        3,031,618          3,031,618
   Paid-in capital                                                          22,755,694       22,755,694         22,755,694
   Distributions in excess of income                                       (23,794,803)     (22,981,978)       (23,860,768)
                                                                         ---------------  --------------     --------------

         Total shareholders' equity                                          1,992,509        2,805,334          1,926,544
                                                                         ---------------  --------------     --------------

         Total liabilities and shareholders' equity                      $   2,178,076    $   2,907,391      $   2,131,004
                                                                         ===============  ==============     ==============



             The accompanying notes to financial statements are an
                     integral part of these balance sheets.


                              MERIDIAN POINT REALTY TRUST '83
                              -------------------------------


                                 STATEMENTS OF OPERATIONS
                                 ------------------------
                                                                                                           Six Months Ended
                                                                 Year Ended December 31,                       June 30,
                                                        -----------------------------------------     -------------------------
                                                             1998        1997           1996             1999           1998
                                                        ------------ -------------  -------------     -----------    ----------
                                                                                                             (Unaudited)

GROSS REVENUES:
   Rentals from real estate investments                 $    -        $  907,831      $2,026,861      $     -        $     -
   Interest and other                                      101,893       272,529         264,902          44,652        38,333
                                                        ------------ -------------  -------------     -----------    ----------

                Total revenues                             101,893     1,180,360       2,291,763          44,652        38,333
                                                        ------------ -------------  -------------     -----------    ----------

OPERATING EXPENSES:
   Interest and amortization of debt discount                -           262,771         651,111            -              -
   Property taxes                                            -            79,234         183,136            -              -
   Property operating costs, including amounts
     paid to related parties of $100,000,
     $120,000, $236,000, $0 and $0 respectively            100,000       318,079         664,101            -              -
   Legal costs                                             226,240       102,229          47,724          54,602        40,913
   General and administrative, including
     amounts paid to related parties of
     $133,000, $75,000, $56,000, $0 and $79,050
       respectively                                        575,461       354,684         276,283          56,015       163,281
   Depreciation, amortization and other                     13,017        16,154         372,240            -              -
                                                        ------------ -------------  -------------     -----------    ----------

              Total expenses                               914,718     1,133,151       2,194,595         110,617       204,194
                                                        ------------ -------------  -------------     -----------    ----------

(Loss) income before gain on sale of property
   and extraordinary item                                 (812,825)       47,209          97,168         (65,965)     (165,861)

Gain on sales of properties                                  -         4,528,701       2,582,606            -              -
                                                        ------------ -------------  -------------     -----------    ----------

(Loss) income before extraordinary item                   (812,825)    4,575,910       2,679,774         (65,965)     (165,861)

Extraordinary item -
   Prepayment penalty on paydown of debt                     -          (189,070)          -                -              -
                                                        ------------ -------------  -------------     -----------    ----------
              Net (loss) income                          $(812,825)   $4,386,840      $2,679,774       $ (65,965)    $(165,861)
                                                        ============ =============  =============     ===========    ==========

NET (LOSS) INCOME PER COMMON SHARE - BASIC AND
   DILUTED:
     (Loss) income before extraordinary item             $    (.27)   $     1.51      $      .88      $    (0.02)    $   (0.05)
     Extraordinary item-
       Prepayment penalty                                    -              (.06)          -                -              -
                                                        ------------ -------------  -------------      -----------    ----------

              Net (loss) income per common share
                                                         $    (.27)   $     1.45      $      .88       $    (0.02)    $   (0.05)
                                                        ============ =============  =============      ===========   ===========

             The accompanying notes to financial statements are an
                       integral part of these statements.



                                   MERIDIAN POINT REALTY TRUST '83
                                   -------------------------------


                                 STATEMENTS OF SHAREHOLDERS' EQUITY
                                 ----------------------------------



                                                                                     Distributions
                                                                        Paid-in        in excess
                                             Shares      Amount         capital        of income
                                           ----------- ------------  -------------- ----------------

BALANCE, January 1, 1996                    3,031,618   $3,031,618     $22,755,694    $(19,953,304)

   Net income                                   -            -               -           2,679,774

   Distributions                                -            -               -          (1,000,434)
                                           ----------- ------------  -------------- ----------------

BALANCE, December 31, 1996                  3,031,618    3,031,618      22,755,694     (18,273,964)

   Net income                                   -            -               -           4,386,840

   Distributions                                -            -               -          (9,094,854)
                                           ----------- ------------  -------------- ----------------

BALANCE, December 31, 1997                  3,031,618    3,031,618      22,755,694     (22,981,978)

   Net loss                                     -            -               -            (812,825)
                                           ----------- ------------  -------------- ----------------

BALANCE, December 31, 1998                  3,031,618    3,031,618      22,755,694     (23,794,803)

Net loss (unaudited)                            -            -               -             (65,965)
                                           ----------- ------------  -------------- ----------------

BALANCE, June 30, 1999 (unaudited)          3,031,618   $3,031,618     $22,755,694    $(23,860,768)
                                           =========== ============  ============== ================

                 The accompanying notes to financial statements
                    are an integral part of these statements



                                   MERIDIAN POINT REALTY TRUST '83
                                   -------------------------------


                                      STATEMENTS OF CASH FLOWS
                                      ------------------------
                                                                                                               Six Months Ended
                                                                   Year Ended December 31,                          June 30,
                                                       -------------------------------------------------   -------------------------
                                                            1998             1997            1996               1999         1998
                                                        --------------  --------------- ----------------   ------------ ------------
                                                                                                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net (loss) income                                   $  (812,825)    $   4,386,840   $   2,679,774     $ (65,965)   $ (165,861)
     Adjustments to reconcile net (loss) income
       to net cash provided (used) in operating
       activities -
         Depreciation and amortization                         -                20,994         389,265           -            -
         Unrealized loss (gain) on investments in
           mortgage-related assets                            13,017             -               -             1,276          -
         Gain on sale of properties                            -            (4,528,701)     (2,582,606)          -            -
         Loss on early retirement of debt                      -               189,070           -               -            -
         Changes in operating assets and
           liabilities-
              Restricted cash                               (357,728)        1,580,139        (361,945)       (3,680)         -
              Accounts receivable                              -                32,353         161,443           -            -
              Other assets, net                                6,599            25,312        (129,724)     (206,507)      (34,162)
              Accounts payable                                83,510            88,918        (243,400)       11,293       (92,869)
              Other liabilities                                -              (192,354)       (325,911)        7,600          -
                                                        --------------  --------------- ----------------   ------------ -----------

                  Net cash provided (used) in
                    operating activities                  (1,067,427)        1,602,571        (413,104)     (255,983)     (292,892)
                                                        --------------  --------------- ----------------   ------------ -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from disposition of properties                   -            11,650,000       3,603,849           -            -
     Closing costs on disposition of assets                    -              (891,504)          -               -            -
     Improvements to existing real estate and
       other                                                   -                (1,103)       (116,461)          -            -
     Investments in mortgage-related assets               (2,019,460)            -               -        (1,106,186)   (2,019,461)
     Return of principal from mortgage-related
       assets                                                800,721             -               -           997,320          -
                                                        --------------  --------------- ----------------   ------------  -----------

                  Net cash provided (used) in
                    investing activities                  (1,218,739)       10,757,393       3,487,388      (108,866)   (2,019,461)
                                                        --------------  --------------- ----------------   ------------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on mortgage notes                        -            (4,627,123)       (162,346)          -            -
   Payment on early extinguishment of debt                     -              (189,070)          -               -            -
   Cash distributions paid                                     -            (9,094,854)     (1,000,434)          -            -
                                                        --------------  --------------- ----------------   ------------  -----------

             Net cash provided (used) in
               financing activities                            -           (13,911,047)     (1,162,780)          -            -
                                                        --------------  --------------- ----------------   ------------  -----------



                                                                                                               Six Months ended
                                                            Year Ended December 31,                                 June 30,
                                                        ------------------------------------------------  -------------------------
                                                            1998             1997            1996              1999         1998
                                                        --------------  --------------- ----------------  ------------  -----------
                                                                                                                  (Unaudited)

NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS                                           $(2,286,166)    $  (1,551,083)  $   1,911,504    $ (364,849)  $(2,312,353)
                                                        --------------  --------------- ----------------  -----------  -----------

CASH AND CASH EQUIVALENTS,
   beginning of period                                     2,886,339         4,437,422       2,525,918       600,173     2,886,339
                                                        --------------  --------------- ----------------  -----------  -----------

CASH AND CASH EQUIVALENTS,
   end of period                                        $    600,173     $   2,886,339   $   4,437,422    $   235,324  $   573,986
                                                        ==============  =============== ================  ===========  ===========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
     Proceeds from sale of assets-
       Shares of stock                                  $       -        $     -         $   6,392,145    $     -      $    -
       Mortgages assumed                                        -              -            16,334,297          -           -
       Disposition of properties, net                           -          (6,192,676)     (22,343,329)         -           -
       Reduction in other assets related to
         properties sold                                        -             (37,118)      (1,403,250)         -           -
       Distributions paid in shares of stock                    -               -           (6,392,145)         -           -
       Redemption of investment                                 -               -              (79,500)         -           -

SUPPLEMENTAL INFORMATION:
     Interest paid                                      $       -        $    257,930    $     634,087    $     -      $    -




                 The accompanying notes to financial statements
                    are an integral part of these statements

                         MERIDIAN POINT REALTY TRUST '83
                         -------------------------------


                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                DECEMBER 31, 1998 AND JUNE 30, 1999 (Unaudited)
                -----------------------------------------------



1. GENERAL:
   -------

Meridian Point Realty Trust '83 (the "Company") is a business trust organized under the laws of the State of California for the purpose of acquiring, operating, holding for investment and ultimately selling income-producing commercial and industrial real estate. The Company was formed as a self-liquidating/finite-life real estate investment trust ("REIT"). Under this self-liquidating policy, the Company may not invest net proceeds from sales or refinancings in additional properties. The Company was formed on June 24, 1982 and commenced operations on April 12, 1983. On February 23, 1996, the Company sold all of its real estate properties except for the Charleston Business Park ("Charleston") (Note 8). On August 22, 1997, the Company sold the Charleston property. Following the sale, the Company's assets have consisted almost entirely of cash and cash equivalents and investments in mortgage-related assets. An annual meeting of shareholders was held on September 22, 1998, for the purpose of electing trustees and approving and adopting a plan of liquidation. The proposed plan of liquidation was defeated by shareholders and a new Board of Trustees was elected. The vote was declared official on September 28, 1998.

2. ESTIMATES, RISKS AND UNCERTAINTIES:
   ----------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

From time to time, the Company is subject to legal claims arising in the ordinary course of business in connection with the Company's prior ownership of real estate and leasing of such real estate to tenants. The Company maintains liability insurance, subject to customary deductibles and, accordingly, management does not believe the ultimate resolution of such matters will have a material effect in the Company's financial position or results of operations.

3. RECLASSIFICATIONS:
   ------------------

Certain amounts for the years ended December 31, 1997 and 1996 have been reclassified to conform with the current year presentation.

4. CASH AND CASH EQUIVALENTS:
   --------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents.

5. INVESTMENTS IN MORTGAGE-RELATED ASSETS:
   --------------------------------------

On June 29, 1998 and March 17 and June 21, 1999, the Company purchased four Real Estate Mortgage Investment Conduits ("REMICs"). The Company has classified these investments as trading securities under Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Accordingly, the unrealized loss on these investments of $13,017 has been included in other expenses in the accompanying statement of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 (unaudited). Presented in the following table is a schedule of the REMIC's purchased by the Company and their fair market values as of December 31, 1998 and June 30, 1999.

                                                                    Fair Market Value      Fair Market Value
                                        Stated                             as of                 as of
         REMIC Series               Interest Rate     Maturity       December 31, 1998       June 30, 1999
         ------------               ---------------  ------------    -----------------     ------------------

         FHLMC 1458 GA                   6.750%         05/15/04        $  263,381            $         -

         FNMA 96-2 B                     7.500%         10/22/09           296,085                      -

         FHLMC 1432 E                    6.750%         01/15/06           289,053                 85,798

         FHLMC 1472 E                    6.250%         02/15/05           357,203                212,804

         FHLMC 1732 E                    6.500%         12/15/17                 -                504,043

         FNMA 93-250-A                   6.150%         09/25/16                 -                510,667
                                                                       ------------           ------------
                                                                        $1,205,722            $ 1,313,312
                                                                       ============           ============

6. RENTALS FROM REAL ESTATE INVESTMENTS:
   ------------------------------------

Certain of the Company's leases required lessees to pay all or a portion of real estate taxes, insurance and operating costs ("Expense Recaptures"). Expense Recaptures of $233,540 and $351,186 for the years ended December 31, 1997 and 1996, respectively, have been included in rentals from real estate investments.

All leases were classified as operating leases. The Company recognized rental income on the straight-line basis over the terms of the leases.

7. INVESTMENTS IN REAL ESTATE AND DEPRECIATION METHODS:
   ----------------------------------------------------

Depreciation and amortization were calculated under the straight-line method, based upon the 35 year estimated lives of property and property additions. Expenditures for maintenance, repairs and improvements which did not materially prolong the normal useful life of an asset were charged to operations as incurred. Leasing commissions and tenant improvements were amortized under the straight-line method over the terms of the related leases.

8. SALES OF PROPERTIES:
   -------------------

On August 22, 1997, the Company sold the Charleston property, the last property remaining in its portfolio. The total sales price for the property was $13,000,000 less a $1,350,000 credit for estimated remediation work (see Note
12) and related costs, resulting in a net sales price of $11,650,000. The sales price was paid entirely in cash. Out of escrow, the Company used $4,557,500 of the sales proceeds to pay off the then outstanding principal on the mortgage note payable. The Company also paid $891,504 in closing costs and $189,070 in mortgage prepayment penalties. In connection with the sale, the Company recognized a gain on sale of property of $4,528,701.

On February 23, 1996, the Company sold all of its real estate assets except Charleston to Meridian Industrial Trust, Inc. ("MIT") for approximately $3.6 million in cash, 390,360 shares of MIT common stock, and the assumption of certain mortgage notes and other liabilities aggregating approximately $16.3 million by MIT (collectively referred to as the "Asset Sale"). The MIT common stock was valued at $6,392,145. The Company also paid approximately $1.4 million in closing and other transaction costs. The gain recognized in the sale was $2,582,606.

If the sale of the properties and investments had occurred on January 1, 1997, the Company's unaudited pro forma results of operations for 1997 would have been:

            Revenues                                         $ 272,529
            Expenses - Legal, general and
               administrative                                  456,914
                                                          ------------
            Net loss                                         $(184,385)
                                                          ============

            Basic net loss per share                         $   (0.06)
                                                          ============

9. EARNINGS PER SHARE:
   ------------------

Basic earnings per share of beneficial interest is determined by dividing net income (loss) by the weighted average number of shares of beneficial interest outstanding during the period. Weighted average number of shares outstanding was 3,031,618 for each of the three years in the period ended December 31, 1998 and the six months ending June 30, 1999 and 1998. During the three years ended December 31, 1998 and the six months ending June 30, 1999 and 1998, the Company had no dilutive securities outstanding.

During the year ended December 31, 1998 and the six months ending June 30, 1999 and 1998, the Company paid no cash distributions. During the year ended December 31, 1997, the Company distributed $9,094,854, or $3.00 per share of beneficial interest to shareholders of record as of the close of business on September 2, 1997.

During the year ended December 31, 1996, the Company distributed cash of $1,000,434 or $.33 per share of beneficial interest, and all of the 390,360 shares of MIT common stock (or 0.1287 of a share of MIT common stock per share of beneficial interest in the Company) to shareholders of record at the close of business on March 12, 1996.

The analysis below presents the amount of distributions paid to shareholders and the percentage which the Company estimated to be taxable/nontaxable for 1997. In 1997, the Company also elected to distribute its capital gains to its shareholders and a portion of the 1997 distribution was so designated.

            Total distribution                     $9,094,854
                                                 =============

            Capital gains distributions-
               Taxable at 25% rate                     30.04%
               Taxable at 20% rate                     22.34%

            Nontaxable distributions                   47.62%
                                                 -------------
                                                       100.0%
                                                 =============

10. INCOME TAXES:
    -------------

The Company has previously elected to be taxed as a REIT pursuant to Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and intends to be taxed as a REIT under the Code for the fiscal year ended December 31, 1998. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to shareholders in computing the Company's taxable income. No provisions for federal or state income taxes have been made in the accompanying statements of operations.

To qualify for REIT status, the Company must meet a number of highly technical organizational and operations requirements on a continuing basis. Those requirements seek to ensure, among other things, that the gross income and investments of a REIT are largely real estate related, with certain other permitted assets, that a REIT distributes substantially all its ordinary taxable income to shareholders on a current basis and that the REIT's ownership is not overly concentrated. Due to the complex nature of these rules, the limited available guidance concerning interpretation of the rules, the importance of ongoing factual determinations and the possibility of adverse changes in or interpretations of the law, administrative interpretations of the law and developments at the Company, no assurance can be given regarding the Company's qualification as a REIT for any particular year. As a result of the Company's sale of its last real estate property in August 1997, the Company's status as a REIT for 1997 and 1998 was dependent, in part, upon tax rules regarding investments by REITs in certain types of non-real estate assets. On June 8, 1999, the Company entered into a Closing Agreement with the Internal Revenue Service in which the IRS agreed to accept the Company's status as a REIT for 1997 and 1998.

If the Company failed to qualify as a REIT for either the year ended December 31, 1998 or 1997, it would be taxed as a regular corporation, and distributions to shareholders would not be deductible in computing the Company's taxable income. The resulting corporate tax liabilities, estimated to be approximately $170,000, could materially reduce the funds available for distribution to the Company's shareholders or for reinvestment. If the Company failed to qualify as a REIT, distributions to shareholders would no longer be required. In addition, distributions in 1997 originally treated as capital gain distributions could be recharacterized as ordinary dividend distributions to shareholders. Moreover, the Company might not be able to elect to be treated as a REIT for the four taxable years after the year during which the Company ceased to qualify as a REIT. If the Company later requalified as a REIT, it might be required to pay a full corporate-level tax on any unrealized gain associated with its assets as of the date of requalification and to make distributions equal to any earnings accumulated during the period of non-REIT status.

11. RELATED PARTIES:
    ----------------

From April 1, 1991 to February 23, 1996, the Company operated under a self-administered management structure in conjunction with other commonly-sponsored real estate companies (collectively, the Companies). Under this management structure, Meridian Point Properties, Inc. ("MPP"), a captive company controlled by the Companies, leased employees to the Companies at cost to perform the administrative, accounting, asset management and property management functions. The reimbursements made to MPP were allocated among the Companies in accordance with agreements between MPP and the Companies. Cost reimbursements made to MPP pursuant to this management structure amounted to $140,000 in 1996 and are included in property operating costs in the accompanying statements of operations. There were no cost reimbursements in 1997 or 1998.

Effective February 24, 1996, the Company entered into an agreement with E&L Associates, Inc. ("E&L") under which E&L provided asset management and certain other administrative services to the Company. E&L received a monthly fee of $10,000 plus reimbursement for other expenses incurred on behalf of the Company. During the three years ended December 31, 1998, 1997 and 1996, E&L received management fees of $100,000, $120,000 and $95,000, respectively, all of which is included in property operating costs in the accompanying statements of operations. E&L is a wholly-owned subsidiary of a company in which Lorraine O. Legg (the Company's former President, Chief Executive Officer and a former Trustee) has an ownership interest. The agreement between the Company and E&L was terminated by the current Board of Trustees on September 22, 1998.

In connection with the sale of the Charleston property, the Board of Trustees adopted an incentive payment plan for E&L for arranging, structuring, negotiating and closing the transaction. Under this plan, E&L received a fee of $233,000 in September 1997. This amount was netted against the gain on sale of the property.

Before leaving office, the previous Board created the Meridian Indemnity Trust (the "Trust") to pay for the expense of defending themselves against potential litigation. The Trust was funded with $350,000 of Company funds which have been reflected as restricted cash in the accompanying balance sheets as of December 31, 1998, along with the applicable related interest income.

In connection with the proxy solicitation by Meridian '83 Shareholders' Committee for Growth, Turkey Vulture Fund XIII, Ltd. (the "Fund"), a shareholder of the Company, incurred expenses of $102,613 which is included in general and administrative expenses in the accompanying statement of operations for the year ended December 31, 1998 and is included in accounts payable in the accompanying balance sheets as of June 30, 1999 and December 31, 1998. The Board of Trustees authorized the expense reimbursement because of the benefit to the Company of the proxy solicitation. The reimbursement is conditioned upon the authorization by the Company's shareholders of the conversion of the Company to a perpetual-life REIT through an amendment to the Declaration of Trust. Richard M. Osborne, the Company's Chairman of the Board and Chief Executive Officer, is the sole manager of the Fund.

At December 31, 1998, the Company has $600,173 of cash and cash equivalents at a financial institution which is partially owned by a group controlled by the Chairman and Chief Executive Officer of the Company.

For the years ended December 31, 1998, 1997 and 1996 and the six months ended June 30, 1999 and 1998, the Company incurred fees and expenses for services rendered by the Trustees of the Company totaling $30,000, $75,000 and $56,000, and $0 and $79,050, respectively.

12. COMMITMENTS AND CONTINGENCIES:
    ------------------------------

The ownership of real estate entails environmental risks and potential liability to owners, including former owners. Environmental investigation at the Golden Cove property sold to Meridian Industrial Trust ("MIT") in 1996 indicated that soil at the property contained volatile organic compounds in concentrations that exceeded the clean-up goals typically cited by the California Regional Water Quality Control Board (the "RWQCB"). As part of the sale transaction, the Company was obligated to fully fund the remediation costs, for which it had previously accrued $140,000 in 1994. Approximately $95,000 had been expended by the Company for remediation costs through December 1998, and it does not believe that any additional costs will be incurred, however there can be no assurance to that effect. The Company may be entitled to seek contribution and indemnity for the remediation costs against other potentially responsible parties who may have caused the contamination at the property.

In the late 1980's, the San Francisco Bay Region of the RWQCB requested that the Company investigate and characterize soil and groundwater contamination of the Charleston property. The Company engaged an environmental engineering firm that discovered the presence of trichloroethlylene and other solvent chemicals in the groundwater. The RWQCB deferred issuing a Site Cleanup Requirements ("SCRs") order to give the Company time to complete the pending sale of the Charleston property. As part of the sale, the purchaser agreed to indemnify the Company broadly against the pending SCRs and other types of environmental claims. Its indemnity is backed by an environmental insurance policy placed with Reliance Insurance Company of Illinois. It is possible that the RWQCB could still name the Company when it ultimately issues its SCRs order for the property based on the Company's former ownership. If that occurs, the Company would tender the SCRs order to the purchaser for compliance. Similarly, the Company would tender any other environmental claim brought against it to the purchaser pursuant to the indemnity.

               [Letter head] Tischler, Beard, Wallace & Co., Ltd.

                          INDEPENDENT AUDITOR'S REPORT


Members
LIBERTY SELF-STOR, LTD.
Mentor, Ohio


We have audited the accompanying balance sheets of the Initial Properties, as defined in Note 1 of the financial statements, as of December 31, 1997 and 1998, and the related statements of operations, members' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Initial Properties as of December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of the financial statements and included on pages F-28 and F-29 of these financial statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The schedule has not been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/ Tischler, Beard, Wallace & Co., Ltd.
Cleveland, Ohio
March 15, 1999

                               INITIAL PROPERTIES
                                 BALANCE SHEETS

--------------------------------------------------------------------------------

                                     ASSETS

                                                  December 31,
                                           -------------------------     June 30,
                                               1997         1998           1999
                                           -----------   -----------   -----------
                                                                       (Unaudited)
CURRENT
        Cash                               $    27,410   $    77,393   $   738,920
        Accounts receivable                     36,051        36,420        37,686
        Inventory, at cost                      21,787        30,670        30,793
        Other                                   10,820         7,825        49,905
                                           -----------   -----------   -----------

          TOTAL CURRENT ASSETS                  96,068       152,308       857,304

PROPERTY AND EQUIPMENT
        Land                                 1,282,890     1,888,297     1,929,078
        Buildings and improvements           6,069,168    10,351,583    11,501,475
        Furniture and equipment                544,476       568,374       568,175
        Vehicles and trailers                  156,627       156,627       156,627
                                           -----------   -----------   -----------

                                             8,053,161    12,964,881    14,155,355
          Less: Accumulated depreciation       266,590       693,659       911,032
                                           -----------   -----------   -----------

                                             7,786,571    12,271,222    13,244,323
OTHER
        Construction in progress               683,535            --            --
        Goodwill, net of amortization          941,656       917,656     1,005,448
        Other                                  268,850       275,975       376,444
                                           -----------   -----------   -----------

                                             1,894,041     1,193,631     1,381,892
                                           -----------   -----------   -----------

          TOTAL ASSETS                     $ 9,776,680   $13,617,161   $15,483,519
                                           ===========   ===========   ===========


         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                                 BALANCE SHEETS

================================================================================

                                             LIABILITIES

                                                            December 31,
                                                   ----------------------------       June 30,
                                                       1997            1998             1999
                                                   ------------    ------------    ------------
                                                                                    (Unaudited)
CURRENT
        Notes payable                              $  2,222,203    $    500,000    $    500,000
        Current maturities of long-term debt            200,094         330,928         407,014
        Accounts payable                                111,736          84,360         384,624
        Accrued liabilities:
            Real estate taxes                           145,172         224,780         228,449
            Other                                        64,915          49,678          51,352
        Prepaid rent                                     83,181         143,900         173,719
                                                   ------------    ------------    ------------

          TOTAL CURRENT LIABILITIES                   2,827,301       1,333,646       1,745,158

LONG-TERM
        Notes payable, net of current portion         9,856,784      15,837,872      17,440,221
        Security deposits                                31,192          47,155          49,809
                                                   ------------    ------------    ------------

                                                      9,887,976      15,885,027      17,490,030
                                                   ------------    ------------    ------------

          TOTAL LIABILITIES                          12,715,277      17,218,673      19,235,188


                                               MEMBERS' DEFICIT


        MEMBERS' DEFICIT                             (2,938,597)     (3,601,512)     (3,751,669)
                                                   ------------    ------------    ------------

          TOTAL LIABILITIES AND
            MEMBERS' DEFICIT                       $  9,776,680    $ 13,617,161    $ 15,483,519
                                                   ============    ============    ============




         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                         STATEMENTS OF MEMBERS' DEFICIT


================================================================================

MEMBERS' CAPITAL ACCOUNTS

Balance at January 1, 1997                                            ($252,706)

Contributions to capital - 1997                                       1,861,379

Withdrawals from capital - 1997                                      (6,058,495)

Net income - 1997                                                     1,511,225
                                                                    -----------

Balance at December 31, 1997                                         (2,938,597)

Contributions to capital - 1998                                         382,265

Withdrawals from capital - 1998                                        (138,171)

Net loss - 1998                                                        (907,009)
                                                                    -----------

Balance at December 31, 1998                                         (3,601,512)

Contributions to capital - January 1, 1999 through June 30, 1999        146,350

Withdrawals from capital - January 1, 1999 through June 30, 1999        (57,500)

Net loss - June 30, 1999                                               (239,007)
                                                                    -----------

Balance at June 30, 1999                                            ($3,751,669)
                                                                    ===========




         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                            STATEMENTS OF OPERATIONS

================================================================================

                                                                              Six Months
                                         Years ended December 31,           Ended June 30,
                                        --------------------------    --------------------------
                                            1997          1998           1998           1999
                                        -----------    -----------    -----------    -----------
                                                                                      (Unaudited)

REVENUES                                $ 1,918,159    $ 2,465,981    $ 1,021,994    $ 1,500,788

OPERATING EXPENSES
        Interest                          1,185,629      1,200,292        513,905        585,818
        Depreciation and amortization       499,683        557,783        342,064        250,245
        Salaries and wages                  856,863        519,585        244,430        304,766
        Property taxes and insurance        206,031        337,663        109,326        197,043
        General and administrative          452,749        207,619         92,339        207,352
        Rent                                185,528        170,777         90,737         77,340
        Professional fees                   121,482        102,862         57,346         15,807
        Utilities                           105,985         94,620         42,891         52,458
        Advertising                          74,816         90,576         41,955         39,553
        Repairs and maintenance              58,998         53,355         13,828         14,992
        Bad debts                            55,437         39,180         14,890         24,650
        Management fee                       53,477             --             --             --
                                        -----------    -----------    -----------    -----------

                                          3,856,678      3,374,312      1,563,711      1,770,024
                                        -----------    -----------    -----------    -----------

                                         (1,938,519)      (908,331)      (541,717)      (269,236)

OTHER INCOME
        Gain on sale of property          3,380,262             --             --         30,107
        Gain on sale of securities           59,100             --             --             --
        Interest                             10,382          1,322            392            122
                                        -----------    -----------    -----------    -----------

                                          3,449,744          1,322            392         30,229
                                        -----------    -----------    -----------    -----------

NET INCOME (LOSS)                       $ 1,511,225    ($  907,009)   ($  541,325)   ($  239,007)
                                        ===========    ===========    ===========    ===========




         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                            STATEMENTS OF CASH FLOWS

================================================================================

                                                                                              Six Months
                                                         Years ended December 31,           Ended June 30,
                                                        --------------------------    --------------------------
                                                           1997           1998           1998           1999
                                                        -----------    -----------    -----------    -----------
                                                                                                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                    $ 1,511,225    ($  907,009)     ($541,325)     ($239,007)

   Adjustments to reconcile net income (loss) to net
     cash (used in) provided by operating activities:
     Depreciation                                           362,665        427,070        240,161        217,373
     Amortization                                           137,018        130,713        101,903         32,872
     Gain on marketable securities, net                     (59,100)            --             --             --
     Gain on disposal of fixed assets, net               (3,380,262)            --             --        (30,107)
     (Increase) decrease in accounts receivable              15,234           (369)        (4,213)        (1,266)
     (Increase) decrease in inventories                      (8,758)        (8,883)        (5,693)          (123)
     (Increase) decrease in other assets                    148,407       (110,843)       (12,696)       (62,314)
     Increase (decrease) in accounts payable                (92,296)       (27,376)       (32,453)       300,264
     Increase (decrease) in accrued taxes and other          42,826        141,053         60,631         37,816
                                                        -----------    -----------    -----------    -----------

        Total adjustments                                (2,834,266)       551,365        347,640        494,515
                                                        -----------    -----------    -----------    -----------

     NET CASH - OPERATING ACTIVITIES                     (1,323,041)      (355,644)      (193,685)       255,508

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                              (2,464,662)    (1,597,978)      (972,546)      (486,651)
   Proceeds from sale of marketable securities              371,981             --             --             --
   Proceeds from disposal of fixed assets                 4,707,259             --             --         49,017
   Purchase of marketable securities                       (312,882)            --             --             --
                                                        -----------    -----------    -----------    -----------

     NET CASH - INVESTING ACTIVITIES                      2,301,696     (1,597,978)      (972,546)      (437,634)

CASH FLOWS FROM FINANCING ACTIVITIES
   Contributions from member                                821,661      1,063,593        453,440        146,350
   Distributions to member                               (5,965,020)      (138,171)       (76,964)       (57,500)
   Issuance of additional debt                            4,799,559      1,286,369        982,813      2,911,603
   Repayments of debt                                      (673,155)      (208,186)       (63,749)    (2,156,800)
                                                        -----------    -----------    -----------    -----------

     NET CASH - FINANCING ACTIVITIES                     (1,016,955)     2,003,605      1,295,540        843,653
                                                        -----------    -----------    -----------    -----------

     NET INCREASE (DECREASE) IN CASH                        (38,300)        49,983        129,309        661,527

     CASH AT BEGINNING OF PERIOD                             65,710         27,410         27,410         77,393
                                                        -----------    -----------    -----------    -----------

     CASH AT END OF PERIOD                              $    27,410    $    77,393    $   156,719    $   738,920
                                                        ===========    ===========    ===========    ===========



         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                            STATEMENTS OF CASH FLOWS

================================================================================

                                                                                          Six Months
                                                        Years ended December 31,        Ended June 30,
                                                       -------------------------   -------------------------
                                                          1997           1998          1998          1999
                                                       -----------   -----------   -----------   -----------
                                                                                                 (Unaudited)
SUPPLEMENTAL SCHEDULE OF NON-CASH
      INVESTING AND FINANCING ACTIVITIES
    Contribution of property by a member               $   712,954   $ 2,802,651   $ 2,802,651   $         -
                                                       ===========   ===========   ===========   ===========

    Debt assumed on property contributed by a member   $         -   $ 3,200,000   $ 3,200,000   $         -
                                                       ===========   ===========   ===========   ===========

    Purchase of property and equipment (net of cash
       paid) for notes                                 $10,423,022   $ 1,430,207   $ 1,430,207   $ 1,003,632
                                                       ===========   ===========   ===========   ===========

    Payment of obligations from like-kind exchange
       proceeds                                        $21,546,600   $         -   $         -   $         -
                                                       ===========   ===========   ===========   ===========

  Payment on note from property sale proceeds          $ 5,714,918   $         -   $         -   $    80,000
                                                       ===========   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH
      FLOW INFORMATION
   Cash paid during the period:
         Interest                                      $ 1,189,234   $ 1,215,361   $   578,404   $   585,818
                                                       ===========   ===========   ===========   ===========



         The accompanying notes are a part of the financial statements.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

The initial properties consist of the following self-storage facilities:

                                                                   NUMBER OF
     LOCATION                      DATE OF PURCHASE              STORAGE UNITS
     --------                      ----------------              -------------

Excludable
----------
     Cleveland, Ohio                    12/31/96                      278
     Dayton, Ohio                        5/20/97                      206
     Mentor, Ohio                        3/20/98                      207
     Willoughby, Ohio                    9/30/96                      227
     East Liverpool, Ohio               10/31/96                      222
     Ravenna, Ohio                       4/30/97                      150
     Perry, Ohio                         1/10/97                      433
     Endicott, New York                 11/30/96                      297
     Long Island, New York                1/1/98                      556

Non-Excludable
--------------
     Avon, Ohio                         11/26/97                      597
     Canton, Ohio                        4/22/97                      399
     Catawba, Ohio                       6/30/97                      472
     East Canton, Ohio                   5/30/97                      187
     Louisville, Ohio                    5/30/97                      386
     Riverhead, New York                 5/26/99                      183

Liberty Self-Stor, Ltd. (the Company), a limited liability company organized in 1996 under the laws of the State of Ohio, purchased and currently operates each of the facilities listed above. Each facility rents storage units to customers on a month-to-month basis. In addition, the Company sells moving and packing supplies, including security locks. The facilities also have trucks and trailers available for rent.

The initial properties have been divided into two categories to differentiate the presentation requirements of the properties. The properties listed under the "Excludable" category have been included from the date of purchase to June 30, 1999, only. The properties listed under the "Non-Excludable" category have also been included in the accompanying statements from the date of purchase to June 30, 1999, but a separate set of financial statements have been presented to show the financial position, results of operations, and cash flows from January 1, 1997 to date of purchase by the Company in accordance with regulations promulgated by the Securities and Exchange Commission.

It is proposed that as a part of this reorganization, the members of the Company will contribute their respective membership interests into a newly formed limited partnership in exchange for a limited partner interest.

Management believes that these financial statements result in a more meaningful presentation of the Initial Properties to be acquired by the newly formed limited partnership and thus appropriately reflect the historical financial position and results of operations of those properties.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999

                  and for the periods then ended are unaudited)
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION (CONTINUED)

INTERIM UNAUDITED FINANCIAL INFORMATION
The financial statements as of and for the six months ended June 30, 1998 and 1999 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair representation of the financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH
The Company considers amounts deposited in commercial checking and savings accounts, cash on hand, and certificates of deposits with maturity periods of six months or less to be cash.

ACCOUNTS RECEIVABLE
The Company uses the direct write-off method to account for sales on credit which become uncollectible. An allowance for doubtful accounts if considered unnecessary by management because all significant accounts expected to become uncollectible have been written off as of year-end.

PROPERTY AND EQUIPMENT
Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated methods for financial reporting purposes over the following estimated useful lives:

              Buildings and improvements          15-39 years
              Furniture and equipment              5-7 years
              Vehicles and trailers                5-7 years

Maintenance and repairs are charged to operations as incurred; major renewals and betterments that extend the useful lives of assets are capitalized.

Depreciation expense totaled $362,665, $427,070, $240,161 , and $217,373 for the years ended December 31, 1997 and 1998 and the six months ended June 30, 1998 and 1999, respectively.

For the year ended December 31, 1997, the Company had adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." Accordingly, the members of the Company review the facilities for impairment when events or changes in circumstances indicate the carrying amount of the facilities may not be recoverable. When such conditions exist, management estimates the future cash flows from operations and dispositions of the facilities. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to the related estimated fair market value would be recorded and an impairment loss would be recognized. No such impairment losses have been recognized.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER ASSETS
Goodwill, which represents the excess of the cost of purchased properties over the fair value of their net assets at the dates of acquisition, is being amortized on the straight-line method over a term of forty years. Amounts charged to operations in the accompanying statements of operations was $67,565, $24,000, $12,000, and $12,000 for the years ended December 31, 1997 and 1998 and the six month periods ended June 30, 1998 and 1999, respectively. Accumulated amortization of goodwill was $18,344, $42,344 and $54,344 at December 31, 1997 and 1998 and at June 30, 1999, respectively.

Noncompetition agreements represent a portion of the purchase price of various properties whereby the seller agreed not to compete with the Company for a determined period of time. The costs are being amortized on the straight-line method over the terms of the respective agreements. The amortization of noncompetition agreements of $11,078, $34,745, $18,472, and $17,538 for the years ended December 31, 1997 and 1998 and for the six month periods ended June 30, 1998 and 1999, respectively has been charged to current operations included in "Depreciation and amortization" expense. Accumulated amortization of noncompetition agreements was $10,540, $45,285 and $62,823 at December 31, 1997 and 1998 and at June 30, 1999, respectively.

Deferred loan costs are being amortized on the straight-line basis over the terms of the respective loan agreements. The amortization of deferred loan costs of $56,255, $69,848, $66,855, and $2,772 for the years ended December 31, 1997 and 1998 and for the six month periods ended June 30, 1998 and 1999, respectively, has been included in "Depreciation and amortization" expense in the accompanying statements of operations. Accumulated amortization of deferred loan costs was $13,934, $9,035, and $11,391 at December 31, 1997 and 1998 and
June 30, 1999, respectively.

In 1998 the Company refinanced several of its debt obligations with one obligation to a bank. The prior, unamortized deferred loan costs of $64,499 were charged to current operations and reported as "Amortization expense" in the accompanying statement of operations for the year ended December 31, 1998.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

FEDERAL INCOME TAXES
The Company has elected to be taxed under the provision of Subchapter K of the Internal Revenue Code. The net operations of the Company is taxable to the individual members. Accordingly, no provision for federal income taxes has been provided in these financial statements.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------

                                                                                          DECEMBER 31
                                                                                   -----------------------     JUNE 30,
NOTE 3 - MORTGAGES AND NOTES PAYABLE                                                   1997        1998          1999
                                                                                   ----------   ----------   -----------
                                                                                                             (UNAUDITED)
Long-term debt consisted of the following:

     Mortgage note payable to a bank in initial monthly installments of $84,367 including interest at a current rate of 7.72%; See note (a) below, amortized over a twenty-year period with a maturity date of June 1, 2003, secured by certain real property having a net aggregate book value of
     $5,721,014 at December 31, 1998, personally guaranteed by a member of the
     Company                                                                       $       --   $9,728,525   $9,535,411

     Note payable to member, non-interest bearing, unsecured                               --    2,000,000           --

     Mortgage note payable to a bank in monthly installments of $9,695 including interest at a current rate of 6.8538%; See note (b) below, amortized over a twenty-year period with a maturity date of May 20, 2002, secured by certain real property having a net aggregate book value of $1,222,053 at December
     31, 1998, personally guaranteed by a member of the Company                     1,031,027    1,263,684    1,248,272

     Mortgage note payable to a bank in monthly installments of $11,579 including interest at a current rate of 8.0%; See note (b) below, amortized over a twenty year period with a maturity date of March 30, 2003 secured by certain real property having a net aggregate book value of $1,583,140 at
     December 31, 1998, personally guaranteed by a member of the Company                   --    1,171,143           --

     Mortgage note payable to a bank in monthly installments of $7,268 including interest at a current rate of 8.02%; See note (e) below, amortized over a twenty-five year period with a maturity date of October 31, 2002 secured by certain real property having a net aggregate book value of $1,380,168 at
     December 31, 1998, personally guaranteed by a member of the Company              939,135      926,787      920,370

     Mortgage note payable to a bank for construction and term financing of real property, interest currently at the bank's prime rate of 7.75%; See note
     (c) below, amortized over a twenty-three year period with a maturity date of June 1, 2003 secured by certain real property having a net aggregate book value of $466,740 at December 31, 1998, personally guaranteed by a
     member of the Company                                                                 --      262,977      262,977



                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------


                                                                                          DECEMBER 31
                                                                                   ---------------------     JUNE 30
NOTE 3 - MORTGAGES AND NOTES PAYABLE                                                 1997         1998        1999
                                                                                   ---------     -------     -------
                                                                                                           (UNAUDITED)
     Mortgage note payable to a bank for construction and term financing of real property, interest currently at the bank's prime rate of 7.75%; See note
     (d) below, amortized over a twenty-three year period with a maturity date of October 31, 2002 secured by certain real property having a net aggregate book value of $1,380,168 at December 31, 1998, personally guaranteed by a
     member of the Company                                                                --     554,704     554,704

     Note payable to a corporation, due in 1,188 months, monthly interest payments of $2,000, secured by certain real property, having a net aggregate book value of $815,758, personally guaranteed by a member of the
     Company                                                                         250,000     250,000     250,000

     Note payable to a bank in monthly installments including interest of $381
     through 2001, secured by certain equipment                                       14,540      10,980       8,948

     Note payable to a bank in monthly installments including interest of
     $15,621, unpaid principle due May, 2002, interest at 8.50%, secured by
     certain real property, guaranteed by a member of the Company (f)              1,786,617          --          --

     Mortgage payable to a bank in monthly installments including interest of
     $13,000, unpaid principle due May, 2002, interest at 9.00%, secured by
     certain real property, guaranteed by a member of the Company (f)              1,417,962          --          --

     Construction loan payable to bank in monthly interest installments at 8.35%
     secured by certain real property, guaranteed by a member of the Company (f)   1,049,394          --          --

     Mortgage payable to a bank in monthly installments including interest of
     $6,326 through 2016, interest at 8.5%, secured by certain real property,
     guaranteed by a member of the Company (f)                                       712,590          --          --

     Construction loan payable to bank in monthly interest installments at 8.5%,
     secured by certain real property, guaranteed by a member of the Company (f)     709,138          --          --


                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------

                                                                                          DECEMBER 31
                                                                                      ------------------         JUNE 30,
NOTE 3 - MORTGAGES AND NOTES PAYABLE - (CONTINUED)                                     1997        1998            1999
                                                                                      -------     ------        ---------
                                                                                                              (UNAUDITED)

     Mortgage payable to a bank in monthly installments including interest of
     $5,965, unpaid principle due July, 2007, interest at 9.0%, secured by
     certain real property, guaranteed by a member of the Company (f).                668,626         --               --

     Mortgage payable to a bank in monthly installments including interest of
     $5,483, unpaid principle due January, 2002, interest at 8.75%, secured by
     certain real property, guaranteed by a member of the Company (f).                601,173         --               --

     Mortgage payable to a bank in monthly installments including interest of
     $4,321, unpaid principle due May, 2002, interest at 9.00%, secured by
     certain real property, guaranteed by a member of the Company (f).                474,599         --               --

     Mortgage payable to a bank in monthly installments including interest of
     $2,672 unpaid principle due 2014, interest at 8.75% secured by certain real
     property (f).                                                                    268,577         --               --

     Note payable to an individual in one payment of $150,000 including interest
     of $16,500 (6%), payable on April 29, 1999 (f).                                  133,500         --               --

     Mortgage note payable to a bank for construction and term financing of real property, interest currently at a rate of 8.3%; See note (g) below, amortized over a twenty year period with a maturity date of July 1, 2002
     secured by certain real property, guaranteed by a member of the Company.              --         --        2,675,000

     Mortgage note payable to a bank for construction and term financing of real property, interest currently at a rate of 8.0%; See note (h) below, payable monthly at $15,769 including interest following the construction phase, amortized over a twenty year period with a maturity date of June 4, 2009,
     secured by certain real property, guaranteed by a member of the Company.              --         --        1,210,907

     Mortgage note payable to individuals in monthly installments of $5,207 including interest at 8.5%, payable on a conventional twenty year
     amortization level, due June 2004, secured by certain real property.                  --         --          599,043



                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------

                                                                                              DECEMBER 31
                                                                                       ------------------------           JUNE 30,
NOTE 3 - MORTGAGES AND NOTES PAYABLE - (CONTINUED)                                      1997              1998              1999
                                                                                       ------            ------          -----------
                                                                                                                         (UNAUDITED)

     Mortgage note payable to a bank for construction and term financing of real property, interest currently at a rate of 8.3%; See note (i) below, amortized over an eighteen year period with a maturity date of June 1,
     2003, secured by certain real property, guaranteed by a member of the
     Company.                                                                             --                --             345,000

     Construction loan payable to a bank in monthly interest installments at
     7.25%, with a maturity date of May 1, 2001, secured by certain real
     property, guaranteed by a member of the Company.                                     --                --             136,155

     Mortgage note payable to a bank for construction and term financing of real property, interest currently at a rate of 8.3%; See note (j) below, amortized over an eighteen year period with a maturity date of October 31,
     2002 secured by certain real property, guaranteed by a member of the
     Company.                                                                             --                --             100,448
                                                                                 -----------      ------------        ------------



                                                                                  10,056,878        16,168,800          17,847,235

     Less current maturities                                                         200,094           330,928             407,014
                                                                                 -----------      ------------        ------------

                                                                                 $ 9,856,784      $ 15,837,872        $ 17,440,221
                                                                                 ===========      ============        ============


As of December 31, 1998, long-term debt matures as follows:

        Year ended December 31, 2000                                                              $    366,295
                                2001                                                                   393,963
                                2002                                                                 2,911,585
                                2003                                                                 9,916,029
                                2004                                                                        --
                                Thereafter                                                           2,250,000
                                                                                                  ------------

                                                                                                  $ 15,837,872
                                                                                                  ============

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

-------------------------------------------------------------------------------

NOTE 3 - MORTGAGES AND NOTES PAYABLE - (CONTINUED)

(a)  The interest rate shall be computed as follows:
     For the first three years of this note commencing May 21, 1998 interest is at a variable rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to a constant maturity of three years, as made available by the Federal Reserve Board. The rate as of the first adjustment date (June 1, 2001) shall be equal to two and one quarter percent plus the then current weekly yield on United States Treasury Securities adjusted to a constant maturity of two years, as made available by the Federal Reserve Board. This rate as of June 1, 2001 shall remain in effect for the remaining two years of the loan until the June 1, 2003 maturity date.

(b) The interest rate shall be based on a fixed rate relating to five year treasuries plus 230 basis points pursuant to the agreement.

(c)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing June 1, 1998 interest is at the prime rate of the bank, subject to change upon any change in the prime rate of the bank. The rate commencing on the completion of the construction phase (May 31, 1999) is a variable rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of two years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days. during the last twenty-four months of the loan, the interest rate shall be computed at a rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of two years, as made available by the Federal Reserve Board. Pursuant to the note agreement, the maturity date of this note is to be co-terminus with the note with balance due of $9,728,525 at December 31, 1998.

(d)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing June 1, 1998 interest is at the prime rate of the bank, subject to change upon any change in the prime rate of the bank. The rate commencing on the completion of the construction phase (May 31, 1999) is a variable rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of three years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days. The maturity date of this note (October 31, 2002) is to be co- terminus with the first mortgage note with a balance due of $926,787 as of December 31, 1998, pursuant to the note agreement.

(e)  The interest rate shall be computed as follows:
     The rate is variable and equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of three years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days. The maturity date of this note (October 31, 2002) is to be co-terminus with the second mortgage note with a balance due of $554,704 as of December 31, 1998.

(f) This mortgage note and the other notes indicated were refinanced with a bank on May 26, 1998. The total amount refinanced for this and the aforementioned notes was $10,300,000.

(g)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing July 1, 1999 interest is at the prime rate of the bank, subject to change upon any change in the prime rate of the bank. The rate commencing on the completion of the construction phase (July 1, 2000) is a variable rate equal to two and one half percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of three years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------

NOTE 3 - MORTGAGES AND NOTES PAYABLE - (CONTINUED)

(h)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing June 4, 1999 interest is at 8.0%. The rate commencing on the completion of the construction phase (December 4, 1999) is a variable rate equal to two and three quarters percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of three years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days.

(i)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing May 17, 1999 interest is at the prime rate of the bank, subject to change upon any change in the prime rate of the bank. The rate commencing on the completion of the construction phase (June 1, 2000) is a variable rate equal to two and one half percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of three years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days.

(j)  The interest rate shall be computed as follows:
     For the real property construction phase of this note commencing July 1, 1999 interest is at the prime rate of the bank, subject to change upon any change in the prime rate of the bank. The rate commencing on the completion of the construction phase (July 1, 2000) is a variable rate equal to two and one quarter percent plus the then current weekly average yield on United States Treasury Securities adjusted to the constant maturity of two years, as made available by the Federal Reserve Board, computed monthly on the basis of a year consisting of 360 days. The maturity date of this note (October 31, 2002) is to be co-terminus with the first mortgage note, pursuant to the note agreement.

                               INITIAL PROPERTIES
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures as of June 30, 1998 and 1999
                  and for the periods then ended are unaudited)

--------------------------------------------------------------------------------

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments, whether or not recognized for financial statement purposes. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1997 and 1998 and June 30, 1999. Considerable judgment is necessary to interpret market data and to develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts which could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

LONG-TERM DEBT
Management estimates that the fair value of mortgage debt approximates carrying value based upon the Company's effective borrowing rate for issuance of debt with similar terms and remaining maturities.

NOTE 5 - LEASES

The Company leases trucks, trailers and other equipment from a bank under a noncancellable operating master lease agreement. This master lease contains four separate property addendums having various lease terms (from forty-eight to sixty months each) and varying monthly payments. Contained in the lease agreement are certain conditions and covenants including a debt to net worth ratio covenant. As of December 31, 1998, the Company is in compliance with all conditions and covenants. Total rental payments under these operating leases was approximately $115,600 in the year ended December 31, 1998.

Future minimum payments under noncancellable operating leases are as follows:

                            1999                          $  110,103
                            2000                             110,103
                            2001                             107,608
                            2002                               4,435

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company leases its headquarter's office space from a corporation in which the managing member is a majority shareholder. The space is rented on a month-to-month basis at a rate of $4,000 per month. Total annual rents were $48,000 in both 1998 and 1997 and $24,000 for the both the six month periods ended June 30, 1999 and 1998, respectively.

The company engaged the services of a management company in which the managing member is the sole shareholder. Total fees paid to the management company were $53,477 in 1997.

As disclosed in Note 3, the Company assumed a $2,000,000 obligation from a member in 1998. This note is non-interest bearing and unsecured.

                                                                      SCHEDULE I
                             LIBERTY SELF-STOR LTD.
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                             AS OF DECEMBER 31, 1998

================================================================================

                                                                 COSTS CAPITALIZED SUBSEQUENT    GROSS AMOUNTS AT WHICH
                                               INTITAL COST             TO ACQUISITION         CARRIED AT CLOSE OF PERIOD
                                           --------------------- ---------------------------- ------------------------------


                                                   BUILDINGS AND             BUILDINGS AND             BUILDINGS AND
    DESCRIPTION          ENCUMBERANCES     LAND    IMPROVEMENTS     LAND     IMPROVEMENTS     LAND     IMPROVEMENTS    TOTAL
    -----------          -------------     ----    ------------     ----     ------------     ----     ------------    -----

LIBERTY SELF-STOR,
  CLEVELAND, OHIO         $1,263,684   $  251,836   $        0   $        0   $1,032,316   $  251,836  $ 1,032,316  $ 1,284,152

  AVON, OHIO               1,481,492       86,462      778,001           --      547,052       86,462    1,325,053    1,411,515

  MENTOR, OHIO             1,171,143      320,500    1,289,267           --           --      320,500    1,289,267    1,609,767

  EAST CANTON, OHIO          489,343       35,249       71,566           --        2,449       35,249       74,015      109,264

  WILLOUGHBY, OHIO         1,511,525      300,000           --          850    1,053,721      300,850    1,053,721    1,354,571

  CATAWBA, OHIO            1,142,805       98,683      106,907           --      268,591       98,683      375,498      474,181

  CANTON, OHIO             1,102,256       38,425      285,764           --       15,018       38,425      300,782      339,207

  EAST LIVERPOOL, OHIO       970,668       99,980      758,740           --           --       99,980      758,740      858,720

  LOUISVILLE, OHIO         1,244,610       52,732      328,999           --        7,236       52,732      336,235      388,967

  RAVENNA, OHIO              444,857       37,899      268,264      103,894           --      141,793      268,264      410,057

  PERRY, OHIO              1,983,073      101,706      490,652           --      710,259      101,706    1,200,911    1,302,617

  DAYTON, OHIO               622,800       60,815      497,393           --       11,874       60,815      509,267      570,082

  ENDICOTT, NEW YORK         729,565      117,710      723,478           --        7,305      117,710      730,783      848,493

  LONG ISLAND, NEW YORK           --      181,556    1,018,445           --       13,545      181,556    1,031,990    1,213,546

HEADQUARTERS,
  MENTOR, OHIO                    --           --           --           --       64,741           --       64,741       64,741

                          ----------   ----------   ----------     --------   ----------   ----------  -----------  -----------

  TOTAL                  $14,157,821   $1,783,553   $6,617,476     $104,744   $3,734,107   $1,888,297  $10,351,583  $12,239,880
                         ===========   ==========   ==========     ========   ==========   ==========  ===========  ===========





                                                                                           LIFE ON WHICH
                         ACCUMULATED                                                      DEPRECIATION IN
                         DEPRECIATION      NET BOOK VALUE                                  STATEMENTS OF
                         BUILDINGS AND     BUILDINGS AND      DATE OF      DATE OF          OPERATIONS
    DESCRIPTION          IMPROVEMENTS      IMPROVEMENTS    CONSTRUCTION  ACQUISITION        IS COMPUTED
    -----------          ------------      ------------    ------------  ------------      -------------

LIBERTY SELF-STOR,
  CLEVELAND, OHIO         $   62,099      $ 1,222,053          N/A            1996         15 - 39 YEARS

  AVON, OHIO                  31,347        1,380,168          1998           1997         39 YEARS

  MENTOR, OHIO                26,627        1,583,140          N/A            1998         7 - 39 YEARS

  EAST CANTON, OHIO            3,932          105,332          N/A            1997         7 - 39 YEARS

  WILLOUGHBY, OHIO            38,348        1,316,223          N/A            1996         7 - 39 YEARS

  CATAWBA, OHIO                7,441          466,740          1997           1997         39 YEARS

  CANTON, OHIO                17,849          321,358          N/A            1997         7 - 39 YEARS

  EAST LIVERPOOL, OHIO        42,962          815,758          N/A            1996         39 YEARS

  LOUISVILLE, OHIO            15,113          373,854          N/A            1997         7 - 39 YEARS

  RAVENNA, OHIO               12,773          397,284          1997       1997, 1998       7 - 39 YEARS

  PERRY, OHIO                 24,476        1,278,141          N/A            1997         39 YEARS

  DAYTON, OHIO                22,137          547,945          N/A            1997         7 - 39 YEARS

  ENDICOTT, NEW YORK          39,855          808,638          N/A            1996         15 - 39 YEARS

  LONG ISLAND, NEW YORK       14,355        1,199,191          N/A            1998         39 YEARS

HEADQUARTERS,
  MENTOR, OHIO                 2,974           61,767          N/A            1997         39 YEARS

                            --------      -----------          ----       ----------       -------------

  TOTAL                     $362,288      $11,877,592
                            ========      ===========


                               INITIAL PROPERTIES
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                           DECEMBER 31, 1997 AND 1998

--------------------------------------------------------------------------------

                                                          1997            1998
                                                      ------------    ------------
Reconciliation of land, buildings and improvements:

        Balance at beginning of period                $ 11,487,852    $  7,352,058
        Additions - improvements                        13,697,730       4,902,822
        Retirements                                    (17,833,524)        (15,000)
                                                      ------------    ------------

        Balance at end of period                      $  7,352,058    $ 12,239,880
                                                      ============    ============

Reconciliation of accumulated depreciation:
        Balance at beginning of period                $    425,792    $    108,627
        Depreciation expense                               203,419         253,661
        Retirements                                       (520,584)             --
                                                      ------------    ------------

        Balance at end of period                      $    108,627    $    362,288
                                                      ============    ============


                [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
Aqua Marine Custom Canvas, Inc.
Marblehead, Ohio


We have audited the accompanying balance sheet of the Aqua Marine Custom Canvas, Inc., d.b.a., Aqua Marine Mini-Storage (an Ohio corporation) as of June 29, 1997, and the related statements of income and retained earnings, and cash flows for the period from January 1, 1997 to June 29, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Aqua Marine Custom Canvas, Inc., d.b.a., Aqua Marine Mini-Storage as of June 29, 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.




/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
February 5, 1999





                                        AQUA MARINE CUSTOM CANVAS, INC.,
                                       D.B.A., AQUA MARINE MINI-STORAGE
                                                 BALANCE SHEET
                                                 JUNE 29, 1997

============================================================================================================

                                     ASSETS
PROPERTY AND EQUIPMENT
    Land                                                                                           $ 49,815
    Buildings and improvements                                                                      634,556
    Furniture and equipment                                                                          43,829
                                                                                                   --------
                                                                                                    728,200
        Less accumulated depreciation                                                               315,261
                                                                                                   --------
                                                                                                    412,939

CASH AND CASH EQUIVALENTS                                                                            30,990

ADVANCES TO SHAREHOLDER                                                                              17,574

OTHER ASSETS                                                                                            521

        TOTAL ASSETS                                                                               $462,024
                                                                                                   ========


                      LIABILITIES AND SHAREHOLDER'S EQUITY

MORTGAGE NOTES PAYABLE                                                                             $198,673

ACCRUED EXPENSES AND OTHER LIABILITIES
    Security deposits and prepaid rent                                                               20,948
    Other                                                                                             7,321
                                                                                                   --------
        TOTAL LIABILITIES                                                                           226,942

COMMON STOCK
    $1 par value, 500 shares authorized, issued
        and outstanding                                                                                 500

ADDITIONAL PAID-IN CAPITAL                                                                          184,206

RETAINED EARNINGS                                                                                    50,376

        TOTAL SHAREHOLDER'S EQUITY                                                                  235,082

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                                 $462,024
                                                                                                   ========





         The accompanying notes are a part of the financial statements.

                        AQUA MARINE CUSTOM CANVAS, INC.,
                        D.B.A., AQUA MARINE MINI-STORAGE
                    STATEMENT OF INCOME AND RETAINED EARNINGS
                 FOR THE PERIOD JANUARY 1, 1997 TO JUNE 29, 1997


================================================================================

RENTAL INCOME                                                                                $70,676

OPERATING EXPENSES:
    Depreciation                                                                              13,842
    Interest expense                                                                           8,919
    Administrative                                                                             5,257
    Repairs and maintenance                                                                    4,989
    Employee benefits                                                                          4,755
    Professional fees                                                                          4,593
    Real estate taxes                                                                          2,933
    Utilities                                                                                  2,351
    Advertising                                                                                2,122
    Other                                                                                        869
                                                                                             -------
                                                                                              50,630
                                                                                             -------

NET INCOME                                                                                    20,046
RETAINED EARNINGS - JANUARY 1, 1997                                                           30,330
                                                                                             -------

RETAINED EARNINGS - JUNE 29, 1997                                                            $50,376
                                                                                             =======

         The accompanying notes are a part of the financial statements.



                                  AQUA MARINE CUSTOM CANVAS, INC.,
                                  D.B.A., AQUA MARINE MINI-STORAGE
                                       STATEMENT OF CASH FLOWS
                           FOR THE PERIOD JANUARY 1, 1997 TO JUNE 29, 1997

=============================================================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                                      $ 20,046
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                                                   13,842
        Decrease in other assets                                                                        1,370
        Decrease in accrued expenses and other liabilities                                               (992)
                                                                                                     --------
   Total adjustments                                                                                   14,220
                                                                                                     --------

   NET CASH PROVIDED BY OPERATING ACTIVITIES                                                           34,266

CASH FLOWS FROM INVESTING ACTIVITIES
     Advances to shareholder                                                                          (17,574)

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on mortgage notes payable                                                     (10,029)
                                                                                                     --------

     NET INCREASE  IN CASH                                                                              6,663

     CASH AT JANUARY 1, 1997                                                                           24,327
                                                                                                     --------
     CASH AT JUNE 29, 1997                                                                           $ 30,990
                                                                                                     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid during the year - Interest                                                            $  7,471
                                                                                                     ========


         The accompanying notes are a part of the financial statements.

                        AQUA MARINE CUSTOM CANVAS, INC.,
                        D.B.A., AQUA MARINE MINI-STORAGE
                         NOTES TO FINANCIAL STATEMENTS
                                 JUNE 29, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Business Activity
-----------------

Aqua Marine Custom Canvas, Inc., d.b.a., Aqua Marine Mini-Storage (the Company) operates a self-storage facility in Marblehead, Ohio.

Basis of Presentation
---------------------

The accompanying financial statements reflect the entire operations of the self-storage facility prepared on the accrual basis of accounting. The real estate is owned personally by the Company's shareholder and his wife and rented to the Company. These financial statements have been presented to assist the reader in evaluating the facility's entire operations. Thus the real estate has been reflected as contributed into Company net of mortgage obligations. Rent payments made by the Company during the period January 1, 1997 to June 29, 1997 have been reclassified as shareholder advances while mortgage payments and real estate taxes paid by the Company's shareholder during the same period have been reflected as repayments against those advances.

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On June 30, 1997 Liberty entered into a contract to purchase real estate and certain equipment from the Company for total consideration of $900,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings and improvements            10 to 39 years
                    Furniture and equipment               3 to   7 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in the financial statements. Furthermore, amounts earned but not collected from tenants at June 29, 1997 were deemed immaterial for inclusion in the accompanying financial statements.

                        AQUA MARINE CUSTOM CANVAS, INC.,
                        D.B.A., AQUA MARINE MINI-STORAGE
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 29, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Income Taxes
------------

For purposes of this presentation, no provision for income tax has been made on these financial statements. Any amounts due were not deemed material.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

NOTE 3 - MORTGAGE NOTES PAYABLE

At June 29, 1997, the mortgage notes payable consisted of the following:

     Mortgage note payable to a bank, with principal and
        interest payments of $1,081, interest at 8.25%,
        secured by real property                                                              $   67,961

     Mortgage note payable to a bank, with principal and
        interest payments of $1,584, interest at 9.00%,
        secured by real property                                                                 130,712
                                                                                              ----------
                                                                                              $  198,673
                                                                                              ==========

On June 30,1997, Liberty Self-Stor, Ltd. purchased the Company for total consideration of $900,000. A portion of those proceeds was used to retire the above mortgages.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period from January 1, 1997 to June 29, 1997, the Company advanced $17,574 to its shareholder. These amounts are non-interest bearing and due on demand.

               [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Kenneth & Janet Schalmo
East Canton and Louisville, Ohio


We have audited the accompanying combined balance sheet of the Schalmo Properties (as defined in Note 1 to the combined financial statements) as of May 29, 1997, and the related combined statements of operations and proprietors' capital, and cash flows for the period from January 1, 1997 to May 29, 1997. These combined financial statements are the responsibility of the properties' proprietors. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the owners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Schalmo Properties as of May 29, 1997, and the combined results of their operations and their cash flows for the period then ended in conformity with generally accepted accounting principals.




/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
January 19, 1999





                                         SCHALMO PROPERTIES
                                       COMBINED BALANCE SHEET
                                            MAY 29, 1997

=================================================================================================================

                                               ASSETS



PROPERTY AND EQUIPMENT
    Land                                                                                               $  143,154
    Buildings                                                                                             869,790
    Equipment                                                                                              28,296
                                                                                                       ----------
                                                                                                        1,041,240
        Less accumulated depreciation                                                                      97,042
                                                                                                       ----------
                                                                                                          944,198

OTHER ASSETS                                                                                                1,932
                                                                                                       ----------

    TOTAL ASSETS                                                                                       $  946,130
                                                                                                       ==========


                                LIABILITIES AND PROPRIETORS' CAPITAL

MORTGAGE NOTES PAYABLE                                                                                 $  909,222

ACCRUED EXPENSES AND OTHER LIABILITIES                                                                     31,992
                                                                                                       ----------
                                                                                                          941,214

PROPRIETORS' CAPITAL                                                                                        4,916
                                                                                                       ----------

        TOTAL LIABILITIES AND PROPRIETORS' CAPITAL                                                     $  946,130
                                                                                                       ==========















         The accompanying notes are a part of the financial statements.


                                         SCHALMO PROPERTIES
                        COMBINED STATEMENT OF INCOME AND PROPRIETORS' CAPITAL
                                  FOR THE PERIOD ENDED MAY 29, 1997


===================================================================================================

RENTAL INCOME                                                                              $ 90,751


OPERATING EXPENSES:
    Interest                                                                                 34,169
    Depreciation and amortization                                                            12,815
    Real estate taxes                                                                        11,343
    Wages                                                                                     5,150
    Office expense                                                                            2,980
    Repairs and maintenance                                                                   1,954
    Utilities                                                                                 1,906
    Advertising                                                                               1,370
    Other                                                                                     3,272
                                                                                           --------

                                                                                             74,959
                                                                                           --------

NET INCOME                                                                                   15,792
PROPRIETORS' DEFICIT - JANUARY 1, 1997                                                       (6,371)

CAPITAL DISTRIBUTIONS                                                                        (4,505)
                                                                                           --------
PROPRIETORS' CAPITAL - MAY 29, 1997                                                        $  4,916
                                                                                           ========

         The accompanying notes are a part of the financial statements.



                                              SCHALMO PROPERTIES
                                      COMBINED STATEMENT OF CASH FLOWS
                                       FOR THE PERIOD ENDED MAY 29, 1997

=================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                                                          $ 15,792
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                                      12,815
        Increase in accrued expenses and other liabilities                                                  3,178
                                                                                                         --------
     Total adjustments                                                                                     15,993
                                                                                                         --------

     NET CASH PROVIDED BY OPERATING ACTIVITIES                                                             31,785

CASH FLOWS FROM FINANCING ACTIVITIES
     Principal payments on mortgage notes payable                                                         (27,280)
     Capital distributions                                                                                 (4,505)

     NET CASH USED IN FINANCING ACTIVITIES                                                                (31,785)
                                                                                                         --------

     NET CHANGE IN CASH                                                                                      --

     CASH AT JANUARY 1, 1997                                                                                 --
                                                                                                         --------

     CASH AT MAY 29, 1997                                                                                $   --
                                                                                                         ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Cash paid during the year - Interest                                                                $ 34,302
                                                                                                         ========


         The accompanying notes are a part of the financial statements.

                               SCHALMO PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  MAY 29, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Organization
------------

The Schalmo Properties consist of two self-storage facilities. One is located in East Canton, Ohio and the other in Louisville, Ohio.

Basis of Presentation
---------------------

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On May 30, 1997, Liberty entered into a contract to purchase the Schalmo Properties for total consideration of $1,800,000.

The accompanying combined financial statements are prepared on the accrual basis of accounting and include all the accounts relating to the Schalmo Properties using their historical cost basis.

The owners believe that these combined financial statements result in a more meaningful presentation of the self-storage facilities acquired by Liberty and thus appropriately reflect the historical financial position and results of operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings                             39 years
                    Equipment                              6 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                               SCHALMO PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  MAY 29, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in these combined financial statements. Furthermore, amounts earned but not collected from tenants at May 29 ,1997 were deemed immaterial for inclusion in the accompanying combined financial statements.

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents. The owners of these facilities did not maintain separate checking accounts for these rental operations. As such, the accompanying combined financial statements do not present a separate cash balance. Cash deficiencies are shown as capital contributions and cash surpluses are shown as capital distributions.

Income Taxes
------------

The operating results of the Schalmo Properties are included with all other sources of taxable income and deductible expense of the owners. As such, no provision for income tax has been made on these financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the owner's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.




                                                   SCHALMO PROPERTIES
                                        NOTES TO COMBINED FINANCIAL STATEMENTS
                                                      MAY 29, 1997

===============================================================================================================================

NOTE 3 - MORTGAGE NOTES PAYABLE

At May 29, 1997, mortgage notes payable consisted of the following:

     Mortgage note payable to a bank, with principal and interest payments of
        $4,322 through July, 2011
        interest at 9.25%, secured by real property                                                                    $409,865

     Mortgage note payable to a bank, with principal and
        interest payments of $1,400 through September,
        1999, interest at 8.75%, secured by real property                                                               103,658

     Mortgage note payable to a bank, with principal and interest payments of
        $2,585 through July, 1999 interest at 8.75%, secured by real property                                           168,250


     Mortgage note payable to a bank, with principal and interest payments of
        $4,322 through March, 2003 interest at 8.75%, secured by real property                                          227,449
                                                                                                                       --------


                                                                                                                       $909,222
                                                                                                                       ========


On May 29, 1997, Liberty Self-Stor, Ltd. purchased the Schalmo Properties for total consideration of $1,800,000. A portion of those proceeds were used to retire the above mortgages.

                [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Kenneth and Margaret Loeser
Avon, Ohio


We have audited the accompanying balance sheet of the Stor-N-Loc Property (as defined in Note 1 to the financial statements) as of November 26, 1997, and the related statements of income and proprietors' capital, and cash flows for the period from January 1, 1997 to November 26, 1997. These financial statements are the responsibility of the property's proprietors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Stor-N-Loc Property as of November 26, 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.




/s/ Tischler, Beard, Wallace & Co., Ltd.

Cleveland, Ohio
January 14, 1999



                                              STOR-N-LOC PROPERTY
                                                 BALANCE SHEET
                                               NOVEMBER 26, 1997


==============================================================================================================

                                                    ASSETS


PROPERTY AND EQUIPMENT
         Land                                                                                        $  8,500
         Buildings and improvements                                                                   386,081
         Furniture and equipment                                                                       32,351
                                                                                                     --------
                                                                                                      426,932
             Less accumulated depreciation                                                            341,170
                                                                                                     --------
                                                                                                       85,762

     CASH AND CASH EQUIVALENTS                                                                         54,120

     OTHER ASSETS                                                                                         566
                                                                                                     --------

             TOTAL ASSETS                                                                            $140,448
                                                                                                     ========


                                    LIABILITIES AND PROPRIETORS' CAPITAL


     MORTGAGE NOTE PAYABLE                                                                           $ 14,438

     ACCRUED EXPENSES AND OTHER LIABILITIES
         Real estate taxes                                                                             11,531
         Security deposits                                                                              8,850
         Other                                                                                          7,926
                                                                                                     --------

             TOTAL LIABILITIES                                                                         42,745

     PROPRIETORS' CAPITAL                                                                              97,703
                                                                                                     --------

             TOTAL LIABILITIES AND PROPRIETORS' CAPITAL                                              $140,448
                                                                                                     ========











         The accompanying notes are a part of the financial statements.


                                         STOR-N-LOC PROPERTY
                            STATEMENT OF INCOME AND PROPRIETORS' CAPITAL
                               FOR THE PERIOD ENDED NOVEMBER 26, 1997

=========================================================================================================

     RENTAL INCOME                                                                              $ 150,048

     OPERATING EXPENSES:
         Wages                                                                                     20,179
         Depreciation                                                                              12,182
         Real estate taxes                                                                         11,531
         Repairs and maintenance                                                                   10,533
         Utilities                                                                                  9,111
         Advertising                                                                                8,261
         Administrative                                                                             7,696
         Supplies                                                                                   4,039
         Other                                                                                      4,097
                                                                                                ---------
                                                                                                   87,629
                                                                                                ---------

     NET INCOME                                                                                    62,419
     PROPRIETORS' CAPITAL - JANUARY 1, 1997                                                        69,806

     CAPITAL DISTRIBUTIONS                                                                        (34,522)
                                                                                                ---------

     PROPRIETORS' CAPITAL - NOVEMBER 26, 1997                                                   $  97,703
                                                                                                =========

         The accompanying notes are a part of the financial statements.



                                         STOR-N-LOC PROPERTY
                                       STATEMENT OF CASH FLOWS
                               FOR THE PERIOD ENDED NOVEMBER 26, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
          Net income                                                                                $ 62,419
          Adjustments to reconcile net income to net cash provided by operating activities:
             Depreciation                                                                             12,182
             Increase in other assets                                                                   (213)
             Decrease in accrued expenses and other liabilities                                         (383)
        Total adjustments                                                                           --------
                                                                                                      11,586
                                                                                                    --------

          NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   74,005

CASH FLOWS FROM INVESTING ACTIVITIES
          Capital expenditures                                                                        (2,131)

CASH FLOWS FROM FINANCING ACTIVITIES
          Principal payments on mortgage notes payable                                               (10,768)
          Capital distributions                                                                      (34,522)
                                                                                                    --------

          NET CASH USED IN FINANCING ACTIVITIES                                                      (45,290)
                                                                                                    --------

          NET INCREASE  IN CASH                                                                       26,584

          CASH AT JANUARY 1, 1997                                                                     27,536
                                                                                                    --------

          CASH AT NOVEMBER 26, 1997                                                                 $ 54,120
                                                                                                    ========

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

          Cash paid during the year - Interest                                                      $  1,253
                                                                                                    ========



         The accompanying notes are a part of the financial statements.

                               STOR-N-LOC PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 26, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Organization
------------

The Stor-N-Loc Property consists of a self-storage facility in Avon, Ohio. The owners, Kenneth & Margaret Loeser operate the facility as a proprietorship.

Basis of Presentation
---------------------

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On November 27, 1997, Liberty entered into a contract to purchase the Stor-N-Loc Property for total consideration of $1,175,000.

The accompanying financial statements are prepared on the accrual basis of accounting and include all the accounts relating to the Stor-N-Loc Property using its historical cost basis.

The owners believe that these financial statements result in a more meaningful presentation of the self-storage facilities acquired by Liberty and thus appropriately reflect the historical financial position and results of operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings and improvements                    15 to 39 years
                    Furniture and equipment                       3 to   5 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in these financial statements.

                               STOR-N-LOC PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                NOVEMBER 26, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Income Taxes
------------

The operating results of the Stor-N-Loc Property are included with all other sources of taxable income and deductible expense of the owners. As such, no provision for income tax has been made on these financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the owner's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.


NOTE 3 - MORTGAGE NOTES PAYABLE

At November 26, 1997, the mortgage note payable consisted of the following:

     Mortgage note payable to a bank, with principle and interest payments of
        $1,082 through January, 1999
        interest at 7.69%, secured by real property                                                  $ 14,438
                                                                                                     ========

On November 27, 1997, Liberty Self-Stor, Ltd. purchased the Stor-N-Loc Property for total consideration of $1,175,000. A portion of those proceeds was used to retire the above mortgage.

                [TISCHLER, BEARD, WALLACE & CO., LTD. LETTERHEAD]
                          Certified Public Accountants



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To John & Nancy Boger
Canton, Ohio


We have audited the accompanying balance sheet of the Better Lock Self-Service Storage Property (as defined in Note 1 to the financial statements) as of April 21, 1997, and the related statements of income and proprietors' deficit, and cash flows for the period from January 1, 1997 to April 21, 1997. These financial statements are the responsibility of the property's proprietors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the owners, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Better Lock Self-Storage Property as of April 21, 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.






Tischler, Beard, Wallace & Co., Ltd.


Cleveland, Ohio
February 2, 1999



                                      BETTER LOCK SELF-SERVICE
                                          STORAGE PROPERTY
                                            BALANCE SHEET
                                           APRIL 21, 1997


==========================================================================================================

                                               ASSETS


PROPERTY AND EQUIPMENT
         Land                                                                                    $  50,000
         Buildings and improvements                                                                401,288
         Equipment                                                                                     918
                                                                                                 ---------
                                                                                                   452,206
             Less accumulated depreciation                                                         149,596
                                                                                                 ---------
                                                                                                   302,610

OTHER ASSETS                                                                                           765
                                                                                                 ---------

         TOTAL ASSETS                                                                            $ 303,375
                                                                                                 =========


                                LIABILITIES AND PROPRIETORS' DEFICIT

MORTGAGE NOTE PAYABLE                                                                            $ 305,198

ACCRUED EXPENSES AND OTHER LIABILITIES                                                              21,678
                                                                                                 ---------
                                                                                                   326,876

PROPRIETORS' DEFICIT                                                                               (23,501)
                                                                                                 ---------

             TOTAL LIABILITIES AND PROPRIETORS' DEFICIT                                          $ 303,375
                                                                                                 =========












         The accompanying notes are a part of the financial statements.



                            BETTER LOCK SELF-SERVICE
                                STORAGE PROPERTY
                  STATEMENT OF INCOME AND PROPRIETORS' DEFICIT
                       FOR THE PERIOD ENDED APRIL 21, 1997


==========================================================================================

     RENTAL INCOME                                                               $ 39,518


     OPERATING EXPENSES:
         Interest                                                                   8,011
         Depreciation                                                               3,722
         Real estate taxes                                                          2,770
         Advertising                                                                2,649
         Administrative                                                             2,370
         Supplies                                                                   1,147
         Repairs and maintenance                                                      716
         Utilities                                                                    125
                                                                                 --------

                                                                                   21,510
                                                                                 --------


     NET INCOME                                                                    18,008
     PROPRIETORS' DEFICIT - JANUARY 1, 1997                                       (26,122)

     CAPITAL DISTRIBUTIONS                                                        (15,387)
                                                                                 --------

     PROPRIETORS' DEFICIT - APRIL 21, 1997                                       $(23,501)
                                                                                 ========



         The accompanying notes are a part of the financial statements.


                                      BETTER LOCK SELF-SERVICE
                                          STORAGE PROPERTY
                                       STATEMENT OF CASH FLOWS
                                FOR THE PERIOD ENDED APRIL 21, 1997

===========================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
          Net income                                                                               $ 18,008
          Adjustments to reconcile net income to net cash provided by operating activities:
             Depreciation                                                                             3,722
             Decrease in other assets                                                                   500
             Decrease in accrued expenses and other liabilities                                        (552)
                                                                                                   --------
          Total adjustments                                                                           3,670
                                                                                                   --------

          NET CASH PROVIDED BY OPERATING ACTIVITIES                                                  21,678

CASH FLOWS FROM FINANCING ACTIVITIES
          Principal payments on mortgage note payable                                                (6,291)
          Capital distributions                                                                     (15,387)
                                                                                                   --------

          NET CASH USED IN FINANCING ACTIVITIES                                                     (21,678)
                                                                                                   --------

          NET CHANGE IN CASH                                                                           --

          CASH AT JANUARY 1, 1997                                                                      --
                                                                                                   --------

          CASH AT APRIL 21, 1997                                                                   $   --
                                                                                                   ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

          Cash paid during the year - Interest                                                     $  6,571
                                                                                                   ========




         The accompanying notes are a part of the financial statements.

                            BETTER LOCK SELF-SERVICE
                                STORAGE PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 21, 1997

================================================================================

NOTE 1 - BASIS OF PRESENTATION

Organization
------------

The Better Lock Self-Service Storage Property consists of a self-storage facility in Canton, Ohio. The owners, John and Nancy Boger operate the facility as a proprietorship.

Basis of Presentation
---------------------

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On April 22, 1997, Liberty entered into a contract to purchase the Better Lock Self-Service Storage Property for total consideration of $1,233,500.

The accompanying financial statements are prepared on the accrual basis of accounting and include all the accounts relating to the Better Lock Self-Service Storage Property using their historical cost basis.

The owners believe that these financial statements result in a more meaningful presentation of the self-storage facility acquired by Liberty and thus appropriately reflect the historical financial position and results of operations.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using accelerated and straight-line methods for financial and tax reporting purposes at rates based on the following estimated useful lives:

                    Buildings and improvements            20 - 40 years
                    Equipment                                  10 years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                            BETTER LOCK SELF-SERVICE
                                STORAGE PROPERTY
                          NOTES TO FINANCIAL STATEMENTS
                                 APRIL 21, 1997

================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in these financial statements.

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents. The owners of this facility did not maintain a separate checking account for this rental operation. As such, the accompanying financial statements do not present a separate cash balance. Cash deficiencies are shown as capital contributions and cash surpluses are shown as capital distributions.

Income Taxes
------------

The operating results of the Better Lock Self-Service Storage Property are included with all other sources of taxable income and deductible expense of the owners. As such, no provision for income tax has been made on these financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the owners' knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

NOTE 3 - MORTGAGE NOTE PAYABLE

At April 21, 1997, the mortgage note payable consisted of the following:

     Mortgage note payable to a bank, with principal and interest payments of
        $4,287 through June, 2005
        interest at 8.61%, secured by real property                                                  $ 305,198
                                                                                                     =========


On April 22, 1997, Liberty Self-Stor, Ltd. purchased the Better Lock Self-Service Storage Property for total consideration of $1,233,500. A portion of those proceeds were used to retire the above mortgage.

               [Letter head] Tischler, Beard, Wallace & Co., Ltd.
               --------------------------------------------------



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
STORAGETOWN EAST, INC.
Riverhead, New York


We have audited the accompanying balance sheets of Storagetown East, Inc. (a New York "S"corporation) as of December 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Storagetown East, Inc., as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/ Tischler, Beard, Wallace & Co., Ltd.
Cleveland, Ohio
May 6, 1999

                             STORAGETOWN EAST, INC.
                                 BALANCE SHEETS

--------------------------------------------------------------------------------

                                        ASSETS
                                                                 December 31,
                                                             -------------------    May 26,
                                                               1997       1998       1999
                                                             --------   --------   --------
                                                                                  (Unaudited)
PROPERTY AND EQUIPMENT
        Land                                                 $113,107   $113,107   $113,107
        Buildings and improvements                            424,120    424,120    424,120
                                                             --------   --------   --------

                                                              537,227    537,227    537,227
          Less: Accumulated depreciation                      248,033    269,240    278,077
                                                             --------   --------   --------

                                                              289,194    267,987    259,150

CASH                                                            2,203     10,578      4,955

TRADE ACCOUNTS RECEIVABLE                                       8,391      8,143      7,476

ADVANCES TO SHAREHOLDER                                        21,161         --         --

PREPAID EXPENSES                                                9,438      1,824      1,074
                                                             --------   --------   --------

          TOTAL ASSETS                                       $330,387   $288,532   $272,655
                                                             ========   ========   ========

                            LIABILITIES AND SHAREHOLDERS' EQUITY

MORTGAGE NOTES PAYABLE                                       $282,886   $220,968   $213,556

ACCRUED EXPENSES AND OTHER LIABILITIES
        Security deposits                                       8,954      9,910      9,965
        Other                                                   3,706      5,148     13,568
                                                             --------   --------   --------

                                                               12,660     15,058     23,533
                                                             --------   --------   --------

          TOTAL LIABILITIES                                   295,546    236,026    237,089

COMMON STOCK
        No par value, 500 shares authorized, issued
           and outstanding                                     10,000     10,000     10,000
RETAINED EARNINGS                                              24,841     42,506     25,566
                                                             --------   --------   --------

          TOTAL SHAREHOLDERS' EQUITY                           34,841     52,506     35,566
                                                             --------   --------   --------

          TOTAL LIABILITIES AND
             SHAREHOLDERS' EQUITY                            $330,387   $288,532   $272,655
                                                             ========   ========   ========




         The accompanying notes are a part of the financial statements.

                             STORAGETOWN EAST, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS

--------------------------------------------------------------------------------


                                 Years ended December 31,   Six Months        Year
                                  ----------------------      Ended          Ended
                                    1997         1998     June 30, 1998   May 26, 1999
                                  ---------    ---------  -------------   ------------
                                                                  (Unaudited)

RENTAL INCOME                     $ 175,601    $ 174,950    $  86,726    $  70,401

OPERATING EXPENSES
        Wages                        29,544       27,344       12,617       10,361
        Depreciation                 20,968       21,207       10,604        8,837
        Interest expense             22,548       20,656       12,927        8,432
        Real estate taxes            18,299       18,404        9,137        8,272
        Administrative                9,014        9,353        4,946        4,474
        Utilities                     5,810        7,011        2,952        4,454
        Repairs and maintenance       3,298        4,263        1,948        2,049
        Advertising                   2,492        2,256        1,062          780
                                  ---------    ---------    ---------    ---------

                                    111,973      110,494       56,193       47,659
                                  ---------    ---------    ---------    ---------

NET INCOME                           63,628       64,456       30,533       22,742

RETAINED EARNINGS - BEGINNING        13,984       24,841       24,841       42,506

DISTRIBUTIONS                       (52,771)     (46,791)      (8,236)     (39,682)
                                  ---------    ---------    ---------    ---------

RETAINED EARNINGS - ENDING        $  24,841    $  42,506    $  47,138    $  25,566
                                  =========    =========    =========    =========



         The accompanying notes are a part of the financial statements.

                             STORAGETOWN EAST, INC.
                            STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------


                                                 Years ended December 31,   Six Months       Year
                                                  ----------------------      Ended         Ended
                                                    1997         1998     June 30, 1998  May 26, 1999
                                                  ---------    ---------  -------------  ------------
                                                                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                     $  63,628    $  64,456    $  30,533    $  22,742

   Adjustments to reconcile net income to net
     cash provided by operating activities:
     Depreciation                                    20,968       21,207       10,604        8,837
     Increase (decrease) in accounts receivable
        and prepaid expenses                        (12,924)       7,862        1,054        1,417
     Increase (decrease) in accrued expenses
        and other liabilities                          (930)       2,398          326        8,475
                                                  ---------    ---------    ---------    ---------

        Total adjustments                             7,114       31,467       11,984       18,729
                                                  ---------    ---------    ---------    ---------

     NET CASH - OPERATING ACTIVITIES                 70,742       95,923       42,517       41,471

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of building improvements                 (9,450)          --           --           --
   Repayment of shareholder advances                     --       21,161       21,161           --
                                                  ---------    ---------    ---------    ---------

     NET CASH - INVESTING ACTIVITIES                 (9,450)      21,161       21,161           --

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on mortgages and notes        (15,405)     (61,918)     (53,300)      (7,412)
   Distributions paid                               (52,771)     (46,791)      (8,236)     (39,682)
                                                  ---------    ---------    ---------    ---------

     NET CASH - FINANCING ACTIVITIES                (68,176)    (108,709)     (61,536)     (47,094)
                                                  ---------    ---------    ---------    ---------

     NET INCREASE (DECREASE) IN CASH                 (6,884)       8,375        2,142       (5,623)

     CASH AT BEGINNING                                9,087        2,203        2,203       10,578
                                                  ---------    ---------    ---------    ---------

     CASH AT END                                  $   2,203    $  10,578    $   4,345    $   4,955
                                                  =========    =========    =========    =========


SUPPLEMENTAL DISCLOSURE OF CASH
      FLOW INFORMATION
   Cash paid during the periods:
         Interest                                 $  22,735    $  20,846    $  13,020    $   8,432
                                                  =========    =========    =========    =========


         The accompanying notes are a part of the financial statements.

                             STORAGETOWN EAST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                (Amounts and disclosures as of June 30, 1998 and
                                  May 26, 1999
                  and for the periods then ended are unaudited)
--------------------------------------------------------------------------------

NOTE 1 - BASIS OF PRESENTATION

Business Activity
-----------------

Storagetown East, Inc. (the Company) operates a self-storage facility in Riverhead, New York.

Basis of Presentation
---------------------

The accompanying financial statements reflect the entire operations of the self-storage facility prepared on the accrual basis of accounting.

Liberty Self-Stor, Ltd. (Liberty) is a recently organized Ohio Limited Liability Company which has been established to acquire and operate self-storage facilities . On May 26, 1999, Liberty entered into a contract to purchase real estate and certain equipment from the Company for total consideration of $900,000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful life:

          Buildings and improvements                     20  years

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Revenue Recognition
-------------------

Revenue is recognized when earned. Amounts deemed uncollectible from tenants are written off when that determination is made. As such, no allowance for doubtful accounts is provided in the financial statements.

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

Income Taxes
------------

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate taxes on its taxable income. Instead, the shareholders are liable for individual federal taxes on the Company's taxable income.

                             STORAGETOWN EAST, INC.
                          NOTES TO FINANCIAL STATEMENTS
                (Amounts and disclosures as of June 30, 1998 and
                                  May 26, 1999
                  and for the periods then ended are unaudited)
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates based on the management's knowledge and experience. Due to their prospective nature, actual results could differ from those estimates.

NOTE 3 - MORTGAGE NOTES PAYABLE

Notes payable consisted of the following:

                                                             December 31
                                                         -------------------    May 26,
                                                           1997       1998       1999
                                                         --------   --------   --------
                                                                              (Unaudited)
Mortgage note payable to a bank, with principal and
   interest payments of $3,131, interest at 9%,
   secured by real property                              $237,886   $220,968   $213,556

Mortgage note payable to an individual, due on demand,
   non-interest bearing, secured by real property          45,000         --         --
                                                         --------   --------   --------

                                                         $282,886   $220,968   $213,556
                                                         ========   ========   ========


Liberty Self-Stor, Ltd. purchased the Company for total consideration of $900,000. A portion of those proceeds was used to retire the above mortgages.

                                                                         ANNEX A

                         CERTIFICATE OF THIRD AMENDMENT
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                         MERIDIAN POINT REALTY TRUST '83

         Pursuant to Section 8.3 of the Amended and Restated Declaration of Trust of Meridian Point Realty Trust '83, recorded as Document No. F117320 (Reel F625 Image 0486) Official Records, City and County of San Francisco, State of California on May 12, 1992, as amended by the First Amendment to the Amended and Restated Declaration of Trust of Meridian Point Realty Trust '83 recorded as Document No. F401320 (Reel F927 Image 0650), Official Records, City and County of San Francisco, State of California on July 23, 1993 and by the Second Amendment to the Amended and Restated Declaration of Trust of Meridian Point Realty Trust '83 recorded as Document No. F754953 (Reel G318 Image 0109), Official Records, City and County of San Francisco on February 14, 1995 (hereinafter collectively referred to as the "Amended and Restated Declaration of Trust"), the undersigned hereby state and certify:

         1. Article III of the Amended and Restated Declaration of Trust is hereby amended to include Section 3.6 as follows:

                  "3.6. CONSOLIDATION, MERGER. Upon the vote of two-thirds (2/3) of the Trustees, and with the approval of the holders of a majority of the Shares, the Trust may merge or be consolidated with or into one or more limited partnerships of any state or states of the United States or the District of Columbia, which permits such merger or consolidation. Such merger or consolidation shall be made pursuant to an agreement of merger or consolidation, as the case may be, complying and approved in accordance with this Section 3.6.

                  The Board of Trustees shall adopt a resolution approving an agreement of merger or consolidation. The agreement shall state: (1) the terms and conditions of the merger or consolidation; (2) the mode of carrying the same into effect; (3) the manner of converting the trust interests or partnership interests of each of the constituent entities into trust interests or partnership interests or other securities of the entity surviving or resulting from such merger or consolidation, and if any trust interests or partnership interests are not to be converted solely into trust interests, partnership interests or other securities of the entity surviving or resulting from such merger or consolidation, the cash, property, rights or securities of any other partnership, corporation or entity which the holders of such trust interests or partnership interests are to receive in exchange for, or upon conversion of such trust interests or partnership interests and the surrender of any certificates evidencing them, which cash, property, rights or securities of any other partnership, corporation or entity may be in addition to or in lieu of trust interests, partnership interests or other securities of the entity surviving or resulting from such merger or consolidation; and (4) such other details or provisions as are deemed desirable, including, without limiting the generality of the foregoing, a provision for payment of cash in lieu of the issuance of fractional trust interests, partnership interests or other securities of the entity surviving or resulting from the merger or consolidation or other partnership, corporation or other entity. Any of the terms of the agreement of merger or consolidation may be made dependent upon facts ascertainable outside of such agreement, provided that the manner in which such facts shall operate upon the terms of the agreement is clearly and expressly set forth in the agreement of merger or consolidation. The term "facts," as used in the preceding sentence, includes, but is not limited to, the occurrence of any event, including a determination or action by any person or body, including the constituent entities subject of the merger or consolidation.

         The agreement required by this Section 3.6 of this Article shall be adopted, approved, certified, executed and acknowledged by each of the constituent entities in accordance with the laws under which it was formed or, in the case of the Trust, in the manner provided in this Declaration whereupon it shall become effective."

         2. This amendment to the Amended and Restated Declaration of Trust was approved at the annual meeting of shareholders on _________, ____ by the affirmative votes of __________ shares. The total number of shares outstanding was 3,031,618, all of which were entitled to vote. The number of shares voting for the amendment exceeded the vote required.
The vote required was more than 50% of the outstanding shares.

         IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board of Trustees, have executed this __ day of _________, ____.



                                                  ------------------------------
                                                  STEVEN A. CALABRESE



                                                  ------------------------------
                                                  MARK D. GROSSI



                                                  ------------------------------
                                                  MARC C. KRANTZ



                                                  ------------------------------
                                                  RICHARD M. OSBORNE



                                                  ------------------------------
                                                  THOMAS J. SMITH

                                                                         ANNEX B

                                     FORM OF
                          AGREEMENT AND PLAN OF MERGER




         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made as of April __, 1999, by and among Meridian Point Realty Trust '83, a California business trust (the "Company"), Liberty Self-Stor Limited Partnership, a Maryland limited partnership (the "Limited Partnership"), and Liberty Self-Stor, Inc., a Maryland corporation (the "New Company").

                              PRELIMINARY STATEMENT

         The Board of Trustees of the Company has determined that it is advisable and in the best interest of the Company to reorganize from a business trust organized under the laws of the State of California into a corporation incorporated under the laws of the State of Maryland. In connection with the foregoing reorganization, the Company has formed the Limited Partnership and the New Company as direct or indirect wholly-owned subsidiaries of the Company. The parties hereto desire to effect the Mergers (as defined in Section 1.2) upon the terms and subject to the conditions set forth herein.

         Accordingly, in consideration of these premises, the covenants and agreements made herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto adopt the plan of merger encompassed by this Agreement and agree as follows:

                                    ARTICLE I
                      THE MERGERS; CLOSING; EFFECTIVE TIME

         1.1. THE LIMITED PARTNERSHIP MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company shall be merged with and into the Limited Partnership and the separate existence of the Company shall thereupon cease (the "Limited Partnership Merger"). The Limited Partnership shall be the surviving entity in the Limited Partnership Merger (sometimes hereinafter referred to as the "Surviving Limited Partnership"), shall continue to be governed by the laws of the State of Maryland and the separate existence of the Limited Partnership with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Limited Partnership Merger.

         The Limited Partnership Merger shall have the effects specified in the Maryland Revised Uniform Limited Partnership Act (the "MRULPA").

         1.2. THE COMPANY MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Surviving Limited Partnership shall be merged with and into the New Company and the separate existence of the Surviving Limited Partnership shall thereupon cease (the "Company Merger" and, together with the Limited Partnership Merger, the "Mergers"). The New Company shall be the surviving entity in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the New Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Mergers.

         The Company Merger shall have the effects specified in the Maryland General Corporation Law (the "MGCL").

         The parties intend that the Mergers qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended.

         1.3. CLOSING. The closing of the Mergers (the "Closing") shall take place (i) at the offices of the Kohrman Jackson & Krantz P.L.L., 1375 East Ninth St., 20th Floor, Cleveland, Ohio 44114 at 10:00 a.m. local time the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 5.1 hereof shall be fulfilled or waived or (ii) at such other place and time and/or on such other date as the Company, the Limited Partnership and the New Company may agree.

         1.4. EFFECTIVE TIME. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Article VI hereof, the Company and the Limited Partnership will, at such time as they deem advisable, cause Articles of Merger (the "Partnership Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 10-208(d) of the MRULPA. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, provided that this Agreement shall not have been terminated or abandoned pursuant to Article VI hereof, the Surviving Limited Partnership and the New Company will, at such time as they deem advisable, cause Articles of Merger (the "Company Articles of Merger") to be filed with the SDAT as provided in Section 3-107 of the MGCL. The Mergers shall become effective upon the acceptance for record of the Partnership Articles of Merger and the Company Articles of Merger by the SDAT (the "Effective Time"). The parties hereto intend the Mergers to become effective simultaneously.

                                   ARTICLE II
                CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                  OF THE SURVIVING LIMITED PARTNERSHIP AND THE
                 CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

         2.1. SURVIVING LIMITED PARTNERSHIP. The certificate of limited partnership and agreement of limited partnership, if any, of the Limited Partnership, as in effect at the Effective Time, shall be the certificate of limited partnership and agreement of limited partnership of the Surviving Limited Partnership, until duly amended in accordance with the terms thereof and the MRULPA.

         2.2. SURVIVING CORPORATION. The Articles of Incorporation of the New Company, as in effect at the Effective Time, attached hereto as Exhibit A, shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the MGCL. The Bylaws of the New Company, as in effect at the Effective Time, attached hereto as Exhibit B, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the MGCL.

                                   ARTICLE III
                      DIRECTORS AND EXECUTIVE OFFICERS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS
                          OF THE SURVIVING CORPORATION

         3.1. DIRECTORS AND OFFICERS. At or before the Effective Time, the following persons shall be elected or appointed as the executive officers and directors of the Surviving Corporation and such officers and directors shall thereafter serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the charter of the Surviving Corporation:

         NAME                       OFFICE

Richard M. Osborne                  Chairman of the Board, Chief Executive
                                         Officer and Director
Steven A. Calabrese                 Director
Mark D. Grossi                      Director
Marc C. Krantz                      Secretary and Director
Thomas J. Smith                     President, Chief Operating Officer and
                                         Director
Ronald L. Ramer                     Chief Financial Officer and Assistant
                                         Secretary



         3.2. COMMITTEES OF THE BOARD OF DIRECTORS.  At or before the
Effective Time, the Board of Directors of the Surviving Corporation shall create and constitute the following committees and each member of such committee shall thereafter serve until his successor shall have been duly appointed in accordance with the Bylaws of the Surviving Corporation:

                                 AUDIT COMMITTEE
                                 ---------------

                                 Mark D. Grossi
                                 Marc C. Krantz

                             COMPENSATION COMMITTEE
                             ----------------------

                               Steven A. Calabrese

                                 Mark D. Grossi

The foregoing committees shall have the same functions and powers delegated to the same committees of the board of trustees of the Company as set forth in the minutes of the board of trustees of the Company, as may be revised from time to time by the Board of Directors of the New Company.

                                   ARTICLE IV
                              EFFECT OF THE MERGER
                        ON SHARES OF BENEFICIAL INTEREST;
                            EXCHANGE OF CERTIFICATES

         4.1. EFFECT ON STOCK. At the Effective Time, by virtue of the Mergers and without any action on the part of the holders thereof:

         (a) Every two shares of beneficial interest, $1.00 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share ("Common Stock"), of the New Company. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

         (b) Each Share issued and held in the Company's treasury at the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (c) At the Effective Time, each partnership interest in the Limited Partnership existing immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Limited Partnership or the holder of such interests, be canceled and retired without payment of any consideration therefor.

         (d) At the Effective Time, each share of Common Stock of the New Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the New Company or the holder thereof, be canceled and retired without payment of any consideration therefor, and such shares shall have the status of unauthorized and unissued shares of Common Stock.

         4.2. STOCK CERTIFICATES. From and after the Effective Time, (i) each certificate which immediately prior to the Effective Time represented one Share (each, a "Certificate") shall be deemed for all purposes to represent ownership of one share of Common Stock. The registered owner on the books and records of the Company or its transfer agent of any Certificate shall, until such Certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of Common Stock represented by any such outstanding Certificate as provided above. Nothing contained herein shall be deemed to require the holder of any Shares to surrender any Certificate(s) representing such shares in exchange for a certificate or certificates representing shares of Common Stock.

                                    ARTICLE V
                                   CONDITIONS

         5.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company, the Limited Partnership and the New Company to consummate the Mergers are subject to the fulfillment of each of the following conditions:

         (a) The registration statement on Form S-4 to be filed by the New Company, which will include the proxy statement of the Company soliciting proxies to approve the Mergers, shall have been declared effective in accordance with the Securities Act of 1933, as amended, by the Securities and Exchange Commission and no stop order shall have been issued or threatened.

         (b) This Agreement shall have been duly approved by (i) the requisite vote of holders of the Shares in accordance with applicable law and the Amended and Restated Declaration of Trust and Trustee By-laws of the Company, (ii) the New Company as the general partner of the Limited Partnership, and (iii) the Company, as the sole stockholder of the New Company.

         (c) No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or either of the Mergers shall have been entered by any court or administrative body and shall remain in full force and effect.

         (d) The obligations to consummate the Mergers contemplated hereby shall not have been terminated or abandoned pursuant to Article VI hereof.

         (e) All consents and approvals, if any, necessary for the transactions contemplated hereby shall have been obtained and be in full force and effect.

                                   ARTICLE VI
                                   TERMINATION

         6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Shares, by the mutual consent of the Board of Trustees of the Company and the general partner of the Limited Partnership and the Board of Directors of the New Company.

         6.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Mergers pursuant to this Article VI, no party hereto (or any of its directors, trustees or officers) shall have any liability or further obligation to any other party to this Agreement.

                                   ARTICLE VII
                            MISCELLANEOUS AND GENERAL

         7.1. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Corporation will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former trustee or officer of the Company or the Limited Partnership or its general partner or (ii) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent required or permitted by Maryland Law.

         7.2. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the MRULPA and the MGCL, at any time prior to the Effective Time, the parties hereto may amend or modify this Agreement by written agreement, executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Mergers have been approved by the Company's shareholders, no amendment or modification may change the amount or form of the consideration to be received by such shareholders in the Mergers.

         7.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the relevant Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         7.4 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

         7.5. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California and Maryland in the case of the Limited Partnership Merger, and in accordance with the laws of the State of Maryland in the case of the Company Merger.

         7.6. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 7.1, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other person or entity.

         7.7. HEADINGS. The Article, Section and Paragraph headings herein are for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         7.8. SERVICE OF PROCESS. The New Company may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company or the Limited Partnership, as well as for enforcement of any obligations of the New Company arising from the Mergers, and the agreement for services of process of the New Company is CSC-Lawyers Incorporating Services Company, 11 East Chase Street, Baltimore, MD 21202.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                            LIBERTY SELF-STOR, INC.

                                            By:
                                                --------------------------------
                                            Name:   Thomas J. Smith
                                            Title:     President

                                            LIBERTY SELF-STOR LIMITED
                                            PARTNERSHIP

                                            By:  LIBERTY SELF-STOR, INC.,
                                                     its general partner

                                                     By:
                                                        ------------------------
                                                     Name:   Thomas J. Smith
                                                     Title:     President


                                            MERIDIAN POINT REALTY TRUST '83

                                            By:
                                                --------------------------------
                                            Name:   Thomas J. Smith
                                            Title:     President

                                                                       EXHIBIT A

                                   FORM OF
                          ARTICLES OF INCORPORATION
                                      OF
                           LIBERTY SELF-STOR, INC.


                                  ARTICLE I
                                INCORPORATION

         1600 CNB Corp., whose address is 1375 East Ninth Street, 20th Floor, Cleveland, Ohio 44114, does hereby serve as incorporator and form a corporation (the "Corporation") under the general laws of the State of Maryland.

                                  ARTICLE II
                                     NAME

         The name of the Corporation is Liberty Self-Stor, Inc.

                                 ARTICLE III
                                   PURPOSE

         3.1 General Purposes. The Corporation is formed for the purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland as it presently exists or may be amended in the future (the "Maryland General Corporation Law").

         3.2 Operation as REIT. Without limiting the generality of the foregoing purpose, at such time or times as the Board of Directors of the Corporation determines that it is in the interest of the Corporation and its stockholders that the Corporation engage in the business of, and conduct its business and affairs so as to qualify as a real estate investment trust (as that phrase is defined in the Internal Revenue Code of 1986, as amended, the purpose of the Corporation shall include engaging in the business of a real estate investment trust. This reference to such purpose shall not make unlawful or unauthorized any otherwise lawful act or activity that the Corporation may take that is inconsistent with such purpose.

                                  ARTICLE IV
                           PRINCIPAL OFFICE ADDRESS

         The address of the principal office of the Corporation in the State of Maryland is c/o CSC Lawyers Incorporating Services Company, 11 East Chase Street, Baltimore, MD 21202.

                                  ARTICLE V
                                RESIDENT AGENT

         The Resident Agent of the Corporation is CSC - Lawyers Incorporating Services Company, 11 East Chase Street, Baltimore, MD 21202. Said Resident Agent is a Maryland corporation.

                                   ARTICLE VI
                                CAPITAL STRUCTURE

         6.1 Authorized Capital Stock. The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is 52,000,000 shares, consisting of:

                  (a) 50,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"); and

                  (b) 2,000,000 shares of Serial Preferred Stock, par value $0.001 per share (the "Preferred Stock").

                  The Common Stock and the Preferred Stock are collectively referred to herein as the "Equity Shares."

         6.2 REIT-Related Restrictions and Limitations on the Equity Shares of the Corporation.

         From the date hereof and until the "Restriction Termination Date," as defined below, all Equity Shares of the Corporation shall be subject to the following restrictions and limitations intended to preserve the Corporation's status as a REIT:

                  6.2.1 DEFINITIONS. The following terms shall have the following meanings:

                  "Acquire" shall mean the acquisition of Beneficial or Constructive Ownership of Equity Shares, whether by a Transfer, Non-Transfer Event or by any other means, including, without limitation, acquisition pursuant to the exercise of any option, warrant, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights, unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below.

                  "Beneficial Ownership" shall mean ownership of Equity Shares by a person who would be treated as an owner of Equity Shares either directly or indirectly under Section 542(a)(2) of the Code, taking into account, for this purpose, constructive ownership determined under
         Section 544 of the Code, as modified by section 856(h)(1)(B) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                  "Beneficiary" shall mean, with respect to any Share Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code named by the Share Trust as the beneficiary or beneficiaries of such Share Trust, in accordance with the provisions of Section 6.4.1. hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  "Constructive Ownership" shall mean ownership of Equity Shares by a person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructively Own," "Constructively Owned" and "Constructive Owner" shall have the correlative meanings.

                  "Exempt Party" shall mean (1) Turkey Vulture Fund XIII, Ltd.,
         (2) Richard M. Osborne and all members of Osborne's immediate family, as such term is defined in Section 544(a)(2) of the Code, and (3) any
         Section 544 Subsidiary of the entity or individuals described in clauses (1) and (2) above (the entities and individuals described in clauses (1) and (2) above being collectively referred to herein as the "Osborne Affiliates").

                  "Market Price" shall mean the average closing price for the ten (10) consecutive Trading Days immediately preceding such date. The market price for each such Trading Day shall be: (i) if the Equity Shares are listed or admitted to trading on any national securities exchange or the Nasdaq National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the Equity Shares are not listed or admitted to trading on any national securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Corporation, or (iii) if the Equity Shares are not listed or admitted to trading on any national securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Corporation, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Price of the Equity Shares shall be determined by the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the Equity Shares includes rights that a holder of Equity Shares would be entitled to receive, and the Corporation acting in good faith determines that the value of such rights is not reflected in the Market Price of the Equity Shares determined as aforesaid, then the Market Price of such rights shall be determined by the Corporation acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                  "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (or would cause the Corporation to fail to qualify as a REIT), including, without limitation, a change in the capital structure of the Corporation.

                  "Ownership Limit" shall mean 9.8% of the aggregate value of all outstanding Equity Shares; provided, however, with respect to any entity, the ownership of whose Equity Shares is attributable to the owners of such entity under Sections 544 and 856(h) of the

         Code and which will be "looked through" for the purposes of applying
         Section 856(a)(6) and (h) of the Code, the Ownership Limit shall mean 15% of the aggregate value of all outstanding Equity Shares.

                  "Partnership" shall mean LSS I Limited Partnership, a Delaware limited partnership any successor thereto and any other similar partnership formed by the Corporation or any successor to such similar partnership.

                  "Permissible Ownership Threshold" shall mean as to the Osborne Affiliates __%; provided that once an Exempt Party transfers such Equity Shares such that such Exempt Party following such transfer Beneficially Owns and Constructively Owns less in value than the Ownership Limit, then such Exempt Party's Permissible Ownership Threshold shall equal the Ownership Limit; provided, further, however, that the foregoing proviso shall not restrict the Osborne Affiliates from acquiring Equity Shares upon the redemption of Class A limited partnership interests and preferred limited partnership interests of the Partnership if such acquisition would not result in the Osborne Affiliates exceeding __% as specified above.

                  "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 6.4.5 hereof.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under section 401(a) or 501(e)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3)of the Securities Exchange Act of 1934, as amended, but does not include an underwriter who participates in any public offering of Equity Shares and/or securities convertible into or exchangeable for Equity Shares (a "Secondary Offering") for a period of sixty (60) days following the purchase by such underwriter of the Equity Shares and/or securities convertible into or exchangeable for Equity Shares in such Secondary Offering.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Shares-In-Trust as defined below in section 6.4 hereof, the purported beneficial transferee for whom the Purported Record Transferee would have Acquired Equity Shares of the Corporation if such Transfer had been valid under Section 6.2.2 hereof.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Shares-in-Trust, the Person who would have been the record holder of the Equity Shares of the Corporation if such Transfer had been valid under Section 6.2.2 hereof.

                  "REIT" shall mean a real estate investment trust under Section 856 ET. SEQ. of the code.

                  "Restriction Termination Date" shall mean the day on which the Corporation determines pursuant to Section 6.2.8 that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  "Share Trust" shall mean any separate trust created pursuant to Section 6.4.1 hereof and administered in accordance with the terms of Section 6.4 hereof, for the exclusive benefit of any Beneficiary.

                  "Shares-in-Trust" shall mean any Equity Shares designated Shares-in-Trust pursuant to Section 6.4.1 hereof.

                  "Share Trustee" shall mean the trustee of the Share Trust, which is selected by the Corporation but not affiliated with the Corporation, the Partnership or the Beneficiary, and any successor trustee appointed by the Corporation.

                  "Section 544 Subsidiary" of any individual or entity shall mean any entity, over 50% of the ownership interest in which is owned, directly or indirectly (applying the principles of Section 544 of the Code), by the individual or entity in question.

                  "Trading Day" shall mean a day on which the principal national securities exchange on which such Equity Shares are listed or admitted to trading is open for the transaction of business, or, if such Equity Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares (including without limitation (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition or grant of any securities or rights convertible into or exchangeable for Equity Shares, or the right to vote or receive dividends on Equity Shares), whether voluntary or involuntary, whether of record or beneficially and whether by operation or law or otherwise. "Transfer" (as a verb) shall have a correlative meaning.

                  6.2.2    OWNERSHIP LIMITATION AND TRANSFER RESTRICTIONS.

                  (i) Except as provided in Section 6.2.6 hereof, from the date hereof and prior to the Restriction Termination Date: (w) no Person (other than an Exempt Party) shall Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit; (x) no Person shall Acquire Equity Shares if, as a result of such acquisition, the Equity Shares would be beneficially owned by fewer then 100 Persons (determined without reference to any rules of attribution under the Code); (y) no Person shall Acquire Equity Shares or any interest therein if, as a result of such acquisition, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code or would otherwise fail to qualify as a REIT, as the case may be; and (z) no Person shall Acquire Equity Shares or any interest therein if, as a result of such acquisition, the Corporation would Constructively Own 10% or more of the ownership interest in a tenant of the Corporation's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or would otherwise fail to qualify as a REIT, as the case may be.

                  (ii) Any Transfer (other than a Transfer to an Exempt Party) that would result in a violation of the restrictions in Section 6.2.2(i) above shall be void ad initio as to the purported Transfer of such number of Equity Shares that would cause the violation of the applicable restriction in Section 6.2.2(i), and the Purported Record Transferee (other than an Exempt Party) and the Purported Beneficial Transferee, if different, shall acquire no rights in such Equity Shares.

                  6.2.3    AUTOMATIC TRANSFER IO SHARE TRUST.

                  (i) If, notwithstanding the other provisions contained in this
         Article VI, at any time from the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than an Exempt Party) would either Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit, then, except as otherwise provided in
         Section 6.2.6 hereof (x) the Purported Record Transferee and the Purported Beneficial Transferee, if different, shall acquire no right or interest (or in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Purported Record Transferee and Purported Beneficial Transferee, if different, to Beneficially Own or Constructively Own Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share), (y) such number of Equity Shares in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of
         Section 6.4.1 hereof, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 6.4.1 hereof and (z) such Purported Record Transferee and the Purported Beneficial Transferee, if different, shall submit such number of Equity Shares to the Share Trust for registration in the name of the Share Trustee. Any Purported Record Transferee and Purported Beneficial Transferee, if different, shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Person to own Equity Shares in excess of the Ownership Limit. Such transfer to a Share Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  (ii) If, notwithstanding the other provisions contained in this Article VI, at any time from the date hereof and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the Equity Shares being beneficially owned by fewer that 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or
         (iv) cause the Corporation to otherwise fail to qualify as a REIT, as the case may be, then (x) the Purported Record Transferee and the Purported Beneficial Transferee, if different, shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such Purported Record Transferee and Purported Beneficial Transferee, if different, would (A) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(b) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or the Partnership's property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT, as the case may be, (y) such number of Equity Shares (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 6.4.1 hereof, transferred automatically and by operation of law to the Share Trust to be held in accordance with Section 6.4.1 hereof and (z) the Purported Record Transferee and the Purported Beneficial Transferee, if different, shall submit such number of Equity Shares to the Share Trust for registration in the name of the Share Trustee. Any Purported Record Transferee and Purported Beneficial Transferee, if different, shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of Equity Shares which would cause such Person to own Equity Shares that would
         (A) result in the Equity Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution),
         (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's or the Partnership's property, within the meaning of Section 856(d)(2)(B) of the Code, or (D) would otherwise cause the Corporation to fail to qualify as a REIT. Such transfer to a Share Trust and the designation of Equity Shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  6.2.4    REMEDIES FOR BREACH.

                  If the Board of Directors of the Corporation or its designee shall at any time determine in good faith that a purported Transfer of Equity Shares has taken place in violation of Section 6.2.2 hereof or that a Person intends to acquire or has attempted to acquire (determined without reference to any rules of attribution) Beneficial Ownership or Constructive Ownership of any Equity Shares of the Corporation in violation of Section 6.2.2 hereof, the Board of Directors of the Corporation or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition; PROVIDED HOWEVER, that any Transfer, attempted Transfer, acquisition or attempted acquisition in violation of Section 6.2.2(i) hereof shall automatically result in the Transfer described in Section 6.2.3 hereof, irrespective of any action (or non-action) by the Board of Directors, except as provided in Section 6.2.6 hereof.

                  6.2.5    Notice of Restricted Transfer.
                           ------------------------------

                  (i) Any Person who acquires or attempts to acquire Equity Shares in violation of Section 6.2.2, and any Person who is a Purported Record Transferee or a Purported Beneficial Transferee of Equity Shares that are transferred to a Share Trust under Section 6.2.3 hereof, shall immediately give written notice to the Corporation of such event, shall submit to the Corporation such number of Equity Shares to be transferred to the Share Trust and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer or such Non-Transfer Event on the Corporation's status as REIT;

                  (ii) From the date hereof and prior to the Restriction Termination Date every Beneficial Owner or Constructive Owner of more than 5% (or such other percentage as provided in the pertinent income tax regulations promulgated under the Code) of the number or value of the outstanding Equity Shares of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of Equity Shares Beneficially or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information that the Corporation may reasonably request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit; and

                  (iii) From the date hereof and prior to the Restriction Termination Date, each Person who is a Beneficial Owner or Constructive Owner of Equity Shares of the Corporation and each Person (including the stockholder of record) who is holding Equity Shares of the Corporation for a Beneficial Owner or Constructive Owner shall provide the Corporation such information as the Corporation may reasonably request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance and to ensure compliance with the Ownership Limit.

                  6.2.6 EXCEPTION. The Board of Directors, in its sole discretion, may, but shall in no case be required to, exempt a Person (an "Exempted Holder") from the Ownership Limit if no Person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of Equity Shares by the Exempted Holder, be considered to have Beneficial Ownership or Constructive Ownership of an amount of Equity Shares that will violate the restrictions contained in
         Section 6.2.2(i)(x), (y) or (z) hereof; PROVIDED that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of an amount of Equity Shares will violate the Ownership Limit or the restrictions contained in Section 6.2.2(i)(x)(y) and (z) hereof, and (ii) such Person agrees that any violation or attempted violation will result in a Transfer to the Share Trust of Equity Shares pursuant to Section 6.2.3 hereof. Prior to granting any exception pursuant to this Section 6.2.6, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                  6.2.7. LEGEND. Each certificate for shares of Equity Shares shall bear substantially the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN (1) EQUITY SHARES IN EXCESS OF 9.8% (OR 15% IN THE CASE OF AN ENTITY, THE OWNERSHIP OF WHOSE EQUITY SHARES IS ATTRIBUTABLE TO THE OWNERS OF SUCH ENTITY UNDER SECTIONS 544 AND 856(h) OF THE CODE AND WHICH WILL BE "LOOKED THROUGH" FOR THE PURPOSES OF APPLYING SECTION 856(a)(6) AND
                  (h) OF THE CODE) OF THE AGGREGATE VALUE OF THE OUTSTANDING EQUITY SHARES, (2) EQUITY SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE,
                  (3) EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION) OR (4) EQUITY SHARES THAT WOULD CAUSE THE CORPORATION TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE REAL PROPERTY OF THE CORPORATION OR THE PARTNERSHIP, WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE, WITH FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE CORPORATION'S CHARTER. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS (1) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION, (2) THE EQUITY SHARES IN VIOLATION OF THESE

                  RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NONTRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS."

                  6.2.8 REIT QUALIFICATIONS. The Board of Directors shall use its reasonable best efforts to cause the Corporation to qualify for United States Federal income tax treatment as a REIT in accordance with the provisions of the Code applicable to a REIT and shall not take any action which could adversely affect the ability of the Corporation to qualify as a REIT. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable to preserve the status of the Corporation as a REIT; provided, however, that if the Board of Directors determines in its sole judgment and discretion it is no longer in the best interests of the Corporation to continue to have the Corporation qualify as a REIT, the Board of Directors may terminate the Corporation's REIT election.

                  6.2.9 REMEDIES NOT LIMITED. Nothing contained in this Article VI shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  6.2.10 AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article VI, including any definition contained in Section 6.2.1, the Board of Directors shall have the power to determine the application of the provisions of this
         Article VI with respect to any situation based on the facts known to it.

                  6.2.11 SEVERABILITY. If any provision of this Article VI or any application of any such provision is determined to be invalid by a federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         6.3      Common Stock.

                  (a) Powers, Preferences and Rights. Except as may otherwise be provided by these Articles of Incorporation, as may be amended from time to time by resolutions of the Board of Directors designating a class or series of Preferred Stock pursuant to Section 6.5 hereof (these "Articles of Incorporation"), or by the Maryland General Corporation Law, the powers, preferences and rights of the Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical.

                  (b) Voting Rights. Except as may otherwise be provided by these Articles of Incorporation or by the Maryland General Corporation Law, (i) all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and (ii) each holder of Common Stock shall be entitled to one vote for each share held of record on the applicable record date on all matters presented for a vote of the stockholders of the Corporation, including, without limitation, the election of directors.

                  (c) Dividends; Recapitalizations. Except as may otherwise be provided by these Articles of Incorporation or by the Maryland General Corporation Law, if, as and when dividends on the Common Stock are declared payable from time to time by the Board of Directors as provided in this Section 6.3(c), whether payable in cash, property, stock or other securities, the holders of Common Stock shall be entitled to share equally, on a per share basis, in such dividends.

                  (d) Liquidating Distributions. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any sale or conveyance of all or substantially all of the assets of the Corporation, after payment or provision for payment of all the liabilities of the Corporation and the expenses of liquidation, and after the holders of the Preferred Stock shall have been paid in full the amounts, if any, to which they are entitled or a sum sufficient for such payment in full shall have been set aside, the remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Common Stock in accordance with their respective rights and interests.

         6.4      Shares-in Trust.

                  6.4.1 SHARE TRUST. Any Equity Shares transferred to a Share Trust and designated Shares-in-Trust pursuant to Section 6.2.3 hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary and Share Trustee of each Share Trust within 30 days after discovery of the existence thereof. Any transfer to a Share Trust, and subsequent designation of Equity Shares as Shares-in-Trust, pursuant to Section 6.2.3 hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Share Trust. Shares-inTrust shall remain issued and outstanding Equity Shares of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding Equity Shares of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 6.4.3 hereof, such Sharesin-Trust shall cease to be designated as Shares-in-Trust.

                  6.4.2 DIVIDEND RIGHTS. The Share Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such Equity Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Purported Record Transferee or Purported Beneficial Transferee, if different, with respect to Shares-in-Trust shall repay to the Share Trustee the amount of any dividends or distributions received by it that (i) are attributable to any Equity Shares designated as Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Beneficial Transferee, if different, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by the Person who, but for the provisions of Section 6.2.3 hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Share Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  6.4.3 RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation (other than a dividend), each Share Trustee shall be entitled to receive, ratably with each other holder of Equity Shares of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Shares. The Share Trustee shall distribute to the Purported Record Transferee the amounts received upon such liquidation, dissolution, winding up, or distribution; PROVIDED, HOWEVER, that the Purported Record Transferee shall not be entitled to receive amounts pursuant to this Section 6.4.3 in excess of, in the case of a purported Transfer in which the Purported Record Transferee gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee paid for the Equity Shares and, in the case of a Non-Transfer Event or Transfer in which the Purported Record Transferee did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Share Trust shall be distributed to the Beneficiary.

                  6.4.4 VOTING RIGHTS. The Share Trustee shall be entitled to vote all Shares-inTrust. Any vote by a Purported Record Transferee as a holder of Equity Shares prior to the discovery by the Corporation that the Equity Shares are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void AB INITIO with respect to such Shares-in-Trust and the Purported Record Transferee shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Share Trust of Equity Shares under Section 6.2.3 hereof, an irrevocable proxy to the Share Trustee to vote the Shares-in-Trust in the manner in which the Share Trustee, in its sole and absolute discretion, desires.

                  6.4.5 DESIGNATION OF PERMITTED TRANSFEREE. The Share Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-inTrust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in Trust, the Share Trustee shall designate any Person as Permitted Transferee; PROVIDED, HOWEVER, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price set forth in Section 6.4.7 hereof, the Shares-in-Trust, and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Share Trust and the redesignation of such Equity Shares so acquired as Shares-in-Trust under Section 6.2.3 hereof. Upon the designation by the Share Trustee of a Permitted Transferee in accordance with the provisions of this Section 6.4.5, the Share Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee, (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of Equity Shares, (iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making the payment to the Purported Record Transferee pursuant to Section 6.4.6 hereof.

                  6.4.6 COMPENSATION TO RECORD HOLDER OF EQUITY SHARES THAT BECOME SHARES-IN-TRUST. Any Purported Record Transferee shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section
         6.4.5 hereof) to receive from the Share Trustee upon the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of
         (a) a purported Transfer in which the Purported Record Transferee, or Purported Beneficial Transferee, if different, gave value for Equity Shares and which Transfer resulted in the transfer of the shares to the Share Trust, the price per share, if any, such Purported Record Transferee or Purported Beneficial Transferee, if different, paid for the Equity Shares, or (b) a Non-Transfer Event or Transfer in which the Purported Record Transferee or Purported Beneficial Transferee, if different, did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Share Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Share Trustee of the Share Trust from the sale or other disposition of such Shares-in-Trust in accordance with Sections 6.4.5 or 6.4.7 hereof. Any amounts received by the Share Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Purported Record Transferee pursuant to this Section 6.4.6 shall be distributed to the Beneficiary in accordance with the provisions of
         Section 6.4.5 hereof. Each Beneficiary and Purported Record Transferee and Purported Beneficial Transferee, if different, waives any and all claims that each may have against the Share Trustee and the Share Trust arising out of the disposition of the Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 6.4, by such Share Trustee or the Corporation.

                  6.4.7 PURCHASE RIGHT IN SHARES-IN-TRUST. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and
         (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 6.2.5 hereof.

         6.5      Preferred Stock.

                  (a) Designations by Board of Directors. The Preferred Stock may be issued from time to time in one or more classes or series with such voting rights, full or limited, or without voting rights, and with such designations, preferences and relative, participating, optional or special rights, and qualifications, limitations or restrictions as are stated herein and as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors as hereinafter prescribed.

                  (b) Terms of the Preferred Stock. Subject to the rights of the holders of the Common Stock, authority is hereby expressly granted to and vested in the Board of Directors or any designated committee thereof to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effectuate the issuance and redemption of any such Preferred Stock and, with respect to each class or series of Preferred Stock, to fix and state from time to time, by resolution or resolutions providing for the issuance thereof, the following:

                           (i) the number of shares to constitute the class or series and the designations thereof;

                           (ii) whether the class or series is to have voting rights, full or limited, or to be without voting rights;

                           (iii) the preferences and relative, participating, optional or special rights, if any, and qualifications, limitations or restrictions thereof, if any, of the class or series;

                           (iv) whether the shares of the class or series will be redeemable and, if redeemable, the redemption price or prices and the time or times at which, and the terms and conditions upon which, such shares will be redeemable and the manner of redemption;

                           (v) whether the shares of the class or series will be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds are to be established, the annual amount thereof and the terms and conditions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable in cash, stock or otherwise, the conditions upon which and the times when such dividends are payable, the preference or relation to the payment of dividends on any other class or series of stock, whether or not such dividends will be cumulative or noncumulative and, if cumulative, the date or dates from which such dividends will accumulate;

                           (vii) the preferences, if any, and the amounts thereof that the holders of the class or series will be entitled to receive upon the voluntary or involuntary dissolution, liquidation or winding up of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether the shares of the class or series will be convertible into, or exchangeable for, the shares of any other class or classes, or of any other series of the same or any other class or classes, of stock of the Corporation and the conversion price or prices, or ratio or ratios, or rate or rates, at which such conversion or exchange may be made, with such adjustments, if any, as shall be expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective provisions with respect to the class or series as the Board of Directors or any designated committee thereof may deem advisable.

                  The shares of each class or series of Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors or any designated committee thereof may from time to time increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized but unissued shares of Preferred Stock not designated for any other class or series thereof. The Board of Directors or any designated committee thereof may from time to time decrease the number of shares of Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series any unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

         6.6 ISSUANCE OF EQUITY SHARES. The Board of Directors may authorize the issuance from time to time of Equity Shares of any class, whether now or hereafter authorized, or securities or rights convertible into Equity Shares, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a share split or dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation or the MGCL, and without any action by the stockholders.

         6.7 DIVIDENDS OR DISTRIBUTIONS. Subject to the requirements of the MGCL, the Board of Directors may from time to time declare and pay to stockholders such dividends or distributions in cash, property or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in their discretion shall determine.

         6.8 PREEMPTIVE RIGHTS. No holder of any shares of any class or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any shares of any class or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix; and any shares of any class or other securities which the Board of Directors may determine to offer for subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of shares of any class or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of shares of any class or other securities at the time outstanding.

         6.9 SETTLEMENT. Nothing in this Article VI shall preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or the Nasdaq National Market System. Despite the fact that settlement of any transaction is permitted, any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

         6.10 LIMITED LIABILITY. Notwithstanding the foregoing, no director or officer of the Corporation shall be liable to the Corporation for any damages, costs or expenses arising from any dividend or other distribution paid by the Corporation to a Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by such director or officer that such Purported Record Transferee or Purported Beneficial Transferee was not entitled to receive such dividend or distribution by virtue of the provisions of Section 6.4.2, and no corporate action authorized by the stockholders of the Corporation prior to the discovery that a Purported Record Transferee or Purported Beneficial Transferee is not entitled to vote Equity Shares shall be void or voidable as a result of the inclusion of the vote of such Purported Record Transferee or Purported Beneficial Transferee in approving a Corporation action or in determining the presence of a quorum prior to the discovery that such Purported Record Transferee or Purported Beneficial Transferee was not entitled to vote by virtue of the provisions of Section 6.4.4.

         6.11 Amendment and Waiver. No amendment, modification or waiver of any provisions of Sections 6.1, 6.2, 6.3 or 6.4 hereof or of this Section 6.11 that adversely affects the rights, preferences or privileges of the Common Stock shall be effective without the affirmative vote of the holders of at least 51% of the outstanding shares of Common Stock entitled to vote at a meeting of the holders of Common Stock duly called for such purpose.


                                  ARTICLE VII
                               BOARD OF DIRECTORS

         7.1 Number and Term of Directors. The Board of Directors shall consist of not less than three nor more than fifteen members, with the exact number to be fixed from time to time by resolution of the Board of Directors in accordance with the Bylaws of the Corporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall serve until their respective successors are duly elected and qualified or until their earlier resignation, death or removal from office. Except as may otherwise be provided by these Articles of Incorporation, the stockholders may remove a director, but only for cause, from office prior to the expiration of his or her term by an affirmative vote of two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose. For purposes of this section, "cause" shall mean that the director has (a) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Corporation; (b) acted against the best interests of the Corporation, which act has had a material and adverse impact on the financial affairs of the Corporation; or (c) been convicted of a felony or committed a material act of common law fraud against the Corporation or its employees and such act or conviction has or will have a material adverse effect on the interests of the Corporation.

         The following five individuals shall act as Directors until the first annual meeting of stockholders of the Corporation or until their successors are duly elected and qualified:

                               Steven A. Calabrese
                                 Mark D. Grossi
                                 Marc C. Krantz
                               Richard M. Osborne
                                 Thomas J. Smith

         7.2 Director Vacancies. Except as may otherwise be provided by these Articles of Incorporation, (i) whenever any vacancy on the Board of Directors occurs because of death, resignation, retirement, disqualification, removal, increase in the number of directors or otherwise, a majority of the directors then in office, although less than a majority of the entire Board of Directors, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the stockholders and qualified, and (ii) only the remaining directors of the Corporation shall have the authority, in accordance with the foregoing procedure, to fill any vacancy that exists on the Board of Directors.

         7.3 Amendment of Bylaws. In furtherance and not in limitation of the power conferred upon the Board of Directors by the MGCL, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws of the Corporation without any action on the part of the stockholders except as otherwise specifically provided in the Bylaws of the Corporation.

                                  ARTICLE VIII
               INDEMNIFICATION RIGHTS AND LIMITATION OF LIABILITY

         8.1 Indemnification Rights. The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by MGCL or decisional law, now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by MGCL, and (ii) other employees and agents of the Corporation whether serving the Corporation or at its request any other entity, to such extent as shall be authorized by the directors or the Bylaws and as permitted by law. The directors may take such action as is necessary to carry out these indemnification provisions and are expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

         8.2 Limitation on Liability. To the maximum extent permitted under the MGCL or decisional law, as amended or interpreted, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of his or her fiduciary duty as an officer or director.

         8.3 Nonexclusivity and Benefit. The indemnification rights granted pursuant to this Article VIII shall not be exclusive of other indemnification rights, if any, granted to such person and shall inure to the benefit of the heirs and legal representatives of such person.

         8.4 Effect of Repeal, Amendment or Termination. To the maximum extent permitted under the MGCL, no repeal of or restrictive amendment of this Article VIII and no repeal, restrictive amendment or termination of effectiveness of any law authorizing this Article VIII shall apply to or affect adversely any right or protection of any director, officer, employee or agent of the Corporation, for or with respect to any acts or omissions of such person occurring prior to such repeal, amendment or termination of effectiveness.

         8.5 Retroactive Effect. To the maximum extent permitted under the MGCL, the indemnification and advancement of expenses provided by this Article VIII shall apply with respect to acts or omissions occurring prior to the adoption of this Article VIII.

                                   ARTICLE IX
                                  STOCKHOLDERS

         9.1 Special Meetings. Except as otherwise required by the MGCL, special meetings of holders of the Common Stock may be called only by (i) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (ii) the Chief Executive Officer, (iii) the President, or (iv) the holders of at least 25% of the outstanding shares of Common Stock entitled to vote at the special meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

                                    ARTICLE X
      CONTROL SHARES AND BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

         10.1 The provisions of Subtitle 7 of Title 3 of the MGCL are by this reference incorporated herein as if set forth in their entirety; provided however that such provision shall not apply to the Osborne Affiliates. The Board of Directors in its sole judgment and discretion may in accordance with Subtitle 7 of Title 3 of the MGCL amend the Bylaws to exclude any other Person from the application of Subtitle 7 of Title 3 of the MGCL.

         10.2 The provisions of Subtitle 6 of Title 3 of the MGCL are by this reference incorporated herein as if here set forth in their entirety; provided, however that such provision shall not apply to the Osborne Affiliates.

                                   ARTICLE XI
                             CONFLICTS OF INTEREST

         Any director or officer individually, or any entity of which any director or officer may be a member, or any corporation or association of which any director or officer may be a director or officer or in which any director or officer may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors, or the committee thereof that approved such contract or transaction, and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested directors, (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director, officer or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to the Corporation. Any director of the Corporation who is also a member of such other entity so interested, or who is also a director or officer of or interested in such other corporation or association, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such a director or officer of such other corporation or association or were not so interested or were not a member of an entity so interested.

                                   ARTICLE XII
                 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS

         (a) The provisions of these Articles are severable, and if the directors shall determine that any one or more of such provisions are in conflict with the REIT provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles, even without any amendment of these Articles; provided, however, that such determination by the directors shall not affect or impair any of the remaining provisions of these Articles or render invalid or improper any action taken or omitted prior to such determination. No director shall be liable for making or failing to make such a determination.

         (b) If any provisions of these Articles or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or uneforceable such provision in any other jurisdiction, and the validity of the remaining provisions of these Articles shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. Moreover, if the transfer restrictions regarding Shares-In-Trust set forth in Article VI hereof are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or issuee of any Shares may be deemed, at the option of the Board of Directors, to have acted as an agent on behalf of the Corporation in acquiring any Equity Shares that would otherwise result in the issuance of Shares-In-Trust and to hold such Equity Shares on behalf of the Corporation.

                                  ARTICLE XIII
                                    DURATION

         The duration of the Corporation shall be perpetual.

                                                                       Exhibit B

                                    FORM OF
                                     BYLAWS
                                       OF
                             LIBERTY SELF-STOR, INC.


                                    ARTICLE I
                                  STOCKHOLDERS

         1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or outside the State of Maryland, as may be designated by resolution of the Board of Directors (the "Board") of Liberty Self-Stor, Inc. (the "Corporation"). Any other proper business may be transacted at the annual meeting.

         1.2. Special Meetings. Except as otherwise required by the Maryland General Corporation Law ("MGCL"), special meetings of holders of shares of common stock, $0.001 par value per share, of the Corporation ("Common Stock") may be called only by (i) the Board pursuant to a resolution approved by a majority of the entire Board, (ii) the Chief Executive Officer, (iii) the President, or (iv) the holders of at least 25% of the outstanding shares of Common Stock entitled to vote at the special meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

         1.3. Notice of Meetings. Written notice of every meeting of stockholders shall be given not less than ten nor more than ninety days before the date of the meeting by or at the direction of the Secretary or such other person as the Board may appoint, to each stockholder entitled to vote at such meeting. The notice shall include the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

         1.4. Waiver of Notice of Meetings of Stockholders. Any written waiver of notice, signed by a stockholder entitled to notice, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting constitutes a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise required by the MGCL, neither the business to be transacted at, nor the purpose of any meeting of the stockholders, need be specified in any written waiver of notice.

         1.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such reconvened meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Corporation may transact any business which could have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

         1.6. Quorum. Except as otherwise provided by the MGCL, the Articles of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. Shares of stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing does not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum is in attendance.

         1.7. Organization of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by the President or, in the absence of the foregoing persons, by a chairman chosen by the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         1.8. Action by Vote. Except as otherwise provided by the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.

                  Except as otherwise provided by the Articles of Incorporation, at all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. Unless otherwise provided by the MGCL, the Articles of Incorporation or these Bylaws, all other elections, proposals and questions shall be determined by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

                  Voting at stockholder meetings need not be by written ballot.

         1.9. Representation by Proxy. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary prior to the taking of a vote.

         1.10. Inspectors of Election. The Board in advance of any meeting of stockholders may appoint one or more inspectors of election ("Inspectors of Election") to act at the meeting or any adjournment of the meeting. Each Inspector of Election, before entering upon the discharge of his duties, must take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by the MGCL. The Inspectors of Election may appoint or retain other persons or entities to assist them in the performance of their duties as inspectors.

         1.11. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

                  (a) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by the MGCL, not be more than ninety nor less than ten days before the date of such meeting; and

                  (b) in the case of any other action, shall not be more than ninety days prior to such other action.

                  If no record date is fixed:

                  (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the latter of: the close of business on the day next preceding the day on which notice is mailed, or, the thirtieth day before the meeting; and

                  (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the reconvened meeting.

         1.12. Advance Notice of Stockholder Proposed Business. At a meeting of the holders of the Common Stock, only such business may be conducted as is properly brought before the meeting. To be properly brought before a meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or
(iii) otherwise properly brought before the meeting by a holder of Common Stock. In addition to any other applicable requirements, for business to be properly brought before a meeting of the holders of the Common Stock, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days before the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting in accordance with Rule 14a-8, as amended from time to time, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition to the requirements of Rule 14a-8 under the Exchange Act, a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of Common Stock that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

                  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the holders of the Common Stock except in accordance with the procedures set forth in this Section 1.12; provided, however, that nothing in this Section 1.12 shall be deemed to preclude discussion by any stockholder of any business properly brought before such meeting in accordance with said procedure.

                  The chairman at a meeting of the holders of the Common Stock shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                   1.13. Elimination of Action By Written Consent of Stockholders. Any action required to be taken or which may be taken at any annual or special meeting of holders of the Common Stock may be taken if an unanimous written consent which sets forth the action is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice but not entitled to vote is filed with the records of stockholder meetings.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         2.1. Powers. Subject to applicable provisions of the MGCL and any limitations in the Articles of Incorporation or these Bylaws, the Board shall manage the business and affairs of the Corporation and exercise all corporate powers.

         2.2. Number and Term. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board in accordance with the Articles of Incorporation. The terms of office of such directors shall be as set forth in the Articles of Incorporation.

         2.3. Election; Removal; Vacancies; Resignation. The election and removal of directors and the filling of vacancies on the Board shall be as set forth in the Articles of Incorporation. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time set forth in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         2.4. Regular Meetings. The Board shall hold a regular meeting immediately after each annual meeting of stockholders. Other regular meetings of the Board may be held at such places within or outside the State of Maryland and at such times as the Board may determine. Notice of a regular meeting need not be given.

         2.5. Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Maryland whenever called by the Chairman of the Board. Notice of a special meeting of the Board shall be given by the officer calling the meeting at least twenty-four hours before the special meeting.

         2.6. Waiver of Notice of Meetings of Directors. Any written waiver of notice, signed by a director entitled to notice, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, need be specified in any written waiver of notice.

         2.7. Quorum; Vote Required for Action. At all meetings of the Board, a majority of the whole Board shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present at the meeting may adjourn the meeting until a majority attends. Except in cases in which the Articles of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

         2.8. Organization of Meetings. Meetings of the Board shall be presided over by the Chairman of the Board or, if the Chairman of the Board is not present, by a chairman chosen by the directors at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         2.9. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other, and participation in meetings pursuant to this Section shall constitute presence in person at such meetings.

         2.10. Action by Written Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         2.11. Compensation of Directors. In the discretion of the Board, the Corporation may pay each director such fees for his services as director and reimburse him for his reasonable expenses incurred in the performance of his duties as director, as determined by the Board. Nothing contained in this Section may be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation for such service. Members of any special or standing committees may be allowed like compensation for attending committee meetings.

         2.12. Committees. The Board may, by resolution, designate, change the membership of or terminate the existence of any committee or committees. Each committee shall consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by the MGCL and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

         2.13. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

         2.14. Stockholder Nominations for Director Candidates. Except as may otherwise be provided in the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders only (i) by or at the direction of the Board,
(ii) by any nominating committee or person appointed by the Board or (iii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.14. Such nominations, other than those made by or at the direction of the Board, must be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Such stockholder's notice to the Secretary must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a, as amended from time to time, under the Exchange Act; and (ii) as to the stockholder giving the notice, (a) the name and record address of the stockholder, and (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if he should so determine and declare, the defective nomination shall be disregarded.

                                   ARTICLE III
                                    OFFICERS

         3.1. Enumeration; Appointment. The Board shall appoint a Chief Executive Officer, President, Secretary and Treasurer, and it may, if it so determines, elect a Chairman of the Board from among its members. The Board may also appoint, or empower the Chairman of the Board, or the President, to appoint, such other officers and agents as the business of the Corporation may require. Any number of offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

         3.2. Term of Office; Resignation; Removal; Vacancies. Each officer shall hold office until his successor is appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may, when in its judgment the best interests of the Corporation will be served, remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

         3.3. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws and by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

         3.4. Compensation of Officers. The Board shall determine the officers' salaries, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE IV
                                  CAPITAL STOCK

         4.1. Stock Certificates. Every stockholder, upon written request, shall be entitled to a certificate signed by or in the name of the Corporation by the President or Chairman of the Board, and counter-signed by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. Upon written request by a stockholder, the Corporation may issue a new certificate of stock in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         4.3. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the stock certificate properly endorsed or accompanied by a written assignment and power of attorney properly executed, with any necessary transfer stamps affixed and with such proof of the authenticity of signature as the Board or the transfer agent of the Corporation may reasonably require.

         4.4. Registered Stockholders. Except as may be otherwise required by the MGCL, by the Articles of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect to such stock and to be held liable for such calls and assessments, if any, as may lawfully be made on such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation. It shall be the duty of each stockholder to notify the Corporation of his current mailing address.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1. Indemnification to the Extent Permitted by Law. Unless the Board otherwise determines prospectively in the case of any one or more specified individuals, the Corporation shall indemnify, to the full extent permitted by the MGCL, any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Person"), including the advancement of expenses under procedures provided under such law; provided, however, that no indemnification shall be provided for expenses relating to any willful or grossly negligent act by any director or officer. The provisions of this Section 5.1 shall constitute a contract with each Indemnified Person who serves at any time while these provisions are in effect and may be modified adversely only with the consent of affected Indemnified Persons and each such Indemnified Person shall be deemed to be serving as such in reliance on these provisions.

         5.2 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any Indemnified Person against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

         5.3 Non-Exclusive Right to Indemnify; Heirs and Personal Representatives. The rights of indemnification set forth in this Article V are in addition to all rights which any Indemnified Person may be entitled as a matter of law, and shall inure to the benefit of the heirs and personal representatives of each Indemnified Person. The Corporation shall indemnify any Indemnified Person's spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children to the same extent and subject to the same limitations applicable to any Indemnified Person hereunder for claims arising out of the same of such person as a spouse or child of such Indemnified Person, including claims seeking damages from marital property

(including community property) or property held by such Indemnified Person and such spouse or property transferred to such spouse or child.

         5.4 No Limitation. In addition to any indemnification permitted by these Bylaws, the Board shall, in its sole discretion, have the power to grant such indemnification as it deems in the interest of the Corporation to the full extent permitted by law. This Article shall not limit the Corporation's power to indemnify against liabilities other than those arising from a person's serving the Corporation a director or officer.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1. Articles of Incorporation. These Bylaws are subject to the Articles of Incorporation and, in the case of any conflict with the Articles of Incorporation, the Articles of Incorporation shall control.

         6.2. Amendment of Bylaws. The Board shall have the exclusive power to make, adopt, alter, amend and repeal from time to time these Bylaws without any action on the part of the stockholders.

         6.3. Location of Records. The books and records of the Corporation may be kept outside of the State of Maryland at such location or locations as may be designated from time to time by the Board.

         6.4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board.

         6.5. Corporate Seal. The Corporation shall not have a corporate seal.

                                        *

                                                                         Annex C

                              AMENDED AND RESTATED
                               FORMATION AGREEMENT

         This Amended and Restated Formation Agreement is made and entered into this 12th day of October, 1999, by and among Meridian Point Realty Trust `83, a California business trust ("Meridian"), Liberty Self-Stor, Inc., a Maryland corporation ("Liberty"), Liberty Self-Stor, Ltd., an Ohio limited liability company (the "Ohio LLC"), Richard M. Osborne ("R. M. Osborne"), Thomas J. Smith ("Smith"), Diane M. Osborne ("D. Osborne") and Retirement Management Company, an Ohio corporation ("RMC").

                                    RECITALS:

     A. Meridian was organized in 1983 and has qualified as a real estate investment trust ("REIT") for federal income tax purposes since its organization. Meridian's shares of beneficial interest, $1.00 stated value ("Meridian Shares"), currently are listed for trading on the Over-the-Counter Bulletin Board Market of the Nasdaq Stock Market ("OTCBB") under the symbol "MPTBS."

     B. Liberty is a wholly-owned subsidiary of Meridian which shall ultimately merge with Meridian and be the surviving entity following the merger. Each Meridian Share shall be converted into one share of common stock, $0.001 par value, of Liberty ("Liberty Shares").

     C. The Ohio LLC owns, or will at the time of the mergers own, fifteen self-storage facilities identified on Schedule I hereto (the "Self-Storage Facilities"). R. M. Osborne is the Manager of the Ohio LLC and the sole shareholder of RMC and, therefore, owns 98.6% of the membership interests in the Ohio LLC. Smith and D. Osborne own the remaining membership interests in the Ohio LLC.

     D. Liberty intends to contribute cash and securities for the general partnership interest and for Class B limited partnership interests in LSS I Limited Partnership, a to-be-formed Delaware limited partnership ("LSS I"), and each of R. M. Osborne, Smith, D. Osborne and RMC (each, a "Member" and collectively the "Members" of the Ohio LLC) intends to exchange his, her or its membership interests in the Ohio LLC for Class A limited partnership interests in LSS I.

     E. The parties hereto desire that the transactions contemplated herein regarding the merger of Meridian and Liberty, the organization of LSS I and the exchange by each Member of the Ohio LLC of his or her membership interests for limited partnership interests in LSS I (such transactions, collectively, the "Formation") be implemented through the timely execution and closing of the transactions contemplated by this Agreement and of the agreements contemplated hereby (this Agreement and all other agreements and instruments contemplated hereby which are required to be executed at or prior to the closing of the Formation pursuant to this Agreement (such date, the "Closing Date") hereinafter are referred to collectively as the "Transaction Agreements").

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good, valuable and binding consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the terms hereof, the parties hereto, intending legally to be bound, hereby agree as follows:

     SECTION 1.  TRANSACTION AGREEMENTS.

     Subject to the fulfillment or waiver of the conditions specified in Section 6, below, and pursuant to and in accordance with the Transaction Agreements, at or prior to the Closing Date:

         (a) MERGER AGREEMENT. Meridian will form a Maryland limited partnership, Liberty Self-Stor Limited Partnership (the "Partnership") in which Meridian will be the general partner. Meridian will enter into a Merger Agreement with the Partnership and Liberty, pursuant to which (i) Meridian will cease to exist as a separate legal entity and the Partnership by operation of law, will succeed to all the assets, rights, obligations and liabilities of Meridian, and (ii) immediately thereafter, the Partnership and Liberty will Merge and the Partnership will cease to exist as a separate legal entity and Liberty, by operation of law, will succeed to all the assets, rights, obligations and liabilities of Partnership (the "Mergers"). Liberty will take all appropriate steps to qualify as a REIT for federal income tax purposes.

          (b) PARTNERSHIP AGREEMENT. Liberty, R. M. Osborne, Smith, D. Osborne and RMC shall execute and enter into an Agreement of Limited Partnership of LSS I (the "Partnership Agreement"). The Partnership Agreement will provide, inter alia, for (1) the contribution by Liberty of cash and securities constituting approximately all of Liberty's assets for the sole general partnership interest and Class B limited partnership interests in LSS I and (2) the exchange by the Members of the Ohio LLC of their membership interests in the Ohio LLC for Class A limited partnership interests in LSS I. The Class A limited partnership interests shall be redeemable for cash or, at the election of Liberty, convertible into Liberty Shares, on a one-for-one basis. No such conversion will be permitted for a specific limited partner if Liberty determines that such conversion would be likely to disqualify Liberty as a REIT. The Ohio LLC and R.
M. Osborne will make certain representations and warranties to Liberty including, without limitation, as to the material accuracy of all information furnished as to the Self-Storage Facilities and as to customary real estate matters. The Partnership Agreement will specify that the aggregate ownership interests of Liberty, R. M. Osborne, Smith and D. Osborne will be based on the relative net asset value of the cash and securities contributed by Liberty and the net asset value of the cash, other assets and the Self-Storage Facilities owned by the Ohio LLC. The value of the Self-Storage Facilities has been determined by independent appraisal conducted by an appraiser or appraisers satisfactory to Liberty and its independent directors. LSS I will issue to Liberty 101,392 general partnership interests and 2,930,226 Class B limited partnership interests and to R. M. Osborne, Smith, D. Osborne and RMC 7,107,573 Class A limited partnership interests. The number of partnership interests is based on the relative percentage of the Net Asset Value (as shown on the chart below) of the contributions by Liberty and the Members of the Ohio LLC.

                CALCULATIONS OF NET ASSET VALUE TO BE CONTRIBUTED
                              IN THE REORGANIZATION

                                                                                            COMBINED
                                                          LIBERTY         OHIO LLC             TOTAL
                                                          -------         --------             -----
Cash and cash equivalents                               $  1,910,044   $       738,920   $     2,648,964
Appraised value of the 15 self-storage facilities                 --        23,620,000        23,620,000
Other assets (1)                                             220,960           118,384           339,344
Mortgages, lines of credit and other liabilities                  --       (18,347,235)      (18,347,235)
Accounts payable and other payables                         (204,460)         (887,953)       (1,092,413)
                                                       -------------- ----------------- -----------------
Total net asset value                                   $  1,926,544   $     5,242,116   $     7,168,660
Payment of transaction cost                                      -0-          (725,000)         (725,000)
                                                       -------------- ----------------- -----------------
Net asset value contributed to LSS I                    $  1,926,544   $     4,517,116   $     6,443,660
                                                        ============= ================= =================
Percentage of net asset value contributed                       29.9%             70.1%            100.0%
Allocation of ownership interests in LSS I                      29.9%             70.1%            100.0%


(1) For the Ohio LLC, excludes goodwill of $1,005,448 and other assets of $376,444 leaving accounts receivable of $37,686 and inventory and other assets of $80,698.

     SECTION 2. MANAGEMENT OF LIBERTY. Meridian's existing trustees shall continue to serve on Liberty's Board of Directors until the 2000 Annual Meeting of stockholders of Liberty.

     SECTION 3. MERIDIAN APPROVALS. Meridian shall prepare, and submit to its shareholders, as promptly as may be practicable, proxy materials soliciting the approval of such shareholders for the transactions comprising the Formation. The parties hereto acknowledge that Meridian will be required to submit such proxy materials to the Securities and Exchange Commission (the "SEC") and may be required to submit such proxy materials to Nasdaq and to certain state securities divisions for their respective comment and approval prior to the distribution of such materials to shareholders. The Ohio LLC and R. M. Osborne and their respective affiliates, attorneys, accountants and other advisors each shall cooperate fully in the preparation of said proxy materials and shall furnish such assistance as Meridian reasonably may request in connection therewith.

     Meridian shall use all reasonable efforts to obtain SEC and, as may be required, Nasdaq and state securities division clearance of the proxy statement/prospectus and, to the extent required, approval of the transactions comprising the Formation. The Ohio LLC and the Members of the Ohio LLC shall furnish all information concerning themselves and the Self-Storage Facilities and Meridian shall furnish all information concerning it and its shareholders, as may be required by the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the regulations promulgated thereunder, or as the other may reasonably request in connection with such actions. As promptly as practicable after clearance of the proxy statement/prospectus, Meridian shall mail the proxy statement to its shareholders. The proxy statement/prospectus shall include the recommendation of Meridian's Board of Trustees in favor of shareholder approval of the transactions comprising the Formation.

     Meridian shall, promptly after the date of this Agreement, take all action necessary to convene a meeting of Meridian's shareholders to act on approval of the transactions comprising the

Formation, and shall consult with the Ohio LLC and R. M. Osborne in connection therewith. Meridian shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the transactions comprising the Formation and to secure the vote or consent of shareholders required to approve the transactions comprising the Formation.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES.

         (a) ORGANIZATION AND GOOD STANDING. Meridian, Liberty and the Ohio LLC each represents and warrants to each of the other parties hereto that it has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization.

         (b) AUTHORITY. Each party hereto represents and warrants to each of the other parties hereto that, subject only to the receipt of the approvals described in Section 3 above, as applicable, such party has the power and authority to execute, deliver and perform this Agreement and the Transaction Agreements to be executed by such party and to consummate the transactions contemplated hereby and thereby; that this Agreement has been (or, upon the receipt of such approvals, will be) duly and validly executed and delivered on such party's behalf; that each of such Transaction Agreements to be executed by such party, when executed and delivered, will be duly authorized, executed and delivered on its behalf; and that this Agreement is, and when executed and delivered by such party each of the Transaction Agreements will be, upon the due execution and delivery thereof by each of the other parties thereto, the legal, valid and binding obligation of such party, enforceable against such party in accordance with the respective terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement thereof or relating to creditors' rights generally.

         (c) CONSENTS. Each party hereto represents and warrants to each of the other parties hereto that, except as set forth in Section 3 above, as applicable and the approvals from mortgage lenders (the "Lender Approvals") which have a right to approve the transactions contemplated hereby, as referred to in Section 5(g) below, no consent, approval, permit or order of, nor filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision, is required in connection with: (i) the execution, delivery and performance of this Agreement or the Transaction Agreements by such party or (ii) the consummation by such party of the transactions contemplated hereby or thereby (including, without limitation, any required consent of the spouse of any natural person who is a party hereto and is subject to the community property laws of any jurisdiction), other than any such consent, approval, permit or order obtained, or filing made, prior to the Closing Date in a form reasonably satisfactory to the other parties hereto. Meridian represents and warrants to each of the other parties that the transactions contemplated hereby will not result in the triggering of any "poison pill" or similar shareholder rights plan in respect of its securities.

         (d) NO VIOLATION. Each party hereto represents and warrants to each of the other parties hereto that, upon receipt of the approvals contemplated by
Section 3 above and the Lender Approvals, none of the execution, delivery and performance by such party of this Agreement or the execution, delivery or performance by such party of the Transaction Agreements to be executed by such party, nor the consummation by such party of the transactions contemplated hereby or thereby, will violate any provision of the organizational documents of such party or violate or be in conflict with, or constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the creation or imposition of any lien or encumbrance under, any agreement, note, mortgage or other instrument to which such party is a party or by which such party may be bound or subject, or violate any statutes, orders, rules and regulations promulgated by any governmental body, or violate any court order or decree binding upon such party.

         (e) BROKERS'/FINDERS' FEES. Each party hereto represents and warrants to each of the other parties hereto that it has not employed a broker or finder in connection with any transactions contemplated by the Formation other than. Each party ("First Party") agrees to indemnify and hold harmless any other party hereto from and against any claim asserted against any such other party for a brokerage, agent's, finder's or originator's commission or other similar compensation in respect of the transaction contemplated by this Agreement by any person purporting to act on behalf of First Party.

         (f) OWNERSHIP AND OPERATION OF THE SELF-STORAGE FACILITIES. The Ohio LLC represents and warrants to Meridian and Liberty that, subject to required Lender Approvals, it has or will have as of the Closing Date good and marketable title to each Self-Storage Facility listed on Schedule I hereto, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever except those items shown on Schedule II attached hereto (the "Permitted Encumbrances to the Self-Storage Facilities"), and that it has or will have full right, power and authority to transfer title to such Self-Storage Facilities as contemplated by the Partnership Agreement. The Ohio LLC represents and warrants to Meridian and Liberty that the Self-Storage Facilities are being operated in a manner commensurate with relevant industry standards and there have not been any changes in basic operating procedures.

         (g) INVESTMENT INTENT. Liberty and each of the Members of the Ohio LLC, severally and not jointly, represents and warrants to each other, that each is acquiring its respective general and/or limited partnership interests in LSS I for its own account for purposes of investment and not with a view to effecting a public distribution thereof, subject to its respective rights under the Partnership Agreement to sell or otherwise transfer such limited partnership interests pursuant to an exemption from registration under applicable securities laws.

         (h) OWNERSHIP OF ASSETS OF MERIDIAN. Meridian hereby represents and warrants to the Members of the Ohio LLC that it is the lawful owner of each and every asset to be transferred to LSS I as contemplated by Section 1(b), above, and has and will have good and marketable title to such assets, free and clear of any liens, encumbrances, equities, restrictions and claims of every kind and nature whatsoever, except as set forth on Schedule III hereto (the "Permitted Encumbrances to the Meridian Assets"), and that it has and will have full right, power and authority to transfer such interests as contemplated by the Formation, subject to the receipt of the shareholder approval specified in Section 3, above.

         (i) INSURANCE. The Ohio LLC hereby represents and warrants to Liberty, that the Self-Storage Facilities as of the date hereof are and as of the Closing Date will be fully insured against casualty loss and that the Ohio LLC is the owner and primary beneficiary of such policies of insurance.


         (j) FINANCIAL INFORMATION. Meridian, Liberty and the Ohio LLC, jointly and severally, represent to each other that the financial information furnished or to be furnished by any one of them is true and correct in all material respects as of the date thereof and that there has been no, and as of the Closing Date there will not have been any, material adverse change in the financial condition or results of operations of any such party or of any Self-Storage Facility since the dates of any of such financial information which previously has not been disclosed to any such party.


         (k) OTCBB LISTING. Meridian represents to the Members of the Ohio LLC that the Meridian Shares are listed on the OTCBB and that Meridian has received no notice from the OTCBB terminating or proposing to terminate or otherwise limit the trading of Meridian shares on the OTCBB and has no notice that any such termination or limitation is pending or threatened other than as publicly-disclosed by Meridian in its filings with the SEC.

    The representations and warranties set forth in this Section 4 shall be deemed to be repeated on and as of the Closing Date.

    SECTION 5.  COVENANTS AND OTHER AGREEMENTS.

         (a) FURTHER ASSURANCES; ADDITIONAL DOCUMENTATION. From time to time upon request, and without the granting of further consideration, each of the parties hereto agrees to execute, deliver and acknowledge any and all such further instruments and do such further acts as any other party hereto reasonably may require to evidence or effectuate more fully the transactions contemplated by this Agreement, the Transaction Agreements and the Formation. The parties hereto acknowledge and agree that this Agreement sets forth the documentary framework and the principal terms of the understandings of the parties in respect of the Formation, that it would be impracticable for this Agreement to set forth all of the terms to be contained in the Transaction Agreements, and that each party hereto will negotiate in good faith such terms of the Transaction Agreements as are not expressly set forth herein.

         (b) THE FORMATION. The parties hereto agree that the sequence of events constituting the Formation shall be effected as substantially concurrently as possible on the earliest date as may be practicable following the receipt of the approvals specified in Section 3 above and the Lender Approvals, but not later than December 31, 1999.

         (c) CONDUCT OF BUSINESS. Each party hereto covenants and agrees to each of the other parties hereto that, between the date hereof and the Closing Date, its respective business will continue to be operated in the regular and ordinary course thereof commensurate with relevant industry standards, and in connection therewith each such party shall not, without the prior consent of the other parties hereto:

                  (i) Sell or transfer any assets other than in the regular and ordinary course of business or encumber any assets, whether or not in the regular and ordinary course of business; provided, however, it is expressly agreed that in order to continue to qualify as a real estate investment trust that under the Internal Revenue Code of 1986, as amended, Meridian shall be entitled to declare and pay regular dividends to its shareholders in accordance with its past practice in the sole discretion of its Board of Trustees.

                  (ii) Terminate or cause or permit the termination of, any contract, lease or other agreement which in any case either individually or in the aggregate has a materially adverse effect on the assets, operations or prospects of such covenanting party.

                  (iii) Agree to do any of the things specified in (i) or (ii) above.

Between the date hereof and the Closing Date, each party hereto shall use its respective best efforts to keep the services of its respective present employees and preserve their respective present relations with suppliers and other vendors.

         (d) MERIDIAN INFORMATION IN PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by Meridian or any of its accountants, counsel or other authorized representatives for inclusion in the proxy statement/prospectus will, at the time of the mailing of the proxy statement/prospectus, as the case may be, and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the shareholders' meeting, omit to state any material fact necessary to correct any statement that has become false or misleading. No representation or warranty is made by Meridian with respect to any information supplied by the Ohio LLC or the Members of the Ohio LLC or their accountants, counsel or other authorized representatives. If at any time prior to the Closing Date any event with respect to Meridian shall occur which is or should be described in an amendment of or supplement to the proxy statement/prospectus such event shall be so described and the presentation in such amendment or supplement will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The proxy statement/prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

         (e) OHIO LLC INFORMATION IN PROXY STATEMENT/PROSPECTUS. None of the information to be supplied by the Members of the Ohio LLC or the Ohio LLC or any of their accountants, counsel or other authorized representatives for inclusion in the proxy statement/prospectus will, at the time of the mailing of the Proxy Statement, as the case may be, and any amendments or supplements thereto, contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, at the time of the shareholders' meeting omit to state any material fact necessary to correct any statement that has become false or misleading. No representation or warranty is made by any of the Members of the Ohio LLC or the Ohio LLC with respect to any information supplied by Meridian or its accountants, counsel or other authorized representatives. If at any time prior to the Closing Date any event with respect to any of the Members of the Ohio LLC, the Ohio LLC or the Self-Storage facilities shall occur which is or should be described in an amendment of or supplement to the proxy statement/prospectus, such event shall be so described and the presentation in such amendment or supplement will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading in any material respect or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.

         (f) LENDER APPROVALS. The Ohio LLC will use its commercially reasonable best efforts to obtain the Lender Approvals as promptly as practicable and, in any event, prior to the mailing by Meridian to its shareholders of the proxy statement/prospectus.

         (g) CAPITAL SOURCE. Meridian will use its best efforts to locate additional financing sources, including obtaining a line of credit in an amount up to $50 million.

         SECTION 6.  CONDITIONS PRECEDENT AND TERMINATION.

         (a) CONDITIONS PRECEDENT. The obligations of each of the parties hereto to consummate the transactions contemplated hereunder are subject to the satisfaction or waiver of the following conditions at or prior to the Closing
Date:

                  (i) each of the Transaction Agreements shall be duly executed and acknowledged by all of the parties thereto;

                  (ii) any further instruments and acts properly requested pursuant hereto shall have been executed and delivered or done, as the case may be;

                  (iii) the approvals required by Section 3 above, shall have been obtained;

                  (iv) the representations and warranties contained in Section 4 hereof shall be true and correct in all material respects on the date hereof and on the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

                  (v) all of the parties to all of the Transaction Agreements shall have performed all of their obligations under the Transaction Agreements to be performed at or prior to the closing of the Formation;

                  (vi) the following legal opinions and memorandum shall have been delivered by and to the parties specified below, and such legal opinions and memorandum shall be reasonably satisfactory in form and substance to the respective addressees thereof:

                      (A) counsel for Meridian and Liberty shall have delivered
                  its opinion to the Ohio LLC and the Members of the Ohio LLC in respect of the matters relating to Meridian and Liberty set forth in Sections 4(a), (b), (c) and (d), above;

                      (B) counsel for the Ohio LLC and the Members of the Ohio
                  LLC shall have delivered its opinion to Meridian and Liberty in respect of the matters set forth in Sections 4(a), (b),
                  (c), (d) above; and

                  (vii) there shall not be pending an injunction or order or decree of a court of competent jurisdiction restraining or prohibiting the consummation of the Formation.

         (b)      TERMINATION.

                  (i) This Agreement shall automatically terminate on December 31, 1999 if the Closing Date shall not have occurred on or before such date, unless otherwise extended by mutual written agreement of each and every party hereto. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by any party by the delivery of written notice of termination to each other party hereto, subject to the expense reimbursement provisions of Section 7(h), below.

                  (ii) In the event of the termination of this Agreement, this Agreement forthwith shall become void and of no further force and effect and there shall be no liability hereunder or thereunder on the part of any party hereto or any of its affiliates, directors, officers, partners or shareholders; provided, however, that nothing herein shall relieve any party from liability for any breach hereof or thereof or from such party's obligations in respect of reimbursement of expenses set forth in Section 7(h), below.

         SECTION 7.  MISCELLANEOUS.

         (a) WAIVER. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel in respect of any subsequent or other failure.

         (b) GOVERNING LAW. THIS FORMATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO REGARDLESS OF THE LAWS THAT WOULD OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. The parties hereto consent to personal jurisdiction in the Court of Common Pleas for Cuyahoga County, Ohio, or the United States District Court for the Northern District of Ohio, in connection with any claim, allegation, cause of action or legal proceeding relating in any way to this Agreement. The parties hereto agree, to the fullest extent permitted by law, to venue in such court, to waive any claim that such court is an inconvenient forum and to accept service of process in any such claim, action or proceeding in the manner set forth in Section 7(f) (in addition to any other means of service permitted by law).

         (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

         (d) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

         (e) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (f) NOTICES. All notices and other communications hereunder must be in writing and will be deemed to have been duly given when personally delivered or on the date of receipt or refusal indicated on the return receipt if mailed (registered or certified mail, postage prepaid, return receipt requested) or sent by express courier service to the addresses set forth below:

                                    Meridian Point Realty Trust `83
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Thomas J. Smith, President
                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Liberty Self-Stor, Inc.
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Thomas J. Smith, President
                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Liberty Self-Stor, Ltd.
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Richard M. Osborne, Managing Member

                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Retirement Management Company
                                    7001 Center Street
                                    Mentor, Ohio 44060
                                    Attn: Richard M. Osborne
                                    Telephone: 440-951-1111
                                    Fax: 440-255-8645

                                    Richard M. Osborne
                                    7001 Center Street
                                    Mentor, Ohio 44060
                                    Telephone: 440-951-1111
                                    Fax: 440-255-8645

                                    Thomas J. Smith
                                    8500 Station St., Suite 100
                                    Mentor, Ohio 44060
                                    Attn: Thomas J. Smith, President
                                    Telephone: 440-974-3770
                                    Fax: 440-974-0844

                                    Diane M. Osborne
                                    7001 Center Street
                                    Mentor, Ohio 44060
                                    Telephone: 440-951-1111
                                    Fax: 440-255-8645

         (g) SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         (h) EXPENSES. The Ohio LLC shall bear the costs and expenses up to $725,000, incurred by Meridian, Liberty and the Ohio LLC in connection with this Agreement, the Transaction Agreements and the transactions contemplated hereby and thereby, including but not limited to the reasonable fees and expenses of each of their counsel, and thereafter the costs and expenses shall be borne by Meridian.

         (i) PUBLICITY. Meridian and Liberty, on the one hand, and the Ohio LLC and the Members of the Ohio LLC, on the other hand, agree that neither will make any public statement or issue any press release disclosing the existence of this Agreement or the terms hereof without the prior consent of the other, which consent shall not be unreasonably withheld or delayed.

         (j) MERIDIAN DISCLAIMER; PERSONAL LIABILITY. As provided in the Amended and Restated Declaration of Trust establishing Meridian, no trustee, officer, shareholder, employee or agent of Meridian shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Meridian. All persons dealing with Meridian in any way shall look only to the assets of Meridian for the payment of any sum or the performance of any obligation. R.M. Osborne and any other officers of the Ohio LLC executing this Agreement shall not be held personally liable solely for having so executed this Agreement in a representative capacity and all persons dealing with the Ohio LLC shall only look to the assets of the Ohio LLC for the payment of any sum or the performance of any obligation by the Ohio LLC. It is further agreed that the respective personal liability of R.M. Osborne for any breach of any representation, warranty or covenant made by such person in his individual capacity shall be limited to, and recourse shall be had solely against the assets of the Ohio LLC; it being understood that none of the aforesaid persons shall have any personal liability in respect of any such breach made by an entity for which such person has signed in a representative capacity.

         (l) NO SOLICITATION. Meridian agrees that it will not, after the date hereof and prior to the date of termination of this Agreement, seek, directly or through agents, representatives or affiliates, or permit any of its officers or trustees to seek (whether in their capacity as officers or trustees or in their individual capacities) or otherwise solicit or encourage the initiation of inquiries or proposals from any person or persons to purchase all or a substantial portion of the assets of Meridian or all or a substantial portion of the capital stock or other securities of Meridian, or for Meridian to purchase in one or more related transactions the capital stock or other securities or assets of persons whereby Meridian would issue (or commit to issue) shares or its capital stock or other securities or to effect a consolidation or merger or other business combination or recapitalization (other than the transactions comprising the Formation) (an "Acquisition Proposal"). Meridian shall immediately cease and cause to be terminated all existing discussion and negotiations, if any, with any parties conducted heretofore with respect to an Acquisition Proposal. Nothing contained in this Section 7(l) shall prevent the Board of Trustees of Meridian from considering, negotiating, approving and recommending to the shareholders of Meridian a bona fide Acquisition Proposal not solicited, directly or indirectly, in violation of this Agreement, provided that the Board of Trustees determines in good faith that it is required to do so in order to discharge properly its fiduciary duties. Meridian shall immediately notify the Ohio LLC and the Members of the Ohio LLC after receipt of any Acquisition Proposal (whether written or oral), or any modification of or amendment to any Acquisition Proposal, or any request for any nonpublic information relating to Meridian in connection with any Acquisition Proposal or for access to the properties, books or records of Meridian by any person or entity that informs the Board of Trustees or management of Meridian that it is considering making or had made an Acquisition Proposal. Such notices to the Ohio LLC and the Members of the Ohio LLC shall be made orally and in writing and shall indicate whether Meridian is providing or intends to provide the person making the Acquisition Proposal with access to information concerning Meridian, the identity of the person making the Acquisition Proposal and the terms and conditions of the transaction contemplated by the Acquisition Proposal.

Notwithstanding the foregoing, Meridian shall not be obligated to inform the Ohio LLC and the Members of the Ohio LLC of any unsolicited inquiry received by it in respect of an Acquisition Proposal if such inquiry is preliminary in nature and Meridian responds to such inquiry by advising the inquiring party that Meridian is in exclusive negotiations regarding the transaction contemplated by this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement this 12th day of October, 1999.

                                     MERIDIAN POINT REALTY TRUST `83,
                                     a California business trust

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     LIBERTY SELF-STOR, INC.
                                     a Maryland corporation

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     RETIREMENT MANAGEMENT COMPANY
                                     an Ohio corporation


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     LIBERTY SELF-STOR, LTD.,
                                     an Ohio limited liability company


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------




                                                     ---------------------------
                                                     RICHARD M. OSBORNE



                                                     ---------------------------
                                                     THOMAS J. SMITH



                                                     ---------------------------
                                                     DIANE M. OSBORNE

                                   SCHEDULE I
                       SCHEDULE OF SELF-STORAGE FACILITIES

                                     YEAR BUILT/          RENTABLE
           LOCATION                 EXPANDED              SQUARE FT.       ACRES        UNITS       CONSTRUCTION
           --------                 --------              ----------       -----        -----       ------------
OHIO:

Avon                             1981-1986/1998               67,423       6.1225          495    Masonry & Steel
  998 Avon Belden Road
  Avon, Ohio 44011

Canton                              1979-87                   41,175      11.1533          388    Concrete
  3700 Fohl Road, S.W.
  Canton, Ohio 44706

Catawba                            1988/1998                  43,052         7.57          302    Steel
  5681 East Harbor Road
  Marblehead, Ohio 43440

Cleveland                             1997                    40,150       3.6801          278    Steel
  5440 S. Marginal Road
  Cleveland, Ohio 44114

Dayton                                1989                    19,550        5.001          206    Concrete
  3785 Shiloh Springs Rd.
  Dayton, Ohio 45426

East Canton                           1997                    26,700      12.6298          177    Steel
  5136 Lincoln Street
  East Canton, Ohio 44730

East Liverpool                     1986-1996                  29,990        11.49          222    Steel
  15031 Strader Road
  East Liverpool, Ohio 43920

Louisville                         1988-1990                  53,060        6.828          364    Masonry
  7100 Columbus Road
  Louisville, Ohio 44641

Mentor                                1983                    20,382        6.000          204    Masonry
  6784 Hopkins Road
  Mentor, Ohio 44060

Perry                              1992/1997                  63,950        6.194          397    Steel
  4376 North Ridge Road
  Perry, Ohio 44081

Ravenna                               1988                    16,950        1.785          150    Steel
  111 Loomis Parkway
  Ravenna, Ohio 44266

--------------------------------------------------------------------------------

                                     YEAR BUILT/          RENTABLE
           LOCATION                 EXPANDED              SQUARE FT.       ACRES        UNITS       CONSTRUCTION
           --------                 --------              ----------       -----        -----       ------------

Willoughby                            1997                    33,998         2.37          276    Masonry
  38255 St. Clair Street
  Willoughby, Ohio 44094

NEW YORK

Endicott                              1989                    35,580        4.993          297    Concrete/Steel Roof
  1400 Campville Road
  Endicott, NY 13760

Southold                              1989                    53,055        6.949          552    Steel
  1040 Hortons Lane
  Southold, NY 11971

Riverhead                          1985-1986                  20,625        3.045          183    Steel
  99 Mill Road
  Riverhead, NY
                                                  =================== ============ ============
TOTAL/AVERAGE                                                565,640      95.8107        4,491
                                                  =================== ============ ============

                                   SCHEDULE II
              PERMITTED ENCUMBRANCES TO THE SELF-STORAGE FACILITIES

         The Willoughby, Perry, Canton, Catawba, East Canton, Louisville, Ravenna, East Liverpool, Dayton, and Endicott facilities are all encumbered by mortgages which secure a $10,300,000 loan from Provident Bank to the Ohio LLC. The loan is at a variable rate of interest equal to 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The rate for the initial three-years was fixed at 7.72% and will adjust on June 1, 2001 for the final two years with maturity to occur on June 1, 2003. The loan is amortized over 20 years. Current payments are $84,367 per month. The loan is personally guaranteed by Richard M. Osborne.

         The Dayton facility is further encumbered by a mortgage securing a $720,000 construction and development loan from Provident Bank. As of June 30, 1999, $100,448 has been drawn on the loan for construction expenditures. Interest during the construction phase of the loan is at the prime rate of Provident Bank. Upon completion of the construction phase, estimated to be completed by July 1, 2000, the interest on the loan adjusts to 7.72%. Then the loan will be adjusted to a variable rate equal to 2.25% above the then current weekly average yield on U.S. Treasury Securities adjusted to the constant maturity of two years. Monthly payments after the construction phase will be amortized over an 18-year period. This note is personally guaranteed by Mr. Osborne.

         The Catawba facility is further encumbered by a mortgage securing a $265,087 construction and development loan from Provident Bank to the self-storage company. The loan has an initial interest rate equal to the prime rate, which as of July 1, 1999 converted to a rate equal to 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of two years. The interest rate will be re-adjusted as of June 1, 2001 for determining the payments during the last two years of the loan, which matures June 2003. Payments are interest only through May 31, 1999 and thereafter convert to the variable rate discussed above, using a 23-year amortization period. This note is personally guaranteed by Mr. Osborne

         The Avon facility is encumbered by a mortgage securing a $554,704 construction and development loan from Provident Bank. The terms of this loan are identical to those for the $262,977 loan encumbering the Catawba facility, except that the variable rate is 2.25% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The Avon facility is also encumbered by a $940,000 loan, maturing October 31, 2002, from Provident Bank, guaranteed by Mr. Osborne. The loan has an interest rate of 8.02%. Current monthly payments are $7,268 per month, with a 25-year amortization period.

         The Mentor facility is encumbered by a mortgage securing a $1,884,000 construction and development loan from The Peoples Banking Company. As of June 30, 1999, $1,210910 has been drawn on the loan for construction expenditures. Interest during the construction phase of the loan is fixed at 8.0%. Upon completion of the construction phase, estimated to be completed by December 4, 1999, the interest on the loan adjusts to a variable rate equal to 2.75% above the then current weekly average yield on U.S. Treasury Securities adjusted to the constant maturity of three years. Monthly payments after the construction phase will be at $15,769 including interest amortized over a 20-year period. This note is personally guaranteed by Mr. Osborne.

         The Southold facility is encumbered by a mortgage with Provident Bank in the amount of $2,675,000, which matures July 2002. Current monthly payments are $17,296. The initial interest rate is prime which converts on June 30, 2000 to 2.50% over the average yield on U.S. Treasury Securities adjusted for a constant maturity of three years. The loan provides for interest only payments through June 30, 2000 and thereafter converts to the variable rate discussed above, using a 20-year amortization. This note is guaranteed by Mr. Osborne.

         The East Liverpool facility is encumbered by a $250,000 mortgage with Rt. 11 Storage Park, Inc. Current monthly payments are $2,000. This note is guaranteed by Mr. Osborne.

         The Cleveland facility is encumbered by a mortgage with Shore Bank in the amount of $1,271,237, maturing on May 20, 2002. Current monthly payments are $9,695 with an interest rate of 6.8538%, using a 20-year amortization. This note is guaranteed by Mr. Osborne. The Cleveland facility is further encumbered by a $300,000 construction loan with Shore Bank, Cleveland. As of June 30, 1999, $136,155 has been drawn on the loan for construction expenditures. Interest is payable monthly at 7.25%. The first monthly payment of $2,397 is due September 1, 1999 with 20 regular monthly payments following until a balloon payment of $290,816 is due on May 1, 2001. This note is personally guaranteed by Mr. Osborne.

         The Riverhead facility is encumbered by a mortgage with James R. Stark and Patricia Stark in the amount of $600,000, maturing June 2004. Current monthly payments are $5,207, with an interest rate of 8.50%, using a 20-year amortization. This note is personally guaranteed by Thomas J. Smith. The Riverhead facility is encumbered by a second mortgage with Provident Bank in the amount of $345,000, maturing in June 2003. Current monthly payments are $2,260. Interest is at prime rate until June 1, 2000 when it converts to 2.50% over the average yield on U.S. Treasury Securities adjusted to a constant maturity of three years. The loan provides for interest only payments through May 31, 2000 and thereafter converts to the variable rate discussed above, using a 18-year amortization. This note is guaranteed by Mr. Osborne.

                                  SCHEDULE III

                       PERMITTED ENCUMBRANCES TO MERIDIAN

1. Meridian Point Realty Trust '83 Indemnity Trust Agreement, as of September 1998, as amended, by and between Meridian and U.S. Trust Company, N.A.

                                                                         Annex D

                                   FORM OF
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                          LSS I LIMITED PARTNERSHIP

                            Dated:         , 1999

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----

ARTICLE I     DEFINED TERMS; EXHIBITS.................................................................1
              Section 1.1   Defined Terms.............................................................1
              Section 1.2   Exhibits, Schedules, Etc..................................................6

ARTICLE II    FORMATION; ADMISSION OF LIMITED PARTNERS; NAME;
              PLACE OF BUSINESS AND REGISTERED AGENT..................................................6
              Section 2.1   Certificate of Limited Partnership; Other Filings.........................6
              Section 2.2   Limited Partners; Additional Limited Partners.............................7
              Section 2.3   Name; Principal Place of Business.........................................7
              Section 2.4   Registered Agent and Registered Office....................................7

ARTICLE III   BUSINESS AND TERM OF PARTNERSHIP........................................................7
              Section 3.1   Business..................................................................7
              Section 3.2   Term......................................................................8

ARTICLE IV    CAPITAL CONTRIBUTIONS...................................................................8
              Section 4.1   General Partner...........................................................8
              Section 4.2   Limited Partners..........................................................8
              Section 4.3   Additional Capital Contributions and Issuances of
                            Additional Partnership Interests..........................................8
              Section 4.4   Additional Funding.......................................................10
              Section 4.5   Equity Plan..............................................................10
              Section 4.6   Dividend Reinvestment Plan...............................................10
              Section 4.7   Interest.................................................................11
              Section 4.8   Return of Capital........................................................11

ARTICLE V     PROFITS, LOSSES AND ACCOUNTING.........................................................11
              Section 5.1   Profits .................................................................11
              Section 5.2   Accounting...............................................................11
              Section 5.3   Partners' Accounts.......................................................12
              Section 5.4   Section 754 Elections....................................................13

ARTICLE VI    POWERS, DUTIES, LIABILITIES, COMPENSATION AND VOTING
              OF GENERAL PARTNER.....................................................................13
              Section 6.1   Powers of General Partner................................................13
              Section 6.2   Delegation of Authority..................................................15
              Section 6.3   Duties of General Partner................................................15
              Section 6.4   Liabilities of General Partner; Indemnification..........................16
              Section 6.5   Compensation of General Partner; Reimbursement...........................18
              Section 6.6   Reliance on Act of General Partner.......................................18



              Section 6.7   Outside Services; Dealings with Affiliates;
                            Outside Activities.......................................................19
              Section 6.8   General Partner Participation............................................19

ARTICLE VII   RIGHTS, PROHIBITIONS AND REPRESENTATIONS WITH
              RESPECT TO LIMITED PARTNERS............................................................20
              Section 7.1   Rights of Limited Partners...............................................20
              Section 7.2   Prohibitions with Respect to the Limited Partners........................20
              Section 7.3   Ownership by Limited Partner of Corporate General
                            Partner or Affiliate.....................................................20
              Section 7.4   Grant of Redemption Rights...............................................21
              Section 7.5   Warranties and Representations of the Limited Partners...................21
              Section 7.6   Indemnification by Limited Partners......................................22
              Section 7.7   Limited Partner Guarantees...............................................22
              Section 7.8   No Sale of Property......................................................22

ARTICLE VIII  DISTRIBUTIONS AND PAYMENTS TO PARTNERS.................................................23
              Section 8.1   Distributions of Cash Flow...............................................23
              Section 8.2   REIT Distribution Requirements...........................................23
              Section 8.3   No Right to Distributions in Kind........................................23
              Section 8.4   Disposition Proceeds.....................................................23
              Section 8.5   Withdrawals..............................................................23
              Section 8.6   Amounts Withheld.........................................................23

ARTICLE IX    TRANSFERS OF INTERESTS.................................................................24
              Section 9.1   General Partner..........................................................24
              Section 9.2   Admission of a Substitute or Additional General Partner..................24
              Section 9.3   Effect of Bankruptcy, Withdrawal, Death or Dissolution
                            of a General Partner.....................................................24
              Section 9.4   Removal of a General Partner.............................................25
              Section 9.5   Restrictions on Transfer of Limited Partnership Interests................25
              Section 9.6   Admission of Substitute Limited Partner..................................26
              Section 9.7   Rights of Assignees of Partnership Interests.............................27
              Section 9.8   Effect of Bankruptcy, Death, Incompetence or
                            Termination of a Limited Partner.........................................27
              Section 9.9   Joint Ownership of Interests.............................................27
              Section 9.10  Transferees..............................................................28
              Section 9.11  Absolute Restriction.....................................................28

ARTICLE X     TERMINATION OF THE PARTNERSHIP.........................................................28
              Section 10.1  Termination..............................................................28
              Section 10.2  Payment of Debts.........................................................29
              Section 10.3  Debts to Partners........................................................29
              Section 10.4  Remaining Distribution...................................................29
              Section 10.5  Reserve..................................................................29
              Section 10.6  Final Accounting.........................................................29


ARTICLE XI    AMENDMENTS.............................................................................29
              Section 11.1  Authority to Amend.......................................................29
              Section 11.2  Notice of Amendments.....................................................30

ARTICLE XII   POWER OF ATTORNEY......................................................................30
              Section 12.1  Power....................................................................30
              Section 12.2  Survival of Power........................................................31

ARTICLE XIII  CONSENTS, APPROVALS, VOTING AND MEETINGS...............................................31
              Section 13.1  Method of Giving Consent or Approval.....................................31
              Section 13.2  Meetings of Limited Partners.............................................32
              Section 13.3  Opinion..................................................................32
              Section 13.4  Submissions to Partners..................................................32

ARTICLE XIV   MISCELLANEOUS..........................................................................32
              Section 14.1  Governing Law............................................................32
              Section 14.2  Agreement for Further Execution..........................................32
              Section 14.3  Entire Agreement.........................................................32
              Section 14.4  Severability.............................................................32
              Section 14.5  Notices..................................................................33
              Section 14.6  Mediation/Arbitration of Disputes........................................33
              Section 14.7  Titles and Captions......................................................33
              Section 14.8  Counterparts.............................................................33
              Section 14.9  Pronouns.................................................................33
              Section 14.10 Survival of Rights.......................................................34
              Section 14.11 Personal Liability.......................................................34

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            LSS I LIMITED PARTNERSHIP


         THIS AGREEMENT OF LIMITED PARTNERSHIP made as of the    day of      ,
1999, by and among LIBERTY SELF-STOR, INC., a Maryland corporation, having an address at Suite 100, 8500 Station Street, Mentor, Ohio 44060, the general partner ("General Partner"), and the limited partners listed on Exhibit A attached hereto ("Limited Partners"), is intended to evidence the mutual agreement of the General Partner and the Limited Partners to form a limited partnership pursuant to Title 6, Chapter 17 of the Delaware Code (the "Act") for the purposes and upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                             DEFINED TERMS; EXHIBITS

         Section 1.1 DEFINED TERMS. Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this
Article I, unless otherwise expressly provided herein or unless the context otherwise requires:

         "Additional Funds" has the meaning set forth in Section 4.4 hereof.

         "Additional Limited Partner" shall mean a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with
         Section 2.2(b) of this Agreement.

         "Additional Securities" shall mean any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to
         Section 7.4 and Exhibit D hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(ii).

         "Affiliate" of another Person shall mean (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

         "Agreed Value" shall mean the fair market value of Contributed Property as agreed to by the Contributing Partner and the Partnership, using any reasonable method as they may adopt and the fair market value of the Partnership Properties after being adjusted in accordance with Part B of Exhibit B.

         "Agreement" shall mean this Agreement of Limited Partnership of LSS I Limited Partnership, as amended, modified, supplemented or restated from time to time, as the context requires.

         "Articles of Incorporation" shall mean that certain Articles of Incorporation, dated ____________, 1999, of the General Partner, as amended, modified, supplemented or restated from time to time, as the context requires.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, as amended, 11 U.S.C. sec. 101 et seq., and as hereafter amended from time to time.

         "Business Day" shall mean any day when the New York Stock Exchange is open for trading.

         "Capital Account" shall mean, as to any Partner, the account established and maintained for such Partner pursuant to Section 5.3 hereof.

         "Capital Contribution" shall mean the amount in cash or the Agreed Value of Contributed Property contributed by each Partner (or his original predecessor in interest) to the capital of the Partnership for his interest in the Partnership.

         "Cash Flow" shall mean the excess of cash revenues actually received by the Partnership in respect of Partnership operations for any period, less Operating Expenses for such period. Cash Flow shall not include Disposition Proceeds.

         "Class A Limited Partners" shall mean those persons listed under the heading "Class A Limited Partners" on the signature pages hereto.

         "Class B Limited Partners" shall mean those persons listed under the heading "Class B Limited Partners" on the signature pages hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

         "Commission" shall mean the U.S. Securities and Exchange Commission.

         "Computation Date" shall mean the date on which an Redemption Exercise Notice is delivered to the General Partner.

         "Contributed Entities" shall mean the various limited partnerships and/or limited liability companies that own the Initial Properties prior to the formation transaction.

         "Contributed Property" shall mean a Partner's interest in property or other consideration (excluding services and cash) contributed to the Partnership by such Partner.

         "Disposition Proceeds" shall mean the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Property, less any portion thereof used to establish reserves or reinvested by the General Partner, all as determined by the General Partners(s). Disposition Proceeds shall include all principal and interest payments with respect to any note or other obligation received by the Partnership in connection with sales and other dispositions (other than in the ordinary course of business) of Property.

         "Equity Plan" shall mean the General Partner's 1999 Stock Option Plan, as the same may be amended from time to time.

         "Event of Bankruptcy" shall mean as to any Person the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of the filing thereof); insolvency of such Person as finally determined by a court of competent jurisdiction; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person's assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another; provided, however, that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days. The term "Event of Bankruptcy" as defined in this Agreement and as used herein, is intended and shall be deemed to supersede and replace the events of withdrawal described in Sections 17-402(a)(4) and (5) of the Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "General Partner" shall mean Liberty Self-Stor, Inc. and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

         "General Partnership Interest" shall mean the ownership interest of a General Partner in the Partnership.

         "Indemnitee" shall mean (i) any Person made a party to a proceeding by reason of its status as (A) the General Partner, or (B) a trustee, director or officer of the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

         "Initial Properties" shall mean those Properties listed on Exhibit C hereto.

         "IRS" shall mean the Internal Revenue Service.

         "Limited Partners" shall mean the Class A Limited Partners and the Class B Limited Partners in their respective capacities as limited partners of the Partnership, their permitted successors or assigns who have been admitted to the Partnership as limited partners of the Partnership, or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

         "Limited Partnership Interest" shall mean the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act.

         "Majority-In-Interest of the Limited Partners" shall mean Limited Partner(s) who hold in the aggregate more than fifty percent (50%) of the Percentage Interests then allocable to and held by the Limited Partners, as a class.

         "Operating Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to trustees, officers or employees of the General Partner, and any accounting and legal expense of the General Partner, which expenses the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Operating Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to properties or partnership interests in a Subsidiary that are owned by the General Partner directly.

         "Partner" shall mean the General Partner or any Limited Partner.

         "Partnership" shall mean LSS I Limited Partnership, a Delaware limited partnership.

         "Partnership Interest" shall mean an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an ownership interest may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

         "Partnership Record Date" shall mean the record date established by the General Partner for the distribution of Cash Flow pursuant to Sections
         8.1 and 8.2 hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

         "Partnership Unit" shall mean a unit of interest in the Partnership issued under this Agreement. The initial issuance of Partnership Units to each Partner is as set forth on Exhibit A hereto.

         "Percentage Interest" shall mean the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding.

         "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

         "Profits" and "Losses" shall have the meaning set forth in Section 5.2(c) hereof.

         "Property" shall mean any self-storage property or other investment in which the Partnership holds an ownership interest.

         "REIT" shall mean a real estate investment trust under Sections 856 through 860, inclusive, of the Code.

         "REIT Expenses" means (i) costs and expenses relating to the formation and continuity of existence of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any trustee, director, officer, or employee of the General Partner, (ii) costs and expenses relating to a public offering and registration of securities or private offering of securities by the General Partner and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the General Partner under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the General Partner, including, without limitation, insurance premiums, and legal, accounting and trustees fees, incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

         "REIT Share" shall mean one share of common stock, $0.001 par value, of the General Partner.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, are owned, directly or indirectly, by such Person.

         "Substitute General Partner" has the meaning set forth in Section 9.2.

         "Substitute Limited Partner" shall mean any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.6 hereof.

         "Transfer" has the meaning set forth in Section 9.5(a) hereof.

         "Value" shall mean, with respect to a REIT Share, the average of the daily market price for the thirty (30) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any national securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any national securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares includes rights that a holder of REIT Shares would be entitled to receive, and the General Partner acting in good faith determines that the value of such rights is not reflected in the Value of the REIT Shares determined as aforesaid, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

         Section 1.2 EXHIBITS, SCHEDULES, ETC. References to "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement. Each Exhibit and Schedule attached hereto and referred to herein is hereby incorporated herein by reference.

                                   ARTICLE II
                    FORMATION; ADMISSION OF LIMITED PARTNERS;
                  NAME; PLACE OF BUSINESS AND REGISTERED AGENT

         Section 2.1 CERTIFICATE OF LIMITED PARTNERSHIP; OTHER FILINGS. The General Partner shall prepare (or caused to be prepared), execute, acknowledge, record and file at the expense of the Partnership, a Certificate of Limited Partnership and all requisite fictitious name statements and notices in such places and jurisdictions as may be required by the Act or necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

         Section 2.2 LIMITED PARTNERS; ADDITIONAL LIMITED PARTNERS. (a) The Limited Partners shall be those Persons identified as Limited Partners on Exhibit A attached hereto, as amended from time to time pursuant to the terms of this Agreement, and such Persons are hereby admitted to the Partnership as Limited Partners.

                     (b) The General Partner shall in timely fashion amend this Agreement and, if required by the Act, the Certificate of Limited Partnership to reflect the admission pursuant to the terms of this Agreement of a Person as a Limited Partner.

         Section 2.3 NAME; PRINCIPAL PLACE OF BUSINESS. The name of the Partnership shall be LSS I Limited Partnership. The principal place of business of the Partnership shall be at 8500 Station Street, Mentor, Ohio. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change.

         Section 2.4. REGISTERED AGENT AND REGISTERED OFFICE. The registered agent of the Partnership shall be Corporation Service Company, a Delaware corporation, located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1265, or such other Person as the General Partner may select in its sole discretion. The registered office of the Partnership shall be Corporation Service Company, a Delaware corporation, located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1265, or such other location as the General Partner may select in its sole and absolute discretion.

                                   ARTICLE III
                        BUSINESS AND TERM OF PARTNERSHIP

         Section 3.1 BUSINESS. The purpose and nature of the business of the Partnership is to conduct any business that may lawfully be conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the Board of Trustees of the General Partner determines to cease to maintain the qualification of the General Partner as a REIT. To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner shall have the authority, in accordance with and subject to the limitations set forth elsewhere in this Agreement, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Partnership.

         Section 3.2 TERM. The Partnership as herein constituted shall continue for perpetuity, unless earlier dissolved or terminated pursuant to law or the provisions of this Agreement.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

         Section 4.1 GENERAL PARTNER. The General Partner has contributed cash and certain other assets to the capital of the Partnership in the amount set forth opposite the name of the General Partner on Exhibit A attached hereto.

         Section 4.2 LIMITED PARTNERS. The Limited Partners have contributed their respective ownership interests in the Contributed Entities and cash and certain other assets to the capital of the Partnership. The Agreed Values of the Limited Partners' proportionate ownership interests in the Contributed Entities are set forth on Exhibit A attached hereto.

         Section 4.3 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in this Section 4.3 or in
Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

                 (a) Issuances of Additional Partnership Interests.

                     (i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any of the Limited Partners. Any additional Partnership Interest issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

                     (1) The additional Partnership Interests are issued in connection with an issuance of Additional Securities as permitted under clause (ii) below, or

                      (2) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

                  Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Interests for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

                      (ii) Upon Issuance of Additional Securities. The General Partner shall not issue any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 7.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "Additional Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership as required hereunder, the General Partner shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Exchange Factor (as defined in Exhibit D hereto) in effect on the date of such contribution.

                  (b) Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall contribute all of the proceeds raised in connection with such issuance to the Partnership as Capital Contributions, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a) hereof.

         Section 4.4 ADDITIONAL FUNDING. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to borrow such funds itself and lend these funds to the Partnership on the same terms and conditions as applicable to its borrowings.

         Section 4.5 EQUITY PLAN. If at any time or from time to time stock options or other equity compensation granted in connection with the General Partner's Equity Plan or other compensation programs are exercised in accordance with the terms of such agreements:

                 (a) the General Partner shall, as soon as practicable after such exercise, contribute to the capital of the Partnership an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of the stock option;

                 (b) the Partnership shall issue and the General Partner shall receive the number of Partnership Units corresponding to the number of REIT Shares delivered by the General Partner to such exercising party multiplied by a fraction the numerator of which is 100% and the denominator of which is the Exchange Factor (as defined in Exhibit D hereto) in effect on the date of such contribution;

                 (c) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of each Limited Partner shall be adjusted such that the Percentage Interest of the Limited Partner shall be equal to a fraction, the numerator of which is the number of Partnership Units owned by such Limited Partner and the denominator of which is the total number of issued and outstanding Partnership Units on such date. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted; and

                 (d) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of the General Partner shall be adjusted such that it equals 100% minus the sum of the Percentage Interests of all Limited Partners immediately after being adjusted pursuant to paragraph (c) of this
Section 4.5.

         Section 4.6 DIVIDEND REINVESTMENT PLAN. All amounts received by the General Partner in respect of its dividend reinvestment plan, if any, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Units as follows:

                 (a) the Partnership shall issue and the General Partner shall receive the number of Partnership Units corresponding to the number of REIT Shares delivered by the General Partner to such exercising party multiplied by a fraction the numerator of which is 100% and the denominator of which is the Exchange Factor (as defined in Exhibit D hereto) in effect on the date of such contribution;

                 (b) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of each Limited Partner shall be adjusted such that the Percentage Interest of the Limited Partner shall be equal to a fraction, the numerator of which is the number of Partnership

Units owned by such Limited Partner and the denominator of which is the total number of issued and outstanding Partnership Units on such date. The General Partner shall promptly give each Limited Partner written notice of its Percentage Interest, as adjusted; and

                 (c) after the issuance of such Partnership Units to the General Partner, the Percentage Interest of the General Partner shall be adjusted such that it equals 100% minus the sum of the Percentage Interests of all Limited Partners immediately after being adjusted pursuant to paragraph (b) of this
Section 4.6.

         Section 4.7 INTEREST. No interest shall be paid on the Capital Contribution or Capital Account of any Partner.

         Section 4.8 RETURN OF CAPITAL. Except as expressly provided in this Agreement, no Partner shall be entitled to demand or receive the return of his Capital Contribution.

                                    ARTICLE V
                         PROFITS, LOSSES AND ACCOUNTING

         Section 5.1 PROFITS. After giving effect to the special allocations set forth in Part A of Exhibit B hereof, Profits and Losses shall be allocated among the Partners in accordance with their respective Percentage Interests.

         Section 5.2 ACCOUNTING. (a) The books of the Partnership shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

                 (b) The fiscal year of the Partnership shall be the calendar year.

                 (c) The terms "Profits" and "Losses," as used herein, shall mean all items of income, gain, expense or loss as determined utilizing federal income tax accounting principles and shall also include each Partner's share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code which are not deducted or amortized in accordance with
Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B attached hereto.

                 (d) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS, and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Operating Expenses of the Partnership. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to each Limited Partner on the date such petition is filed, or (ii) mail a written notice to each Limited Partner, within such period, that describes the General Partner's reasons for determining not to file such a petition.

                 (e) Except as specifically provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

                 (f) Any Partner shall have the right to a private audit of the books and records of the Partnership, provided such audit is made at the expense of the Partner desiring it, and it is made during normal business hours.

         Section 5.3 PARTNERS' ACCOUNTS. (a) There shall be maintained a Capital Account for each Partner in accordance with this Section 5.3 and the principles set forth in Exhibit B attached hereto and made a part hereof. The amount of cash and the net fair market value of property contributed to the Partnership by each Partner, net of liabilities assumed by the Partnership, shall be credited to its Capital Account, and from time to time, but not less often than annually, the share of each Partner in Profits, Losses and fair market value of distributions shall be credited or charged to its Capital Account. The determination of Partners' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable regulations thereunder and Exhibit B attached hereto.

                 (b) Except as otherwise specifically provided herein or in a guarantee of a Partnership liability, signed by a Limited Partner, no Limited Partner shall be required to make any further contribution to the capital of the Partnership to restore a loss, to discharge any liability of the Partnership or for any other purpose, nor shall any Limited Partner personally be liable for any liabilities of the Partnership or of the General Partner except as provided by law or this Agreement. All Limited Partners hereby waive their right of contribution which they may have against other Partners in respect of any payments made by them under any guarantee of Partnership debt.

                 (c) Immediately following the transfer of any Partnership Interest, the Capital Account of the transferee Partner shall be equal to the Capital Account of the transferor Partner attributable to the transferred interest, and such Capital Account shall not be adjusted to reflect any basis adjustment under Section 743 of the Code.

                 (d) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable regulations thereunder as more fully described in Exhibit B attached hereto.

         Section 5.4 SECTION 754 ELECTIONS. The General Partner shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership's assets for all transfers of Partnership interests if such election would benefit any Partner or the Partnership.

                                   ARTICLE VI
                    POWERS, DUTIES, LIABILITIES, COMPENSATION
                          AND VOTING OF GENERAL PARTNER

         Section 6.1 POWERS OF GENERAL PARTNER. Notwithstanding any provision of this Agreement to the contrary, the General Partner's discretion and authority are subject to the limitations imposed by law, by the General Partner's Articles of Incorporation and By-Laws. Subject to the foregoing and to other limitations imposed by this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement), the General Partner shall have the power and authority to take the following actions on behalf of the Partnership:

                 (a) to acquire, purchase, own, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of conducting the business of the Partnership;

                 (b) to construct buildings and make other improvements (including renovations) on or to the properties owned or leased by the Partnership;

                 (c) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

                 (d) to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the General Partner (as set forth in this Agreement);

                 (e) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

                 (f) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; provided, however, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

                 (g) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

                 (h) to make or revoke any election permitted or required of the Partnership by any taxing authority;

                 (i) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

                 (j) to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

                 (k) to retain providers of services of any kind or nature in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem proper;

                 (l) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner, including, without limitation, management agreements, franchise agreements, agreements with federal, state or local liquor licensing agencies and agreements with operators of restaurants and bars;

                 (m) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

                 (n) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

                 (o) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

                 (p) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

                 (q) to take whatever action the General Partner deems appropriate to maintain an equivalency of Partnership Units and REIT Shares; and

                 (r) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with qualification of the General Partner as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

         Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

         Section 6.2 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

         Section 6.3 DUTIES OF GENERAL PARTNER. (a) The General Partner, subject to the limitations contained elsewhere in this Agreement, shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner and shall devote sufficient time and effort to the Partnership affairs.

                 (b) In carrying out its obligations, the General Partner shall:

                     (i) Render annual reports to all Partners with respect to the operations of the Partnership;

                     (ii) On or before April 30th of every year, mail to all persons who were Partners at any time during the Partnership's prior fiscal year an annual report of the Partnership, including all necessary tax information, and any other information regarding the Partnership and its operations during the prior fiscal year deemed by the General Partner to be material;

                     (iii) Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Partner or such Partner's duly authorized representative (at the sole expense of such Partner) during regular business hours and at the principal office of the Partnership; and

                     (iv) Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the laws of the State of Delaware.

                 (c) The General Partner shall take such actions as it deems appropriate to maintain an equivalency of Partnership Units and REIT Shares.

         Section 6.4 LIABILITIES OF GENERAL PARTNER; INDEMNIFICATION. (a) The General Partner shall not be liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any returns shall be made solely from the assets of the Partnership according to the terms of this Agreement.

                 (b) In carrying out its duties hereunder, the General Partner shall not be liable to the Partnership or to any other Partner for any actions taken in good faith and reasonably believed to be in the best interests of the Partnership, or for errors of judgment, but shall be liable only for fraud or gross negligence. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner and the General Partner's shareholders collectively, and that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the General Partner on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner has securities registered pursuant to Section 12 or Section 15 of the Exchange Act, any such conflict that cannot be resolved in a manner not adverse to either the shareholders of the General Partner or the Limited Partners shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith. Any amendment, modification or repeal of this
Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

                 (c) The Partnership shall indemnify and defend an Indemnitee to the fullest extent permitted by law, and save and hold it harmless from and against, and in respect of, all: (i) fees, costs and expenses (including reasonable attorney fees) incurred in connection with or resulting from any claim, action or demand against any Indemnitee or the Partnership that arises out of or in any way relates to the Partnership, and (ii) claims, actions and demands arising out of or in any way related to the Partnership, and any losses or damages resulting from such claims, actions and demands, including, without limitation, reasonable costs and expenses of litigation and appeal and amounts paid in settlement or compromise of any such claim, action or demand; provided, however, that this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; or (C) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(c). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership.

                 (d) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the

Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                 (e) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

                 (f) The Partnership may purchase and maintain insurance on behalf of the Indemnities, and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                 (g) For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by the Indemnitee, to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this
Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                 (h) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                 (i) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                 (j) The provisions of this Section 6.4 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons.

                 (k) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, or (ii) to prevent the General Partner from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Further, any provision of this Agreement that might jeopardize the General Partner's REIT status shall be (i) void and of no effect, or (ii) reformed, as necessary, to avoid the General Partner's loss of REIT status, unless the Board of Trustees of the General Partner shall determine not to maintain the General Partner's REIT status.

         Section 6.5 COMPENSATION OF GENERAL PARTNER; REIMBURSEMENT. The General Partner, as such, shall not receive any compensation for services rendered to the Partnership. Notwithstanding the preceding sentence, the General Partner shall be entitled to its allocable share of the profits and distributable Cash Flow of the Partnership and shall be entitled, in accordance with the provisions of Section 6.7 below, to pay reasonable compensation to its Affiliates and other entities with which it may be associated for services performed. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all REIT Expenses.

         Section 6.6 RELIANCE ON ACT OF GENERAL PARTNER. No financial institution or any other person, firm or corporation dealing with the General Partner or the Partnership shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the General Partner.

         Section 6.7 OUTSIDE SERVICES; DEALINGS WITH AFFILIATES; OUTSIDE ACTIVITIES. (a) Notwithstanding any provision of this Article VI to the contrary, the General Partner may employ such agents, accountants, attorneys and others as it shall deem advisable, including its trustees, directors, officers, shareholders, and its Affiliates and entities with which the General Partner, any Limited Partner or their respective Affiliates may be associated, and may pay them reasonable compensation from Partnership funds for services performed, which compensation shall be reasonably believed by the General Partner to be comparable to and competitive with fees charged by unrelated Persons who render comparable services which could reasonably be made available to the Partnership. The General Partner shall not be liable for the neglect, omission or wrongdoing of any such Person so long as it was not grossly negligent in appointing such Person.

                 (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment Partnership funds on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

                 (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

                 (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates nor any Limited Partner shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

                 (e) Subject to the Articles of Incorporation, By-laws and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of such person.

                 (f) In the event the General Partner exercises its rights under its Articles of Incorporation to redeem REIT Shares, then the General Partner shall cause the Partnership to purchase from it a number of Partnership Units as determined based on the application of the Exchange Factor on the same terms that the General Partner redeemed such REIT Shares.

         Section 6.8 GENERAL PARTNER PARTICIPATION. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development and ownership of Properties, shall be conducted through the Partnership. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire any interest in any real or personal property. The General Partner agrees that all borrowings for the purpose of making distributions to its shareholders will be incurred by the Partnership.

                                   ARTICLE VII
                    RIGHTS, PROHIBITIONS AND REPRESENTATIONS
                        WITH RESPECT TO LIMITED PARTNERS

         Section 7.1 RIGHTS OF LIMITED PARTNERS. (a) The Partnership may engage the Limited Partners or persons or firms associated with them for specific purposes and may otherwise deal with such Partners on terms and for compensation to be agreed upon by any such Partner and the Partnership; provided, however, that no Limited Partner shall be entitled to participate in the management or control of the business of the Partnership.

                 (b) Each Limited Partner shall be entitled to have the Partnership books kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at such Partner's sole expense, shall be entitled to inspect and copy any of them and have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable.

                 (c) No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

         Section 7.2 PROHIBITIONS WITH RESPECT TO THE LIMITED PARTNERS. No Limited Partner shall have the right:

                 (a) To take part in the control or management of the Partnership business, to transact business for or on behalf of the Partnership or to sign for or to bind the Partnership, such powers being vested solely in the General Partner as set forth herein;

                 (b) To have such Partner's Capital Contributions repaid except to the extent provided in this Agreement;

                 (c) To require partition of Partnership property or to compel any sale or appraisement of Partnership assets or sale of a deceased Partner's interests therein, notwithstanding any provisions of law to the contrary; or

                 (d) To sell or assign all or any portion of such Partner's Limited Partnership Interest in the Partnership or to constitute the vendee or assignee thereunder a Substitute Limited Partner, except as provided in Article IX hereof.

         Section 7.3 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any shares or other interest in the General Partner or in any Affiliate thereof if such ownership by itself or in conjunction with other shares or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the General Partner as a REIT for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this
Section 7.3 and the Limited Partners shall promptly and fully respond to such inquiries.

         Section 7.4 GRANT OF REDEMPTION RIGHTS. (a) The Partnership hereby grants to each Class A Limited Partners and each such Limited Partner does hereby accept the right, but not the obligation (such rights hereinafter sometimes referred to as the "Redemption Rights"), to redeem all or a portion of the Partnership Units held by such Limited Partner (as a Class A Limited Partner) to the Partnership (or its designee), at any time or from time to time prior to the time the Partnership is dissolved, on the terms and subject to the conditions and restrictions contained in Exhibit D hereto. The Redemption Rights granted hereunder may be exercised by any one or more of such Limited Partners, on the terms and subject and to the conditions and restrictions contained in Exhibit D hereto, upon delivery to the General Partner of an Exercise Notice in the form of Schedule 1 attached to Exhibit D, which notice shall specify the Partnership Units to be redeemed by such Limited Partner. Once delivered, the Redemption Exercise Notice shall be irrevocable, subject to payment by the Partnership of the Purchase Price in respect of such Partnership Units in accordance with the terms hereof.

                 (b) The terms and provisions applicable to the Redemption Rights shall be as set forth in attached Exhibit D.

                 (c) Any Partnership Units acquired by the General Partner in accordance with Exhibit D hereto pursuant to an exercise by any Class A Limited Partner of the Redemption Rights shall be deemed to be acquired by and reallocated or reissued to the General Partner. The General Partner shall amend Exhibit A hereto to reflect each such conversion and reallocation or reissuance of Partnership Units and each corresponding recalculation of the Partnership Units of the Partners.

                 (d) No Class B Limited Partner shall be entitled to the Redemption Rights unless and until the Board of Trustees of the General Partner agrees to reclassify the Class B Limited Partner as a Class A Limited Partner.

         Section 7.5 WARRANTIES AND REPRESENTATIONS OF THE LIMITED PARTNERS. (a) Each Class A Limited Partner hereby warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner owns good, valid and marketable title to the ownership interests in the Contributed Entities being contributed to the capital of the Partnership by such Limited Partner (the "Ownership Interests") and that such Ownership Interests are free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Each Limited Partner further warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner has all necessary power and authority to transfer the Ownership Interests to the Partnership without the consent or authorization of, or notice to, any third party, except those third parties from whom such consents or authorizations have been obtained. Each Class A Limited Partner also represents and warrants to and for the benefit of the General Partner and the Partnership those matters set forth on Exhibit E hereto.

                 (b) Each Class B Limited Partner hereby warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner owns good, valid and marketable title to the interests in the property being contributed to the capital of the Partnership by such Limited Partner (the "Other Interests") and that such Other Interests are free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. Each Limited Partner further warrants and represents to and for the benefit of the General Partner and the Partnership that such Limited Partner has all necessary power and authority to transfer the Other Interests to the Partnership without the consent or authorization of, or notice to, any third party, except those third parties from whom such consents or authorizations have been obtained.

         Section 7.6 INDEMNIFICATION BY LIMITED PARTNERS. Each Limited Partner hereby agrees to indemnify and defend the General Partner and the Partnership and hold the General Partner, its shareholders, officers and trustees and the Partnership and its partners and each of their respective representatives, successors and assigns harmless from and against any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the inaccuracy of the warranties and representations made by such Limited Partner under Section 7.5 above, or (ii) the ownership of the Ownership Interests by such Limited Partner.

         Section 7.7 LIMITED PARTNER GUARANTEES. Upon the request of the General Partner, or upon its own election, a Limited Partner (the "Initiating Limited Partner") from time to time, may, but shall not be required to, guarantee or otherwise provide credit support for Partnership indebtedness as such Limited Partner may elect; provided, however, that the Limited Partner shall be entitled to take such action(s) only if the General Partner determines that any such action would not have a material adverse effect on the tax position of the General Partner. All Partners are entitled to notice of any such guarantee(s) or credit support, and shall have the right to provide guarantees or credit support on the same terms and conditions as the Initiating Limited Partner does, and all Limited Partners interested in providing such guarantee or credit support shall cooperate with the General

Partner and each other in considering any guarantee or credit support proposal, and the General Partner will cooperate in permitting or obtaining any consents for such guarantees or credit support.

         Section 7.8 NO SALE OF PROPERTY. (a) Notwithstanding any other provision to the contrary, except Section 7.8(b) below, the Partnership agrees not to sell or exchange or offer for sale or exchange the Contributed Entities and/or Initial Properties or any portion thereof during the ten (10) year period following the date of this Agreement.

                 (b) The Partnership shall have the authority to enter into a like-kind exchange as defined in Section 1031 of the Code with respect to all or any portion of the Initial Properties to the extent that such an exchange will not cause recognition of gain under Section 704(c) to any Class A Limited Partner with respect to the Contributed Entities and/or the Initial Properties. To the extent any property is received in a like-kind exchange as provided in this section, such property received will be considered to be one of the Initial Properties.

                                  ARTICLE VIII
                     DISTRIBUTIONS AND PAYMENTS TO PARTNERS

         Section 8.1 DISTRIBUTIONS OF CASH FLOW. (a) The General Partner shall distribute on a quarterly basis such portion of the Cash Flow of the Partnership as the General Partner shall determine in its sole discretion. All such distributions of Cash Flow shall be made to Partners who are Partners on the Partnership Record Date in accordance with each Partner's respective Percentage Interest on such Partnership Record Date.

                 (b) In no event may a Partner receive a distribution with respect to a Partnership Unit if such Partner is entitled to receive a distribution from the General Partner with respect to a REIT Share for which all or part of such Partnership Unit has been exchanged.

         Section 8.2 REIT DISTRIBUTION REQUIREMENTS. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, the Partnership shall make a distribution of Cash Flow for each fiscal year of the Partnership to enable the General Partner (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code, and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

         Section 8.3 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distribution by the Partnership.

         Section 8.4 DISPOSITION PROCEEDS. Disposition Proceeds shall be distributed to the Partners at such time as the General Partner may determine in accordance with each Partner's respective Percentage Interest on such Partnership Record Date.

         Section 8.5 WITHDRAWALS. No Partner shall be entitled to make withdrawals from its Capital Account except as provided herein.

         Section 8.6 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment distribution, or allocations to the

Partnership, the General Partner, or the Limited Partners shall be treated as amounts distributed to the General Partner and the Limited Partners pursuant to this Article VIII for all purposes under this Agreement. The General Partner is authorized to withhold from distributions, or with respect to allocations, to the General Partner and Limited Partners and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state, or local law and shall allocate such amounts to the General Partner and Limited Partners with respect to which such amount was withheld.

                                   ARTICLE IX
                             TRANSFERS OF INTERESTS

         Section 9.1 GENERAL PARTNER. The General Partner shall not withdraw from the Partnership and shall not sell, assign, pledge, encumber or otherwise transfer of all or any portion of its interest in the Partnership. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or dissolves, terminates or upon an Event of Bankruptcy of the General Partner, then the Partnership shall be dissolved and terminated unless a Majority-In-Interest of the Limited Partners elect to continue the Partnership business by selecting a substitute general partner.

         Section 9.2 ADMISSION OF A SUBSTITUTE OR ADDITIONAL GENERAL PARTNER. A Person shall be admitted as a Substitute or Additional General Partner of the Partnership only if the transaction giving rise to such substitution or admission is otherwise permitted under this Agreement and the following terms and conditions are satisfied:

                 (a) the Person to be admitted as a Substitute or Additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by the Act in connection with such admission shall have been performed;

                 (b) if the Person to be admitted as a Substitute or Additional General Partner is a corporation or a partnership, it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

                 (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from counsel in the state or any other jurisdiction as may be necessary) that the admission of the Person to be admitted as a Substitute or Additional General Partner is in conformity with the Act and that none of the actions taken in connection with the admission of such Person as a Substitute or Additional General Partner will cause the termination of the Partnership under Section 708 of the Code or will result in the loss of any Limited Partner's limited liability status.

         Section 9.3 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER. (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 9.3(b).

                 (b) Following the occurrence of an Event of Bankruptcy as to a General Partner or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not be a dissolution of such General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such partnership), persons holding at least a majority of the Limited Partnership Interests, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 3.2 by selecting, subject to Section 9.2 and any other provisions of this Agreement, a Substitute General Partner. If the Limited Partners elect to reconstitute the Partnership and admit a Substitute General Partner, the relationship between the Partners and any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

         Section 9.4 REMOVAL OF A GENERAL PARTNER. (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued within ninety (90) days by the remaining general partners or all remaining members of such Partnership.

                 (b) If a General Partner has been removed pursuant to this
Section 9.4 and the Partnership is not continued pursuant to Section 9.3(b), the Partnership shall be dissolved.

         Section 9.5 RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.
(a) Except as otherwise provided in this Article IX, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer its Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer"), without the written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

                 (b) No Limited Partner may effect a Transfer of its Limited Partnership Interest if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

                 (c) No Transfer by a Limited Partner of its Partnership Interest may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, or (iii) the Transfer would create a risk that the General Partner would not be taxed as a REIT for federal income tax purposes.

                 (d) Section 9.5(a) shall not prevent any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests, provided that the transferor assumes all costs of the Partnership in connection therewith and any such transferee shall not have the rights of a Substitute Limited Partner (unless and until admitted as a Substitute Limited Partner pursuant to this Section 9.5 and
Section 9.6 of this Agreement).

                 (e) Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         Section 9.6 ADMISSION OF SUBSTITUTE LIMITED PARTNER. (a) Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.5(a) regarding consent of the General Partner), an assignee of the Limited Partnership Interest of a Limited Partner (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                     (i) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner;

                     (ii) to the extent required, an amended certificate of limited partnership evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act;

                     (iii) the assignee shall have delivered a letter containing the representations and warranties and agreements set forth in Section 9.12;

                     (iv) if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement;

                     (v) the assignee shall have executed a power of attorney containing the terms and provisions set forth in Article XII; and

                     (vi) the assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and all filing and publication costs incurred in connection with its substitution as a Limited Partner.

                 (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the certificate described in
Section 9.6(a)(ii) or, if no such filing is required, the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

                 (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to effectuate the admission of such Person as a Limited Partner of the Partnership.

         Section 9.7 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS. (a) Subject to the provisions of Sections 9.5 and 9.6 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

                 (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

         Section 9.8 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue. If an order for relief in a bankruptcy proceeding is entered against an individual Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

         Section 9.9 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two (2) individuals as joint tenants with right of survivorship (but not as tenants in common), provided that such individuals either are married or are related. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one (1) joint owner will be required if the Partnership has been provided with evidence satisfactory to counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one (1) owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one (1) of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner prior to the death of either owner, the General Partner shall cause the Partnership Interest to be divided into two (2) equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

         Section 9.10 TRANSFEREES. Any Partnership Interests owned by the Partners and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

         Section 9.11 ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary, the sale or exchange of any interest in the Partnership will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Partnership under Section 708 of the Code, if such termination would materially and adversely affect the Partnership or any Partner.

         Section 9.12 INVESTMENT REPRESENTATION. Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest. Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

                                    ARTICLE X
                         TERMINATION OF THE PARTNERSHIP

         Section 10.1 TERMINATION. The Partnership shall be dissolved upon (i) an Event of Bankruptcy as to the General Partner or the dissolution or withdrawal of the General Partner unless the Limited Partners elect to reconstitute the partnership in accordance with Article IX, (ii) ninety (90) days following the sale of all or substantially all of the Partnership's assets (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full), (iii) the expiration of the term specified in Section 3.2, if any, (iv) the redemption of all Limited Partnership Interests (other than any of such interests held by the General Partner), or (v) the election by the General Partner (but only in accordance with and as permitted by applicable law) that the Partnership should be dissolved. Upon dissolution of the Partnership (unless the business of the Partnership is continued as set forth above), the General Partner (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Partnership, and its assets shall be applied and distributed as herein provided.

         Section 10.2 PAYMENT OF DEBTS. The assets shall first be applied to the payment of the liabilities of the Partnership (other than any loans or advances that may have been made by Partners to the Partnership) and the expenses of liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses resulting from liquidation.

         Section 10.3 DEBTS TO PARTNERS. The remaining assets shall next be applied to the repayment of any loans made by any Partner to the Partnership.

         Section 10.4 REMAINING DISTRIBUTION. The remaining assets shall then be distributed to the Partners in accordance with the Partners' positive Capital Account balances, after making the adjustments for allocations under Article V hereof.

         Section 10.5 RESERVE. Notwithstanding the provisions of Sections 10.3 and 10.4, the General Partner may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Partnership, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article X.

         Section 10.6 FINAL ACCOUNTING. Each of the Partners shall be furnished with a statement examined by the Partnership's independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the General Partner with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partner, as the sole remaining Partner of the Partnership, shall execute and cause to be filed a Certificate of Cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation of the Partnership.

                                   ARTICLE XI
                                   AMENDMENTS

         Section 11.1 AUTHORITY TO AMEND. (a) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is solely for the purpose of clarification and does not change the substance hereof and the Partnership has obtained an opinion of counsel to that effect.

                 (b) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is for the purpose of adding or substituting Limited Partners.

                 (c) This Agreement may be amended by the General Partner without the approval of any other Partner if such amendment is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code with respect to partnerships or REITs or of any federal or state securities laws or regulations. Any amendment made pursuant to this Section 11.1(c) may be made effective as of the date of this Agreement.

                 (d) Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) adversely affect the limited liability of the Limited

Partners, (ii) change the method of allocation of Profits and Losses as provided in Article V or the distribution provisions of Articles VIII or X hereof, or
(iii) seek to impose an obligation for additional contributions by the Limited Partners shall require the consent and approval of Limited Partners holding more than 65% of the Percentage Interests of the Limited Partners. Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement that would affect the operation of the Redemption Rights set forth in Section 7.4 hereof shall require the consent and approval of Class A Limited Partners holding more than sixty-five percent (65%) of the Percentage Interests of the Class A Limited Partners.

                 (e) Except as otherwise specifically provided in this Section 11.1, amendments to this Agreement shall require the approval of the General Partner and Majority-in-Interest of the Limited Partners.

         Section 11.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Partners pursuant to Sections 11.1(d) or 11.1(e) shall be mailed in advance to such Partners. Partners shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), (b) or (c), and upon request shall be furnished a copy thereof.

                                   ARTICLE XII
                                POWER OF ATTORNEY

         Section 12.1 POWER. Each of the Limited Partners irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney in such Limited Partner's name, place and stead to make, execute, swear to, acknowledge, deliver and file:

                 (a) Any certificates or other instruments which may be required to be filed by the Partnership under the laws of the State of Delaware or of any other state or jurisdiction in which the General Partner shall deem it advisable to file;

                 (b) Any documents, certificates or other instruments, including, but not limited to, any and all amendments and modifications of this Agreement or of the instruments described in Section 12.1(a) which may be required or deemed desirable by the General Partner to effectuate the provisions of any part of this Agreement and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Partnership; and

                 (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Partnership, to the extent such dissolution and termination is authorized hereby. The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Partners to approve certain amendments to this Agreement pursuant to Sections 11.1 (d) and 11.1 (e) or be used in any other manner inconsistent with the status of the Partnership as a limited partnership or inconsistent with the provisions of this Agreement.

         Section 12.2 SURVIVAL OF POWER. It is expressly intended by each of the Partners that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence, dissolution, liquidation or adjudication of insanity or bankruptcy or insolvency of each such Partner. The foregoing power of attorney shall survive the delivery of an assignment by any of the Partners of such Partner's entire interest in the Partnership, except that where an assignee of such entire interest has become a substitute Limited Partner, then the foregoing power of attorney of the assignor Partner shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                  ARTICLE XIII
                    CONSENTS, APPROVALS, VOTING AND MEETINGS

         Section 13.1 METHOD OF GIVING CONSENT OR APPROVAL. Any consent or approval required by this Agreement may be given as follows:

                 (a) by a written consent given by the consenting Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

                     (i) Notice to the General Partner of such nullification by the consenting Partner prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

                     (ii) Notice to the General Partner of such nullification by the consenting Partner prior to the time of any meeting called pursuant to Section 13.2 to consider the doing of such act or thing, or

                     (iii) The negative vote by such consenting Partner at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing;

                 (b) by the affirmative vote by the consenting Partner to the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

                 (c) by the failure of the Partner to respond or object to a request from the General Partner for such Partner's consent within thirty (30) days from its receipt of such request (or such shorter period of time as the General Partner may indicate in such request in order to ensure that the General Partner has sufficient time to respond, if required, to any third party with respect to the subject matter of such request).

         Section 13.2 MEETINGS OF LIMITED PARTNERS. Any matter requiring the consent or vote of all or any of the Partners may be considered at a meeting of the Partners held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the General Partner to all Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, or (ii) shall be given by the General Partner within fifteen (15) days after receipt from Limited Partners holding more than fifty percent (50%) of the Percentage Interests of the Limited Partners of a request for such meeting.

         Section 13.3 OPINION. Except for Consents obtained pursuant to Sections
13.1 or 13.2, no Limited Partner shall exercise any consent or voting rights unless either (a) at the time of the giving of consent or casting of any vote by the Partners hereunder, counsel for the Partnership or counsel employed by the Limited Partners (and reasonably satisfactory to the General Partner) shall have delivered to the Partnership an opinion satisfactory to the Partners to the effect that such conduct (i) is permitted by the Act, (ii) will not impair the limited liability of the Limited Partners, and (iii) will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, or (b) irrespective of the delivery or nondelivery of such opinion of counsel, Limited Partners holding more than seventy-five percent (75%) of the Percentage Interests of the Limited Partners determine to exercise their consent and/or voting rights.

         Section 13.4 SUBMISSIONS TO PARTNERS. The General Partner shall give the Partners notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Partners. Such notice shall include any information required by the relevant provision or by law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 GOVERNING LAW. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 14.2 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the General Partner, the Limited Partners hereby agree to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Partnership does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 14.2 shall not prejudice or affect the rights of the Limited Partners to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e).

         Section 14.3 ENTIRE AGREEMENT. This Agreement and the exhibits attached hereto contain the entire understanding among the parties and supersede any prior understandings or agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

         Section 14.4 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         Section 14.5 NOTICES. Notices to Partners or to the Partnership shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in Exhibit A attached hereto, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

         Section 14.6 MEDIATION/ARBITRATION OF DISPUTES. None of the parties (including any Partner and the Partnership) shall institute a proceeding in any court or administrative agency to resolve a dispute between the parties before that party has sought to resolve the dispute through direct negotiation with the other party. If the dispute is not resolved within three weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. If the parties do not promptly agree on a mediator, either party may request the Court of Common Pleas of Lake County, Ohio, to appoint a mediator certified by the Supreme Court of Ohio. The fees and expenses of the mediator shall be paid equally by each party. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party may then seek relief through arbitration in Cleveland, Ohio, administered by the American Arbitration Association, under its commercial arbitration rules and its supplementary procedures for larger, complex disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (i) are on the AAA's Large Complex Case panel and (ii) who have practiced law for at least 15 years specializing in either general commercial litigation or general corporate and commercial matters. The arbitrators shall base their award on applicable laws and judicial precedent and include in such award a statement of the reasons upon which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof and shall be final, binding and non-appealable. The obligation herein to mediate and/or arbitrate shall not prevent any party from seeking temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

         Section 14.7 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

         Section 14.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

         Section 14.9 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

         Section 14.10 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

         Section 14.11 PERSONAL LIABILITY. As provided in the Articles of Incorporation establishing the General Partner, no trustee, officer, shareholder, employee or agent of the General Partner shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, the General Partner.

         IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                GENERAL PARTNER:

                                LIBERTY SELF-STOR, INC.,
                                an Ohio corporation


                                By:
                                   ------------------------------------------

                                LIMITED PARTNERS:
                                (See attached limited partner signature pages)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

         The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
     --------------------------------------
     (Signature of Class A Limited Partner)

-------------------------------------------
     (Residence Street Address)


-------------------------------------------
     (City  State Zip Code)


-------------------------------------------
     (Taxpayer Identification or Social
     Security Number)

                      LIMITED PARTNERSHIP SIGNATURE PAGE

       The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   ------------------------------------
  (Signature of Class A Limited Partner)


---------------------------------------
  (Residence Street Address)


---------------------------------------
  (City  State Zip Code)


---------------------------------------
  (Taxpayer Identification or Social
      Security Number)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

       The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   ------------------------------------
   (Signature of Class A Limited Partner)


---------------------------------------
   (Residence Street Address)


---------------------------------------
   (City  State Zip Code)


---------------------------------------
   (Taxpayer Identification or Social
   Security Number)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

       The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class A Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   --------------------------------------
   (Signature of Class A Limited Partner)


-----------------------------------------
   (Residence Street Address)


-----------------------------------------
   (City  State Zip Code)


-----------------------------------------
   (Taxpayer Identification or Social
   Security Number)

                       LIMITED PARTNERSHIP SIGNATURE PAGE

         The undersigned, desiring to become a Limited Partner of LSS I Limited Partnership, hereby agrees to all of the terms of the Agreement of Limited Partnership of LSS I Limited Partnership and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a Class B Limited Partner of LSS I Limited Partnership.


LIMITED PARTNER:

By:
   --------------------------------------
   (Signature of Class B Limited Partner)


-----------------------------------------
   (Residence Street Address)


-----------------------------------------
   (City  State Zip Code)


-----------------------------------------
   (Taxpayer Identification or Social
   Security Number)

                                    EXHIBIT A

                                LIST OF PARTNERS

                                  AGREED VALUE
                                  OF CAPITAL       PERCENTAGE    PARTNERSHIP
PARTNERS                          CONTRIBUTION      INTEREST        UNITS
--------------------------------- -------------   ------------  ---------------

GENERAL PARTNER:
Liberty Self-Stor, Inc............                ............% --------------
8500 Station Street
Mentor, Ohio   44060



CLASS A LIMITED PARTNERS..........                ............%  --------------
Liberty Self-Stor, Ltd.
8500 Station Street
Mentor, Ohio 44060



CLASS B LIMITED PARTNERS..........                ............%  --------------
Liberty Self-Stor, Inc.
8500 Station Street
Mentor, Ohio 44060

                                    EXHIBIT B

                           FEDERAL INCOME TAX MATTERS

         For purposes of interpreting and implementing Article V of the Partnership Agreement, the following rules shall apply and shall be treated as part of the terms of the Partnership Agreement:

         A.       Special Allocation Provisions.

                  1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article V of the Partnership Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

                  2. When Partnership Interests are transferred during any taxable year, the General Partner intends to allocate Partnership Profits and Losses and other items of income, loss, deductions and credits using the closing of the books method.

                  3. Notwithstanding any other provision of the Partnership Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable regulations thereunder as more fully described in Part B hereof. Treasury regulations under Section 704(c) of the Code allow partnerships to use any reasonable method for accounting for Book-Tax Differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with contributed property. The Operating Partnership shall account for Book-Tax Differences using a method specifically approved in the regulations, the traditional method. An allocation of remaining built-in gain under Section 704(c) will be made when
Section 704(c) property is sold.

                  4. Notwithstanding any other provision of the Partnership Agreement, in the event the Partnership is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Partner (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Partner.

                  5. Notwithstanding any provision of the Partnership Agreement to the contrary, to the extent any payments in the nature of fees made to a Partner or reimbursements of expenses to any Partner are finally determined by the Internal Revenue Service to be distributions to a Partner for federal income tax purposes, there will be a gross income allocation to such Partner in the amount of such distribution.

                  6. (a) Notwithstanding any provision of the Partnership Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with
Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this paragraph 6(a) only, each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Partnership Agreement with respect to such fiscal year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

                     (b) Notwithstanding any provision of the Partnership Agreement to the contrary, except paragraph 6(a) of this Exhibit and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Partner's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to
Article V of the Partnership Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

                  7. Notwithstanding any provision of the Partnership Agreement to the contrary, in the event any Partners unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6),
items of Partnership income and gain shall be specially allocated to such Partners in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

                  8. No Losses shall be allocated to any Partner to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Partner continues to have a positive Adjusted Capital Account Balance; in such event, Losses shall first be allocated to any Partners with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the General Partner. To the extent that any Losses are allocated pursuant to this paragraph, Profits shall thereafter be allocated in reverse order of such allocations of Losses to the extent of such Losses.

                  9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each such Partner pursuant to Article V of the Partnership Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of Article V of the Partnership Agreement if such special allocations had not occurred.

                  10. Notwithstanding any provision of the Partnership Agreement to the contrary, Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners in the manner and in accordance with the percentages set forth in Section 5.2(d) of the Partnership Agreement.

                  11. Notwithstanding any provision of the Partnership Agreement to the contrary, any Partner Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

                  12. The allocation of Profits and Losses to any Partner shall be deemed to be an allocation to that Partner of the same proportionate part of each separate item of taxable income, gain, loss, deduction or credit that comprises such Profits and Losses.

         B.       Capital Account Adjustments and 704(c) Tax Allocations.

                  1. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' capital accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

                     (a) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to (i) the Agreed Value less book depreciation in the case of the Initial Properties or other contributed properties, or
         (ii) the Carrying Value with respect to property subsequently purchased.

                     (b) The computation of all items of income, gain, loss and deduction shall be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

                  2. A transferee of a Partnership interest will succeed to the capital account relating to the Partnership interest transferred; provided, however, that if the transfer causes a termination of the Partnership under
Section 708(b)(1)(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership interest) and recontributed by such Partners and transferees in reconstitution of the Partnership. The capital accounts of such reconstituted Partnership shall be maintained in accordance with the principles set forth herein.

                  3. Upon an issuance of additional Partnership interests for cash, the capital accounts of all Partners (and the Agreed Values of all Partnership properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Partners, at such time, pursuant to
Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Partnership properties shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

                  4. Immediately prior to the distribution of any Partnership property in liquidation of the Partnership, the capital accounts of all Partners shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to the Partnership property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Article V of the Partnership Agreement). In determining such unrealized gain or unrealized loss attributable to property, the fair market value of Partnership property shall be determined by the General Partner using such reasonable methods of valuation as it may adopt.

                  5. In accordance with Section 704(c) of the Code and the regulations thereunder, income, gain, loss and deduction with respect to any property shall, solely for tax purposes, and not for capital account purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes.

                  6. In the event the Agreed Value of any Partnership asset is adjusted as described in paragraph 3 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Section 704(c) of the Code and the regulations thereunder.

                  7. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.

         C. Definitions. For the purposes of this Exhibit, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

         "Adjusted Capital Account Balance": means the balance in the capital account of a Partner as of the end of the relevant fiscal year of the Partnership, after giving effect to the following: (i) credit to such capital account any amounts the Partner is obligated to restore, pursuant to the terms of this Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (ii) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         "Carrying Value": means the adjusted basis of such property for federal income tax purposes as of the time of determination.

         "Nonrecourse Deductions": shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Partnership fiscal year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability, that are allocable to an increase in Partnership

         Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

         "Nonrecourse Liability": shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

         "Partner Nonrecourse Debt Minimum Gain": means an amount, with respect to each Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

         "Partner Nonrecourse Debt": shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         "Partner Nonrecourse Deductions": shall have the meaning set forth in
         Section 1.704-2(i)(2) of the Treasury Regulations. For any Partnership taxable year, the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt equal the net increase during the year, if any, in the amount of Partner Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Partner Nonrecourse Debt Minimum Gain.

         "Partnership Agreement": shall mean this Agreement of Limited Partnership Agreement of LSS I Limited Partnership.

         "Partnership Minimum Gain": shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Partnership Agreement.

                                    EXHIBIT C

                               INITIAL PROPERTIES


                                   YEAR BUILT/                 RENTABLE
           LOCATION                 EXPANDED                   SQUARE FT.       ACRES           UNITS   CONSTRUCTION
           --------                 --------                   ----------       -----           -----   ------------
OHIO:
Avon                                  1981-                      67,423         6.1225           495    Masonry & Steel
  998 Avon Belden Road              1986/1998
  Avon, Ohio 44011
Canton                               1979-87                     41,175        11.1533           388    Concrete
  3700 Fohl Road, S.W.
  Canton, Ohio 44706
Catawba                             1988/1998                    43,052           7.57           302    Steel
  5681 East Harbor Road
  Marblehead, Ohio 43440
Cleveland                             1997                       40,150         3.6801           278    Steel
  5440 S. Marginal Road
  Cleveland, Ohio 44114
Dayton                                1989                       19,550          5.001           206    Concrete
  3785 Shiloh Springs Rd.
  Dayton, Ohio 45426
East Canton                           1997                       26,700        12.6298           177    Steel
  5136 Lincoln Street
  East Canton, Ohio 44730
East Liverpool                      1986-1996                    29,990          11.49           222    Steel
  15031 Strader Road
  East Liverpool, Ohio
  43920
Louisville                          1988-1990                    53,060          6.828           364    Masonry
  7100 Columbus Road
  Louisville, Ohio 44641
Mentor                                1983                       20,382          6.000           204    Masonry
  6784 Hopkins Road
  Mentor, Ohio 44060
Perry                               1992/1997                    63,950          6.194           397    Steel
  4376 North Ridge Road
  Perry, Ohio 44081
Ravenna                               1988                       16,950          1.785           150    Steel
  111 Loomis Parkway
  Ravenna, Ohio 44266
Willoughby                            1997                       33,998           2.37           276    Masonry
  38255 St. Clair Street
  Willoughby, Ohio 44094



--------------------------------------------------------------------------------
                                       C-1

                                    EXHIBIT C

                               INITIAL PROPERTIES

                                   YEAR BUILT/                 RENTABLE
           LOCATION                 EXPANDED                   SQUARE FT.       ACRES           UNITS   CONSTRUCTION
           --------                 --------                   ----------       -----           -----   ------------
NEW YORK:
Endicott                              1989                       35,580          4.993           297    Concrete/Steel
  1400 Campville Road                                                                                   Roof
  Endicott, NY 13760
Southold                              1989                       53,055          6.949           552    Steel
  1040 Hortons Lane
  Southold, NY 11971
Riverhead                           1985-1986                    20,625          3.045           183    Steel
  99 Mill Road
  Riverhead, NY
                                                            ------------------------------------------
TOTAL/AVERAGE                                                   565,640        95.8107         4,491
                                                            ==========================================

                                    EXHIBIT D

                             REDEMPTION RIGHTS TERMS

         The Redemption Rights granted by the Partnership to the Class A Limited Partners pursuant to Section 7.4 hereof shall be subject to the following terms and conditions:

         1. Definitions. The following terms and phrases shall, for purposes of this Exhibit D and the Agreement, have the meanings set forth below:

         "Cash Purchase Price" shall have the meaning set forth in Paragraph 4 hereof.

         "Computation Date" shall mean the date on which an Redemption Exercise Notice is delivered to the General Partner.

         "Exchange Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with the Antidilution Provisions of Paragraph 7 hereof.

         "Exercising Partner" shall have the meaning set forth in Paragraph 2 hereof.

         "Offered Partnership Units" shall mean the Partnership Units of the Exercising Partner(s) identified in a Redemption Exercise Notice which, pursuant to the exercise of Redemption Rights, can be redeemed by the Partnership or acquired by the General Partner under the terms hereof.

         "Purchase Price" shall mean the Cash Purchase Price or the Stock Purchase Price, or a combination thereof.

         "Redemption Date" shall mean the tenth (10th) Business Day after receipt by the General Partner of a Redemption Exercise Notice.

         "Redemption Exercise Notice" shall have the meaning set forth in Paragraph 2 hereof.

         "Redemption Rights" shall have the meaning set forth in Paragraph 2 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

         "Stock Purchase Price" shall have the meaning set forth in Paragraph 4 hereof.

         2. Grant of Redemption Rights. Beginning on [one year from the consummation of the transactions], each Class A Limited Partner, but not the obligation (hereinafter such right sometimes referred to as the "Redemption Rights"), to require the Partnership to redeem on the Redemption Date, all or any portion of the Units held by such Limited Partner (as a Class A Limited Partner) at a redemption price equal to the Cash Purchase Price. The Redemption Rights of a Limited Partner may be exercised on one or more occasions by the Limited Partner. The Redemption Rights shall be exercised pursuant to a written notice (the "Redemption Exercise Notice") in the form set forth in

Schedule 1 attached hereto. The Redemption Exercise Notice shall be given by the Partner who is exercising the Redemption Rights ("Exercising Partner") to the General Partner. A Limited Partner may not exercise the Redemption Rights as to fewer Partnership Units than the number of such Partnership Units that is equal to the lesser of (a) 1,000 Partnership Units or (b) all of the Units held by such Class A Limited Partner (as a Class A Limited Partner). Neither the Electing Partner nor any assignee of any Limited Partner shall have any right with respect to any Partnership Units so redeemed to receive any distributions from the Partnership made after the Redemption Date. The assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 2, and such Limited Partner shall be deemed to have assigned such rights to such assignee and shall be bound by the exercise of such rights by such Limited Partner's assignee. In connection with any exercise of such rights by such assignee on behalf of such Limited Partner, the Cash Purchase Price shall be paid by the Partnership directly to such assignee and not to such Limited Partner.

         3. General Partner Exchange.

            (a) Notwithstanding the provisions of Section 2, if a Limited Partner elects to exercise the Redemption Rights, the General Partner may, in its sole and absolute discretion, elect to assume directly and satisfy the Redemption Rights by paying to the Electing Partner either the Cash Purchase Price and/or the Stock Purchase Price for each Partnership Unit redeemed, as elected by the General Partner (in its sole and absolute discretion) on the Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Electing Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Interests.

            (b) Unless the General Partner (in its sole and absolute discretion) elects to assume directly and satisfy the Redemption Rights by paying to the Electing Partner either the Cash Purchase Price and/or the Stock Purchase Price for each Partnership Unit redeemed, the General Partner itself shall have no obligation to the Redeeming Partner or to the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right.

            (c) In the event that the General Partner satisfies the Redemption Rights in the manner described in Paragraphs 3(a) or (b), each of the Exercising Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Exercising Partner for federal income tax purposes as a sale of the Exercising Partner's Partnership Units to the General Partner.

            (d) Each Exercising Partner shall execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares in the event that the General Partner satisfies the Redemption Rights in the manner described in Paragraphs 3(a).

            (e) If the Redemption Rights are satisfied by the delivery of REIT Shares, the Exercising Partner shall be deemed to become a holder of REIT Shares as of the close of business on the closing date.

            (f) Notwithstanding the provisions of Section 2 and this Section 3, a Limited Partner shall not be entitled to receive REIT Shares if the delivery of REIT Shares to such Partner on the Redemption Date by the General Partner pursuant to this Section 3 would be prohibited under the Articles of Incorporation. The Cash Purchase Price shall be paid in such instance in accordance with the terms of Section 2.

         4. Computation of Purchase Price/Form of Payment. The Cash Purchase Price shall mean an amount of cash equal to the product of (i) the number of shares of the REIT Shares that would be issued to the Exercising Partner if the Stock Purchase Price were paid for such Offered Partnership Units (taking into account the adjustments required pursuant to the definition of "Exchange Factor") multiplied by (ii) the REIT Share Value computed as of the Computation Date. The Cash Purchase Price shall be paid in the form of cash, or cashier's check, or by wire transfer to the Exercising Partner's designated account. The Stock Purchase Price shall mean the number of REIT Shares equal to the product, expressed as a whole number, of (i) the number of Class A Units being exchanged, multiplied by (ii) the Exchange Factor.

         5. Closing Deliveries. On the Redemption Date, payment of the Purchase Price shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Exercising Partner with respect to its due authority to sell all of the right, title and interest in and to such Offered Partnership Units and with respect to the status of the Offered Partnership Units being sold, free and clear of all liens, and
(B) the Partnership or General Partner with respect to due authority for the purchase of such Offered Partnership Units, and (ii) to the extent that REIT Shares are issued in payment of the Stock Purchase Price, (A) an opinion of counsel for the General Partner reasonably satisfactory to the Exercising Partner(s), to the effect that such REIT Shares have been duly authorized, are validly issued, fully-paid and non-assessable, and have been duly registered under the Securities Act, and (B) a stock certificate or certificates evidencing the REIT Shares to be issued and registered in the name of the Exercising Partner(s) or its (their) designee.

         6. Term of Rights. Unless sooner terminated, the rights of the parties with respect to the Redemption Rights shall commence as of the date hereof and lapse for all purposes and in all respects on the date that the Partnership is dissolved; provided, however, that the parties hereto shall continue to be bound by a Redemption Exercise Notice delivered to the General Partner prior to such date.

         7. Antidilution Provisions.

            (a) The Exchange Factor shall be subject to adjustment from time to time effective upon the occurrence of the following events and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

                (i) In case the General Partner shall pay or make a dividend or other distribution on any class of shares of the General Partner in REIT Shares, the Exchange Factor in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased in proportion to the increase in outstanding REIT Shares resulting from such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the record date fixed for such dividend or other distribution.

                (ii) In case outstanding REIT Shares shall be subdivided into a greater number of shares, the Exchange Factor in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the outstanding REIT Shares shall be combined into a smaller number of shares, the Exchange Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (b) In case the General Partner shall issue rights, options or warrants to all holders of its REIT Shares entitling them to subscribe for or purchase REIT Shares at a price per share less than the current market price per share (as determined in the next sentence), each holder of a Partnership Unit shall be entitled to receive such number of rights or warrants, as the case may be, as he would have been entitled to receive had he exchanged his Partnership Units immediately prior to the record date for such issuance by the General Partner. For the purpose of any computation pursuant to the next sentence, the current market price per share of REIT Shares on any date shall be deemed to be the average of the daily closing prices for the five consecutive Trading Days selected by the General Partner commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this Exhibit D, the term "Trading Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day which securities are not traded on such exchange or in such market and the term "'ex' date", when used in respect of any issuance or distribution, shall mean the first date on which the shares trade regular way on such exchange or in such market without the right to receive such issuance or distribution.

            (c) In case the REIT Shares shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than subdivision or combination of shares or a stock dividend described in subparagraph (a)(ii) of this Paragraph) then and in each such event the Limited Partners shall have the right thereafter to exchange their Partnership Units for the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification or other change by holders of the number of shares into which the Partnership Units might have been exchanged immediately prior to such reorganization, reclassification or change.

            (d) The General Partner may, but shall not be required to, make such adjustments to the number of REIT Shares issuable upon exchange of a Partnership Unit, in addition to those required by this Paragraph 7, as the General Partner's board of trustees considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. The General Partner's board of trustees shall have the power to resolve any ambiguity or correct any error in the adjustments made pursuant to this Paragraph and its actions in so doing shall be final and conclusive.

         8. Fractions of Shares. No fractional REIT Shares shall be issued upon exchange of Partnership Units. If more than one Partnership Unit shall be surrendered for exchange at one time by the same Exercising Partner, the number of full REIT Shares which shall be issuable upon exchange thereof (or the cash equivalent amount thereof if the Cash Purchase Price is paid) shall be computed on the basis of the aggregate amount of Partnership Units so surrendered. Instead of any fractional REIT Share which would otherwise be issuable upon exchange of any Partnership Unit or Partnership Units, the General Partner shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Value of a REIT Share on the Redemption Date.

         9. Notice of Adjustments of Exchange Factor. Whenever the Exchange Factor is adjusted as herein provided:

            (a) the General Partner shall compute the adjusted Exchange Factor in accordance with Paragraph 7 hereof and shall prepare a certificate signed by the chief financial officer or the Treasurer of the General Partner setting forth the adjusted Exchange Factor and showing in reasonable detail the facts upon which such adjustment is based; and

            (b) a notice stating that the Exchange Factor has been adjusted and setting forth the adjusted Exchange Factor shall forthwith be mailed by the General Partner to all holders of Redemption Rights at their last addresses on record under this Agreement.

                                   SCHEDULE 1

                           REDEMPTION EXERCISE NOTICE



TO:      LIBERTY SELF-STOR, INC.

Reference is made to that certain Agreement of Limited Partnership, dated      ,
1999 (the "Partnership Agreement"), pursuant to which Liberty Self-Stor, Inc., an Ohio corporation, and certain other persons, including the undersigned, formed a Delaware limited partnership known as LSS I Limited Partnership (the "Partnership"). Capitalized terms used but not defined herein shall have the meanings set forth in the Partnership Agreement. Pursuant to Section 7.4 and Paragraph 2 of Exhibit D of the Partnership Agreement, each of the undersigned, being a Class A Limited Partner of the Partnership (an "Exercising Partner"), hereby elects to exercise its Redemption Rights as to the number of Offered Partnership Units specified opposite its name below:

Dated:



EXERCISING PARTNER                 PARTNERSHIP UNITS           NUMBER OF OFFERED

------------------                 -----------------           -----------------



EXERCISING PARTNER

-----------------------

-----------------------



                                   Schedule 1

                                    EXHIBIT E

              REPRESENTATIONS AND WARRANTIES OF WARRANTING PARTNERS

         Each of [___________________________________________________________]
(collectively, the "Warranting Partners"), jointly and severally, represents to the Partnership that, except as set forth on the Disclosure Schedule delivered to the General Partner in connection with the execution of this Agreement, as follows:

         (a) ORGANIZATION; AUTHORITY. Each of the Contributed Entities is a Partnership or limited liability company duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation. Each Warranting Partner has the requisite power and authority to enter into and perform this Agreement.

         (b) AUTHORIZATION; BINDING AGREEMENT. The execution, delivery and performance of this Agreement by each Warranting Partner has been duly and validly authorized by all necessary action of such Warranting Partner. This Agreement has been duly executed and delivered by each Warranting Partner and constitutes the legal, valid and binding obligation of such Warranting Partner, enforceable against such Warranting Partner in accordance with the terms hereof.

         (c) CONSENTS AND APPROVALS. Except for those obtained prior to the date hereof, no consent, waiver, approval or authorization of, or filing, registration or qualification with or notice to, any governmental unit or any other person is required to be made, obtained or given by any of the Warranting Partners or the Contributed Entities in connection with the execution, delivery and performance of this Agreement.

         (d) NO VIOLATION. None of the execution, delivery or performance of this Agreement by any Warranting Partner does, or with the giving of notice, lapse of time or both, will (1) violate, conflict with or constitute a default under any term or condition of (A) the organizational documents of such Warranting Partner or any of the Contributed Entities, or (B) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to such Warranting Partner or any of the Contributed Entities, or (C) any agreement, instrument or document to which such Warranting Partner or any of the Contributed Entities is a party or by which any of them is bound or to which their assets or properties is subject or bound or (2) result in the creation of any lien, claim, equity, security interest or other encumbrance ("Lien") upon the Contributed Property of such Warranting Partner or the assets or properties of such Warranting Partner or the Contributed Entities.

         (e) COMPLIANCE WITH LAWS. To the Warranting Partners' best knowledge, each of the Contributed Entities is in compliance in all material respects with all private restrictions and laws, ordinances and regulations applicable to the conduct of the business of such Contributed Entities and the ownership, use and operation of their properties and each has obtained all licenses, permits and other governmental approvals for the conduct thereof, which licenses and permits are in full force and effect, and the Contributed Entities have not taken (or failed to take) any action that would result in the revocation of such licenses or permits nor have the Contributed Entities received any notice of violation from any federal, state or municipal or other governmental or quasi-governmental authority or notice of an intention by any such authority to revoke any certificate of occupancy or other certificate, license or permit issued by it in connection with the use of any such Contributed Entities' properties.

         (f) ENVIRONMENTAL MATTERS. To the Warranting Partners' best knowledge,
(1) the Contributed Entities and their respective properties are in compliance, and heretofore have complied, with all Environmental Laws (as hereinafter defined); (2) none of the Contributed Entities has received any written notice from any governmental or quasi-governmental authority or other person that it, its current or former operations, or its properties now or heretofore owned, leased or used by it or any of its predecessors, are not or have not been in compliance with any Environmental Laws or that it has any material liability in respect thereof; and (3) there are no administrative, regulatory or judicial proceedings pending or threatened against any Contributed Entity pursuant to, or alleging any violation of or liability under, any Environmental Laws. To the Warranting Partners' best knowledge, all of the properties now or heretofore owned, leased or used by any of the Contributed Entities are free of all Hazardous Materials, and, to the best knowledge of Warranting Partners, no Hazardous Materials have ever been located on any of the properties now or heretofore owned, leased or used by any of the Contributed Entities.

         The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the state in which any real property of the Contributed Entities is situated, or the United States Government, including but not limited to, any material or substance which is (i) defined as a "hazardous waste", "hazardous material", "hazardous substance", "extremely hazardous waste" or "restricted hazardous waste" under any provision of law of the state in which any real property of the Contributed Entities is situated, (ii) petroleum or petroleum based, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material,
(vi) designed a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conversation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903) or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601). The term "Environmental Laws" shall mean all statutes specifically described in the foregoing sentence and all federal, state and local environmental health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

         (g) OWNERSHIP OF PROPERTIES. Each of the Contributed Entities (i) is the sole owner of its respective properties and (ii) has good, valid and marketable title to such properties, free and clear of all Liens other than Permitted Exceptions (as hereafter defined).

         The term "Permitted Exceptions" shall mean in respect of real property or any interest or estate therein: (1) zoning laws and ordinances; (2) any deeds of trust or mortgages listed as exceptions to title in the most recent title commitments to insure title issued by _____________ relating to the properties of the Contributed Entities and delivered to the General Partner in connection with the execution of this Agreement (the "Title Commitments"); (3) any laws, ordinances, Liens, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants, adverse rights or interests described as exceptions on Schedule B (or any other applicable Schedule) of the Title Commitments; provided that any Contributed Partnership's property is not in violation thereof or, if in violation, provided that the same do not require the demolition, vacation or cessation of the present use of any portion of the improvements material to such property or require the discontinuance of the use of all or any material portion of such property for its present use; (4) any other easements, restrictions, reservations and encumbrances which do not individually or in the aggregate (A) impair the use of any such property in the operation of the business of the respective Contributed Partnership or (B) detract from the value of such property for the purpose of such business; and (5) taxes and assessments, both general and special, which are a lien but not yet due and payable.

         (h) ABSENCE OF UNDISCLOSED LIABILITIES AND CONTRACTUAL OBLIGATIONS. Except for liabilities arising in the ordinary course of business since the date of the Contributed Entities' financial statements as of and for the period ended December 31, 1998, the Contributed Entities have no liabilities of any nature, whether matured or unmatured, fixed or contingent (regardless of whether the disclosure thereof otherwise would be required by generally accepted accounting principles) which could have, individually or in the aggregate, a material adverse effect upon such Contributed Partnership or the Partnership. There are no Significant Agreements (as hereinafter defined) of a Contributed Partnership other than as previously disclosed to the General Partner.

         For purposes hereof, "Significant Agreement" of a Contributed Partnership means and includes any of the following to which such entity is a party or by which it or any of its assets or properties may be subject or bound:
(1) all agreements, instruments and documents evidencing, securing or pertaining to contractual obligations of a Contributed Partnership that involve annual payments or receipts in excess of $50,000.00; (2) all leases involving real property; and (3) all mortgages and deeds of trust encumbering any real property.

         (i) SIGNIFICANT AGREEMENTS; BINDING AGREEMENTS. Each of the Significant Agreements is valid and binding and in full force and effect, enforceable against the Contributed Partnership which is a party thereto in accordance with its terms, subject to the bankruptcy or insolvency of such parties, similar laws of general applicability relating to or affecting creditors' rights generally, to general equity principles and to the discretion of any court in granting any relief or issuing any order and to the unenforceability of attorneys' fees provisions. Such Contributed Partnership is not in default in the performance of any obligation thereunder, and no event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder or permit the other party to terminate the rights of such Contributed Partnership thereunder.

         (j) LITIGATION. There are no claims, actions, suits, proceedings or investigations pending, or, to the Warranting Partners' knowledge, threatened, before any court, governmental unit or any arbitrator in respect of any Contributed Partnership or its assets.

         (k) TRANSFER TAXES. There are no transfer taxes payable, accruing or otherwise arising out of the transfer of the Contributed Partnership Interests or the Contributed Property to the Partnership, the admission of the General Partner to this Partnership or arising out of any of the transactions specified in this Agreement that are expected to occur contemporaneously or concurrent with or immediately after the execution hereof, which shall not have been paid by the Limited Partners.

         (l) PROJECT IMPROVEMENTS. To the Warranting Partners' best knowledge, all buildings and improvements on the property owned by each Contributed Partnership, and all tangible personal property, equipment and fixtures constituting a part thereof, are in good condition and repair, and the roofs, walls and foundations of the buildings are free from leaks and seepage of moisture. To the best knowledge of the Warranting Partners, there is no defective condition (latent or otherwise) in respect of the buildings and improvements on the property owned by any Contributed Partnership.

         (m) PROJECT EQUIPMENT; UTILITIES. The equipment located at the property owned by each Contributed Entity is sufficient to permit the full operation of the improvements for their respective intended purposes. All water, sewer, gas, electric, telephone and drainage facilities and all of the utilities required by law for the normal operation of the property owned by the Contributed Entities are installed to the property line and are connected with valid permits, are in good working order and are adequate to serve such property in full compliance with law.

         (n) CONDEMNATION PROCEEDINGS. No proceedings have been commenced or threatened by any authority having the power of eminent domain to condemn any part of the land or improvements relating to any of the properties owned by the Contributed Entities.

         (o) INSURANCE. The Warranting Partners have not received any notices from any insurance company of any defects or inadequacies in any property owned by a Contributed Entity or any part thereof which would affect adversely the insurability of such property, and each such property complies with the requirements of all insurance carriers providing insurance therefor.

         (p) ACCURACY OF INFORMATION. All of the information provided to the General Partner by the Warranting Partners and/or the Contributed Entities (and/or the affiliates, agents, and advisors of any of them) in respect of the Contributed Entities and/or the Initial Properties is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such Information, in light of the circumstances under which such Information was provided, not misleading.

         For the purposes of the representations and warranties made pursuant to this Exhibit E, a statement that a fact is true to "the Warranting Partner's best knowledge" means that, after due investigation, none of the following Persons actually knows such statement to be untrue: _______________________.

                                                                         ANNEX E


                              DRAFT FORM OF OPINION



Board of Trustees
Meridian Point Realty Trust '83
8500 Station Street, Suite 100
Mentor, Ohio 44060


Gentlemen:

         You have requested that Robert A. Stanger & Co., Inc. ("Stanger") provide an opinion to the Board of Trustees of Meridian Point Realty Trust '83 ("Meridian") as to the fairness from a financial point of view to the public shareholders of Meridian (the "Shareholders") of the allocation of interests in an affiliated operating partnership, LSS I Limited Partnership ("LSS I" or the "Operating Partnership") which would be formed in connection with the approval by the Shareholders of a proposed reincorporation and reorganization of Meridian (the "Reorganization"). We have been advised that in connection with the Reorganization, Meridian will, through a series of transactions, be merged with and into Liberty Self-Stor, Inc. ("Liberty"), a newly-formed Maryland corporation which intends to operate as an umbrella partnership real estate investment trust ("UPREIT") which will own interests in its affiliated operating partnership, LSS I. We have been advised that Liberty will contribute approximately [$1,926,000] of cash and marketable securities and other assets (net of liabilities) to LSS I in exchange for the general partnership interest and Class B limited partnership interests in LSS I, and the members of Liberty Self-Stor, Ltd., an Ohio limited liability company affiliated with certain officers and trustees of Meridian which will own [fifteen] self-storage properties at the time of closing of the Reorganization (the "Ohio LLC"), will contribute all of their ownership interests in the Ohio LLC subject to existing debt of approximately [$18,347,000] for which a principal of the Ohio LLC will remain a guarantor, and approximately [$30,000] of other net liabilities to LSS I in exchange for Class A limited partnership interests in LSS I. We have also been advised that for the purpose of determining the allocation of interests in LSS I, the net asset value of the Ohio LLC will be reduced by the costs of the Reorganization, which management estimates will total approximately [$725,000].

         We have been further advised by Meridian and the Ohio LLC that the percentage economic interest of Liberty in LSS I will be [approximately 29.9%] and the percentage economic interest of the current members of the Ohio LLC in LSS I will be [approximately 70.1%] as a result of such allocations.


         Stanger, founded in 1978, provides information, research, investment banking and consulting services to clients throughout the United States, including major New York Stock Exchange member firms and insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves real estate investment trusts, partnerships, partnership securities and assets typically owned through partnerships including, but not limited to, real estate, mortgages secured by real estate, oil and gas reserves, cable television systems, and equipment leasing assets.

         In arriving at the opinion set forth below, we have:

o Reviewed a draft of the Proxy Statement/Prospectus in substantially the form intended to be finalized and filed with the Securities & Exchange Commission (the "SEC") and provided to Shareholders by Meridian;

o Performed appraisals of the portfolio of fifteen real properties owned by the Ohio LLC, interests in which will be contributed to LSS I in connection with the Reorganization (pursuant to a separate engagement between Stanger, Meridian and the Ohio LLC);




o Reviewed the financial statements of Meridian contained in Form 10-K filed with the SEC for the fiscal years ending December 31, 1997 and 1998 and Forms 10-QSB filed with the SEC for the quarters ending March 31, 1999 and June 30, 1999;

o Reviewed the financial statements of the Ohio LLC for the fiscal year ending December 1998 and the quarters ending March 31, 1999 and June 30, 1999;

o Reviewed certain operating and financial information relating to the business, financial condition and results of operations of Meridian and the Ohio LLC, and discussed with management the operations, business plan, and current conditions in the self-storage industry, and the historical financial statements, budgets and future prospects of Liberty and the Ohio LLC;

o Reviewed schedules prepared by Meridian showing the determination of the net asset value contribution to LSS I of Liberty and the Ohio LLC, and the methodology used to determine the allocation of interests in LSS I between Liberty and the members of the Ohio LLC; and

o Conducted such other studies, analyses and inquiries as deemed appropriate.


         To evaluate the fairness, from a financial point of view, of the allocation of interests in LSS I, Stanger observed that the net asset values were assigned to Meridian and the Ohio LLC by management as of June 30, 1999 based on: (i) an appraisal provided by Stanger of the estimated value of the portfolio of fifteen self-storage properties owned by the Ohio LLC as of March 31, 1999; (ii) valuations made by the management of the Ohio LLC and Meridian of other assets and liabilities as of June 30, 1999 which will be contributed by Meridian and the members of the Ohio LLC or assumed by Liberty in the Reorganization; and (iii) adjustments made by management to the foregoing values to reflect costs of the Reorganization. Relying on these net asset values, Stanger observed that the allocation of ownership interests in LSS I offered to each entity reflects the net value of the assets contributed to LSS I by each entity after deducting the costs associated with the Reorganization.

Stanger believes that basing such allocations on the value of net assets contributed to LSS I is fair from a financial point of view. Relying on these net asset values, we observed that the allocation of ownership interests in LSS I offered to Liberty and the members of the Ohio LLC reflects the net value of assets contributed by each entity.

         In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information contained in the Proxy Statement/Prospectus or that was otherwise publicly available or furnished or otherwise communicated to us. We have not made an independent audit, evaluation or appraisal of the determinations of the non-real estate assets and liabilities of Meridian or the Ohio LLC. We have relied upon the balance sheet value determinations for Meridian and the Ohio LLC and the adjustments made by management to arrive at the net asset values. We have also relied upon the assurance of Meridian and the Ohio LLC that any financial information or pro forma statements or adjustments provided to us were reasonably prepared and adjusted on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments, that no material changes have occurred in Meridian's or the Ohio LLC's asset or liability values subsequent to the valuation dates cited above or in the value of the portfolio of fifteen self-storage properties values subsequent to March 31, 1999 which are not reflected in the net asset values, and that Meridian and the Ohio LLC are not aware of any information or facts regarding Meridian or the Ohio LLC or their assets that would cause the information supplied to us to be incomplete or misleading.

         We were not requested to and therefore did not: (a) select the method of determining the allocation of the interests in LSS I or establish the allocations; (b) make any recommendations to the Shareholders or members of the Ohio LLC with respect to whether to approve or reject the Reorganization; or (c) express any opinion as to (i) the fact that the members of the Ohio LLC could as a result of the Reorganization be in a position to control voting decisions of Liberty; (ii) the tax consequences of the Reorganization for the Shareholders or for Meridian or Meridian's qualifications as a REIT; (iii) the potential impact of conversion of the interests of the members of the Ohio LLC in LSS I to the shares of Liberty; (iv) whether or not alternative methods of determining the relative interests in LSS I to be issued would have also provided fair results or results substantially similar to those of the allocation methodology used; and (v) the potential impact on the fairness of the allocations of any subsequently discovered environmental or contingent liabilities.


         Further, we are not expressing any opinion as to: (a) the fairness of any terms of the Reorganization (other than the fairness of the allocations) including, but not limited to, the provisions of Liberty's articles of incorporation or LSS I's partnership agreement, or the amounts or allocations of transaction costs; (b) the relative value of the shares of Meridian, Liberty and the partnership interests to be issued in the Reorganization; (c) the prices at which the shares of Liberty may trade following the Reorganization or the trading value of the shares of Liberty compared with the current fair market value of Meridian's assets if liquidated under current market conditions; and
(d) alternatives to the Reorganization.

         Based upon and subject to the foregoing, it is our opinion that the allocation of interests in LSS I between Liberty and the members of the Ohio LLC pursuant to the Reorganization is fair to the public Shareholders of Meridian from a financial point of view.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised Meridian that our entire analysis must be considered as a whole and that selecting portions of analyses and the factors considered, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

         Our opinion is based on business, economic, real estate market, and other conditions as of the date of our analysis and addresses the Reorganization in the context of information available as of the date of our analysis. Events occurring after that date could affect the value of the assets of Meridian and the Ohio LLC or the assumptions used in preparing the opinion.


Very truly yours,




Robert A. Stanger & Co., Inc.
Shrewsbury, New Jersey
_____________, 1999

                                                                         ANNEX F
                             LIBERTY SELF-STOR, INC.
                        1999 STOCK OPTION AND AWARD PLAN



         1. PURPOSE. The purpose of this Plan is to advance the interests of LIBERTY SELF- STOR, INC., a Maryland corporation (the "Company"), by providing additional incentive to attract and retain qualified and competent persons who are key to the Company, including key employees, Officers and Directors, and upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock in the Company.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Change of Control" shall mean the occurrence of any of the following:

                            (i) any transaction (which shall include a series of
transactions occurring within sixty days or occurring pursuant to a plan) that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                            (ii) the stockholders of the Company approving a
plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                            (iii) the stockholders of the Company approving a
plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the compensation committee appointed by the Board pursuant to Section 15 hereof or, if not appointed, the full Board.

                  (e) "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

                  (f) "Controlled Entity" shall mean any trust, partnership, limited liability company or other entity in which such person that receives Options or Restricted Shares under this Plan acts as trustee, managing partner, managing member or otherwise controls; provided that, to the extent any such Option or Restricted Shares received under this Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Option.

                  (g) "Director" shall mean a member of the Board.

                  (h) "Effective Date" shall mean [__________, 1999].

                  (i) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and consistent manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be the average of the average bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System -- SmallCap Market for the five business days preceding such day.

                  (j) "Incentive Stock Option" shall mean an incentive stock option as defined in ss.422 of the Code.

                  (k) "Non-Employee Director" shall mean a Director who: (i) is not an Officer or employee of the Company or any Subsidiary; (ii) does not (A) receive compensation, directly or indirectly, from the Company or any Subsidiary for services rendered as a consultant or in any other capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. ss.229.404(a), or (B) possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. ss.229.404(a); and (iii) is not engaged in a business relationship for which disclosure would be required under Item 404(b) of Regulation S-K, 17 C.F.R. ss.229.404(b).

                  (l) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

                  (m) "Officer" shall mean the Company's Chairman, Chief Financial Officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant.


                  (n) "Option" (when capitalized) shall mean any option granted under this Plan.

                  (o) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of a transfer made pursuant to Section 13 hereof.

                  (p) "Participant" shall mean either a person to whom Restricted Shares are granted under this Plan, an Optionee or any person who succeeds to the rights of either such person under this Plan by reason of the death of such person.

                  (q) "Plan" shall mean this 1999 Stock Option and Award Plan of the Company.

                  (r) "Restricted Shares" shall mean Shares granted or sold pursuant to Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 10 has expired.

                  (s) "Restricted Share Agreement" shall mean the agreement entered into between the Company and the Participant who is to receive Restricted Shares at the time of any Restricted Share grant.

                  (t) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (u) "Share(s)" shall mean a share or shares of the Common
Stock.

                  (v) "Subsidiary" shall mean a "subsidiary corporation" as defined in ss.424(f) of the Code.

         3. AVAILABLE SHARES. The Company may grant to Participants from time to time an aggregate of up to 300,000 Restricted Shares or Options from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, or if any Restricted Shares are forfeited by the holder thereof, new Options or Restricted Shares may thereafter be granted covering such Shares.


         4. OPTION GRANTS. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the date this Plan is adopted by the Board or the date this Plan is approved by the stockholders of the Company, whichever is later.

         5. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code ss.422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary), exceeds $100,000.

         6. CONDITIONS FOR GRANT OF OPTIONS.


                  (a) Each Option shall be evidenced by a written agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all Directors, Officers and regular employees of the Company or its Subsidiaries. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

                  (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

         7. OPTION PRICE. The Committee shall establish, at the time any Option is granted, the price per Share for which the Shares covered by the option may be purchased; provided, however, that if the option is an Incentive Option, such price shall not be less than 100% of the Fair Market Value of the Shares on the date on which the option is granted; provided, further, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, the option price shall not be less than 110% of the fair market value of the Shares subject to the Incentive Option on the date such Option is granted.

         8. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of an amount that is sufficient to satisfy all applicable federal or state tax withholding requirements relating to exercise of the Option, if any. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or in part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the base lending rate of the Company's principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 12 hereof.

         9. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 9.

                  (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall (i) an Option be exercisable after the expiration of ten years from the date of grant of the Option or (ii) an Incentive Option granted to a Participant, who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, be exercisable after the expiration of five years from the date of grant of the Incentive Option.

                  (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable upon any Change in Control.

                  (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

         10. TERMINATION OF OPTION PERIOD.

                  (a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                            (i) three months after the date on which the
Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of ss.22(e) of the Code) as determined by a medical doctor satisfactory to the Committee, or (C) death;

                           (ii) immediately upon the termination of the
Optionee's employment for Cause;

                           (iii) one year after the date on which the Optionee's
employment is terminated by reason of a mental or physical disability (within the meaning of ss.22(e) of the Code) as determined by a medical doctor satisfactory to the Committee; or

                           (iv) (A) one year after the date of termination of
the Optionee's employment by reason of death of the Optionee, or (B) three months after the date on which the Optionee dies if the Optionee dies during the one year period specified in Section 9(a)(iii) hereof.

                  (b) The Committee in its sole discretion may, by giving written notice (a "cancellation notice"), cancel, effective upon the date of the consummation of any corporate transaction described in Sections 2(b)(ii) or
(iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

          11. RESTRICTED SHARES. The Committee may also authorize the grant or sale to Directors, Officers and employees of the Company or its subsidiaries of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

                  (a) Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Restricted Share Agreement.

                  (b) In granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such grants as it deems appropriate.

                  (c) Each Restricted Share grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than Fair Market Value per Share at the date of grant.

                  (d) Each such grant or sale shall be subject to a Restricted Share Agreement, which shall provide that the Restricted Shares covered by such grant or sale shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period of not less than one (1) year to be determined by the Committee at the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Committee.

                  (e) Each Restricted Share Agreement shall provide that during the period for which such substantial risk of forfeiture is to continue, and any other period prescribed by law, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee or law, as the case may be, at the date of grant (which restrictions may include, without limitation, prohibitions on transfer, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

                  (f) Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

         12.      ADJUSTMENT OF SHARES.

                  (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the
maximum number of Shares available for grant to Participants under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so granted; and

                           (ii) appropriate adjustment shall be made in the
number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporate transaction described in Sections 2(b)(ii) or (iii) hereof.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         13. TRANSFERABILITY OF OPTIONS AND RESTRICTED SHARES.

                  (a) No Incentive Stock Option shall be transferable by the Optionee other than by will, the laws of descent and distribution, and each Incentive Stock Option shall be exercisable during the Optionee's lifetime only by the Optionee.

                  (b) A person that receives Non-Statutory Stock Options under this Plan or such person's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such person's or beneficiary's Non-Statutory Stock Options received under this Plan only as follows: (i) to the spouse or any children or grandchildren of such person that receives Non-Statutory Stock Options under this Plan; (ii) as a charitable contribution or gift to or for the use of any person or entity described in ss.170(c) of the Code; (iii) to any Controlled Entity; or (iv) by will or the laws of intestate succession.

                  (c) Restricted Shares may be transferred only as set forth in the applicable Restricted Share Agreement.

         14. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option or Restricted Share award grant, the Committee may require such agreements or undertakings (in an Option Agreement or Restricted Share Agreement), if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

                    (i) a representation and warranty by the Participant to the Company, at the time any Option is exercised or Restricted Share granted, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                   (ii) a representation, warranty and/or agreement by the Participant to the Company to be bound by any legends that are, in the opinion of the Committee or counsel to the Company, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee or counsel to the Company to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         15. ADMINISTRATION OF THE PLAN.

                  (a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan; provided that if any member of the Committee is not a Non-Employee Director, then the Board shall approve any Option or Restricted Share that the Committee proposes to grant hereunder. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final and conclusive.

                  (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

         16. INTERPRETATION.

                  (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under ss.422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                  (b) This Plan shall be governed by the laws of the State of Ohio.

                  (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                  (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         17. AMENDMENT AND DISCONTINUATION OF THE PLAN.

                  (a) Either the Board or the Committee may from time to time amend this Plan or any Option; provided, however, that, except to the extent provided in Section 12, no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to participants under this Plan, (ii) materially increase the number of securities which may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan; and provided further, that except to the extent provided in Section 10, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

                  (b) Notwithstanding anything herein to the contrary, the provisions of this Plan which govern the exercise price per Share under each such Option, when and under what circumstances such Option will be granted and the period within which each such Option may be exercised, shall not be amended more than once every six months (even with stockholder approval) other than to conform to changes to (i) the Code or the rules promulgated thereunder, (ii) the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or (iii) rules promulgated by the Securities and Exchange Commission.

         18. EFFECTIVE DATE AND TERMINATION DATE. The Plan shall be effective upon the Effective Date and shall terminate on the tenth anniversary of the Effective Date.



                                        *

                                                                         ANNEX G

                                     FORM OF
                                 LEASE AGREEMENT


         THIS LEASE made this ____________ day of _____________, 1999, Mentor,
Ohio by and between OSAIR, INC. an Ohio Corporation, owner of THE MATCH WORKS, (hereinafter called "Landlord"), and LIBERTY SELF-STOR, INC., a Maryland corporation (hereinafter called "Tenant").

         WITNESSETH, that Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord certain premises, being Suite No. 100 and containing approximately 6,000 square feet of space of The Match Works. Said premises are hereinafter sometimes referred to as the "Demised Premises." Landlord excepts and reserves hallways, stairways, shaftways, elevators and other common areas and common facilities, and the right to maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures serving other parts of the said building, including such of them as may occur above the finished ceiling of the Demised Premises or elsewhere within the Demised Premises.

         1. LEASE TERM Landlord leases the Demised Premises to Tenant and Tenant Leases and agrees to take possession of the same form Landlord, for a term commencing on the date set forth above (the "Commencement Date") and ending on the last day of the sixtieth (60th) full month following the Commencement Date.

         2. RENT Tenant shall pay to Landlord without demand, deduction or setoff rent in the aggregate amount of Four Thousand Dollars ($4,000.00) per month, in advance on the first day of each month during the Lease Term. Said rent sum shall include electricity charges.

         3. PERMITTED USE The Demised Premises may be used only for the purpose of general office space all in accordance with Landlord's Rules and Regulations. Tenant specifically acknowledges that the Demised Premises shall not be used for any use other than those indigenous to Tenant's anticipated use, unless approved by Landlord.

         4. POSSESSION The taking of possession of the Demised Premises by the Tenant shall be conclusive evidence of its acceptance thereof and approval of any and all construction.

         5. IMPROVEMENTS BY TENANT Tenant shall not make any additions, improvements or modifications of the Demised Premises, including decorations, without the written consent of Landlord, which shall not be unreasonably withheld. The improvements set forth in Exhibit "A", if any, shall be constructed by Landlord at its sole expense. All other additions, improvements or modifications (hereinafter referred to as "Improvements by Tenant") shall be constructed at Tenant's sole expense upon approval by landlord. Work will be commenced upon Improvements by Tenant, if any, within fifteen (15) days after the last to occur to the following: (1) Landlord's approval of plans and specifications, or (2) Landlord's notice to Tenant that the Demised Premises are ready for the commencement of Tenant's work. Improvements by Tenant, which shall include the removal by Tenant of any debris resulting from said work, shall be completed within thirty (30) days, except for delays due to casualties or other causes beyond Tenant's reasonable control, and Tenant shall open the Demised Premises for the permitted uses upon such completion. In all events, the Lease Term shall commence upon the earlier to occur of fourteen (14) business days after the work should be commenced upon the Improvements by Tenant, except for such delays caused by neglect or omission of Landlord, its agents and employees, or upon the date specified in Section 1 hereof.

         6. SECURITY DEPOSIT

         THIS SECTION INTENTIONALLY LEFT BLANK

         7. LANDLORD'S COVENANTS Subject to Section 9 of this Lease, Landlord covenants that it shall perform or furnish, or cause to be performed or furnished, the following:

         (a) Such heat and air conditioning to maintain the Demised Premises at comfortable temperatures during the hours of the day between 8:00 a.m. and 6:00 p.m. Mondays through Fridays inclusive, and 9:00 a.m. to 1:00 p.m. Saturdays, all days observed by the New York Stock Exchange as legal holidays excepted.

         (b) Common rest rooms, as required by local applicable code.

         (c) Hot and cold water in reasonable amounts to the aforesaid common washrooms and to the Demised Premises.

         (d) Adequate janitorial services to common areas.

         (e) Window washing service as reasonably required.

         (f) Reasonable adequate parking spaces on the grounds appurtenant to The Match Works for the use, in common, with the other Tenants of said building and their employees and invitees.

         (g) Adequate snow removal service for the aforementioned parking spaces and for all approaches thereto.

         (h) During business hours, reasonable illumination for all parking areas and footways appurtenant to The Match Works.

         (i) A Tenant directory in the lobby of the building. Landlord will supply a sign at the door to the Demised Premises which will identify the suite number and the identity of the Tenant. Said signs shall be of uniform appearance and design throughout the building, as determined by Landlord. Tenant will not place any sign, marking or designation on the doorway to the Demised Premises, the building corridors, or on the windows, or on the exterior of the Demised Premises.

         8. TENANT'S COVENANTS Tenant covenants to and with Landlord as follows:

         (a) Except for damage by fire or other unavoidable casualty and reasonable use and wear, Tenant shall keep the Demised Premises in as good order, repair and condition as the same are at the commencement of the Lease Term, or may be put in thereafter, and at the termination of the Lease Term, peaceably yield up and surrender the Demised Premises and all additions thereto and permanent installations therein in good order, repair and condition, first removing all goods and effects, except those of Landlord, and making any repairs made necessary by such removal, and leaving the Demised Premises clean and tenantable.

         (b) Tenant covenants that it shall not injure, overload, deface or commit waste in the Demised Premises or any part of The Match Works, shall not permit therein any auction sale; shall not permit the occurrence of any nuisance therein or the emission therefrom of any objectionable noise, odor or effect; shall not use or permit the use of the Demised Premises for any purpose other than the permitted uses as herein specified; and shall not use or permit any use of the Demised Premises which is improper, offensive, contrary to law or ordinance, or which is liable to invalidate or increase the premium for any insurance on The Match Works or its contents or which is liable to render necessary any alterations or additions to the building.

         (c) Tenant covenants that it shall not obstruct in any manner any portion of the building, or the approaches to said building, or any windows or doors.

         (d) Tenant covenants that it shall conform to all reasonable rules and regulations now or hereafter promulgated by Landlord ("Landlord's Rules and Regulations") or applicable governmental authorities for the care and use of the building, its facilities and approaches.

         (e) Tenant covenants that it shall keep the Demised Premises equipped with all safety appliances and permits required by law or ordinance or any order or regulation of any public authority or insurer because of the use made of the Demised Premises by Tenant, and, if requested by Landlord, shall make all repairs, alterations, replacements or additions so required in the Demised Premises.

         (f) Tenant covenants that it shall save Landlord harmless and indemnified from any injury, loss, claim or damage to any person or property while on or in said Demised Premises and to any person or property anywhere occasioned by any omission, neglect or default of Tenant or of employees, agents, contractors or officers of Tenant.

         (g) Tenant covenants that, except for the negligence of Landlord, its agents and employees, Landlord and Landlord's agents and employees shall not be liable for, and Tenant waives all claims for, damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Demised Premises or the building of which they shall be a part, or the land appurtenant thereto, including, but not limited to, claims for damage resulting from: (1) any equipment or appurtenances becoming out of repair; (2) injury done or occasioned by wind, rain or other force of nature; (3) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, compressed air and steam pipes, stairs, porches, railing or walks; (4) broken glass; (5) the backing up on any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or Demised Premises; (7) the escape of steam, compressed air, natural gas or hot water; (8) water, snow or ice being upon or coming through the rood, skylight, trapdoor, stairs, doorways, walks or any other place upon or near such building or the Demised Premises or otherwise; (9) falling of any fixture, plaster, tile or stucco; and (10) any act, omission or negligence of co-tenants, licensees or of any other persons or occupants of said building or of persons, occupants and/or owners of adjoining or contiguous property.

         (h) Tenant covenants that it shall permit the Landlord and the Landlord's agents to enter and examine the Demised Premises at reasonable times and, if the Landlord shall so elect to make any repairs or additions the Landlord may reasonable deem necessary and , at the Tenant's expense, to remove any alterations, additions, signs, antennas or the like, not consented to by the Landlord in writing.

         (i) Tenant covenants that it shall pay the Landlord's expenses, including reasonable attorney's fees incurred in enforcing any obligations of Tenant under this Lease which are not complied with.

         (j) Tenant covenants that it shall not knowingly permit any employee or visitor of the Tenant to violate any covenant or obligation of the Tenant hereunder.

         (k) Tenant covenants that, in case the Tenant takes possession of the Demised Premises prior to the commencement of said term, it shall perform and observe all of the Tenant's covenants from and after the date upon which the Tenant takes possession.

         (l) Tenant covenants that it shall not assign this Lease or sublet any portion of the Demised Premises or enter into a space-sharing agreement without prior written consent of Landlord, such consent not to be unreasonable withheld, or mortgage or hypothecate this lease or license the Demised Premises or any portion thereof. No operation of law, including merger or consolidation, shall be effective to create an assignment or transfer without the written consent of Landlord, which shall not be unreasonably withheld.

         (m) Tenant covenants that it shall not make any alterations or additions in or to the Demised Premises without the prior written consent of Landlord.

         (n) Tenant covenants that it shall not erect or paint on any sign or other identification on any exterior window, any corridor or door to the exterior or door to a corridor or other common area.

         (o) Tenant covenants that it shall not misuse or abuse the plumbing system in the Demised Premises and shall be responsible for the cost of clearing discharge lines of objects or other material causing stoppage thereof, if such stoppage shall have been caused by Tenant or any of tenant's invitees, agents or employees.

         (p) Tenant shall maintain, in responsible companies approved by Landlord, liability insurance insuring Landlord and Tenant as their interest may appear against all claims, demands or actions for injury to or death of any one person in an amount of not less than One Hundred Thousand Dollars ($100,000) arising from one occurrence, and for injury to and/or death of more than one person arising from one occurrence in an amount of not less the Three Hundred Thousand Dollars ($300,000.), and for damage to property in an amount of not less than Fifty Thousand Dollars ($50,000.), made by or on behalf of any person or persons, firm or corporation, arising from, related to or connected with the conduct and operation of Tenant's business in the Demised Premises. Landlord may require copies of said insurance policies to be filed with it.

         (q) Tenant shall supply all light bulbs and fluorescent lights for the Demised Premises other than the initial light bulbs and fluorescent lights for the fixtures installed by Landlord, which initial lighting shall be furnished by Landlord at no expense to Tenant.

         9. FORCE MAJEURE Landlord shall not be liable to anyone for the cessation of or interruption of any service, including public utility services, rendered to Tenant pursuant to the Lease due to accident, or due to the making of repairs, alterations or improvements, or due to labor difficulties, or due to inability to obtain fuel, electricity, services or supplies from the sources from which they are usually obtained for the Match Works, or for any other reason whatsoever. Any such interruption of any of the above services shall never be deemed in eviction or disturbance of the Tenant's use of the Demised Premises or any part thereof, or render the Landlord liable to the Tenant for damage, or relieve the Tenant from performance of the Tenant's obligations under this Lease. Landlord, however, shall promptly take the necessary steps to terminate such interruptions as expeditiously as possible under the circumstances.

         10. DISPLAY OF PREMISES Tenant covenants and agrees that, for the period of three months prior to the expiration of the term of this lease, Landlord may show the Demised Premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 6:00 p.m. on any day.

         11. SUBORDINATION This Lease shall be subject to and subordinate to any mortgages, easements or trust deeds that may hereafter be placed upon The Match Works and/or the land thereunder and all advances to be made under such mortgages or trust deeds and to the interest thereon, and all renewals, extensions and consolidations thereof. Tenant covenants that it shall execute and deliver whatever instruments may be required to acknowledge such subordination in recordable form, and in the event Tenant fails to do so within ten (10) day after demand in writing, Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney in fact and in its name, place and stead so to do. Tenant acknowledges that said power of attorney is irrevocable and coupled with an interest. No easement created by Landlord shall in any way interfere with or disturb Tenants right of quiet enjoyment of the premises as hereinafter set forth.

         12. ESTOPPEL CERTIFICATES At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force as modified and stating the modifications) and the dates to which the rent and other charges have been paid.

         13. BROKERAGE Tenant warrants that it has had no dealings with any broker or agent other than Landlord's representative in connection with this Lease and covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than Landlord's personnel with respect to this Lease or the negotiation thereof.

         14. POSSESSION If the Landlord shall be unable to give possession of the Demised Premises on the date of the commencement of the term hereof by reason of substantial in completion of the construction of the Demised Premises or the holding over of any tenant or tenants or for any other reason beyond the control of the Landlord, then the rent shall not commence until possession of the premises is given or is available and the Tenant agrees to accept such allowance and abatement of rent as liquidated damages in full satisfaction for the failure of the Landlord to give possession of said premises on the commencement date and to the exclusion of all claims and rights which the Tenant may otherwise have by reason of possession of the Demised Premises not being given on the commencement date of the term hereof. No such failure to give possession on the date of the commencement of the term, shall in any event, extend or be deemed to extend, the term of this Lease. In the event that Tenant shall occupy the Demised Premises or a portion thereof prior to the term of this Lease with the Landlord's consent, all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the said premises, and rent shall be charged on a per diem basis at the rates specified in Section 2. hereof for the period prior to the commencement date of this Lease.

         15. HOLDING OVER Should the Tenant remain in possession of said premises after the date of the expiration of this Lease with or without the consent of the Landlord, then unless a new written lease agreement shall have been entered into between the parties hereto, the Tenant shall be a tenant from month-to-month, and such tenancy shall be otherwise subject to all the covenants and conditions of this Lease, except that the rent shall be at one hundred twenty-five percent (125%) of the monthly rate set forth in this Lease, unless otherwise agreed upon.

         16. UNTENANTABILITY If the Demised Premises or the building in which they are located are made unfit for occupancy by the elements, fire or other cause, the Landlord may elect to terminate this Lease as of the time when the premises or building are made unfit for occupancy, by notice to the Tenant within ninety (90) days after that occurrence. In the alternative, Landlord may elect to repair the building or the premises at the Landlord's expense within one hundred eighty (180) days after the Landlord is enabled to take possession of the damaged premises and undertake reconstruction or repairs, in which event this Lease shall not terminate, but rent shall be abated on a per diem basis, prorata, for the portion of the Demised Premises rendered unfit for occupancy. If the Landlord elects to so repair, restore or rehabilitate the building or the premises and does not substantially compete the work within said one hundred eighty (180) days period, excluding from said period loss of time caused by the delay beyond the control of the Landlord, then either party may terminate this Lease as of the time when the premises or the building were made unfit for occupancy, by notice to the other party not later than thirty (30) days after expiration of said one hundred eighty (180) day period, as so computed. In the event of termination of the Lease pursuant to this section, rent, including any escalation thereof, shall be apportioned on a per diem basis and shall be paid to the date of termination.

         Anything herein stated to the contrary notwithstanding, in the event that the building in which the Demised Premises are located shall be damaged in any way whatsoever, and the estimated cost of repairing such damage shall exceed one-half (1/2) of the value of the building at the time of the happening of such damage by reason of such damage, the Landlord may decide to demolish said building and rebuild the same and, in such event, the Landlord shall have the right to terminate this Lease by giving to the Tenant thirty (30) days' written notice of such termination.

         17. FIRE AND CASUALTY INSURANCE Insofar as it is able to do so without invalidating the fire and extended coverage insurance on the Demised Premises, Landlord agrees to and does hereby waive all rights of recovery and causes of action against Tenant, its employees, servants, agents and all parties claiming through or under the Tenant for any damage to the Demised Premises and the building in which they are located, caused by any of the perils covered by fire and extended coverage insurance policies, notwithstanding the fact that said damage to or destruction of said building and the Demised Premises by fire or other casualty shall be due to the negligence of Tenant. If the premium paid by the Landlord for said fire and extended coverage insurance during the term of this Lease are increased by reason of the foregoing, then Tenant has the option to pay said increase. Tenant's failure to pay said increase in insurance premiums, if any, after reasonable notice of Tenant, shall render the Landlord's waiver, as contained in this section, null and void.

         Landlord and Tenant agree to and do hereby waive all rights of recovery and causes of action against the other party and all parties claiming through or under such other party by reason of any fire and extended coverage insurance policies, for any damage to the Demised Premises, leasehold improvements or personal property contained therein, notwithstanding the fact that said damage to or destruction of Landlord's or Tenant's property by fire or other casualty shall be due to the negligence of the other party. Said waiver is and shall continue in full force and effect, irrespective of an increase in either party's fire and extended coverage insurance. Each party shall cause an appropriate rider to be affixed to its fire and extended coverage insurance policies, whereby such party's insurer shall waive all rights of recovery or causes of action against the other party arising from the payment of any damage or loss sustained by such party.

         18. EMINENT DOMAIN If the whole or any part of the Demised Premises shall be condemned or taken for any public or quasi public use or conveyed to a public authority or quasi public authority under threat of condemnation, and such taking and conveyance shall render the Demised Premises untenantable, this Lease shall wholly expire on the date that title shall vest in the condemning authority. In no event whatsoever shall Tenant have any claim against Landlord by reason of condemnation or taking or by reason of a conveyance under threat of condemnation or by taking of the whole or any part of the building or parking areas or associated facilities. Tenants shall not have any claim to the amount or any portion thereof which shall be awarded or paid to Landlord as a result of any condemnation or taking. Tenant hereby irrevocably assigns to Landlord all Tenant's right, title and interest in and to all amounts awarded or paid by reason of any condemnation or taking or any conveyance under thereat thereof.

         19. OPTION TO RENEW Landlord hereby grants to Tenant the option to renew this Lease for One (1) additional term of five (5) years ("Extended Term") commencing upon the expiration of the original Lease Term. The Extended Term shall be subject to all of the covenants, agreements, provisions, terms and conditions of this Lease, except that the monthly rental shall be $5,000 per month.

         Written notice of the exercise of this option shall be given by Tenant to Landlord by registered mail at least ninety (90) days before the expiration of the original term of this Lease and provided further that all rents have been fully paid and that all covenants, agreements, provisions, terms and conditions of this Lease to be performed by Tenant have been fully and faithfully performed, kept and observed.

         20. LANDLORD'S REMEDIES All rights and remedies of the Landlord herein set forth are in addition to any and all rights and remedies allowed by law and equity.

         (a) If any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Tenant or if any voluntary or involuntary proceedings in any court or tribunal shall be instituted by or against Tenant to declare Tenant insolvent or unable to pay Tenant's debts, then and in any such event, Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or other action by Landlord, forthwith terminate this Lease and, notwithstanding any other provisions of this Lease, Landlord shall forthwith upon termination be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the stated term hereof, less the fair rental value of the premises for the residue of the stated term hereof.

         (b) If the Tenant is (i) in default in the payment of rent for ten (10) days, or is (ii) in default of the prompt or full performance of any other provisions of this Lease after thirty (30) days' written notice sent to the Tenant by the Landlord; or if the leasehold interest of the tenant be levied upon under execution or be attached or if the Tenant makes an assignment for the benefit of creditors, or if a receiver be appointed by or for the Tenant or if the Tenant abandons the Demised Premises, then and in any such event, the Landlord may, if the Landlord so elects, with or without notice of such election, except as herein provided, with or without demand, forthwith terminate this Lease and the Tenant's right to possession of the Demised Premises and retake possession of the Demised Premises by self-help or other summary proceeding; provided, however, that if the Landlord has notified the Tenant to cure non-monetary defaults by thirty (30) days notice as above provided and the curing of such defaults cannot be effected within said thirty (30) day period but has been commenced during said thirty (30) day period, and provided that once begun the Tenant proceeds diligently and in good faith to complete the necessary work to cure said defaults, then the Landlord shall not exercise the rights otherwise contained in this section.

         (c) If the Tenant abandons the Demised Premises or if the Landlord elects to terminate the Tenant's right to possession only without terminating the Lease as above provided, the Landlord may remove from the premises any and all property found therein and such repossession shall not release the Tenant from Tenant's obligation to pay the rent herein reserved. After any such repossession by Landlord without termination of the Lease, the Landlord may, but need not, relet the Demised Premises or any part thereof as agent of the Tenant to any person, firm or corporation and for such time and upon such terms as the Landlord, in the Landlord's sole discretion may determine; the Landlord may make repairs, alterations and additions in and to the Demised Premises and redecorate the same to the extent deemed by the Landlord reasonably necessary or desirable and the Tenant, upon demand in writing, shall pay the cost thereof, together with the costs of such repairs, alterations, additions, redecorating and expenses. The Tenant shall pay to the Landlord the amount of each monthly deficiency, upon demand in writing, and if the rent so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with such costs and expenses of Landlord, the Landlord at the end of the stated term of this Lease shall account for any surplus to the Tenant, upon demand in writing.

         (d) Any and all property which may be removed from the Demised Premises by the Landlord, in accordance with the terms of this Lease, may be handled, removed, stored or otherwise disposed of by the Landlord at the risk and expense of the Tenant; the Landlord in no event shall be responsible for the preservation or safekeeping of, or damage to, Tenant's property.

         Tenant shall pay all expenses incurred with such removal and all storage charges against such property. If any property shall remain upon the Demised Premises or in the possession of the Landlord and shall not be retaken by the Tenant within a period of thirty (30) days from and after the time when the Demised Premises are either abandoned by the Tenant or repossessed by the Landlord under terms of this Lease, said property shall conclusively be deemed to have been forever abandoned by the Tenant.

         21. QUIET ENJOYMENT So long as the Tenant pays the rent and all charges to be paid by the Tenant and performs and observes all of the covenants and provisions herein, the Tenant shall quietly enjoy the Demised Premises subject, however, to the terms of this Lease, to the underlying leases, if any, leasehold mortgage and other mortgages herein mentioned and provided for or any defaults thereunder.

         22. WAIVER No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty to be observed by Tenant or co-tenant.

         23. NOTICE Any notice required or permitted to be given to either party hereunder shall be sufficiently given, if in writing, addressed to such party, and personally delivered or sent by nationally recognized overnight delivery service or mailed certified mail, return receipt requested, to such address as either party may from time to time designate for that purpose, which address initially is: 7001 Center Street, Mentor, Ohio 44060 for Tenant and 8500 Station Street, Mentor, Ohio 44060 for Landlord.

         24. SUCCESSORS AND ASSIGNS This lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefits of Tenant and only such assignees of Tenant to whom an assignment by Tenant has been consented to in writing by Landlord.

         25. ENTIRE AGREEMENT This Lease contains the entire agreement between the parties hereto; any agreement hereafter or heretofore made shall not operate to change, modify, terminate or discharge this Lease, in whole or in part, unless such agreement is in writing and signed by each of the parties hereto. Landlord has made no representations or warranties with respect to the Demised Premises, except as herein expressly set forth.

         26. RECORDING Tenant agrees not to record this Lease. At the request of either party, a memorandum form of this Lease will be prepared in the form approved by Landlord and Tenant, executed and filed with the Recorder of Lake County, Ohio. The party requesting the memorandum form shall pay the cost of recording.

         27. TERMS Whenever herein the singular number is used, the same shall include the plural; and the neuter gender shall include the masculine and feminine genders.

         This Lease Agreement is executed as of the date and at the place first above written.

Signed and Acknowledged                     LANDLORD:
in the Presence of:                         OSAIR, INC.

                                            BY:
-----------------------------                   -------------------------------
(Signature of Witness)
                                                     ITS:
-----------------------------                             ---------------------
(Printed Name of Witness)


-----------------------------
(Signature of Witness)


-----------------------------
(Printed Name of Witness)

                                     TENANT:
                             LIBERTY SELF-STOR, INC.

                                            BY:
-----------------------------                   -------------------------------
(Signature of Witness)
                                                     ITS:
-----------------------------                             ---------------------

(Printed Name of Witness)


-----------------------------
(Signature of Witness)


-----------------------------
(Printed Name of Witness)

STATE OF OHIO           )
                        ) SS.
COUNTY OF ___________   )
         BEFORE ME, a Notary Public in and for said county and State personally appeared the above-named OSAIR, INC. by _________________, its ____________________ , who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said corporation and his free act and deed personally and as such officer.

         IN WITNESS WHEREOF, I have hereunto set my official hand and seal at _____________, Ohio, this _______, day of _______________, 19 _____.




                                                   ----------------------------
                                                           Notary Public


STATE OF OHIO           )
                        ) SS.
COUNTY OF ___________   )


         BEFORE ME, a Notary Public in and for said county and State personally appeared the above-named LIBERTY SELF-STOR, INC. by ______________________, its ______________________ , who acknowledged that he did sign the foregoing instrument and that the same is his free and voluntary act and deed.

         IN WITNESS WHEREOF, I have hereunto set my official hand and seal at ___________, Ohio, this ________ , day of _____________, 19 _____.


                                                ----------------------------
                                                        Notary Public

11

EXHIBIT "A"



NONE

                        MERIDIAN POINT REALTY TRUST '83
                           PROXY STATEMENT/PROSPECTUS












-------------------------------------------------------------------------------
This Proxy Statement/Prospectus is an offer to sell or a solicitation of an offer to buy only the shares offered by this Proxy Statement/Prospectus, but only under circumstances and jurisdictions where it is lawful to do so.
-------------------------------------------------------------------------------

                         MERIDIAN POINT REALTY TRUST '83

               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
FOR THE SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF THE ANNUAL MEETING OF
                       SHAREHOLDERS ON DECEMBER 20, 1999

          The undersigned hereby constitutes and appoints Thomas J. Smith and Marc C. Krantz, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders in lieu of the Annual Meeting of Shareholders of Meridian Point Realty Trust '83 ("Meridian") to be held at 1375 East Ninth Street, 20th Floor, One Cleveland Center, Cleveland, Ohio 44114 on Monday, December 20, 1999, at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before said meeting. Consummation of each of proposals 1, 2 and 3 is contingent upon approval of each.


          THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 4
                    AND "FOR" PROPOSALS 1, 2, 3, 5, 6 AND 7.

1. Approval of the amendment to Meridian's Amended and Restated Declaration of Trust to allow Meridian to merge with Liberty Self-Stor Limited Partnership and ultimately merge with Liberty Self-Stor, Inc.

    FOR /   /     AGAINST /   /    ABSTAIN /    /


2. Approval of the reincorporation of Meridian from a California common law business trust into a Maryland corporation whereby Meridian will merge with and into Liberty Self-Stor Limited Partnership, a Maryland limited partnership and an indirect wholly-owned subsidiary of Meridian, and Liberty Self-Stor Limited Partnership will merge with and into Liberty Self-Stor, Inc., a Maryland corporation and wholly-owned subsidiary of Meridian, with Liberty Self-Stor, Inc. as the surviving corporation.

    FOR /   /     AGAINST /   /    ABSTAIN /    /


3. Approval of the acquisition of Liberty Self-Stor, Ltd. through the reorganization of Meridian as an umbrella partnership real estate investment trust whereby Meridian will form an operating partnership, known as LSS I Limited Partnership, to own and operate 15 self-storage facilities contributed to the operating partnership by the members of Liberty Self-Stor, Ltd., a company controlled by Richard M. Osborne, Meridian's and Liberty's Chairman of the Board and Chief Executive Officer, in exchange for Class A limited partnership interests in the operating partnership that are convertible, at the election of Meridian, into common stock, and Meridian will contribute cash and securities to the operating partnership in exchange for the general partnership interest and Class B limited partnership interests in the operating partnership.

    FOR /   /     AGAINST /   /    ABSTAIN /    /

4.       Trustees: Steven A. Calabrese, Mark D. Grossi, Marc C. Krantz, Richard
         M. Osborne and Thomas J. Smith

    FOR  /   /     WITHHELD   /  /
    FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S): /   /

    ---------------------------------------------------------------------

5.       Approval of the 1999 Stock Option Plan.

    FOR /   /     AGAINST /   /    ABSTAIN /    /


6. Approval of the lease with OsAir, Inc., a company owned by Richard M. Osborne, Meridian's and Liberty's Chairman of the Board and Chief Executive Officer, for Liberty Self-Stor, Inc.'s executive offices.

    FOR /   /     AGAINST /   /    ABSTAIN /    /


7. Ratification of Arthur Andersen LLP as Meridian's (and Liberty's, as Meridian's successor) independent accountants for the fiscal year ending December 31, 1999.

    FOR /   /     AGAINST /   /    ABSTAIN /    /


SEE REVERSE SIDE PROXY

                                   DETACH CARD

--------------------------------------------------------------------------------

PROXY NO.                                                                 SHARES

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.



                                                    Dated ________________, 1999



                                                    ----------------------------
                                                    Signature



                                                    ----------------------------
                                                    Signature



                                                    ----------------------------
                                                    Title



                                                    NOTE: Please sign as name
                                                    appears hereon. Joint owners
                                                    should each sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give full title as such.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.          Indemnification of Directors and Officers

         The Maryland General Corporation Law permits a Maryland corporation to include in its articles a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The articles of incorporation of Liberty Self-Stor, Inc. contain a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The articles of incorporation of Liberty authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director, officer, agent and employee of Liberty or
(b) any individual who, at the request of Liberty, serves or has served in any of these capacities another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The bylaws of Liberty obligate it, to the maximum extent permitted by Maryland law, to indemnify (which, consistent with the provisions of the articles, Liberty considers to include the obligation to pay or reimburse reasonable expenses in advance of final disposition of a proceeding) (a) any present or former director or officer of Liberty or (b) any individual who, at the request of Liberty, serves or has served another corporation, partnership, joint venture, trust or other enterprise as a director or officer.

         The Maryland law requires a corporation, unless its articles of incorporation provides otherwise, which Liberty's articles do not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However under the Maryland law, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         Liberty will attempt to obtain claims-made directors and officers liability insurance policy that insures the directors and officers of Liberty against loss from claimed insured wrongful acts and insures Liberty for indemnifying the trustees and officers against such loss.

Item 21.  Exhibits and Financial Statement Schedules

         (a)               Exhibits

              2.1 Form of Agreement and Plan of Merger, dated as of _________ __, 1999, by and among Meridian Point Realty Trust '83, Liberty Self-Stor Limited Partnership, and Liberty Self-Stor, Inc. (attached to this Proxy Statement/Prospectus as Annex B)

              3.1 Form of articles of incorporation (attached to this Proxy Statement/Prospectus as Annex B)

              3.2 Form of bylaws (attached to this Proxy Statement/ Prospectus as Annex B)

              4.1 1999 Stock Option and Award Plan (attached to this Proxy Statement/Prospectus as Annex F)

              5.1     Opinion of Kohrman Jackson & Krantz P.L.L.

              8.1     Opinion of Kohrman Jackson & Krantz, P.L.L.

              10.1 Form of Lease Agreement, dated as of _________ __, 1999, by and between OsAir, Inc. and Liberty Self-Stor, Inc. (attached to this Proxy Statement/Prospectus as Annex G)
              10.2 Formation Agreement, dated as of May 12, 1999 by and among Meridian Point Realty Trust '83, Liberty Self-Stor, Inc., Liberty Self-Stor, Ltd., Richard M. Osborne, Thomas J. Smith, Diane Osborne, and Retirement Management Company.

              10.3 First Amendment to Formation Agreement, dated as of August 11, 1999, by and among Meridian Point
                      Realty Trust '83, Liberty Self-Stor, Inc., Liberty Self-Stor, Ltd., Richard M. Osborne, Thomas J. Smith, Diane Osborne, and Retirement Management Company.

              10.4 Second Amendment to Formation Agreement, dated September 13, 1999, by and among Meridian Point Realty Trust '83, Liberty Self-Stor, Inc., Liberty Self-Stor, Ltd., Richard
                      M. Osborne, Thomas J. Smith, Diane Osborne, and Retirement Management Company.

              10.5 Form of Agreement of Limited Partnership of LSS I Limited Partnership, dated as of ________, 1999, by and among Liberty Self-Stor, Inc., the general partner and the limited partners listed on Exhibit A attached thereto (attached to this Proxy
                      Statement/Prospectus as Annex D)

              10.6 Employment Agreement, dated as of _________, 1999, between Liberty Self-Stor, Inc. and Thomas J. Smith

              10.7 Closing Agreement on Final Determination Covering Specific Matters, dated June 8, 1999, between Meridian Point
                      Realty Trust '83 and the Internal Revenue Service


              10.8 Amended and Restated Formation Agreement, dated as of October 12, 1999, by and among Meridian Point Realty Trust '83, Liberty Self-Stor, Inc., Liberty Self-Stor, Ltd., Richard M. Osborne, Thomas J. Smith, Diane M. Osborne, and Retirement Management Company (attached to this Proxy Statement/Prospectus as Annex C).

              23.1    Consent of Arthur Andersen LLP

              23.2    Consent of Tischler, Beard, Wallace & Co., Ltd.

              99.1 Summary Portfolio Appraisal Report by Robert A. Stanger & Co., Inc.

     (b)      Financial Statement Schedules

              All schedules are omitted as inapplicable.

     (c)      Appraisal

              Filed as Exhibit 99.1.


Item 22.      Undertakings

     (a)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned hereunto duly authorized in the City of Cleveland, State of Ohio on October 13, 1999.

                                            LIBERTY SELF-STOR, INC.


                                            /s/ Thomas J. Smith
                                            -------------------------------
                                            By:  Thomas J. Smith
                                            Its: President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated and on the dates indicated.


                NAME                              POSITION                               DATE
                ----                              --------                               ----
    Richard M. Osborne*              Chairman of the Board and
----------------------------         Chief Executive Officer
Richard M. Osborne

/s/ Ronald L. Ramer                  Chief Financial Officer                        October 13, 1999
------------------------------
Ronald L. Ramer

/s/ Thomas J. Smith                  President and Director                         October 13, 1999
-------------------------------
Thomas J. Smith

    Steven A. Calabrese*             Director
-----------------------------
Steven A. Calabrese

    Mark D. Grossi*                  Director
--------------------------------
Mark D. Grossi

    Marc C. Krantz*                  Secretary and Director
--------------------------------
Marc C. Krantz

*By: /s/ Thomas J. Smith                                                            October 13, 1999
    ----------------------------
         Thomas J. Smith
         Attorney-in-Fact

                                  EXHIBIT INDEX

No.               Description
---               -----------

2.1      *        Form of Agreement and Plan of Merger, dated as of ______  __,
                  1999, by and among Meridian Point Realty Trust '83, Liberty
                  Self-Stor Limited Partnership, and Liberty Self-Stor, Inc.
                  (attached to this Proxy Statement/Prospectus as Annex B)


3.1      *        Form of articles of incorporation (attached to this Proxy
                  Statement/Prospectus as Exhibit A to Annex B)

3.2      *        Form of bylaws (attached to this Proxy Statement/Prospectus as Exhibit B to Annex B)

4.1      *        1999 Stock Option and Award Plan (attached to this Proxy
                  Statement/Prospectus as Annex F)

5.1      **       Form of Opinion of Kohrman Jackson & Krantz P.L.L.

8.1      **       Form of Opinion of Kohrman Jackson & Krantz P.L.L.


10.1     *        Form of Lease Agreement, dated as of ______ __, 1999, by and between OsAir, Inc. and Liberty Self-Stor, Inc. (attached to this Proxy Statement/Prospectus as Annex G)



10.2     *        Formation Agreement, dated as of May 12, 1999 by and among
                  Meridian Point Realty Trust '83, Liberty Self-Stor, Inc.,
                  Liberty Self-Stor, Ltd., Richard M. Osborne, Thomas J. Smith,
                  Diane Osborne, and Retirement Management Company



10.3     *        First Amendment to Formation Agreement dated as of August 11,
                  1999 by and among Meridian Point Realty Trust '83, Liberty
                  Self-Stor, Inc., Liberty Self-Stor, Ltd., Richard M. Osborne,
                  Thomas J. Smith, Diane Osborne, and Retirement Management
                  Company



10.4     *        Second Amendment to Formation Agreement, dated September 13,
                  1999, by and among Meridian Point Realty Trust '83, Liberty
                  Self-Stor, Inc., Liberty Self-Stor, Ltd., Richard M. Osborne,
                  Thomas J. Smith, Diane Osborne, and Retirement Management
                  Company


10.5     *        Form of Agreement of Limited Partnership of LSS I Limited
                  Partnership, dated as of ________, 1999, by and among Liberty
                  Self-Stor, Inc., the general partner and the limited partners listed on Exhibit A attached thereto (attached to this Proxy
                  Statement/Prospectus as Annex D)

10.6     *        Form of Employment Agreement, dated as of _________, 1999, between Liberty Self-Stor, Inc. and Thomas J. Smith


10.7     *        Closing Agreement on Final Determination Covering Specific
                  Matters, dated June 8, 1999, between Meridian Point Realty
                  Trust '83 and the Internal Revenue Service



10.8     **       Amended and Restated Formation Agreement, dated as of
                  October 12, 1999, by and among Meridian Point Realty
                  Trust '83, Liberty Self-Stor, Inc., Liberty Self-Stor,
                  Ltd., Richard M. Osborne, Thomas J. Smith, Diane M.
                  Osborne, and Retirement Management Company (attached to this Proxy Statement/Prospectus as Annex C).


23.1     **       Consent of Arthur Andersen LLP

23.2     **       Consent of Tischler, Beard, Wallace & Co., Ltd.

99.1     *        Summary Portfolio Appraisal Report by Robert A. Stanger & Co.,
                  Inc.

-----------
 *Previously filed
**Filed herewith